Exhibit 10.24

CREDIT AGREEMENT
dated as of
May ___, 2010
among
MIRION TECHNOLOGIES, INC.,
MIRION TECHNOLOGIES (SYNODYS) SA
and
MIRION TECHNOLOGIES (IST FRANCE) SAS,
as Borrowers
The Lenders Party Hereto
and
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION
as Domestic Administrative Agent
and
J.P. MORGAN EUROPE LIMITED,
as French Administrative Agent

J.P. MORGAN SECURITIES INC.
and
FIFTH THIRD BANK,
as Joint Bookrunners and Joint Lead Arrangers

-i-

(continued)

-ii-

(continued)

-iii-

SCHEDULES:
Schedule 1.01(a) — Existing Letters of Credit
Schedule 1.01(b) — Specified Times
Schedule 2.01 — Commitments
Schedule 2.20 — Mandatory Costs
Schedule 3.06 — Disclosed Matters
Schedule 4.01 — Indebtedness to be Repaid
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04 — Existing Investments
Schedule 6.07 — Transactions with Affiliates
Schedule 6.08 — Existing Restrictions
Schedule 8 — Security Trust Provisions
EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B-1	— Form of Opinion of Parent’s In-House Counsel
Exhibit B-2	— Form of Opinion of Loan Parties’ New York Counsel
Exhibit B-3	— Form of Opinion of Loan Parties’ Delaware Counsel
Exhibit B-4	— Form of Opinion of Loan Parties’ French Counsel
Exhibit B-4	— Form of Opinion of Loan Parties’ German Counsel
Exhibit B-6	— Form of Opinion of Loan Parties’ Canadian Counsel
Exhibit C-1	— Form of Guaranty (Domestic Obligations)
Exhibit C-2	— Form of Guaranty (French Obligations)
Exhibit D-1	— Form of Domestic Pledge and Security Agreement
Exhibit D-2	— Form of French Security Documents
Exhibit D-3	— Form of English Security Documents
Exhibit D-4	— Form of Canadian Security Documents
Exhibit D-5	— Form of German Security Document

-iv-

          CREDIT AGREEMENT dated as of May ___, 2010, among MIRION TECHNOLOGIES, INC., as the Parent, MIRION TECHNOLOGIES (SYNODYS) SA and MIRION TECHNOLOGIES (IST FRANCE) SAS, as the French Borrowers, the LENDERS party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent and J.P. MORGAN EUROPE LIMITED, as French Administrative Agent.
          The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Revolving Loan or Borrowing of Revolving Loans, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent or any of its Subsidiaries (i) acquires any ongoing business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.
          “Act” has the meaning set forth in Section 9.14; provided that it shall only apply to Section 9.14.
          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing of Revolving Loans or Domestic Term Loans for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus (c) if applicable pursuant to Section 2.20, the Mandatory Cost calculated in accordance with the formula and in the manner set forth on Schedule 2.20 hereto.
          “Administrative Agents” means the Domestic Administrative Agent and the French Administrative Agent.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Domestic Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          “Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at the Specified Time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
          “Alternative Currency” means at any time, euro, Sterling, and, if agreed to by each Revolving Lender, any currency (other than dollars) that is readily available, freely traded and convertible into dollars in the London market and as to which a Dollar Equivalent can be calculated.
          “Alternative Currency Sublimit” means $10,000,000.
          “Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
          “Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Revolving Credit Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Level I	3.00%	4.00%	0.35%
Level II	3.25%	4.25%	0.40%
Level III	3.50%	4.50%	0.50%
Level IV	4.00%	5.00%	0.50%
provided, that prior to the delivery of a Compliance Certificate with respect to the fiscal quarter of the Parent ending September 30, 2010, the Applicable Rate (i) with respect to the ABR Spread shall be 3.50%, (ii) with respect to the Eurodollar Spread shall be 4.50% and (iii) with respect to the Commitment Fee Rate shall be 0.50%.

          Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
          “Approved Fund” has the meaning assigned to such term in Section 9.04(b).
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the applicable Administrative Agent, in the form of Exhibit A or any other form approved by such Administrative Agent.
          “Auto-Renewal Letter of Credit” has the meaning assigned to such term in Section 2.05(c)(ii).
          “Availability” means at any time, an amount equal to the aggregate Revolving Commitments of all Lenders minus (b) the aggregate Revolving Credit Exposure of all Revolving Lenders.
          “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrowers” means, collectively, the Parent and the French Borrowers.
          “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date to the Parent and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan or (c) a Term Borrowing.
          “Borrowing Request” means a request by a Borrower for a Revolving Borrowing or a Term Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude (i) any day on which banks are not open for dealings in dollar deposits or in the Alternative Currency in which interest in such Eurodollar Loans is calculated in the London interbank market, (ii) in the case of a Loan denominated in euro, any day which is not a TARGET Day (as determined by the French Administrative Agent) or (iii) in the case of a Revolving Loan denominated in an Alternative Currency other than Sterling or euro, any day on which banks are not open for dealings in such Alternative Currency in the city which is the principal financial center of the country of issuance of the applicable Alternative Currency.
          “Canadian Security Documents” means a general security agreement, executed by each Canadian Subsidiary in favor of the French Administrative Agent and which shall secure the Obligations of the Canadian Subsidiaries under the Guaranty (French Obligations), substantially in the form of Exhibit D-4, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Canadian Subsidiaries” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of Canada or any province or territory thereof.
          “Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP; provided that Capital Expenditures shall not include any such expenditures which constitute (a) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Parent or its Subsidiaries; (b) a reinvestment of the Net Proceeds of any sale, transfer or other disposition to the extent permitted by Section 2.10(c) (including pursuant to a sale and leaseback transaction of any property or asset of the Parent or any of its Subsidiaries); (c) a Permitted Acquisition; (d) expenditures financed with the Net Proceeds of any Equity Issuance by the Parent; or (e) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a substantially concurrent sale of used or surplus equipment.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Sponsor Group, of Equity Interests representing more than the greater of (x) 30% of the aggregate issued and outstanding Equity Interests of the Parent having ordinary voting power and (y) the percentage of the aggregate issued and outstanding Equity Interests of the Parent having ordinary voting power owned beneficially, directly or indirectly by the Sponsor Group; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated.

          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Charges” has the meaning set forth in Section 9.13; provided that it shall only apply to Section 9.13.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Domestic Term Loans, French Term Loans or Swingline Loans.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means any and all property owned, leased or operated by a Person in which a security interest is purported to be granted under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of an Administrative Agent, on behalf of itself and certain of the Lenders, to secure specified Obligations.
          “Collateral Documents” means, collectively, the Domestic Security Documents, the Foreign Security Documents, any pledge or security agreement delivered pursuant to Section 5.11 and other agreements, instruments or documents that create or purport to create a Lien in favor of the applicable Administrative Agent for the benefit of the applicable secured parties.
          “Commitment” means, (a) with respect to each Domestic Term Lender, prior to the making of the Domestic Term Loans on the Effective Date, its Domestic Term Commitment, (b) with respect to each Revolving Lender, its Revolving Commitment and (c) with respect to each French Term Lender, prior to the making of the French Term Loans on the Effective Date, its French Term Commitment.
          “Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and, in relation to a French company, as defined in article L.233-3 I and II of the French Code de Commerce. “Controlling” and “Controlled” have meanings correlative thereto.
          “Currency” means dollars or any Alternative Currency.
          “Currency of Payment” has the meaning assigned to such term in Section 9.15.

          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender, as determined by either Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, either Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Domestic Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to an Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
          “dollars” or “$” refers to lawful money of the United States of America.
          “Dollar Equivalent” means on any date, with respect to any amount denominated in an Alternative Currency, the equivalent in dollars of such amount, determined by the Domestic Administrative Agent using the Exchange Rate in effect for such Alternative Currency at the Specified Time on such date; provided, however, that with respect to determining the amount of any Loan that is being made, the Dollar Equivalent shall be determined on the date of the relevant Borrowing Request that resulted in the making of such Loan. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.
          “Domestic Administrative Agent” means JPMCB, in its capacity as domestic administrative agent for the Domestic Term Lenders and Revolving Lenders hereunder.
          “Domestic Guarantors” means each existing and future Domestic Subsidiary that is party to the Guaranty (Domestic Obligations) or the Guaranty (French Obligations).

          “Domestic Security Documents” means a Domestic Pledge and Security Agreement, among each Domestic Subsidiary and the Domestic Administrative Agent and which shall secure the Obligations of (a) the Parent and the Domestic Subsidiaries under each of the Guaranties and (b) the Parent under this Agreement, substantially in the form of Exhibit D-1, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Domestic Subsidiary” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of the United States of America or any political subdivision thereof, whether state or local.
          “Domestic Term Borrowing” means Domestic Term Loans of the same Type, made, converted or continued on the same date to the Parent and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
          “Domestic Term Commitment” means, with respect to any Domestic Term Lender, the commitment of such Lender to make Domestic Term Loans to the Parent on the Effective Date. The amount of each Domestic Term Lender’s Domestic Term Commitment is set forth on Schedule 2.01. The aggregate amount of the Domestic Term Lenders’ Domestic Term Commitments is $35,000,000.
          “Domestic Term Lender” means each Person having a Domestic Term Commitment as set forth on Schedule 2.01 and any other Person that shall have become a party hereto as a Domestic Term Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
          “Domestic Term Loan” means a term loan made pursuant to Section 2.01(b).
          “EBITDA” shall mean for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary cash charges for such period in an amount not to exceed $4,000,000, (v) any extraordinary non-cash charges for such period and (vi) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period) and (vii) any non-recurring fees, costs and expenses as reflected in the Borrowers’ June 30, 2009 financial statements, any non-recurring fees, costs and expenses incurred in connection with a proposed initial public offering by the Parent or in connection with the financing contemplated by the Loan Documents, and any fees paid to any member of the Sponsor Group pursuant to, or in connection with the termination of, the investment bank contract with one or more members of the Sponsor Group after June 30, 2009 but on or prior to the Effective Date, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clauses (a)(vi) or (a)(vii) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrowers and their respective Subsidiaries on a consolidated basis in accordance with GAAP.

          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “Effective Date Net Worth” means an amount equal to Net Worth, determined as of April 30, 2010 after giving pro forma effect to the Equity Offering and the consummation on the Effective Date of the transactions contemplated by this Agreement.
          “English Chargor” means Mirion Technologies (IST) Ltd, an English Subsidiary.
          “English Security Agreement” means the debenture, dated as of the date hereof, between the English Chargor and the French Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit D-3, which shall secure the Obligations of the English Chargor under the Guaranty (French Obligations).
          “English Security Documents” means the English Security Agreement and the English Share Charge.
          “English Share Charge” means the charge over the shares of the English Chargor, dated as of the date hereof, between Mirion Technologies (IST) Corporation as chargor and the French Administrative Agent, substantially in the form of Exhibit D-3, which shall secure the Obligations of the Borrowers.
          “English Subsidiaries” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of England or Wales.
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, common law, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or the effect of the environment on human health and safety.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing; provided that “Environmental Liability” shall not mean any such liability directly or indirectly resulting from or based upon the use by others, or the sale or distribution, of any of the products of Parent or its Subsidiaries.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          “Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.
          “Equity Offering” means the issuance and sale by the Parent of its common stock in an initial public offering.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of any variance from the minimum funding standard (as described in Section 412 of the Code or Section 302 of ERISA); (c) the failure to make any required contribution to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan.
          “ERISA Multiemployer Plan Event” means (a) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (b) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “EUR”, “€” and “euro” means the lawful currency of the Participating Member States.
          “EURIBOR” means in relation to any French Term Loan in euro:
     (a) the applicable Screen Rate; or
     (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the French Administrative Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, in either case as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan; provided that EURIBOR shall in no event be less than 1.50% per annum at any time.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate in the case of Revolving Loans and Domestic Term Loans or EURIBOR in the case of French Term Loans.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excess Cash Flow” means, for any fiscal year of the Parent, the excess (if any) of (a) EBITDA for such fiscal year over (b) the sum (for such fiscal year) of (i) interest expenses actually paid in cash by the Parent and its Subsidiaries, (ii) principal repayments of Indebtedness, to the extent actually made, (iii) all income taxes actually paid in cash by the Parent and its Subsidiaries, (iv) Capital Expenditures actually made by the Parent and its Subsidiaries in such fiscal year, (v) any extraordinary cash charges added to EBITDA pursuant to clause (iv) of the definition thereof and (vi) all fees, cost and expenses added to EBITDA pursuant to clause (vii) of the definition thereof.
          “Exchange Rate” means, with respect to any Alternative Currency on a particular date, the rate at which such Alternative Currency may be exchanged into dollars, as set forth on such date on the applicable Reuters World Currency Page with respect to such Alternative Currency. In the event that such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate with respect to such Alternative Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by either Administrative Agent and any Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the applicable Administrative Agent’s spot rate of exchange in the London interbank market or other market where its foreign currency exchange operations in respect of such Alternative Currency is then being conducted, at the Specified Time on such date for the purchase of Dollars with such Alternative Currency for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the applicable Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
          “Excluded Taxes” means, with respect to either Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on (or measured by) its net income, and franchise (and similar) taxes imposed on it by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) any Taxes imposed by reason of any present or former connection between the recipient and the jurisdiction imposing such tax, other than such connection resulting from this Agreement or any other Loan Document or any transactions contemplated by this Agreement or any other Loan Document, (d) in the case of a

Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.16(a) and (e) any withholding tax that is attributable to such recipient’s failure to comply with Section 2.16(e).
          “Existing Letters of Credit” means the letters of credit issued by the Issuing Bank before the Effective Date and listed in Schedule 1.01(a) hereto, as such schedule may be amended with the consent of the applicable Issuing Bank and Administrative Agent to include letters of credit outstanding on the Effective Date.
          “Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Domestic Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller or other similar officer of any Borrower.
          “Fixed Charges” means, with reference to any period, without duplication, Interest Expense, plus scheduled payments of principal on Indebtedness made during such period, all calculated for the Parent and its Subsidiaries on a consolidated basis.
          “Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus Capital Expenditures to (b) Fixed Charges, all calculated for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, that for the purposes of calculating Fixed Charges (a) for the period of four fiscal quarters ending on June 30, 2010, Fixed Charges for the fiscal quarter ending on such date shall be multiplied by four, (b) for the period of four fiscal quarters ending on September 30, 2010, Fixed Charges for the period of two fiscal quarters ending on such date shall be multiplied by two and (c) for the period of four fiscal quarters ending on December 31, 2010, Fixed Charges for the period of three fiscal quarters ending on such date shall be multiplied by 4/3.
          “Foreign Guarantors” means each existing and future Foreign Subsidiary that is party to the Guaranty (French Obligations).
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          “Foreign Security Documents” means, collectively, Canadian Security Documents, the French Security Documents, the German Security Document and the English Security Documents.
          “Foreign Subsidiary” means any direct or indirect Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) of the Parent which is not a Domestic Subsidiary.
          “France” means the French Republic.
          “French Administrative Agent” means J.P. Morgan Europe Limited, in its capacity as French Administrative Agent for the French Term Lenders hereunder.
          “French Borrowers” means, together, Mirion Technologies (Synodys) SA, a société anonyme (limited liability company) organized under the laws of France, and Mirion Technologies (IST France) SAS, a société par actions simplifiée (limited liability company) organized under the laws of France.
          “French Security Documents” means (i) a securities account pledge agreement, among each French Subsidiary and the French Administrative Agent, (ii) a pledge of the business (fonds de commerce), among each French Subsidiary and the French Administrative Agent and (iii) Dailly assignments of accounts receivable by each French Subsidiary in favor of the French Administrative Agent, in each case to secure the Obligations of (a) the French Subsidiaries under the Guaranty (French Obligations) and (b) the French Borrowers under this Agreement, substantially in the form of Exhibit D-2, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “French Subsidiaries” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of the France or any political subdivision thereof, whether state or local.
          “French Term Borrowing” means French Term Loans of the same Type, made, converted or continued on the same date to a single French Borrower and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
          “French Term Commitment” means, with respect to any French Term Lender, the commitment of such Lender to make French Term Loans to the French Borrowers on the Effective Date. The amount of each French Term Lender’s French Term Commitment is the Dollar Equivalent in euros of the amount set forth on Schedule 2.01. The aggregate amount of the French Term Lenders’ French Term Commitments is the Dollar Equivalent in euros of $35,000,000.
          “French Term Lender” means each Person having a French Term Commitment as set forth on Schedule 2.01 and any other Person that shall have become a party hereto as a French Term Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, each of which Persons shall be a Qualifying French Lender.
          “French Term Loan” means a term loan made pursuant to Section 2.01(c).

          “GAAP” means generally accepted accounting principles in the United States of America.
          “German Security Document” means the German law share pledge, dated as of the date hereof, between Mirion Technologies (Synodys) SA and the French Administrative Agent over the stock of Mirion Technologies (MGPI H&B) GmbH, as the same be amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit D-5, which shall secure the Obligations of Mirion Technologies (Synodys) SA under (a) the Guaranty (French Obligations) and (b) the French Borrowers under this Agreement.
          “German Subsidiaries” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of Germany or any political subdivision thereof, whether state or local.
          “Germany” means the Federal Republic of Germany.
          “Governmental Authority” means the government of the United States of America, France, Germany, Canada, England, Wales or any other nation or any political subdivision of any of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guaranties” means the Guaranty (Domestic Obligations) and the Guaranty (French Obligations).
          “Guarantors” means, collectively, the Domestic Guarantors and the Foreign Guarantors.
          “Guaranty (Domestic Obligations)” means a Guarantee substantially in the form of Exhibit C-1.

          “Guaranty (French Obligations)” means a Guarantee substantially in the form of Exhibit C-2.
          “Hazardous Materials” means all radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Immaterial Subsidiaries” means one or more Subsidiaries of the Parent for which, (a) the assets of all such designated Subsidiaries constitute, in the aggregate, no more than 5% of the total assets of the Parent and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 5.01), and (b) the revenues of such Subsidiaries account for no more than 5% of the total revenues of the Parent and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Parent for which financial statement have been delivered pursuant to Section 5.01.
          “Inactive Subsidiaries” means, collectively, Xi’an XNIF MGP Nuclear Instruments Co., Ltd., Synodys Passive Dosimetry GmbH, IST Instruments, Inc. and Imaging and Sensing Technology, Ltd., and each other Subsidiary that is designated as an Inactive Subsidiary by the Parent (subject to the approval of the Domestic Administrative Agent) and no longer engages actively in any business activities.
          “Increase Date” has the meaning assigned to such term in Section 2.08(d).
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and other accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Indemnitee” has the meaning set forth in Section 9.03(b).

          “Information” has the meaning assigned to such term in Section 9.12; provided that it shall only apply to Section 9.12.
          “Information Memorandum” means the Confidential Information Memorandum dated January 2010 relating to the Borrowers and the Transactions.
          “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between the Domestic Administrative Agent and the French Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.
          “Interest Expense” means, with reference to any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Parent and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Parent and its Subsidiaries for such period in accordance with GAAP.
          “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
          “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing or Term Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          “IRS” means the U.S. Internal Revenue Service.
          “Issuing Bank” means (a) with respect to each Existing Letter of Credit, JPMCB and (b) with respect to each Letter of Credit issued hereunder, (i) JPMCB in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(a) and (ii) any other Lender agreeing to act in such capacity, which other Lender shall be reasonably satisfactory to the Parent and the Administrative Agents. Each Issuing Bank may, in its discretion, in consultation with the Borrowers, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “JPMCB” means JPMorgan Chase Bank, N.A. and its successors.
          “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Parent at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
          “Lenders” means the Revolving Lenders and the Term Lenders.
          “Letter of Credit” means (a) Existing Letters of Credit and (b) letters of credit issued by an Issuing Bank on or after the Effective Date pursuant to Section 2.05.
          “Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date, calculated on a pro forma basis to give effect to any Permitted Acquisition made during such four quarter period.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the Screen Rate (A) for any Currency other than Sterling, at the Specified Time two Business Days prior to the commencement of such Interest Period, as the rate for deposits in dollars or the applicable Alternative Currency with a maturity comparable to such Interest Period or (B) for Sterling, at the Specified Time on the first Business Day of such Interest Period, as the rate of deposit comparable to such Interest Period. In the event that any such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Domestic Administrative Agent or, in the absence of such availability, by reference to the rate at which the Domestic Administrative Agent is offered deposits in the applicable Currency at the Specified Time two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted for such Currency for delivery on the first day of such Interest Period for the number of days comprised therein. Notwithstanding the foregoing, the LIBO Rate used to calculate interest with respect to Domestic Term Loans shall in no event be less than 1.50% per annum at any time.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
          “Loan Documents” mean, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, any control agreements executed pursuant to the Collateral Documents, the Guaranties and all other agreements and instruments executed and delivered to, or in favor of, any Administrative Agent or any Lenders and including all other pledges, powers of attorney, assignments, contracts and letter of credit agreements whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to any Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
          “Loan Parties” means, collectively, the Borrowers and the Guarantors.
          “Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 2.20.
          “Market Disruption Event” means:
     (a) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the French Administrative Agent to determine EURIBOR for the relevant currency and Interest Period; or
     (b) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Term Loan exceed 33 per cent of the Term Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition, financial or otherwise, of the Parent and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its payment obligations under the

Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
          “Maturity Date” means the fourth anniversary of the Effective Date.
          “Maximum Rate” has the meaning set forth in Section 9.13; provided that it shall only apply to Section 9.13.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Income” means, for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person (other than a Subsidiary) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions and (b) the undistributed earnings of any Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary.
          “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that no cash proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such cash proceeds shall exceed $100,000.

          “Net Worth” means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, consolidated shareholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.
          “New Lender” has the meaning assigned to such term in Section 2.08(d).
          “New Pledgor” has the meaning assigned to such term in Section 5.11.
          “Nonrenewal Notice Date” has the meaning assigned to such term in Section 2.05(c)(ii).
          “Obligations” means all present and future obligations of every kind or nature of the Borrowers or the Guarantors at any time and from time to time owed to either Administrative Agent, the Issuing Bank, the Swingline Lenders or the Lenders or any one or more of them, under any one or more of the Loan Documents or under any Swap Agreement or Cash Management Agreement, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law by or against Borrower or a Restricted Subsidiary of Borrower, whether or not allowed as a claim in such proceeding.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Domestic Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum in an amount approximately equal to the Domestic Administrative Agent’s overdraft cost charged by its correspondent bank, as determined by the Domestic Administrative Agent in its sole discretion.
          “Parent” means Mirion Technologies, Inc., a Delaware corporation.
          “Participant” has the meaning set forth in Section 9.04(c).
          “Participant Register” has the meaning set forth in Section 9.04(e).
          “Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     “Permitted Acquisitions” has the meaning assigned to such term in Section 6.04(f).
     “Permitted Encumbrances” means:
     (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, lessor’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations including, in the case of German Subsidiaries, security created or subsisting in order to comply with the requirements of Section 8a of the German Altersteilzeitgesetz and of Section 7e of the German Social Security Code (Sozialgesetzbuch IV);
     (d) deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guaranties and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;
     (f) easements, zoning restrictions, rights-of-way, licenses, reservations, covenants, utility easements, building restrictions and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Subsidiary;
     (g) leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
     (h) any interest or title of a lessor under any capital lease; provided that interest or title does not extend to any property other than the property leased by such lessor to the Parent or any Subsidiary under such capital lease;
     (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (i) interfere in any material respect with the business of any Borrower or any other Loan Party or (ii) secure any Indebtedness for borrowed money;

     (j) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to the Parent and its Subsidiaries;
     (k) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;
     (l) bankers’ liens in the nature of rights of setoff arising in the ordinary course of business and consistent with industry practice;
     (m) Liens on the underlying commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;
     (n) Liens attaching solely to cash earnest money deposits in connection with investments permitted pursuant to Section 6.04;
     (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (p) precautionary financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a capital lease; and
     (q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent or any Subsidiary in the ordinary course of business and not prohibited by this Agreement;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
     “Permitted Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United

States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (d) marketable direct obligations issued by any state of the United States of America or any political subdivision or any such state or any public instrumentality thereof maturing within 180 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
     (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
     (f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
     (g) other comparable short-term investments in the ordinary course of business utilized by Foreign Subsidiaries or by the Parent in connection with its foreign operations.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Personal Property Security Act” means the Personal Property Security Act (Ontario), as such legislation may be amended, renamed, replaced or otherwise modified from time to time, and includes all regulations from time to time made under such legislation.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or with respect to which any Borrower or any ERISA Affiliate otherwise has any liability or reasonable expectation of liability.
          “Prepayment Event” means any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than sales, transfers and dispositions in the ordinary course of business or to the Parent or another Loan Party.
          “Pricing Level” means, as of each date of determination, the pricing level set forth below opposite the Leverage Ratio based upon the Leverage Ratio set forth in the Compliance Certificate most recently delivered to the Domestic Administrative Agent, provided that in the event that a Compliance Certificate is not delivered by the date required by Section 5.01(c), Pricing Level IV shall be deemed to exist until such time as a Compliance Certificate has been delivered to the Domestic Administrative Agent:

Pricing Level	Leverage Ratio
I	Less than 1.25 to 1.00
II	Equal to or greater than 1.25 to 1.00 but less than 1.75 to 1.00
III	Equal to or greater than 1.75 to 1.00 but less than 2.25 to 1.00
IV	Equal to or greater than 2.25 to 1.00
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Qualifying French Lender” means (i) a credit institution (établissement de crédit) licensed for the purpose of carrying out credit transactions (opérations de crédit) by the relevant French authorities; (ii) a credit institution (établissement de crédit) having its registered office in a member state of the European Union or in a state which is a party to the treaty on the European Economic Area, so long as the relevant French authorities have been notified in advance by the relevant authority of such state and provided that such credit institution carries out in France only those credit transactions which it is authorized to carry out in its own state; or (iii) a financial institution (établissement financier) having its registered office in a member state of the European Union or in a state which is a party to the treaty on the European Economic Area, which has obtained a certificate from the relevant authority of such state certifying that it meets the conditions required for that purpose by that authority, so long as the relevant French authorities have been notified in advance by the relevant authority of such state and provided that such financial institution carries out in France only those credit transactions which it is authorized to carry out in its own state.
          “Quotation Day” means, in relation to any period for which an Interest Rate is to be determined, two TARGET Days before the first day of that period.
          “Reference Banks” means the principal London offices of JPMCB and such other banks as may be appointed by French Administrative Agent from time to time in consultation with the French Borrowers.
          “Register” has the meaning set forth in Section 9.04.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Relevant Interbank Market” means in relation to the euro, the European interbank market and, in relation to any other currency, the London interbank market.
          “Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing not less than 51% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time.

          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Subsidiary.
          “Restricted Subsidiary” means, collectively, each Domestic Subsidiary, each French Subsidiary, each German Subsidiary, each Canadian Subsidiary and each English Subsidiary.
          “Revolver Increase” has the meaning assigned to such term in Section 2.08(d).
          “Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is $30,000,000.
          “Revolving Credit Commitment Fee” has the meaning assigned to such term in Section 2.11(a).
          “Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
          “Revolving Lenders” means each Person having a Revolving Commitment as set forth on Schedule 2.01 and any other Person that shall have become a party hereto as a Revolving Lender pursuant to an Assignment and Assumption or Section 2.08, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Revolving Lenders” includes the Swingline Lender.
          “Revolving Loan” means a revolving loan made pursuant to Section 2.01(a).
          “S&P” means Standard & Poor’s.
          “Screen Rate” means:
     (a) in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

     (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the French Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Term Lenders.
          “SEC” means the United States Securities and Exchange Commission.
          “Specified Time” means a time determined in accordance with Schedule 1.01(b).
          “Sponsor Group” means American Capital, Ltd., together with American Capital Equity I, LLC and American Capital Equity II, LP; and/or their respective Affiliates (including, as applicable, funds administered or managed by, or under common management with, American Capital, Ltd. or an Affiliate of American Capital, Ltd.).
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Domestic Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Sterling” and “£” means the lawful currency of the United Kingdom.
          “Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the obligations under the Loan Documents on terms and conditions reasonably satisfactory to the Domestic Administrative Agent.
          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. In relation to a French company, “subsidiary” shall mean an entity of which that company has from time to time direct or indirect control (as defined in article L.233-3 I and II of the French Code de Commerce).
          “Subsidiary” means any subsidiary of the Parent.

          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.
          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.
          “Swingline Loan” means a Loan made pursuant to Section 2.04.
          “TARGET2” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
          “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Term Borrowing” means a Domestic Term Borrowing or a French Term Borrowing.
          “Term Commitment” means, with respect to each Term Lender, such Lender’s Domestic Term Commitment and such Lender’s French Term Commitment.
          “Term Lenders” means the Domestic Term Lenders and the French Term Lenders.
          “Term Loans” means the Domestic Term Loans and the French Term Loans.
          “Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
          “Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or EURIBOR.
          “United Kingdom” and “UK” means the United Kingdom of Great Britain and Northern Ireland.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as described in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
          SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if any Borrower notifies the Domestic Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Domestic Administrative Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05 Currency Translations.
          (a) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Exchange Rate and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates; provided that, if Indebtedness is incurred to refinance or renew other Indebtedness, and such refinancing or renewal would cause the applicable dollar denominated limitation to be exceeded if calculated at the Exchange Rate, such dollar denominated limitation shall be deemed not to have been exceeded so long as (i) such refinancing or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced or renewed and (ii) the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed except as permitted under Section 6.01.
          (b) For purposes of all calculations and determinations under this Agreement, any amount in any currency other than dollars shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Exchange Rate, and all certificates delivered under this Agreement shall express such calculations or determinations in dollars or Dollar Equivalents.
ARTICLE II
THE CREDITS
          SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender agrees to make Revolving Loans to the Parent from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment, (ii) the sum of the aggregate Revolving Credit Exposures exceeding the aggregate Revolving Commitments or (iii) the Dollar Equivalent of all Revolving Loans denominated in Alternative Currencies exceeding the Alternative Currency Sublimit, (b) each Domestic Term Lender agrees to make Domestic Term Loans on the Effective Date to the Parent in an amount equal to such Domestic Term Lender’s Domestic Term Commitment and (c) each French Term Lender agrees to make French Term Loans on the Effective Date to the French Borrowers in an amount equal to such French Term Lender’s French Term Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, Parent may borrow, prepay and reborrow Revolving Loans.
          SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The Term Loans shall be made on the Effective Date as part of Borrowings consisting of Loans made by (i) the Domestic Term Lenders ratably in accordance with their respective Domestic Term Commitments and (ii) the French Term Lenders ratably in accordance with their respective French Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other

Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Subject to Section 2.13, (i) each Revolving Borrowing and Domestic Term Borrowing shall be comprised entirely of ABR Loans (which shall be denominated in dollars) or Eurodollar Loans as the Parent may request in accordance herewith and (ii) each French Term Borrowing shall be comprised entirely of Eurodollar Loans (which shall be denominated in euro) as the applicable French Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or in units of 1,000,000 in the case of any Borrowing in an Alternative Currency) and not less than $1,000,000 (or in units of 1,000,000 in the case of any Borrowing in an Alternative Currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $250,000. ABR Loans shall be denominated only in dollars. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.
          (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end more than one month after the Maturity Date.
          SECTION 2.03 Requests for Borrowings. To request a Revolving Borrowing or a Domestic Term Borrowing, the applicable Borrower shall notify the Domestic Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than the Specified Time three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, the Specified Time one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than the Specified Time on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Domestic Administrative Agent of a written Borrowing Request in a form approved by such Administrative Agent and signed by the applicable Borrower. To request a French Term Borrowing, the applicable Borrower shall notify the French Administrative Agent of such request by hand delivery or telecopy to the French Administrative Agent of a written Borrowing Request in a form approved by the French Administrative Agent and signed by the applicable Borrower not later than the Specified Time three Business Days before the date of the proposed Borrowing. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
          (i) the aggregate amount of the requested Borrowing;
          (ii) the date of such Borrowing, which shall be a Business Day;
          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
          (v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06;
          (vi) the identity of the applicable Borrower;
          (vii) in the case of a Borrowing to be made on the Effective Date, whether such Borrowing is a Revolving Borrowing or a Term Borrowing; and
          (viii) in the case of a Revolving Borrowing denominated in an Alternative Currency, the Currency of the requested Borrowing.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing (if denominated in dollars) or a Eurodollar Borrowing (if denominated in an Alternative Currency). If no election as to the Currency of a Revolving Borrowing is specified, then the requested Revolving Borrowing shall be denominated in dollars. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the applicable Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in dollars to the Parent from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent may borrow, prepay and reborrow Swingline Loans.
          (b) To request a Swingline Loan, the Parent shall notify the Domestic Administrative Agent of such request by telephone (confirmed by telecopy), by not later than the

Specified Time on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Domestic Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent. The Swingline Lender shall make each Swingline Loan available to the Parent by means of a credit to the general deposit account of the Parent with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by the Specified Time on the requested date of such Swingline Loan.
          (c) The Swingline Lender may by written notice given to the Domestic Administrative Agent not later than the Specified Time on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Domestic Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Domestic Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Domestic Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Domestic Administrative Agent shall notify the Parent of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Domestic Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Parent in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Domestic Administrative Agent; any such amounts received by the Domestic Administrative Agent shall be promptly remitted by the Domestic Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Domestic Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent of any default in the payment thereof.
          SECTION 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Parent may request the issuance of Letters of Credit for its own account or the account of any of its Subsidiaries, in a form reasonably acceptable to the Domestic Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent, or entered into by the Parent, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Domestic Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency of such amount (which shall be in dollars or an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $15,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.
          (c) Expiration Date. (i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Maturity Date, subject to subclause (ii) below.
     (ii) If the Parent so requests in any applicable letter of credit application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided further that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Parent shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Maturity Date; provided that the Issuing Bank shall not permit any such renewal if (A) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agents that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agents, any Revolving Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
          (d) Participations.
     (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Domestic Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Parent on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Parent for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (ii) On the Effective Date, without further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have acquired from such Issuing Bank, a participation in such Existing Letter of Credit in an amount equal to its Applicable Percentage of the maximum amount that is or at any time may become available to be drawn thereunder. Such participations shall be on all the same terms and conditions as participations granted in Letters of Credit under Section 2.05(d)(ii).
          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Parent shall reimburse such LC Disbursement by paying to the Domestic Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Parent shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Parent prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Parent receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Parent receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $250,000, the Parent may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Parent fails to make such payment when due, the Domestic Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Parent in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Domestic Administrative Agent its Applicable Percentage of the payment then due from the Parent, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Domestic Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Domestic Administrative Agent of any payment from the Parent pursuant to this paragraph, the Domestic Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Parent of its obligation to reimburse such LC Disbursement.
          (f) Obligations Absolute. The Parent’s obligation to reimburse LC Disbursements drawn under a Letter of Credit requested by the Parent as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Parent’s obligations hereunder. None of the Domestic Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the

Parent to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent to the extent permitted by applicable law) suffered by the Parent that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Domestic Administrative Agent and the Parent by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Parent of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Parent shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Parent fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Parent, the Domestic Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Domestic Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Parent shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent receives notice from the Domestic Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Parent shall deposit in a separate account with the Domestic Administrative Agent, in the name of the Domestic Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (i) or (j) of Article VII. Such deposit shall be held by the Domestic Administrative Agent as collateral for the payment and performance of the obligations of the Parent under this Agreement. The Domestic Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the sole discretion of the Domestic Administrative Agent and at the risk and expense of the Parent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such accounts. Moneys in such accounts shall be applied by the Domestic Administrative Agent to reimburse the Issuing Bank for LC Disbursements of the Parent for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Parent is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Parent within three Business Days after all Events of Default have been cured or waived.
          SECTION 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the applicable Administrative Agent or an Affiliate thereof most recently designated by it for such purpose (and with respect to the applicable Currency) by notice to the Lenders, by the Specified Time; provided that Swingline Loans shall be made as provided in Section 2.04. The Domestic Administrative Agent will make Revolving Loans available to the Parent by promptly crediting the amounts so received, in like funds, to an account of the Parent maintained with the Domestic Administrative Agent in New York City and designated by the Parent in the applicable Borrowing Request (or, in the case of any Loan with respect to which the Parent shall have requested funding in an Alternative Currency, to such account in such jurisdiction as the Parent shall have designated in the applicable Borrowing Request); provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Domestic Administrative Agent to the Issuing Bank. The Domestic Administrative Agent will make the Domestic Term Loans available to the Parent by wire transfer of the amounts so received, in like funds, to such accounts, as the Parent shall have designated in the applicable Borrowing Request. The French Administrative Agent will make the French Term Loans available to the applicable French Borrower by wire transfer of the amounts so received, in like funds, to such accounts, as such French Borrower shall have designated in the applicable Borrowing Request.
          (b) Unless an Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to such Administrative Agent such Lender’s share of such Borrowing, such Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to such Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Administrative Agent, at (i) in the case of such Lender, the Overnight Rate or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to an Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          SECTION 2.07 Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type (and in the case of a Eurodollar Revolving Borrowing, the Currency) specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods (or, in the case of a Eurodollar Revolving Borrowing, Currencies therefor), all as provided in this Section 2.07. Eurodollar Loans denominated in Alternative Currencies may not be converted to Loans of a different Type. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.
          (b) To make an election pursuant to this Section, the applicable Borrower shall notify the applicable Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the applicable Administrative Agent of a written Interest Election Request in a form approved by such Administrative Agent and signed by the applicable Borrower.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) in the case of such continuation or conversion of a Revolving Borrowing, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (v) if the resulting Borrowing is a Eurodollar Revolving Borrowing, the Currency of the resulting Borrowing.
          If any such Interest Election Request requests a Eurodollar Borrowing but does not specify (x) an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration or (y) in the case of a Eurodollar Revolving Borrowing, a Currency, then the applicable Borrower shall be deemed to have selected a Borrowing denominated in dollars (in the case of an initial Eurocurrency Borrowing) or the same Currency as the Eurocurrency Revolving Borrowing being continued.
          (d) Promptly following receipt of an Interest Election Request, the applicable Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the Parent fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing (i) if denominated in dollars shall be converted to an ABR Borrowing and (ii) if denominated in an Alternative Currency shall be converted to a one month Interest Period denominated in the same Currency as the Eurocurrency Borrowing being continued. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Domestic Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
          SECTION 2.08 Termination, Reduction and Increase of Commitments. (a) The Term Commitments shall terminate on the Effective Date and, unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

          (b) The Parent may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) Parent shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Revolving Commitments.
          (c) The Parent shall notify the Domestic Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Domestic Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Parent may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent (by notice to the Domestic Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.
          (d) The Parent may at any time, by written notice to the Domestic Administrative Agent, request that the Domestic Administrative Agent increase the total Revolving Commitments (a “Revolver Increase”) by (i) adding one or more new lenders to the revolving credit facility under this Agreement (each a “New Lender”) who wish to participate in such Revolver Increase and/or (ii) increasing the Revolving Commitments of one or more Revolving Lenders party to this Agreement who wish to participate in such Revolver Increase; provided, however, that (w) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the effective date of such Revolver Increase (the “Increase Date”) or shall occur as a result thereof, (x) any New Lender that becomes party to this Agreement pursuant to this Section 2.08(d) shall satisfy the requirements of Section 9.04(b) hereof and shall be acceptable to the Domestic Administrative Agent and consented to by the Parent and (y) the other conditions set forth in Section 2.08(e) below are satisfied. The Domestic Administrative Agent shall use commercially reasonable efforts to arrange for the syndication of any Revolver Increase. The Domestic Administrative Agent shall promptly inform the Lenders of any such request made by the Parent. The aggregate amount of Revolver Increases shall not exceed $25,000,000 and no single such Revolver Increase shall be for an amount less than $5,000,000.
          (e) On each Increase Date, (i) each New Lender that has chosen to participate in such Revolver Increase shall, subject to the conditions set forth in Section 2.08(d) hereof, become a Lender party to this Agreement as of such Increase Date and shall have a Revolving Commitment in an amount equal to its share of the Revolver Increase and (ii) each Revolving Lender that has chosen to increase its Revolving Commitment pursuant to Section 2.08(d) will have its Revolving Commitment increased by the amount of its share of the Revolver Increase as of such Increase Date; provided, however, that the Domestic Administrative Agent shall have (y) received from the Parent all out-of-pocket costs and expenses incurred by the Domestic

Administrative Agent in connection with such Revolver Increase and (z) received on or before such Increase Date the following, each dated such date:
     (i) certified copies of resolutions of the governing body of each Loan Party approving the Revolver Increase and the corresponding modifications, if any, to the Loan Documents required under subclause (vi) below, together with a certificate of the Parent certifying that there have been no changes to the constitutive documents of the Parent since the Effective Date, or if there have been changes, copies certified by the Parent of all such changes;
     (ii) an Assignment and Assumption from each New Lender participating in the Revolver Increase, if any, duly executed by such New Lender, the Domestic Administrative Agent and the Parent;
     (iii) confirmation from each Revolving Lender participating in the Revolver Increase of the increase in the amount of its Revolving Commitment, in form and substance satisfactory to the Domestic Administrative Agent;
     (iv) a certificate of the Parent certifying that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Revolver Increase;
     (v) a certificate of the Parent certifying that the representations and warranties made by the Parent herein and in the other Loan Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty is true and complete in all material respects as of such earlier date); and
     (vi) supplements or modifications to the Loan Documents and such additional Loan Documents, including any new promissory notes to New Lenders and replacement promissory notes to Revolving Lenders that agree to participate in such Revolver Increase and request such promissory notes, that the Domestic Administrative Agent reasonably deems necessary in order to document such Revolver Increase and otherwise assure and give effect to the rights of the Domestic Administrative Agent and the Revolving Lenders in the Loan Documents.
          (f) On each Increase Date, upon fulfillment of the conditions set forth in Section 2.08(d), the Domestic Administrative Agent shall (i) effect a settlement of all outstanding Loans among the Revolving Lenders that will reflect the adjustments to the Revolving Commitments of the Lenders as a result of the Revolver Increase, including reflecting that each Lender holds its Applicable Percentage of the Revolving Loans outstanding that are denominated in each Currency and (ii) notify the Revolving Lenders, any New Lenders participating in the Revolver Increase and the Borrowers, on or before the Specified Time, by telecopier or telex, of the occurrence of the Revolver Increase to be effected on such Increase Date.

          SECTION 2.09 Repayment of Loans; Evidence of Debt.
          (a) (i) The Parent hereby unconditionally promises to pay to the Domestic Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to the Parent by such Revolving Lender on the Maturity Date and (ii) the Parent hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made to the Parent, the Parent shall repay all Swingline Loans then outstanding. The Parent hereby unconditionally promises to pay to the Domestic Administrative Agent for the account of each Domestic Term Lender the Domestic Term Loans on the first Business Day of the month following each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(c)):

Date	Amount
June 30, 2010	$1,312,500
September 30, 2010	$1,312,500
December 31, 2010	$1,312,500
March 31, 2011	$1,312,500
June 30, 2011	$1,312,500
September 30, 2011	$1,312,500
December 31, 2011	$1,312,500
March 31, 2012	$1,312,500
June 30, 2012	$1,312,500
September 30, 2012	$1,312,500
December 31, 2012	$1,312,500
March 31, 2013	$1,312,500
June 30, 2013	$1,750,000
September 30, 2013	$1,750,000
December 31, 2013	$1,750,000
Maturity Date	$1,750,000
The French Borrowers hereby unconditionally promise (jointly and severally) to pay to the French Administrative Agent for the account of each French Term Lender the French Term Loans on the first Business Day of the month following each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(c)):

Date	Amount
June 30, 2010	965,625 EUR
September 30, 2010	965,625 EUR
December 31, 2010	965,625 EUR
March 31, 2011	965,625 EUR
June 30, 2011	965,625 EUR
September 30, 2011	965,625 EUR

Date	Amount
December 31, 2011	965,625 EUR
March 31, 2012	965,625 EUR
June 30, 2012	965,625 EUR
September 30, 2012	965,625 EUR
December 31, 2012	965,625 EUR
March 31, 2013	965,625 EUR
June 30, 2013	1,287,500 EUR
September 30, 2013	1,287,500 EUR
December 31, 2013	1,287,500 EUR
Maturity Date	1,287,500 EUR
To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the applicable Borrowers on the Maturity Date.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) Each Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by each Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of each Borrower to repay the applicable Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agents. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.10 Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.10.

          (b) The applicable Borrower shall notify the applicable Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment under clause (a) above (i) in the case of prepayment of a Eurodollar Borrowing, not later than the Specified Time three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than the Specified Time one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than the Specified Time on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing or a Term Borrowing, the applicable Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment pursuant to clause (a) above of any Revolving Borrowing or Term Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the applicable prepaid Borrowing.
          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the outstanding principal amount of the Term Loans in an aggregate amount equal to 100% of such Net Proceeds, to be applied (i) if such Net Proceeds are received with respect to a Prepayment Event attributable to property or any asset of Parent or any Domestic Guarantor, such Net Proceeds shall be applied first to the Domestic Term Loans and second to the French Term Loans, (ii) if such Net Proceeds are received with respect to a Prepayment Event attributable to property or any asset of a French Borrower or any Foreign Guarantor, such Net Proceeds shall be applied to the French Term Loans and (iii) in either case to be applied to installments of the Term Loans in inverse order of maturity; provided that no such prepayment shall be required pursuant to this Section 2.10(c) if, with respect to any Net Proceeds realized or received with respect to any Prepayment Event, at the option of the Parent, and so long as no Event of Default shall have occurred and be continuing, the Parent reinvests or causes to be reinvested all or any portion of such Net Proceeds in assets useful for its business within two hundred and seventy (270) days of the receipt of such Net Proceeds; provided further that if any Net Proceeds are not so reinvested within the time period set forth above in this Section 2.10(c), an amount equal to any such Net Proceeds shall be promptly applied to the prepayment of the Term Loans as set forth in this Section 2.10(c).
          (d) Within five Business Days after financial statements have been delivered pursuant to Section 5.01(a) and the related Compliance Certificate has been delivered pursuant to Section 5.01(c), the Parent shall prepay an aggregate principal amount of Term Loans equal to (i) 75% of Excess Cash Flow for the fiscal year covered by such financial statements in the case of the fiscal years ending June 30, 2010 and June 30, 2011, and (ii) 75% of Excess Cash Flow for the fiscal year covered by such financial statements in the case of the fiscal years ending June 30, 2012 and June 30, 2013 if the Leverage Ratio for either such fiscal year is greater than 1.00 to 1, applied on a pro rata basis between the Domestic Term Loans and the French Term Loans and applied to installments of such Term Loans in inverse order of maturity.
          (e) Upon the issuance of any Indebtedness pursuant to Section 6.01(k), the Parent shall, within ten days of the receipt thereof, use 100% of the Net Proceeds (except to the extent used substantially concurrently with such issuance to fund one or more Permitted Acquisitions) to prepay the Loans, applied first on a pro rata basis between the Domestic Term Loans and the French Term Loans and applied to installments of such Term Loans in inverse order of maturity and second applied to the Revolving Loans (with corresponding reductions in the Revolving Commitments).
          (f) If the Domestic Administrative Agent notifies the Borrowers at any time that:
     (i) the total Revolving Credit Exposures exceed the then current aggregate Revolving Commitments, then, within two Business Days after receipt of such notice, the Parent shall prepay Revolving Loans on a pro rata basis in an amount sufficient to cause the total Revolving Credit Exposures to not exceed the then current aggregate Revolving Commitments; or
     (ii) the outstanding amount of all Revolving Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit, then, within two Business Days after receipt of such notice, the Parent shall prepay Revolving Loans on a pro rata basis in an aggregate amount sufficient to reduce the outstanding amount of Revolving Loans denominated in Alternative Currencies as of the date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit.
          (g) Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
          SECTION 2.11 Fees. (a) The Parent agrees to pay to the Domestic Administrative Agent for the account of each Revolving Lender a commitment fee (the “Revolving Credit Commitment Fee”), which shall accrue at the Applicable Rate on the daily amount of the unused Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates, whether or not prior to such time all the conditions in Section 4.02 are met. Accrued Revolving Credit Commitment Fees shall be payable quarterly in arrears on the third Business Day of January, April, July and October of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All Revolving Credit Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (b) The Parent agrees to pay (i) to the Domestic Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Parent and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (c) Each Borrower agrees to pay to each Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between such Borrower and any Administrative Agent.
          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Domestic Administrative Agent (or to the Issuing Bank or the French Administrative Agent, in the case of fees payable to such party) for distribution, in the case of Revolving Credit Commitment Fee and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances.
          SECTION 2.12 Interest. (a) The Revolving Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
          (b) The Revolving Loans and the Domestic Term Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) The French Term Loans shall bear interest at EURIBOR for the Interest Period in effect for the applicable Borrower plus the Applicable Rate.
          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or in the case of any other overdue amount in connection with any French Term Loan or any Eurodollar Revolving Loan that is denominated in any Alternative Currency, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12; provided, that interest on any such overdue amount with respect to Loans held by any French Borrower accruing as described in clause (i) above shall be compounded with the overdue amount at the end of each Interest Period applicable to such overdue amount if and only if, within the meaning of Article 1154 of the French Code civil, such interest is due for a period of at least one year but will remain immediately due and payable.
          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest for Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate or EURIBOR shall be determined by the applicable Administrative Agent, and such determination shall be conclusive absent manifest error.
          (g) To comply with the provisions of Articles L.313-4 and R.313-1 of the French Code monétaire et financier and articles L.313-1, L.313-2 and R.313-1 to R.313-5 of the French Code de la consommation, the French Borrowers and the Lenders agree that the effective global interest rate for each of the Loans held by the French Borrowers cannot be calculated as of the Effective Date for the entire duration of this Agreement; however, a letter which sets forth a sample calculation of interest on the Loans shall be provided to the French Borrowers by the French Administrative Agent on the Effective Date and prior to the making of any Loan to a French Borrower. The French Borrowers and the Lenders acknowledge that this letter is an integral part of this Agreement. For each Interest Period applicable to a French Term Loan, the French Administrative Agent shall notify the relevant French Borrower of the actual global effective rate (taux effectif global) applicable to such Interest Period.
          SECTION 2.13 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing of Revolving Loans:
          (i) The Domestic Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (ii) the Domestic Administrative Agent is advised by the Required Revolving Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Revolving Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Domestic Administrative Agent shall give notice thereof to the Parent and the Revolving Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Domestic Administrative Agent notifies the Parent and the Revolving Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that (x) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted and (y) if the circumstances giving rise to such notice affect only one Currency, then Borrowings in other Currencies shall be permitted.
          (b) Subject to the following sentence, if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks. If a Market Disruption Event occurs in relation to a French Term Loan for any Interest Period, then the rate of interest on each French Term Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of (i) the Applicable Margin, (ii) the rate notified to the French Administrative Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select and (iii) the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan. If a Market Disruption Event occurs and the French Administrative Agent or any French Borrower so requires, the French Administrative Agent and the French Borrowers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. Any such alternative basis so agreed shall, with the prior consent of all the Term Lenders and the French Borrowers, be binding on all parties.
          SECTION 2.14 Increased Costs. (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein (excluding any such condition relating to Taxes (as to which Section 2.16 shall govern));
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
          (e) Notwithstanding any other provision of this Agreement, if, after the date hereof, (x) any Change in Law shall make it unlawful for any Revolving Lender to make or maintain any Revolving Loan denominated in an Alternative Currency or to give effect to its obligations as contemplated hereby with respect to any such Loan or (y) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Revolving Lender to make or maintain Loans denominated in the affected Currency, then, by written notice to the Parent and to the Domestic Administrative Agent:
     (i) such Revolving Lender or Revolving Lenders may declare that Revolving Loans in the affected Currency or Currencies will not thereafter (for the duration of such unlawfulness or impracticality) be made by such Revolving Lender or Revolving Lenders hereunder (or, in the case of outstanding Loans, be continued for additional Interest Periods), whereupon any request for a Borrowing in the affected Currency or Currencies (or to continue a Borrowing in the affected Currency or Currencies for an additional Interest Period) shall, as to such Revolving Lender or Lenders only, be deemed a request for an Eurodollar Loan having an Interest Period of one month’s duration and denominated in dollars at the Exchange Rate determined by the Domestic Administrative Agent in accordance with this Agreement (or a request to convert a Revolving Loan into a Eurodollar Loan having an Interest Period of one month’s duration and denominated in dollars at the Exchange Rate determined by the Domestic Administrative Agent in accordance with this Agreement on the last day of the then current Interest Period with respect thereto), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding Revolving Loans in the affected Currency or Currencies made by it be converted to Eurodollar Revolving Loans having an Interest Period of one month’s duration and denominated in dollars, in which event all such Loans in the affected Currency or Currencies shall be converted to Eurodollar Revolving Loans having an Interest Period of one month’s duration and denominated in dollars, as of the effective date of such notice as provided in paragraph (f) of this Section 2.14 and at the Exchange Rate determined by the Domestic Administrative Agent in accordance with this Agreement on the date of such conversion.
          In the event any Revolving Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Revolving Loans that would have been made by such Revolving Lender or the converted Revolving Loans of such Revolving Lender shall instead be applied to repay the Eurodollar Revolving Loans made by such Lender in lieu of, or resulting from the conversion of, such Revolving Loans.
          (f) For purposes of paragraph (e) of this Section 2.14, a notice to the Parent by any Revolving Lender shall be effective as to each Revolving Loan made by such Revolving Lender, if lawful, on the last day of the Interest Period currently applicable to such Revolving Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Parent.
          SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or EURIBOR, as applicable, that would have been applicable to such Loan (excluding, however the Applicable Rate included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          SECTION 2.16 Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Taxes; provided that if any Borrower shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrowers shall severally but not jointly indemnify each Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Bank, or by any Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. After an Administrative Agent, any Lender or the Issuing Bank (as the case may be) learns of the imposition of any Indemnified Taxes or Other Taxes, the Administrative Agent, such Lender or the Issuing Bank (as the case may be) will act in good faith to promptly notify the Borrowers of their obligations hereunder. In addition, the Borrower shall indemnify each Administrative Agent, each Lender and the Issuing Bank for any incremental Taxes that may become payable by such Administrative Agent, Lender or Issuing Bank as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to each Administrative Agent, pursuant to clause (d), documentation evidencing the payment of Indemnified Taxes or Other Taxes.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority and in any event within 90 days of any such payment being due, such Borrower shall deliver to each Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agents.
          (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the applicable law, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or under any other Loan Document shall deliver to such Borrower (with a copy to each Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Lender shall deliver to the Parent and the Administrative Agents on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the expiration or invalidity of any of the certificates or IRS forms described below or upon the request of the Parent or an Administrative Agent, but only if such Lender is legally entitled to do so), two (2) original copies of whichever of the following is applicable:
     (i) duly completed and executed IRS Form W-8BEN (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
     (ii) duly completed and executed IRS Form W-8ECI (or any successor form), establishing that such party is not subject to deduction or withholding of United States federal income tax;
     (iii) in the case of a party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such party is not (A) a “bank” described in Section 881(c)(3)(A) of the Code), (B) a “10 percent shareholder” of the Parent described in Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed and executed IRS Form W-8BEN; or

     (iv) IRS Form W-9 (or any successor form), establishing that such party is not subject to backup withholding or information reporting requirements.
          (f) If an Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that each Borrower, upon the request of an Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Administrative Agent or such Lender in the event such Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.
          SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the Specified Time at the place of payment, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the applicable Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to (i) the Domestic Administrative Agent at its offices at 270 Park Avenue, New York, New York, in the case of payments denominated in dollars and (ii) the applicable Administrative Agent at its offices at 125 London Wall, London, EC2Y 5AJ, United Kingdom, attention of Alastair A. Stevenson, in the case of payments in respect of Revolving Loans denominated in Alternative Currencies and in the case of payments in respect of French Term Loans, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The applicable Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars or, in the case of principal of and interest on any Loan denominated in an Alternative Currency, the applicable Alternative Currency, as the case may be. Except as provided in clause (c) below, each payment or prepayment of principal or payment of interest in respect of a Borrowing of Loans shall be allocated ratably among the parties entitled thereto.
          (b) If at any time insufficient funds are received by and available to the applicable Administrative Agent to pay fully all amounts of principal, unreimbursed LC

Disbursements, interest and fees then due hereunder, such funds received on the account of each Borrower shall be applied (i) first, towards payment of interest and fees then due hereunder by such Borrower, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder by such Borrower, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties and (iii) third, towards payment of Obligations under any Guaranty to which such Borrower is a party.
          (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender in the applicable Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and, if applicable, participations in LC Disbursements and Swingline Loans) of other Lenders in the applicable Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders in the applicable Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and, if applicable, participations in LC Disbursements and Swingline Loans) in the applicable Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
          (d) Unless the applicable Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Administrative Agent for the account of the applicable Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the applicable Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          SECTION 2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the applicable Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the applicable Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and, if applicable, participations in LC Disbursements and Swingline Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.
          SECTION 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

          (b) the Revolving Commitment, Revolving Credit Exposure and Term Loans outstanding with respect to such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;
          (c) if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:
     (i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent shall within one Business Day following notice by Domestic Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such LC Exposure is outstanding;
     (iii) if Parent cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.19(c), the Parent shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
     (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.19(c), then the fees payable to the Revolving Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ pro rata shares (based on their respective Revolving Commitments); and
     (v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and
          (d) so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.19(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders that are Revolving Lenders in a manner consistent with Section 2.19(c)(i) (and Defaulting Lenders shall not participate therein).
In the event that each Administrative Agent, the Parent, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Domestic Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its pro rata share (based on its Revolving Commitment).
          SECTION 2.20 Additional Reserve Costs.
          (a) If and so long as any Lender is required to make special deposits, to maintain reserve asset, liquidity or cash margin ratios, to pay fees or comply with other requirements (but for the avoidance of doubt excluding requirements contemplated by Section 2.14(e)) of the Bank of England, the Financial Services Authority of the United Kingdom or the European Central Bank, in each case in respect of such Lender’s Eurodollar Loans in any Alternative Currency and pursuant to such requirements, such Lender may require each applicable Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Cost calculated in accordance with Schedule 2.20 hereto.
          (b) Each Lender shall, in consultation with the applicable Borrower, take all reasonable steps as may be available to it to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to the Mandatory Cost including (but not limited to) transferring its rights and obligations under this Agreement to another Affiliate or office or offices through which it will perform its obligations under this Agreement; provided, that any such Lender will not be required to take any such action if to do so would, in the judgment of such Lender, be reasonably expected to have an adverse effect on its business, operations or financial condition, cause it to incur liabilities or obligations or reduce its return in relation to its participations in the Loans.
          (c) Each Lender shall supply the applicable Administrative Agent with any information required by the applicable Administrative Agent in order to calculate the Mandatory Cost.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
          Each Borrower represents and warrants to the Lenders that:
          SECTION 3.01 Organization; Powers. Each of the Borrowers and their respective Subsidiaries is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, where applicable, is in good standing in, every jurisdiction where such qualification is required.
          SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrowers’ corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except for filings necessary to perfect the Liens on the Collateral granted by the Loan Parties under the Loan Documents, (b) will not violate any applicable law or regulation, (c) will not violate any charter, by-laws or other organizational documents of any of the Parent or any of its Subsidiaries or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any of the Parent or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien (other than the Liens on the Collateral granted by the Loan Parties under the Loan Documents) on any asset of any of the Parent or any of its Subsidiaries, except for, in the case of clause (a), those consents, approvals, negotiations, filings, or actions, the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect and, in the case of clauses (b) and (d), with respect to any violation or default to the extent such violation or default could not reasonably be expected to have a Material Adverse Effect.
          SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2009, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2009, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) Since June 30, 2009, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole.
          SECTION 3.05 Properties. (a) Each of the Parent and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
          (b) Each of the Parent and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Parent or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.
          SECTION 3.07 Compliance with Laws and Agreements. Each of the Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
          SECTION 3.08 Investment Company Status. None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

          SECTION 3.09 Taxes. Each of the Parent and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.10 ERISA. No ERISA Event or ERISA Multiemployer Plan Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events and ERISA Multiemployer Plan Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No Plan (with respect to which the Parent or any other Borrower has any liability or reasonable expectation of liability) is in “at risk” status within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA.
          SECTION 3.11 Disclosure. As of the Effective Date, each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to any Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and when furnished, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed by such Borrower to be reasonable at the time.
ARTICLE IV
CONDITIONS
          SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
          (a) The Administrative Agents (or their counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) from each Domestic Subsidiary, a duly executed Guaranty (Domestic Obligations), (iii) from the Parent and each Restricted Subsidiary, a duly executed Guaranty (French Obligations), (iv) the Domestic Security Documents, duly executed by each Domestic Subsidiary, the Parent and the Domestic Administrative Agent, (v) the Canadian Security Documents, duly executed by each Canadian Subsidiary, (vi) the French Security

Documents, duly executed by each French Subsidiary and the French Administrative Agent, (vii) the English Security Agreement, duly executed by the English Chargor and the French Administrative Agent, (viii) the English Share Charge, duly executed by Mirion Technologies (IST) Corporation and the French Administrative Agent, (ix) the German Security Document, duly executed by Mirion Technologies (Synodys) SA and the French Administrative Agent and (x) any promissory notes requested by a Lender pursuant to Section 2.09 payable to the order of each such requesting Lender.
          (b) The Administrative Agents shall have received a favorable written opinion (addressed to the Administrative Agents and the Lenders and dated the Effective Date) of (i) Seth Rosen, general counsel for the Parent, substantially in the form of Exhibit B-1, (ii) Davis Polk and Wardwell LLP, New York counsel for the Loan Parties, substantially in the form of Exhibit B-2, (iii) Richards, Layton and Finger, P.A., Delaware counsel for the Loan Parties, substantially in the form of Exhibit B-3, (iv) Davis Polk and Wardwell LLP, French counsel for the Loan Parties, substantially in the form of Exhibit B-3, (v) Mayer Brown International LLP, French counsel for the Administrative Agents, in a form satisfactory to the Administrative Agents, (vi) Hengeler Mueller, German counsel for the Loan Parties, substantially in the form of Exhibit B-5, (vii) Mayer Brown LLP, German counsel for the Administrative Agents, in a form satisfactory to the Administrative Agents, (viii) Mayer Brown International LLP, English counsel for the Administrative Agents, in a form satisfactory to the Administrative Agents, and (ix) Blake, Cassels and Graydon LLP, Canadian counsel for the Loan Parties, substantially in the form of Exhibit B-6 and in each case covering such other matters relating to the Loan Parties, this Agreement, the Transactions or the Equity Offering as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.
          (c) The Administrative Agents shall have received such documents, by-laws, memorandum of association, articles of association and certificates as the Administrative Agents or their counsel may reasonably request relating to the organization, existence and, where applicable, good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agents and their counsel.
          (d) The Domestic Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
          (e) The Administrative Agents and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by any Borrower hereunder.
          (f) The Parent shall have received gross proceeds of at least $100,000,000 from the Equity Offering.

          (g) The Lenders shall have received (i) audited consolidated financial statements of the Parent for the 2007 and 2008 fiscal years, (ii) unaudited interim consolidated financial statements of the Parent for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.
          (h) The Administrative Agents shall have received the results of a recent lien search in each of the jurisdictions in the United States, Canada, England and France where each of the Loan Parties are incorporated or such other jurisdictions as the Administrative Agent may reasonably require, and such search shall reveal no liens on any of the assets of the Loan Parties in such jurisdictions except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agents.
          (i) After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ Indebtedness, liabilities and obligations current, there shall be Availability of at least $10,000,000.
          (j) The Domestic Administrative Agent shall have received evidence that the Loans which the Lenders have agreed to provide pursuant to this Agreement shall have received a corporate credit rating estimate from Moody’s or S&P acceptable to the Domestic Administrative Agent.
          (k) The Indebtedness described on Schedule 4.01 shall have been repaid in full with the proceeds of the Loans and the Equity Offering substantially concurrently with the initial extensions of credit to be made under this Agreement on the Effective Date.
          (l) The Administrative Agents shall have received (i) the certificates, if any, representing the Equity Interests pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agents pursuant to the Collateral Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
          (m) Each document (including any Uniform Commercial Code or Personal Property Security Act financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agents to be filed, registered or recorded in order to create in favor of an Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein in accordance with the Collateral Documents, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.
The Administrative Agents shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to

Section 9.02) at or prior to the Specified Time, on June 1, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
          SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
          (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case, such representations and warranties shall be true and correct in all material respects as of such date.
          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.
ARTICLE V
AFFIRMATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or, as to any outstanding Letters of Credit, such Letters of Credit shall have been fully cash collateralized or backed by standby letters of credit reasonably acceptable to the Issuing Bank) and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
          SECTION 5.01 Financial Statements; Ratings Change and Other Information. The Borrowers will furnish to the Administrative Agents for distribution to each Lender:
          (a) within 90 days after the end of each fiscal year of the Parent each of the following:
     (i) audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and
     (ii) unaudited consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows for the Parent as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent on a consolidating basis in accordance with GAAP consistently applied;
          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, each of the following:
     (i) consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of balance sheets, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and
     (ii) consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows of the Parent as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of balance sheets, as of the end of) the previous fiscal year, all certified by one of the Parent’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
          (c) concurrently with any delivery of financial statements under clause (a) or (b) above (and commencing with the delivery of such financial statements for the fiscal quarter of the Parent ending June 30, 2010), a certificate of a Financial Officer (a “Compliance Certificate”) of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and Section 2.10(d) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) as soon as available, but in any event within 60 days after the end of each fiscal year of the Parent, an annual business plan and budget of such the Parent and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Parent of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs);
          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default under Section 6.12 (which certificate may be limited to the extent required by accounting rules or guidelines);
          (f) promptly after the same become publicly available, copies of all periodic and other reports (other than any report on Form S-8), proxy statements and other materials filed by the Parent or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said commission, or any similar Governmental Authority in a jurisdiction other than the United States, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be.
          (g) Documents required to be delivered pursuant to clauses (a), (b) and (f) above which are made available via EDGAR, or any successor system of the SEC, in the Parent’s Annual Report on Form 10-K, Form 10-Q or Form 8-K, as applicable, shall be deemed delivered to the Lenders on the date such documents are made so available; and
          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of this Agreement, as any Administrative Agent or any Lender may reasonably request.
          SECTION 5.02 Notices of Material Events. The Parent will furnish to the Administrative Agents for distribution to each Lender prompt written notice of the following:
          (a) the occurrence of any Default;
          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and
          (c) the occurrence of any ERISA Event or ERISA Multiemployer Plan Event that, alone or together with any other ERISA Events and ERISA Multiemployer Plan Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $2,000,000.
Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
          SECTION 5.04 Payment of Obligations. Each Borrower will, and will cause each of its subsidiaries to, pay its obligations (including Tax liabilities but other than obligations with respect to Indebtedness) that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.05 Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (c) all insurance required pursuant to the Collateral Documents.
          SECTION 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each of its subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by any Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that (i) such visits by the Lenders shall be coordinated by the Administrative Agents and (ii) so long as no Event of Default shall have occurred and be continuing, each Borrower shall not be obligated to accommodate more than two such visits in any 12-month period or to reimburse the Administrative Agent or any Lender for more than one such visit in any 12-month period.
          SECTION 5.07 Compliance with Laws. Each Borrower will, and will cause each of its subsidiaries to, (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and (b) promptly resolve any Environmental Liability, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to refinance certain Indebtedness of the Borrowers and the Subsidiaries and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the

Board, including Regulations T, U and X. In particular, no part of the proceeds of any French Term Loan will be used, directly or indirectly, by any French Borrower to finance or refinance any subscription or acquisition of its own shares to the extent that such financing or refinancing would constitute unlawful financial assistance within the meaning of article L.225-216 of the French Code de commerce.
          SECTION 5.09 Additional Guarantors. The Parent will, and will cause its Subsidiaries to, promptly inform the Administrative Agents of the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Sections 6.03 and 6.04) and cause each direct or indirect Restricted Subsidiary not in existence on the date hereof to (i) enter, to the extent permitted under applicable law, into a Guaranty (French Obligations), (ii) in the case of any Domestic Subsidiary, enter into a Guaranty (Domestic Obligations), (iii) enter into a joinder agreement to each Collateral Document that any Administrative Agent shall reasonably request in order to secure its Obligations under any Guaranty required to be entered into in accordance with clause (i) or (ii) of this Section 5.09 and (iv) grant Liens to any Administrative Agent, for the benefit of the Administrative Agents and the Lenders, in any property of such Subsidiary which constitutes Collateral, including any parcel of real property located in the United States owned by such Subsidiary and having a fair market value in excess of $2,500,000. In connection therewith, the Parent or any applicable Subsidiary shall provide such resolutions, certificates and opinions of counsel as shall be reasonably requested by any Administrative Agent.
          SECTION 5.10 Further Assurances.
          (a) Each Loan Party will cause the issued and outstanding Equity Interests pledged pursuant to any of the Collateral Documents to be subject at all times to a first priority, perfected Lien in favor of any Administrative Agent as the Administrative Agents shall reasonably request.
          (b) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agents such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which any Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.
          SECTION 5.11 Pledge of Shares of German Subsidiary. By not later than the four-month anniversary of the Effective Date or such later time as the French Administrative Agent shall agree in its sole discretion, the Parent will cause to be delivered to the French Administrative Agent a pledge of all of the ownership interests in Mirion Technologies (RADOS) GmbH, a German Subsidiary of the Parent, from the Parent or Subsidiaries which hold such interests (each, a “New Pledgor”) in order to secure the Obligations of the New Pledgor under the Guaranty (French Obligations), together with joinders to the Guaranty (French

Obligations) from each New Pledgor and opinions of counsel reasonably satisfactory to the French Administrative Agent.
ARTICLE VI
NEGATIVE COVENANTS
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or, as to any outstanding Letters of Credit, such Letters of Credit shall have been fully cash collateralized or backed by standby letters of credit reasonably acceptable to the Issuing Bank) and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
          SECTION 6.01 Indebtedness. No Borrower will, nor will it permit any of its subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
          (a) Indebtedness created under the Loan Documents;
          (b) Indebtedness existing on the date hereof or Indebtedness incurred pursuant to existing lines of credit, in each case as set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
          (c) Indebtedness of the Parent to any Subsidiary and of any Subsidiary to the Parent or any other Subsidiary;
          (d) Guarantees by the Parent of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent or any other Subsidiary;
          (e) Indebtedness of the Parent or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $20,000,000 at any time outstanding;
          (f) Indebtedness of the Parent or any Subsidiary as an account party in respect of trade letters of credit;
          (g) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Parent’s Subsidiaries permitted by this clause (g) shall not exceed $5,000,000 at any time outstanding;

          (h) obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees provided by the Parent or any Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;
          (i) Indebtedness of a Person or acquired assets that is the subject of a Permitted Acquisition which Indebtedness was in existence at the time of such Permitted Acquisition and not incurred in contemplation thereof, and extensions, renewals and replacements of any such Indebtedness incurred pursuant to this clause (i) that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $10,000,000 at any time outstanding;
          (j) Indebtedness incurred in a Permitted Acquisition or disposition permitted hereunder under agreements providing for indemnification, the adjustment of the purchase price earn-out or similar obligations;
          (k) Subordinated Indebtedness of the Parent in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; provided, that in the case of incurrence of any such Indebtedness in an amount of $10,000,000 or more, (i) such Subordinated Indebtedness shall be on terms and conditions no more restrictive than those set forth in this Agreement, (ii) such Subordinated Indebtedness shall not provide for scheduled principal payments prior to the Maturity Date and (iii) prior to any such incurrence, the Parent shall have demonstrated compliance with Section 6.12 on a pro forma basis after giving effect to such incurrence; and
          (l) Indebtedness of Loan Parties in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.
          SECTION 6.02 Liens. No Borrower will, nor will it permit any of its subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
          (a) Permitted Encumbrances;
          (b) Liens pursuant to any Loan Document;
          (c) any Lien on any property or asset of the Parent or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (e) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent or any Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (f) Liens securing Indebtedness outstanding pursuant to Section 6.01(l) or other obligations not exceeding $2,000,000 in aggregate principal amount;
          (g) any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom any German Subsidiary maintains a banking relationship in the ordinary course of business; and
          (h) any Lien arising under any retention of title or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a German Subsidiary in the ordinary course of trading and on the supplier’s standard or usual terms.
          SECTION 6.03 Fundamental Changes and Asset Sales. (a) No Borrower will, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Parent in a transaction in which the Parent is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets, including all or substantially all of the stock of any of its Subsidiaries, to the Parent or to another Subsidiary so long as any such assets that constitute Collateral continue to be subject to the first priority security interest of the applicable Administrative Agent, (iv) any Subsidiary may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (v) the Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of inventory, cash or Permitted Investments, in each case in the ordinary course of business, (vi) the Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of obsolete, used, surplus, no longer used or useful or worn out property, whether now owned or hereafter acquired, (vii) the Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such disposition are promptly applied to the purchase price of such replacement property, and (viii) the Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of property so long as the consideration received therefrom in cash shall not exceed $10,000,000 in the aggregate in any fiscal year of the Parent.
          (b) No Borrower will, nor will it permit any of its subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
          SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Borrower will, nor will it permit any of its subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
          (a) Permitted Investments;
          (b) investments existing on the Effective Date and as set forth on Schedule 6.04;
          (c) investments by the Parent or any Subsidiary in the capital stock of any Subsidiary; provided that investments by a Loan Party after the Effective Date in the capital stock of Subsidiaries that are not Loan Parties (or do not become Loan Parties pursuant to Section 5.09 substantially concurrently with such investment) shall not be permitted pursuant to this clause (c);
          (d) loans or advances made by the Parent to any Subsidiary and made by any Subsidiary to the Parent or any other Subsidiary;
          (e) Guarantees constituting Indebtedness permitted by Section 6.01;
          (f) Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):
     (i) as of the date of the consummation of such Acquisition, no Default shall have occurred and be continuing or would result from such Acquisition, and the representations and warranties contained in Article III shall be true both before and after giving effect to such Acquisition;
     (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;
     (iii) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Parent and its Subsidiaries are engaged on the Effective Date;
     (iv) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained; and
     (v) cash and non-cash consideration (excluding any Equity Interests of the Parent and its Subsidiaries in an aggregate amount not to exceed $50,000,000) paid by or on behalf of the Parent and its Subsidiaries for such Acquisition shall not exceed (i) $30,000,000 if, after giving effect to such Acquisition, the Leverage Ratio would be greater than or equal to 1.75 to 1 on a pro forma basis and (ii) $100,000,000 if, after giving effect to such Acquisition, the Leverage Ratio would be less than to 1.75 to 1 on a pro forma basis;
          (g) any investments acquired in connection with Permitted Acquisitions;
          (h) any investments received in connection with a disposition of assets permitted pursuant to Section 6.03;
          (i) additional investments in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding in connection with joint ventures or in non-Loan Party Subsidiaries made after the Effective Date;
          (j) guarantees from the Parent on behalf of its Subsidiaries in the ordinary course of business and in connection with customer contracts and requests; and
          (k) investments not otherwise permitted under this Section 6.04 in an amount not to exceed $10,000,000 in the aggregate outstanding at any one time.
          SECTION 6.05 Swap Agreements. No Borrower will, nor will it permit any of its subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Parent or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent or any Subsidiary.
          SECTION 6.06 Restricted Payments.
          (a) No Borrower will, nor will it permit any of its subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) so long as no Default shall be continuing, if the Leverage Ratio was 2.00 to 1 or lower as set forth on the most recent Compliance Certificate delivered to the Administrative Agents pursuant to Section 5.01(c), the Parent may make Restricted Payments with respect to its Equity Interests (other than repurchases, redemptions or other acquisitions of equity Interests of the Parent) or with respect to its Subordinated Indebtedness in an aggregate amount not to exceed, in any fiscal year of the Parent, the sum of (A) of 10% of Net Income for the previous year and (B) Net Proceeds from the issuance of Equity Interests in the Parent during the previous fiscal year, (iii) so long as no Default shall be continuing, Parent may repurchase, redeem or otherwise acquire Equity Interests of the Parent in an amount not to exceed (A) $5,000,000 during any fiscal year and (B) $15,000,000 in the aggregate after the Effective Date, (iv) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (v) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent and its Subsidiaries.
          (b) No Borrower will, nor will it permit any of its subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness, except:
     (i) payment of regularly scheduled interest as and when due in respect of any Subordinated Indebtedness, other than payments prohibited by the subordination provisions thereof;
     (ii) repayments or prepayments of Subordinated Indebtedness permitted by Section 6.06(a)(ii); and
     (iii) refinancings of Subordinated Indebtedness to the extent permitted by Section 6.01.
          SECTION 6.07 Transactions with Affiliates. No Borrower will, nor will it permit any of its subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Parent and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06, (d) any investments permitted by Section 6.04 and (e) any transactions pursuant to the agreements listed on Schedule 6.07.
          SECTION 6.08 Restrictive Agreements. No Borrower will, nor will it permit any of its subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent or any other Subsidiary or to provide Guarantees of Indebtedness of the Parent or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement or by any other Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions and conditions contained in agreements or instruments evidencing any Indebtedness of a Foreign Subsidiary permitted to be incurred under Section 6.01, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
          SECTION 6.09 Sale and Leaseback Transactions. No Borrower will, nor will it permit any of its subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Parent or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Parent or such Subsidiary acquires or completes the construction of such fixed or capital asset.
          SECTION 6.10 Amendment of Material Documents. No Borrower will, nor will it permit any of its subsidiaries to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness or (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in either case to the extent any such amendment, modification or waiver would be adverse to the Lenders.
          SECTION 6.11 Changes in Fiscal Year. No Borrower will, nor will it permit any of its subsidiaries to, change the fiscal year of the Parent or any Subsidiary.
          SECTION 6.12 Financial Covenants.
          (a) Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio, determined for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter beginning with the fiscal quarter of the Parent ending on June 30, 2010, to be less than 1.50 to 1.00.
          (b) Minimum Net Worth. The Borrowers shall maintain, at all times, Net Worth of not less than an amount equal to 80% of Effective Date Net Worth plus 50% of Net

Income earned in each full fiscal quarter ending after March 31, 2010 (with no deduction for a net loss in any such fiscal quarter).
          (c) Leverage Ratio. The Borrowers will not permit the Leverage Ratio, determined for any period of four consecutive fiscal quarters ending on any date set forth below and beginning with the fiscal quarter of the Parent ending on March 31, 2010, to be greater than the ratio set forth below opposite such period:

Period	Ratio
January 1, 2010 through December 31, 2010	2.75 to 1.00

January 1, 2011 and thereafter	2.25 to 1.00
ARTICLE VII
EVENTS OF DEFAULT
          If any of the following events (“Events of Default”) shall occur:
          (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
          (b) the Borrowers shall fail to pay any interest on any Loan, any Revolving Credit Commitment Fees or any fees required to be paid pursuant to Section 2.11(b), when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
          (c) the Borrowers shall fail to pay any other fee or amount (other than an amounts referred to in clauses (a) and (b) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten days;
          (d) any representation or warranty made or deemed made by or on behalf of the Parent or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
          (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03 (with respect to the Borrowers’ existence) or Section 5.08 or in Article VI;

          (f) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days (or ten days in the case of any such failure under Section 5.02) after notice thereof from any Administrative Agent to the Borrowers (which notice will be given at the request of any Lender);
          (g) the Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
          (h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of property or assets securing such Indebtedness;
          (i) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization, bankruptcy, winding-up, dissolution or other relief in respect of the Parent or any Subsidiary (other than an Immaterial Subsidiary or an Inactive Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, interim receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee, custodian, sequestrator, conservator, examiner, agent or similar official for the Parent or any Subsidiary (other than an Immaterial Subsidiary or an Inactive Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed, unstayed and undischarged for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (ii) any corporate action, legal proceedings or other procedure or step is taken in relation to:
     (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examination or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than on a solvent basis of any French Borrower or Foreign Guarantor;
     (B) a composition, compromise or assignment with any creditor of any French Borrower or Foreign Guarantor; or
     (C) the appointment of a liquidator, receiver, administrative receiver, administrator, examiner, compulsory manager or other similar officer in respect of any French Borrower or Foreign Guarantor or any of its assets;

or any analogous procedure or step is taken with respect to any French Borrower or Foreign Guarantor or its assets in any applicable jurisdiction (provided, that the filing of any winding-up petition or any other corporate action, legal proceedings or other procedure or step which is frivolous or vexatious or is being contested in good faith and is discharged, stayed or dismissed within 21 days of commencement shall not constitute and Event of Default); or
     (iii) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a French Borrower or Foreign Guarantor having an aggregate value of $2,000,000 and is not discharged within 45 days;
          (j) the Parent or any Subsidiary (other than an Immaterial Subsidiary or an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, administration or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect including any proceedings described in article L.611-1 et seq. of the French Code de Commerce, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary (other than an Immaterial Subsidiary or an Inactive Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
          (k) the Parent or any Subsidiary (other than an Immaterial Subsidiary or Inactive Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or the value of the assets of any French Borrower or Foreign Guarantor is less than its liabilities (taking into account contingent and prospective liabilities), or a moratorium is declared in respect of any indebtedness of any French Borrower or Foreign Guarantor (if a moratorium occurs, the ending of the moratorium will not cure any Event of Default caused by that moratorium);
          (l) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Subsidiary to enforce any such judgment;
          (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $2,000,000;
          (n) an ERISA Multiemployer Plan Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Multiemployer Plan

Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $3,000,000; or
          (o) Change in Control shall occur;
then, and in every such event (other than an event with respect to a Borrower described in clause (i) or (j) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agents may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
          Each of the Lenders and the Issuing Bank hereby irrevocably appoints each Administrative Agent as its agent and authorizes each Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
          Each bank serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent hereunder.
          The Administrative Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the applicable Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by either bank serving as Administrative Agent or any of their respective Affiliates in any capacity. Neither Administrative Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Each Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Administrative Agent by a Borrower or a Lender, and neither Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Administrative Agent.
          Each Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Each Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Administrative Agent. Each Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, any Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with and, provided no Event of Default has occurred and is continuing, subject to the consent of (such consent not to be unreasonably withheld), the Parent, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office (a) in the case of a successor Domestic Administrative Agent, in New York, New York and (b) in the case of a successor French Administrative Agent, in London, or an Affiliate

of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After any Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
          Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
          Each Administrative Agent, the Lenders and the Issuing Bank appoint the French Administrative Agent to act as security trustee under and in connection with the Foreign Security Documents on the terms and conditions set out in Schedule 8.
          Each Lender hereby authorizes the Administrative Agents to execute the Intercreditor Agreement.
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (i) if to any Borrower, to the Parent at 3000 Executive Parkway, San Ramon, CA, 94583, Attention of Jack Pacheco, Chief Financial Officer (Telecopy No. (925) 543-0808), with a copy to General Counsel (Telecopy No. (925) 543-0808);
     (ii) if to the Domestic Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, Loan Operations, 1111 Fannin, 10 S. Dearborn, Floor 7, Chicago, Illinois, Attention of Latanya Driver (Telecopy No. (312) 385-7096);

     (iii) if to the French Administrative Agent, to J.P. Morgan Europe Limited, 125 London Wall, London, EC2Y 5AJ, United Kingdom, attention of Alastair A. Stevenson; and
     (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Domestic Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the applicable Administrative Agent and the applicable Lender. Any Administrative Agent or the Parent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 9.02 Waivers; Amendments. (a) No failure or delay by any Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agents with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan pursuant to Section 2.09 or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv)

change Section 2.17 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which affect the protections to such additional extensions of credit of the type provided to the Revolving Commitments and the Term Loans on the Effective Date), or (v) change any of the provisions of this Section 9.02 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of such Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.
          SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Parent shall pay (i) all reasonable out of pocket expenses incurred by each Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout or restructuring in respect of such Loans or Letters of Credit.
          (b) The Borrowers shall, severally but not jointly, indemnify each Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
          (c) To the extent that any Borrower fails to pay any amount required to be paid by it to any Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
          (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (which assignees shall not be a Loan Party, any member of the Sponsor Group or any of their respective Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

     (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
     (B) the applicable Administrative Agent; and
     (C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.
     (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $5,000,000, in the case of a Revolving Commitment, (y) $1,000,000, in the case of a Domestic Term Loan, or (z) 1,000,000 EUR, in the case of a French Term Loan, in each case unless each of the applicable Borrower and the applicable Administrative Agent otherwise consent, provided that no such consent of any Borrower shall be required if an Event of Default has occurred and is continuing;
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
     (C) the parties to each assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
     (D) the assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

     (E) the assignee shall be a Qualifying French Lender in the case of an assignment of any French Term Commitment or French Term Loans.
          For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
     “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.
     (iv) The Domestic Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the applicable Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the applicable Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i) Any Lender may, without the consent of any Borrower, any Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (e) Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrowers, maintain at one of its offices in the United States a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
          SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to any Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agents and when the Domestic Administrative Agent (or its counsel) shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or via other electronic means satisfactory to the Administrative Agent shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08 Right of Setoff. If an Event of Default under clause (a), (b), (c), (i), (j) or (k) of Article VII shall have occurred and be continuing, or if any other Event of Default shall have occurred and be continuing and the Required Lenders shall so consent, each

Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and, to the extent permitted by law, of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
          SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.12 Confidentiality. (a) Each of the Administrative Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of any Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.12 or (B) becomes available to any Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section 9.12, “Information” means all information received from any Borrower relating to any Borrower or its business, other than any such information that is available to any Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING ANY BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

          (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR ANY ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENTS THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
          SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
          SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
          SECTION 9.15 Currency of Payment. Each payment owing by any Borrower hereunder shall be made in the relevant Currency specified herein or, if not specified herein, specified in any other Loan Document executed by any Administrative Agent (the “Currency of Payment”) at the place specified herein (such requirements are of the essence of this Agreement). If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another Currency, the parties hereto agree that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Domestic Administrative Agent could purchase such Currency of Payment with such other currency at the Exchange Rate on the Business Day preceding that on which final judgment is given. The obligations in respect of any sum due hereunder to any Lender or any Issuing Bank shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Lender or Issuing Bank of any sum adjudged to be so due in such other Currency, such Lender or

Issuing Bank may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that, to the fullest extent permitted by law, (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Lender or Issuing Bank in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall promptly pay the shortfall (in the Currency of Payment) to such Lender or Issuing Bank and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Lender or Issuing Bank, such Lender or Issuing Bank shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MIRION TECHNOLOGIES, INC.,
as the Parent

By
Name:
Title:

MIRION TECHNOLOGIES (SYNODYS) SA,
as a French Borrower

By
Name:
Title:

MIRION TECHNOLOGIES (IST FRANCE) SAS,
as a French Borrower

By
Name:
Title:

JPMORGAN CHASE BANK, individually, as Domestic Administrative Agent, as Swingline Lender, as Issuing Bank, as a Domestic Term Lender and as a Revolving Lender

By
Name:
Title:

J.P. MORGAN EUROPE LIMITED, individually, as French Administrative Agent and as a French Term Lender

By
Name:
Title:

[OTHER BANKS], as a Revolving Lender

By
Name:
Title:

[OTHER BANKS], as a Domestic Term Lender

By
Name:
Title:

[OTHER BANKS], as a French Term Lender

By
Name:
Title:

Schedule 1.01(a)
EXISTING LETTERS OF CREDIT

		Total Amount
Location	Lender	Available	Expiration date	Currency
Mirion Technologies (IST France) SAS	JPMorgan Chase Bank, N.A.	470,538	Mar-11	USD
	JPMorgan Chase Bank, N.A.	389,109	Nov-10	USD

Mirion Technologies (Conax Nuclear), Inc.	JPMorgan Chase Bank, N.A.	19,200	Sep-10	USD
	JPMorgan Chase Bank, N.A.	544,989	Oct-10	USD
	JPMorgan Chase Bank, N.A.	544,989	Oct-10	USD
	JPMorgan Chase Bank, N.A.	459,018	Dec-10	USD
	JPMorgan Chase Bank, N.A.	459,018	Dec-10	USD
	JPMorgan Chase Bank, N.A.	434,909	Feb-11	USD
	JPMorgan Chase Bank, N.A.	434,909	Feb-11	USD
	JPMorgan Chase Bank, N.A.	20,661	Jul-11	USD
	JPMorgan Chase Bank, N.A.	20,539	Jul-12	USD

Mirion Technologies (MGPI), Inc.	JPMorgan Chase Bank, N.A.	702,183	Dec-10	USD

Mirion Technologies (IST) Ltd.	JPMorgan Chase Bank, N.A.	64,520	Apr-10	USD

Schedule 1.01(b)
SPECIFIED TIMES1

[1]	Time by which Borrowing requests must be made. To be provided by JPM/Mayer Brown.

Schedule 2.01
COMMITMENTS1

[1]	To be provided by JPM/Mayer Brown.

SCHEDULE 2.20
MANDATORY COST FORMULAE
1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the applicable Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the applicable Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the applicable Administrative Agent. This percentage will be certified by that Lender in its notice to the Applicable Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the applicable Administrative Agent as follows:
(a)	in relation to a sterling Loan:

AB + C(B − D) + E × 0.01 100 − (A + C)	percent per annum
(b)	in relation to a Loan in any currency other than sterling:

E × 0.01 300	percent per annum.
Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is bearing interest pursuant to Section 2.12, the additional rate of interest specified in such Section 2.12) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the applicable Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Applicable Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Applicable Administrative Agent pursuant to paragraph 7 and expressed in pounds per £1,000,000.
5.	For the purposes of this Schedule 2.20:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 percent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.
7.	If requested by the applicable Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the applicable Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.
8.	Each Lender shall supply any information required by the Applicable Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Applicable Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the applicable Administrative Agent of any change to the information provided by it pursuant to this paragraph.
9.	The percentages of each Lender for the purpose of A and C and the rates of charge of each Reference Bank for the purpose of E shall be determined by the Applicable Administrative Agent based upon the information supplied to it pursuant to Paragraphs 7 and 8 and on the assumption that, unless a Lender notifies the applicable Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.
10.	The applicable Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to Paragraphs 3, 7 and 8 is true and correct in all respects.
11.	The applicable Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to Paragraphs 3, 7 and 8.
12.	Any determination by either Administrative Agent pursuant to this Schedule 2.20 in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.
13.	Either Administrative Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule 2.20 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

Schedule 3.06
DISCLOSED MATTERS
Actions, suits and proceedings
     1. None.
Environmental matters
     1. None.

Schedule 4.01
INDEBTEDNESS TO BE REPAID
1.	Note and Equity Purchase Agreement dated September 30, 2003, as amended, by and among Mirion Technologies (GDS), Inc. (formerly known as Global Dosimetry Solutions, Inc.), American Capital Financial Services, Inc. and the purchasers party thereto

2.	Note and Equity Purchase Agreement dated May 24, 2004, as amended, by and among IST Acquisitions, LLC (formerly known as IST Acquisitions, Inc.), Mirion Technologies (IST) Corporation (formerly known as Imaging and Sensing Technology Corporation) and certain of its subsidiaries, American Capital Financial Services, Inc. and the purchasers party thereto

3.	Note and Equity Purchase Agreement dated June 23, 2004, as amended, by and among Mirion Technologies (MGPI), Inc. (formerly known as MGP Instruments, Inc.), Dosimetry Acquisitions (U.S.), LLC (formerly known as Dosimetry Acquisitions (U.S.), Inc.), American Capital Financial Services, Inc. and the purchasers party thereto

4.	Shareholder Loan Agreement dated September 23, 2005, as amended, by and between American Capital Strategies, Ltd. and Dosimetry Acquisitions (France) SAS.

5.	Continuing Agreement for Commercial & Standby Letters of Credit dated June 19, 2006, between JPMorgan Chase Bank and Mirion Technologies (IST) Corporation (formerly known as Imaging and Sensing Technology Corporation).

Schedule 6.01
EXISTING INDEBTEDNESS
1.	The Parent and certain of its Subsidiaries are parties to various agreements for Indebtedness with American Capital Ltd. and its affiliates, which are to be repaid in full in connection with this Agreement.
2.	In the ordinary course of business and in connection with customer contracts and requests, the Parent signs letters of guarantee on behalf of its Subsidiaries.
3.	The following Indebtedness:

			Total			Credit
		Designation of	Amount	Expiration		Facility
Location	Lender	the financing	Available	date	Currency	Type
Mirion Technologies (MGPI) SA	Banque Palatine	Commercial guarantee limit	3,100,000	Unlimited	EUR	Committed Line of Credit
	Lyonnaise de Banque	Building Loan	517,637	November, 2012	EUR	Loan
	Banque Palatine	Building Loan	1,900,000	March 30, 2017	EUR	Loan
	Le Credit Lyonnais	Building Loan	1,900,000	March 30, 2017	EUR	Loan
Mirion Technologies (IST) Corporation	NYSDOL Fin. Assurance	Letter of Credit	264,772	Unlimited	USD	Letter of Credit

Schedule 6.02
EXISTING LIENS
American Capital Financial Services Ltd., as Agent, has security interests in various assets of the Subsidiaries, which are to be released in connection with this Agreement. In connection with existing letter of credit arrangements, JPMorgan Chase Bank, N.A. has security interests in various accounts and other property of Mirion Technologies (IST) Corporation, which are to be released in connection with this Agreement.
In addition, the Parent and the Subsidiaries have the following Liens.
Mirion Technologies (GDS), Inc. (“Debtor”)
1.	Xerox Corporation has a secured interest in one (1) Xerox HLC128C and one (1) Xerox HLCCTL8 together with all parts, attachments, additions, replacements and repairs incorporated in or affixed thereto, in connection with the lease of such products.
Mirion Technologies (MGPI) SA
1.	Mirion Technologies (MGPI) SA, a Subsidiary, is a party to a Loan Agreement entered into on October 26, 2005, as amended, with Lyonnaise de Banque, in connection with financing construction of portion of the Company’s facilities located in Lamanon, France, under which the Subsidiary pledged certain of its real property assets as security.

2.	Mirion Technologies (MGPI) SA, a Subsidiary, is a party to a Loan Agreement entered into on March 30, 2010, with Crédit Lyonnais and La Banque Palatine, in connection with the expansion of the Company’s facilities located in Lamanon, France, under which the Subsidiary will pledge certain of its real property assets as security in an amount not to exceed 3,800,000 EUR.

3.	Mirion Technologies (MGPI) SA, a Subsidiary, is a party to a financing arrangement secured by the accounts receivable of such Subsidiary in an amount not to exceed 3,100,000 EUR.

Schedule 6.04
EXISTING INVESTMENTS
1.	Mirion Technologies (IST) Ltd., a Subsidiary, is a shareholder, holding 12 “A” Shares, of Resolve Optics Ltd., a Company incorporated in England.

2.	Mirion Technologies (Conax Nuclear), Inc., a Subsidiary, is a shareholder, holding 14,757 shares of Common Stock of ARS Enterprises, a California corporation.

Schedule 6.07
TRANSACTIONS WITH AFFILIATES
1.	The Parent and certain of its Subsidiaries are parties to various agreements for Indebtedness with American Capital Ltd. and certain of its Affiliates, which are to be repaid in full in connection with this Agreement.

2.	The Parent is a party to an investment banking services agreement entered into in December 2005, with American Capital Financial Services Ltd., which is expected to be terminated in connection with this Agreement.

3.	The Parent is party to a letter agreement entered into March 18, 2010, with each holder of its convertible preferred stock, under which in lieu of dividends otherwise payable in the form of additional shares of convertible preferred stock, for the period from March 1, 2010 through the Effective Date, the Parent will pay cash dividends on shares of its outstanding preferred stock at a rate equal to the number of shares of common stock such holders would have received upon conversion of the preferred stock such holders would have received in dividends during that period multiplied by the initial public offering price of the Equity Offering.

4.	The Parent will be party to that certain registration rights agreement expected to be entered into upon the consummation of the Equity Offering, with American Capital Ltd. and certain of its Affiliates, Thomas D. Logan, W. Antony Besso and certain other stockholders, under which these stockholders may require the Parent to register their shares of common stock under the securities laws for sale.

5.	The Parent will be party to certain indemnification agreements expected to be entered into upon the consummation of the Equity Offering, with certain designees of American Capital Ltd., pursuant to which the Parent will indemnify its directors and its executive officers in certain circumstances, and hold them harmless against any expenses and liabilities incurred in the performance of their duties to the Company.

6.	The Parent will adopt certain bylaws prior to the consummation of the Equity Offering that will provide American Capital Ltd. with the right to designate up to three members of the Parent’s seven member board of directors as well as certain other related rights.

7.	Thomas D. Logan is party to a call option agreement entered into April 19, 2004, as modified, with American Capital Ltd. and certain of its Affiliates.

Schedule 6.08
EXISTING RESTRICTIONS
1.	Please refer to Schedule 6.01 for a listing of all Indebtedness.
2.	Mirion Technologies (IST) Ltd., a Subsidiary, has entered into a Deed as security over a deposit account with HSBC Bank Plc., dated as of November 4, 2009.
3.	Mirion Technologies (MGPI) SA, a Subsidiary, is a party to a Loan Agreement entered into on October 26, 2005, as amended, with Lyonnaise de Banque, in connection with financing construction of portion of the Company’s facilities located in Lamanon, France, under which the Subsidiary pledged certain of its real property assets as security.
4.	Mirion Technologies (MGPI) SA, a Subsidiary, is a party to a Loan Agreement entered into on March 30, 2010, with Crédit Lyonnais and La Banque Palatine, in connection with the expansion of the Company’s facilities located in Lamanon, France, under which the Subsidiary will pledge certain of its real property assets as security.

SCHEDULE 8
FRENCH ADMINISTRATIVE AGENT SECURITY TRUST AND AGENCY PROVISIONS
1.	DEFINITIONS AND INTERPRETATIONS

1.1	Terms defined in the Credit Agreement

Terms defined in the Credit Agreement but not in this Schedule shall have the same meanings in this Schedule as in the Credit Agreement.

1.2	Definitions

In addition, in this Schedule:

“Administrator” means any administrator appointed to manage the affairs, business and assets of any Loan Party under the Collateral Documents.

“Finance Party” means, individually and collectively, each Lender, each Issuing Bank and each Administrative Agent.

“Losses” means losses (including loss of profit), claims, demands, actions, proceedings, damages and other payments, costs, expenses and other liabilities of any kind.

“Receiver” means any receiver, receiver and manager, administrator or administrative receiver appointed by the French Administrative Agent over all or any of the Collateral under the Collateral Documents whether solely, jointly, severally or jointly and severally with any other person and includes any substitute for any of them appointed from time to time.

“VAT” means value added tax as provided for in the VATA 1994 or any similar or substitute tax.

“VATA 1994” means The Value Added Tax Act 1994.

2.	SECURITY TRUSTEE/AGENT PROVISIONS

2.1	Appointment of the French Administrative Agent
(a)	Each of the Finance Parties irrevocably appoints the French Administrative Agent to act as its trustee in connection with the English Security Documents and the Canadian Security Documents.

(b)	Each of the Finance Parties irrevocably appoints the French Administrative Agent to act as its agent in connection with the French Security Documents in accordance with Article 2328-1 of the French Civil Code and the German Security Document.

(c)	Each of the Finance Parties authorises the French Administrative Agent to exercise the rights, powers, authorities and discretions specifically given to the French Administrative Agent under or in connection with the Loan Documents together with any other incidental rights, powers, authorities and discretions.

2.2	Role of the French Administrative Agent
(a)	The French Administrative Agent shall hold the benefit of the English Security Documents on trust for the Finance Parties. The French Administrative Agent shall be the beneficiary of the French Security Documents, the Canadian Security Documents and the German Security Document on behalf and in the name of the Finance Parties.

(b)	If the French Administrative Agent receives notice from a party referring to a Loan Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(c)	The French Administrative Agent does not have any duties except those expressly set out in the Loan Documents. In particular, the French Administrative Agent shall not be subject to the duty of care imposed on trustees by the Trustee Act 2000 and shall not be an agent or trustee of any Loan Parties or any person under or in connection with the Loan Documents.

(d)	Where a sum is to be paid to the French Administrative Agent under the Collateral Documents or the Loan Documents for another Party, the French Administrative Agent is not obliged to pay such sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(e)	If the French Administrative Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the French Administrative Agent together with interest on that amount from the date of payment to the date of receipt by the French Administrative Agent, calculated by it to reflect its cost of funds.
2.3	No fiduciary duties
(a)	Except as provided in Paragraph 2.1, nothing in this Agreement constitutes the French Administrative Agent as a trustee or fiduciary of any other person.

(b)	The French Administrative Agent shall not be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.
2.4	Business with Loan Parties

The French Administrative Agent may accept deposits from, lend money to, invest in and generally engage in any kind of banking or other business with any Loan Parties and any Affiliate of any Loan Parties.

2.5	Discretion of the French Administrative Agent
(a)	The French Administrative Agent may rely on:
(i)	any representation, notice, document or other communication believed by it to be genuine, correct and appropriately authorized; and

(ii)	any statement made by a director, authorized signatory or employee of any person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify.

(b)	The French Administrative Agent may assume that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Article VII of the Credit Agreement); and

(ii)	any right, power, authority or discretion vested in any other Finance Party has not been exercised.
(c)	Notwithstanding that the French Administrative Agent and one or more of the other Finance Parties may from time to time be the same entity, that entity has entered into the Loan Documents in those separate capacities. However, where the Loan Documents provide for the French Administrative Agent and the other Finance Parties to provide instructions to or otherwise communicate with one or more of the others of them, then for so long as they are the same entity it will not be necessary for there to be any formal instructions or other communication, notwithstanding that the Loan Documents provide in certain cases for the same to be in writing.

(d)	The French Administrative Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(e)	The French Administrative Agent may act in relation to the Loan Documents through its personnel and agents.

(f)	Except as otherwise expressly provided in the Loan Documents, the French Administrative Agent shall be and is hereby authorised to assume without enquiry, in the absence of actual notice to the contrary, that each Loan Party and the other parties to any of the Loan Documents (other than the French Administrative Agent) is duly performing and observing all the covenants and provisions contained in or arising pursuant to the Loan Documents relating to it and on its part to be performed and observed.

(g)	Notwithstanding any other provision of any Loan Document to the contrary, the French Administrative Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
2.6	Required Lenders instructions
(a)	Unless a contrary indication appears in a Loan Document:
(i)	the French Administrative Agent shall act in accordance with any instructions given to it by the Required Lenders (or, if so instructed by the Required Lenders or in the absence of an instruction from them, refrain from acting or exercising any power, authority, discretion or other right vested in it as French Administrative Agent); and

(ii)	the French Administrative Agent shall not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Required Lenders; and

(iii)	any instructions given by the Required Lenders will be binding on all the Lenders.
(b)	The French Administrative Agent may refrain:

(i)	from acting (in accordance with the instructions of the Required Lenders (or, if appropriate, the Lenders) or otherwise) until it has received such security and/or indemnity as it may require for any Losses (including any associated irrevocable VAT) which it may incur in complying with the instructions; and

(ii)	from doing anything which may in its opinion be a breach of any law or duty of confidentiality or be otherwise actionable at the suit of any person.
(c)	In the absence of instructions from the Required Lenders (or, if appropriate, the Lenders), the French Administrative Agent may act (or refrain from taking action) as it considers to be in the best interest of the Required Lenders.

(d)	The French Administrative Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Loan Document.
2.7	Responsibility for documentation

The French Administrative Agent is not responsible for:
(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Finance Party, any Loan Parties or any other person given in or in connection with any Loan Document; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Loan Document or any other agreement, arrangement or other document entered into, made or executed in anticipation of or in connection with any Loan Document.
2.8	Exclusion of liability
(a)	Without limiting Paragraph 2.8(b), the French Administrative Agent will not be liable for any action taken by it under or in connection with any Loan Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party may take any proceedings against any officer, employee or agent of the French Administrative Agent in respect of any claim it might have against the French Administrative Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document. Any officer, employee or agent of the French Administrative Agent may rely on this Paragraph 2.8(b).

(c)	The French Administrative Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the French Administrative Agent if the French Administrative Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the French Administrative Agent for that purpose.

(d)	The French Administrative Agent shall not be under any obligation to insure any of the Collateral or any certificate, note, bond or other evidence in respect of any of them or to require any other person to maintain that insurance and shall not be responsible for any Losses which may be suffered as a result of the lack or inadequacy of that insurance.

(e)	The French Administrative Agent shall not be responsible for any Losses occasioned to the Collateral, however caused, by any Loan Parties or any other person by any act or omission on the part of any person (including any bank, broker, depository, warehouseman or other intermediary or any clearing system or the operator of it), or otherwise, unless those Losses are occasioned by the French Administrative Agent’s own gross negligence or wilful misconduct. In particular the French Administrative Agent shall be not responsible for any Losses which may be suffered as a result of any assets comprised in the Collateral, or any deeds or documents of title to them, being uninsured or inadequately insured or being held by it or by or to the order of any custodian or by clearing organisations or their operators or by any person on behalf of the French Administrative Agent.

(f)	The French Administrative Agent shall have no responsibility to any Loan Parties as regards any deficiency which might arise because such Loan Parties are subject to any tax in respect of the Collateral or any income or any proceeds from or of them.

(g)	The French Administrative Agent shall not be liable for any failure, omission or defect in giving notice of, registering or filing, or procuring registration or filing of, or otherwise protecting or perfecting, the security constituted over the Collateral.
2.9	Lenders’ Indemnity to the French Administrative Agent
(a)	Each Lender shall (in proportion to its share of the Commitments[1] or, if the Commitments are then zero, to its share of the Commitments immediately prior to their reduction to zero) indemnify the French Administrative Agent, within three Business Days of demand, against any Losses sustained or incurred by the French Administrative Agent (otherwise than by reason of the French Administrative Agent’s gross negligence or wilful misconduct) in acting as the French Administrative Agent under the Loan Documents (unless the French Administrative Agent has been reimbursed by the Loan Parties pursuant to a Loan Document.

(b)	The French Administrative Agent may, in priority to any payment to the Lenders, indemnify itself out of the Collateral in respect of, and pay and retain, all sums necessary to give effect to this indemnity and to all other indemnities given to it in the other Loan Documents in its capacity as French Administrative Agent. The French Administrative Agent shall have a Lien on the security constituted over the Collateral and the proceeds of enforcement of any Collateral Documents for all such sums.
2.10	Resignation
(a)	The French Administrative Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom and/or in France as successor by giving notice to the other parties.

(b)	Alternatively the French Administrative Agent may resign by giving notice to the other parties, in which case the Required Lenders (after consultation with the Borrowers) may appoint a successor French Administrative Agent.

(c)	If the Required Lenders have not appointed a successor French Administrative Agent in accordance with Paragraph 2.11(b) within 30 days after notice of resignation was given, the French Administrative Agent may appoint a successor French

[1]	This is meant to capture total commitments under the Credit Agreement.

Administrative Agent (acting through an office in the United Kingdom and/or in France).

(d)	The retiring French Administrative Agent shall, at its own cost, make available to the successor French Administrative Agent any documents and records and provide any assistance which the successor French Administrative Agent may reasonably request for the purposes of performing its functions as French Administrative Agent under the Loan Documents.

(e)	A notice of resignation from the French Administrative Agent shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring French Administrative Agent shall be discharged from any further obligation in respect of the Loan Documents but shall remain entitled to the benefit of this Paragraph 2. Its successor and each of the other parties shall have the same rights and obligations amongst themselves as they would have had if the successor had been an original party.

(g)	After consultation with the Borrowers, the Required Lenders may, by notice to the French Administrative Agent, require it to resign in accordance with Paragraph 2.11(b). In this event, the French Administrative Agent shall resign in accordance with Paragraph 2.11(b).
2.11	Additional French Administrative Agent

The French Administrative Agent may at any time appoint (and subsequently remove) any person to act as a separate agent, security trustee or as a co-trustee jointly with it (any such person, an “Additional French Administrative Agent”):
(a)	if it is necessary in performing its duties and if the French Administrative Agent considers that appointment to be in the interest of the Finance Parties; or

(b)	for the purposes of complying with or confirming to any legal requirements, restrictions or conditions which the French Administrative Agent deems to be relevant; or

(c)	for the purposes of obtaining or enforcing any judgment or decree in any jurisdiction,

and the French Administrative Agent will give notice to the other Parties of any such appointment.
2.12	Confidentiality
(a)	In acting as security trustee or agent, as the case may be, for the Finance Parties, the French Administrative Agent shall be regarded as acting through its syndication or agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the French Administrative Agent, it may be treated as confidential to that division or department and the French Administrative Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Loan Document to the contrary, the French Administrative Agent is not obliged to disclose to any other person:

(i)	any confidential information; or

(ii)	any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.
2.13	Relationship with the Lenders

The French Administrative Agent may treat each Lender as a Lender, entitled to payments under the Collateral Documents and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of the relevant Collateral Document.

2.14	Credit Appraisal by the Lenders

Without affecting the responsibility of each Loan Party for information supplied by it or on its behalf in connection with any Loan Document, each Lender confirms to the French Administrative Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Loan Document, including:
(a)	the financial condition, status and nature of each Loan Party;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, arrangement or other document entered into, made or executed in anticipation of, under or in connection with any Loan Document; and

(d)	the adequacy, accuracy and/or completeness of any information provided by the French Administrative Agent, any other party or any other person under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, arrangement or other document entered into, made or executed in anticipation of, under or in connection with any Loan Document.
2.15	Management time

Any amount payable to the French Administrative Agent by way of fees or indemnity under this Credit Agreement shall include the cost of utilising the French Administrative Agent’s management time or other resources (which will be calculated on the basis of such reasonable daily or hourly rates as the French Administrative Agent may notify to the Parent).

2.16	Security Documents
(a)	The French Administrative Agent shall accept without investigation, requisition or objection whatever title any person may have to the assets which are subject to the Collateral Documents and shall not:
(i)	be bound or concerned to examine or enquire into the title of any person; or

(ii)	be liable for any defect or failure in the title of any person, whether that defect or failure was known to the French Administrative Agent or might have been discovered upon examination or enquiry and whether it is capable of remedy or not.
(b)	Upon the appointment of any successor French Administrative Agent under Article VIII of the Credit Agreement, the resigning French Administrative Agent shall execute and deliver any documents and do any other acts and things which may be necessary to vest in the successor French Administrative Agent all the rights vested in the resigning French Administrative Agent under the Collateral Documents.

(c)	Each of the other Finance Parties:
(i)	authorises the French Administrative Agent to hold each mortgage or charge or security interest created pursuant to any Loan Document in its sole name as security trustee or agent, as the case may be, for the Finance Parties; and

(ii)	requests the UK Land Registry to register the French Administrative Agent as the sole proprietor of any mortgage or charge so created.
2.17	Distribution of proceeds of enforcement
(a)	To the extent that the Collateral Documents provide for the net proceeds of any enforcement to be applied against the Obligations, the French Administrative Agent shall apply them in payment of any amounts due but unpaid under the Loan Documents, if applicable in the order set out in Section 2.17(b) of the Credit Agreement. This shall override any appropriation made by any Loan Parties.

(b)	The French Administrative Agent may, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name.
2.18	No obligation to remain in possession

If the French Administrative Agent, any Receiver or any delegate takes possession of all or any of the Collateral, it may from time to time in its absolute discretion relinquish such possession.

2.19	French Administrative Agent’s obligation to account

The French Administrative Agent shall not in any circumstances (either by reason of taking possession of the Collateral or for any other reason and whether as mortgagee in possession or on any other basis):
(a)	be liable to account to any Loan Parties or any other person for anything except the French Administrative Agent’s own actual receipts which have not been distributed or paid to the relevant Loan Party or the persons entitled or at the time of payment believed by the French Administrative Agent to be entitled to them; or

(b)	be liable to any Loan Parties or any other person for any principal, interest or Losses from or connected with any realisation by the French Administrative Agent of the Collateral or from any act, default, omission or misconduct of the French Administrative Agent, its officers, employees or agents in relation to the Collateral or from any exercise or non-exercise by the French Administrative Agent of any right exercisable by it under the French Security Documents, the English Security Documents, the Canadian Security Documents or the German Security Document

unless they shall be caused by the French Administrative Agent’s own gross negligence or wilful misconduct.
2.20	Receiver’s and delegate’s obligation to account

All the provisions of Paragraph 2.18 above shall apply in respect of the liability of any Receiver or Administrator or delegate in all respects as though every reference in Paragraph 2.14 to the French Administrative Agent were instead a reference to the Receiver or, as the case may be, Administrator or delegate.

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the applicable Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
Assignor:
&
Assignee:
&
[and is a [Lender][Approved Fund][Affiliate of identify Lender]]1
Borrowers: Mirion Technologies, Inc. (the “Parent”), as borrower of Revolving Loans and Domestic Term Loans and Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS (together, the “French Borrowers”), as borrowers of French Term Loans
Administrative Agents: JPMorgan Chase Bank, N.A., as the domestic administrative agent (the “Domestic Administrative Agent”) and J.P. Morgan Europe Limited, as the French

[1]	Select as applicable

administrative agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”) under the Credit Agreement
Credit Agreement: The Credit Agreement dated as of March ___, 2010 among the Borrowers, the Lenders parties thereto and the Administrative Agents
Assigned Interest

	Aggregate Amount of	Amount of
	Commitment/Loans for all	Commitment/Loans	Percentage Assigned of
Facility Assigned	Lenders	Assigned	Commitment/Loans
Revolving Commitment	$	$	%
Domestic Term Loans	$	$	%
French Term Loans	EUR	EUR	%
Effective Date: ___, 20     [TO BE INSERTED BY APPLICABLE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted:
[JPMORGAN CHASE BANK, N.A.,
as Domestic Administrative Agent [and
as the Issuing Bank]2
By
Title: ]3
[J.P. MORGAN EUROPE LIMITED,
as French Administrative Agent
By
Title: ]4
[Consented to:
MIRION TECHNOLOGIES, INC.
By
Title:
MIRION TECHNOLOGIES (SYNODYS) SA
By
Title:
MIRION TECHNOLOGIES (IST FRANCE) SAS
By
Title: ]5

[2]	Include only for assignments of Revolving Commitments

[3]	Include only for assignments of Revolving Commitments or Domestic Term Loans.

[4]	Include only for assignments of French Term Loans.

[5]	Not included for assignments to any Lender, any Affiliate of any Lender any Approved Fund or for any assignment during the continuance of an Event of Default.

CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     (a) Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     (b) Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on either Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vi) in the case of an Assignee with respect to a French Term Commitment or any French Term Loans, it is a Qualifying French Lender; and (b) agrees that (i) it will, independently and without reliance on either Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     (c) Payments. From and after the Effective Date, the applicable Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     (d) General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal law of the State of New York.

[          ], 2010
JPMorgan Chase Bank, National Association, as Domestic Administrative Agent
J.P. Morgan Europe Limited, as French Administrative Agent
and each of the Lenders listed on the
signature pages of the Credit Agreement
referred to below
Ladies and Gentlemen:
     I am General Counsel, Vice President and Corporate Secretary of Mirion Technologies, Inc., a Delaware corporation (“Mirion”), and have acted as such in connection with that certain Credit Agreement dated as of [          ], 2010 (the “Credit Agreement”) among Mirion, Mirion Technologies (Synodys) SA, a société anonyme (limited liability company) organized under the laws of France, Mirion Technologies (IST France) SAS, a société par actions simplifiée (limited liability company) organized under the laws of France (together, the “French Borrowers”, and together with Mirion, the “Borrowers”), the lenders listed on the signature pages thereof (the “Lenders”), JPMorgan Chase Bank, National Association, as Domestic Administrative Agent (the “Domestic Administrative Agent”), and J.P. Morgan Europe Limited, as French Administrative Agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”). Terms used (but not defined) herein have the meanings assigned to them in the Credit Agreement.
     I or counsel under my general supervision have reviewed executed copies of:
     (a) the Credit Agreement;
     (b) the Notes issued on the date hereof (the “Notes”);
     (c) the Guaranty (Domestic Obligations) dated as of [          ], 2010 (the “Domestic Guaranty”) among the Loan Parties party thereto on the date hereof and the Domestic Administrative Agent;
     (d) the Guaranty (French Obligations) dated as of [          ], 2010 (the “French Guaranty”) among the Loan Parties party thereto on the date hereof and the French Administrative Agent;
     (e) the Domestic Pledge and Security Agreement dated as of [          ], 2010 (the “Security Agreement”) among Mirion, IST Instruments, Inc., Mirion Technologies (Conax Nuclear), Inc., and Mirion Technologies (IST) Corporation, each a New York corporation (together, the “New York Credit Parties”), Mirion Technologies (GDS), Inc., and

Mirion Technologies (MGPI), Inc., each a Delaware Corporation (together, the “Delaware Corporation Credit Parties”), and Dosimetry Acquisitions (U.S.), LLC., and IST Acquisitions, LLC (together, the “Delaware LLC Credit Parties”), and the Administrative Agents.
     The Delaware Corporation Credit Parties and the Delaware LLC Credit Parties are sometimes hereinafter referred to as the “Delaware Credit Parties”. Mirion, the New York Credit Parties and the Delaware Credit Parties are sometimes hereinafter referred to as the “Specified Credit Parties”. The Specified Credit Parties and the entities listed on Annex A hereto (the “Other Credit Parties”) are sometimes hereinafter referred to as the “Credit Parties”. The documents listed in items (a) through (e) above are sometimes hereinafter referred to as the “Credit Documents.”
     I or counsel under my general supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. In all such examinations I have assumed, and have not independently verified, the genuineness of all signatures (other than those on behalf of the Specified Credit Parties), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, and the accuracy of all factual statements of parties (other than the Credit Parties) made on or before the date hereof (and have relied thereon as I have deemed appropriate).
     Based upon and subject to the foregoing, and subject further to the assumptions, limitations and qualifications set forth below, it is my opinion that:
     1. Mirion, each New York Credit Party and each Delaware Corporate Credit Party is a corporation validly existing and, based solely upon a certificate delivered by the Secretary of State or comparable public official in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation. Each Delaware LLC Credit Party is a limited liability company validly existing and, based solely upon a certificate delivered by the Secretary of State or comparable public official in the State of Delaware, in good standing under the laws of the State of Delaware.
     2. Each of the Specified Credit Parties has all requisite corporate power and authority and has taken all requisite corporate or company action necessary to enter into and perform its obligations under the Credit Documents and to consummate the transactions contemplated in the Credit Documents.
     3. Each of the Credit Documents has been duly authorized, executed and delivered by each of the Specified Credit Parties party thereto.

2

     4. The execution and delivery by each Specified Credit Party of, and the performance by each Specified Credit Party of its obligations under, the Credit Documents to which it is a party will not contravene the certificate of incorporation or bylaws or limited liability company agreement or certificate of formation, as the case may be, of the relevant Specified Credit Party.
     5. The execution and delivery by each Credit Party of, and the performance by each Credit Party of its obligations under, the Credit Documents to which it is a party will not (i) contravene any agreement or other instrument binding upon Mirion or any of its subsidiaries (a) that has been filed by Mirion as an exhibit to a filing made pursuant to the Securities Act of 1933 or (b) is otherwise known to me, except for any such contravention that would not be reasonably expected to have a Material Adverse Effect or (ii) to my knowledge result in the violation of any judgment or order of any court or arbitrator or Governmental Authority binding on any Credit Party, except for any such violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;
     6. To my knowledge, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority binding on any Credit Party pending or threatened to which Mirion or any of its subsidiaries is a party that are likely to have a Material Adverse Effect on the Credit Parties’ ability to perform their obligations under the Credit Documents.
     I am qualified to practice law in the State of California, and I do not express any opinion concerning any laws other than the laws of the State of California, the General Corporation Law and Limited Liability Company Act of the State of Delaware and the federal laws of the United States. Further, I do not purport to give any opinion regarding the securities laws in any jurisdiction or with respect to the Employee Retirement Income Security Act of 1974, as amended. I also do not purport to give any opinion as to the validity, binding nature or enforceability of any of the Credit Documents, and I express no opinion as to the creation, attachment, perfection or priority of any security interest.
     I express no opinions except as expressly set forth herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.
     This opinion is delivered to you, for the benefit of the Lenders, in connection with the Credit Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent. I assume no obligation to advise you or any other Person or entity of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention, including but not limited to, changes which could result from pending or future legislation, law or jurisprudence.

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Very truly yours,

Seth B. Rosen
General Counsel, Vice President and Corporate Secretary

4

Annex A

Jurisdiction
Name of Other Loan Party	of Organization
Mirion Technologies (IST Canada), Inc.	Canada
Mirion Technologies (IST) Ltd.	England
Dosimetry Acquisitions (France) SAS	France
Mirion Technologies (MGPI) SA	France
Mirion Technologies (RADOS) GmbH	Germany
Mirion Technologies (MGPI H&B) GmbH	Germany

5

New York	Madrid
Menlo Park	Tokyo
Washington DC	Beijing
London	Hong Kong
Paris

Davis Polk & Wardwell llp	212 450 4000 tel
450 Lexington Avenue	212 701 5800 fax
New York, NY 10017
[     ], 2010
JPMorgan Chase Bank, National Association, as Domestic Administrative Agent
J.P. Morgan Europe Limited, as French Administrative Agent
and each of the Lenders listed on the
signature pages of the Credit Agreement
referred to below
Ladies and Gentlemen:
We have acted as special New York counsel for Mirion Technologies, Inc., a Delaware corporation (the “Company”), Mirion Technologies (Synodys) SA, a société anonyme (limited liability company) organized under the laws of France (“Mirion SA”), Mirion Technologies (IST France) SAS, a société par actions simplifiée (limited liability company) organized under the laws of France (together with Mirion SA, the “French Borrowers”, and together with the Company, the “Borrowers”), IST Instruments, Inc., a New York corporation (“IST Instruments”), Mirion Technologies (Conax Nuclear), Inc., a New York corporation (“Mirion Conax Nuclear”), Mirion Technologies (IST) Corporation, a New York corporation (together with IST Instruments and Mirion Conax Nuclear, the “New York Loan Parties”), Mirion Technologies (GDS), Inc., a Delaware corporation (“Mirion GDS”), Mirion Technologies (MGPI), Inc., a Delaware corporation (together with Mirion GDS, the “Delaware Corporation Loan Parties”), Dosimetry Acquisitions (U.S.), LLC., a Delaware limited liability company (“Dosimetry”), IST Acquisitions, LLC, a Delaware limited liability company (together with Dosimetry, the “Delaware LLC Loan Parties”, and together with the Delaware Corporation Loan Parties and the New York Loan Parties, the “Domestic Loan Parties”) and the other entities listed in Schedule I hereto (the “Other Loan Parties”) in connection with (i) the Credit Agreement dated as of [ ], 2010 (the “Credit Agreement”) among the Borrowers, the lenders listed on the signature pages thereof (the “Lenders”), JPMorgan Chase Bank, National Association, as Domestic Administrative Agent (the “Domestic Administrative Agent”) and J.P. Morgan Europe Limited, as French Administrative Agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”), and (ii) the other Credit Documents referred to below. The Borrowers, the Domestic Loan Parties and the Other Loan Parties are sometimes hereinafter referred to as the “Loan Parties”. Terms used (but not defined) herein have the meanings assigned to them in the Credit Agreement.

2

[     ], 2010
We have reviewed executed copies of:
(a)	the Credit Agreement;

(b)	the Notes issued on the date hereof (the “Notes”);

(c)	the Guaranty (Domestic Obligations) dated as of [ ], 2010 (the “Domestic Guaranty”) among the Loan Parties party thereto on the date hereof and the Domestic Administrative Agent;

(d)	the Guaranty (French Obligations) dated as of [ ], 2010 (the “French Guaranty”) among the Loan Parties party thereto on the date hereof and the French Administrative Agent;

(e)	the Domestic Pledge and Security Agreement dated as of [ ], 2010 (the “Security Agreement”) among the Company, the New York Loan Parties, the Delaware Loan Parties (together, the “Domestic Grantors”), and the Administrative Agents.
The documents listed in items (a) through (e) above are sometimes hereinafter referred to as the “Credit Documents”. The documents listed in items (c) through (e) above are sometimes hereinafter referred to as the “Credit Support Documents”.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates of public officials and officers of the Loan Parties and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.
Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:
     1. The execution, delivery and performance by each Loan Party of each Credit Document to which it is a party require no action by or in respect of, or filing with, any governmental body, agency or official under United States federal or New York State law (other than filings and recordings to perfect security interests granted) and do not contravene, or constitute a default under, any provision of applicable United States federal or New York State law or regulation, in each case that in our experience is normally applicable to general business entities in relation to transactions of the type contemplated by the Credit Documents without regard to any other activities or business of such entities.
     2. Each Credit Document (other than the Notes) constitutes a valid and binding agreement of each Loan Party party thereto and each Note constitutes a valid and binding obligation of the Borrower party thereto, in each case enforceable against such Loan Party in accordance with its terms.
     3. The Security Agreement is effective to create, in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement), as security for the Secured Obligations (as defined in the Security Agreement), a valid security interest (the “Article 9 Security Interest”) in the Domestic Loan Parties’ right, title and interest in that portion of the

3

[     ], 2010
Collateral, as defined in the Security Agreement, described therein in which a security interest may be created pursuant to Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”).
     4. None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended.
     5. The borrowings under the Credit Agreement and the use of proceeds thereof as contemplated by the Credit Agreement do not violate Regulation U or X of the Board of Governors of the Federal Reserve System.
The foregoing opinions are subject to the following assumptions and qualifications:
(a)	Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial actions giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)	We express no opinion as to United States federal or any state securities laws.

(c)	We express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusions expressed above.

(d)	We express no opinion as to any provision in the Credit Documents that purports to indemnify any Person for its own gross negligence or willful misconduct.

(e)	We express no opinion as to provisions in the Credit Documents that purport to create rights of set-off in favor of participants or that provide for set-off to be made otherwise than in accordance with applicable laws.

(f)	We express no opinion as to provisions in the Credit Documents that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like.

(g)	We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Credit Documents.

(h)	We express no opinion as to the right, title or interest of any Domestic Grantor in or to any collateral.

(i)	Except as expressly set forth in paragraph 3 above, we express no opinion as to the creation, attachment, perfection or priority of any security interest.

(j)	We note the possible unenforceability in whole or in part of certain remedial provisions of, and certain waivers contained in, the Credit Support Documents, although the inclusion of such provisions does not render any of the Credit Support

4

[     ], 2010
Documents invalid and, subject, to the extent applicable, to Section 9-408(c) of the UCC, each of the Credit Support Documents contains, in our judgment, adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

(k)	Any security interest in proceeds is subject to the limitations set forth in Section 9-315 of the UCC.

(l)	We have assumed that (i) each Loan Party is validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, (ii) each Loan Party has duly executed and delivered each Credit Document to which it is a party, (iii) the execution, delivery and performance by each Loan Party of each Credit Document to which it is a party are within its corporate or other powers, have been duly authorized by all necessary corporate or other action on the part of such Loan Party and do not contravene the articles or certificate of incorporation or bylaws or other constitutive documents of such Loan Party and (iv) the execution, delivery and performance by each Loan Party of each Credit Document to which it is a party do not contravene, or constitute a default under, any law, rule or regulation (other than United States federal and New York State laws, rules and regulations in each case that in our experience are normally applicable to general business entities in relation to transactions of the type contemplated by the Credit Documents without regard to any other activities or business of such entities) or any order, injunction, decree, agreement, contract or instrument to which it is a party or by which it is bound.

(m)	We express no opinion on the effectiveness of any service of process made other than in accordance with applicable law.

(n)	We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which may limit the rate of interest that such Lender may charge or collect.

(o)	As to various provisions in the Credit Documents that grant the Administrative Agents, the Issuing Bank or the Lenders certain rights to make determinations or take actions in their discretion, we assume that such discretion will be exercised in good faith and in a commercially reasonable manner.

(p)	Our opinion in paragraph 3 above is limited to Article 9 of the UCC. We express no opinion as to (i) the effect, if any, of the United States Assignment of Claims Act, as amended, or any similar state law, rule or regulation, (ii) the creation, perfection or priority of any security interest in or lien on any insurance except to the extent such insurance constitutes the proceeds of Collateral or (iii) the creation, perfection or priority of any security interest in or lien on any commercial tort claims, letter of credit rights (other than letter of credit rights consisting of supporting obligations with respect to other collateral), as-extracted collateral, timber to be cut, fixtures, consumer goods, farm products or, except to the extent that Article 9 of the UCC is applicable thereto, any Intellectual Property (as defined in the Security Agreement). We express no opinion as to the creation, attachment,

5

[     ], 2010
perfection or priority of any security interest in any Collateral (as defined in the Security Agreement) described in subsection 2(q) of the Security Agreement and not described in any other subsection of such Section 2.

(q)	We express no opinion as to validity, legal binding effect or enforceability of any provision of any Credit Document that permits a Lender to collect any portion of the stated principal amount of any Loan upon acceleration or prepayment thereof to the extent determined to constitute unearned interest.
The foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.
This opinion is delivered to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.
Very truly yours,

Schedule I
Other Loan Parties

Name of Other Loan Party	Jurisdiction of Organization
Mirion Technologies (IST Canada), Inc.	Canada
Mirion Technologies (IST) Ltd.	England
Dosimetry Acquisitions (France) SAS	France
Mirion Technologies (MGPI) SA	France
Mirion Technologies (RADOS) GmbH	Germany
Mirion Technologies (MGPI H&B) GmbH	Germany

[LETTERHEAD OF RICHARDS, LAYTON & FINGER, PA]
March _, 2010
To Each of the Persons Listed
on Schedule A Attached Hereto
     Re: Mirion Technologies, Inc.
Ladies and Gentlemen:
     We have acted as special Delaware counsel for Mirion Technologies, Inc. (formerly known as Global Monitoring Systems, Inc.), a Delaware corporation (“Technologies”), Dosimetry Acquisitions (U.S.), LLC, a Delaware limited liability company (“Dosimetry”), Mirion Technologies (GDS), Inc. (formerly known as ACAS Acquisitions (Dosimetry), Inc. and Global Dosimetry Solutions, Inc.), a Delaware corporation (“GDS”), IST Acquisitions, LLC (formerly known as IST Acquisitions, Inc.), a Delaware limited liability company (“IST”), and Mirion Technologies (MGPI), Inc. (formerly known as Merlin Gerin, Inc. and MGP Instruments, Inc.), a Delaware corporation (“MGPI” and, together with Technologies, Dosimetry, GDS and IST, the “Companies”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
     (a) Each of the documents listed on Schedule B attached hereto (collectively, the “Certificates”), as filed in the office of the Secretary of State of the State of Delaware (“Secretary of State”);
     (b) The Domestic Pledge and Security Agreement, dated as of March _, 2010 (the “Pledge Agreement”), made by Technologies, Dosimetry, GDS, Mirion Technologies (IST) Corporation, a New York corporation, IST, Mirion Technologies (CONAX Nuclear), Inc., a New York corporation, and MGPI in favor of JPMorgan Chase Bank, National Association, as domestic administrative agent (the “Domestic Administrative Agent”), and J.P. Morgan Europe

To Each of the Persons Listed
on Schedule A Attached Hereto
March___, 2010

Limited, as French administrative agent (the “French Administrative Agent” and, together with the Domestic Administrative Agent, the “Administrative Agents”);
     (c) The financing statements on form UCC-1 listed on Schedule C attached hereto (collectively, the “Financing Statements”), to be filed with the Secretary of State (Uniform Commercial Code Section) (the “Division”); and
     (d) A Good Standing Certificate for each of the Companies, dated March ___, 2010, obtained from the Secretary of State.
     Initially capitalized terms used herein and not otherwise defined are used as defined in the Pledge Agreement.
     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents, and (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein.
     For purposes of this opinion, we have assumed (i) that none of the Certificates has been amended and that no such amendment is pending or has been proposed, (ii) that each of the Companies is organized solely under the laws of the State of Delaware, (iii) that there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of any of the Companies, or (B) any of the Companies’ transfer to or domestication in any other jurisdiction, (iv) that none of the Companies has changed its name, whether by amendment of its organizational documents, by reorganization or otherwise, within the last four months, (v) the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (vi) the legal capacity of natural persons who are signatories to the documents examined by us, (vii) that each of the

To Each of the Persons Listed
on Schedule A Attached Hereto
March___, 2010

parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (viii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (ix) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, We have not participated in the preparation of any offering material relating to any of the Companies and assume no responsibility for the contents of any such material. In addition, we assume no responsibility for the filing of the Financing Statements (or any continuation statements or amendments with respect thereto) with the Division or any other governmental office or agency.
     This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto, Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.
     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. Each of the Financing Statements is in an appropriate form for filing with the Division,
     2. Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statements with the Division, the Administrative Agents will have a perfected security interest in the Companies’ rights in that portion of the Collateral [described in the Financing Statements] in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.
     The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:
     A. We have assumed that (i) each of the Companies has sufficient rights in the Collateral and has received sufficient value and consideration in connection with the security interest granted under the Pledge Agreement for the security interests of the Administrative Agents to attach, and we express no opinion as to the nature or extent of the Companies’ rights in, or title to, any portion of the Collateral, and (ii) the Pledge Agreement reasonably identifies the

To Each of the Persons Listed
on Schedule A Attached Hereto
March___, 2010

Collateral. Accordingly, we have assumed that the security interests in the Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof have been duly created and have attached. In addition, we have assumed that none of the Collateral consists of a type of collateral described in Section 9-501(a)(l) of the Delaware UCC.
     B. The opinions set forth above are limited to Article 9 of the Delaware UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of Delaware, and of the State of Delaware except for Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, and (iii) what law governs perfection of the security interests granted in the collateral covered by this opinion.
     C. We note that further filings under the Delaware UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of the Financing Statements as described herein) the perfection of the security interests of the Administrative Agents in the Filing Collateral, including, without limitation, the following:
          (i) appropriate continuation filings to be made within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statements;
          (ii) filings required with respect to proceeds of collateral under Section 9-315(d) of the Delaware UCC;
          (iii) filings required within four months of the change of name, identity or structure made by or with respect to any of the Companies, to the extent set forth in Sections 9-507 and 9-508 of the Delaware UCC;
          (iv) filings required within four months of a change by any of the Companies of its location to another jurisdiction, to the extent set forth in Sections 9-301 and 9-316 of the Delaware UCC; and
          (v) filings required within one year after the transfer of collateral to a Person that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the Delaware UCC.
     D. We do not express any opinion as to the perfection of any security interest in any portion of the Collateral in which a security interest cannot be perfected by the filing of a financing statement with the Division. In addition, no opinion is expressed herein concerning (i) any collateral other than the Filing Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof, (ii) any portion of the Filing Collateral that constitutes a “commercial tort claim” (as defined in Section 9-102(a)(13) of the Delaware UCC),

To Each of the Persons Listed
on Schedule A Attached Hereto
March___, 2010

(iii) any consumer transaction, or (iv) any security interest in goods covered by a certificate of title statute. Further, we do not express any opinion as to the perfection of any security interest in (i) Filing Collateral acquired by any of the Companies after the date hereof, or (ii) proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) of the Filing Collateral, except to the extent that such proceeds consist of cash proceeds (as defined in Section 9-102(a)(9) of the Delaware UCC) that are identifiable cash proceeds (as contemplated by Sections 9-315(b) and (d) of the Delaware UCC), subject, however, to the limitations of Section 9-315 of the Delaware UCC.
     E. We do not express any opinion as to the priority of any security interest.
     F. We call to your attention that under the Delaware UCC, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.
     G. The opinions expressed in paragraph 2 above are subject to the effect of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).
     We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Pledge Agreement. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.
Very truly yours,
WAY/CYM

Schedule A
Mirion Technologies, Inc.
Dosimetry Acquisitions (U.S.), LLC
Mirion Technologies (GDS), Inc.
IST Acquisitions, LLC
Mirion Technologies (MGPI), Inc.
JPMorgan Chase Bank, National Association
J.P. Morgan Europe Limited

Schedule B
[TO BE COMPLETED]
1. The Certificate of Incorporation of Technologies, dated as of October 24,2005, as filed in the office of the Secretary of State on October 24, 2005, as amended and restated by the Amended and Restated Certificate of Incorporation of Technologies, dated as of December 22, 2005, as filed in the office of the Secretary of State on December 22, 2005, as further amended by the Certificate of Amendment of Certificate of Incorporation of Technologies, dated January 4, 2006, as filed in the office of the Secretary of State on January 4, 2006, and as further amended by the Second Certificate of Amendment of Certificate of Incorporation of Technologies, dated April 11, 2006, as filed in the office of the Secretary of State on April 11, 2006
2. The Certificate of Formation of Dosimetry, dated as of December 15, 2005, as filed in the office of the Secretary of State on December 15, 2005, together with the Certificate of Merger, dated December 22, 2005, as filed in the office of the Secretary of State on December 22, 2005, and as revived by the Certificate of Revival, as filed in the office of the Secretary of State on September 23, 2008.
3. The Certificate of Incorporation of GDS, dated                     , 2003, as filed in the office of the Secretary of State on September 5, 2003, as amended by the Certificate of Amendment, dated                     , 2003, as filed in the office of the Secretary of State on September 22, 2003, as amended and restated by the Amended and Restated Certificate of Incorporation, dated                     , 2003, as filed in the office of the Secretary of State on September 26, 2003, as further amended and restated by the Amended and Restated Certificate of Incorporation, dated                     , 2004, as filed in the office of the Secretary of State on June 18, 2004, as further amended and restated by the Amended and Restated Certificate of Incorporation of GDS, dated October 14, 2005, as filed in the office of the Secretary of State on October 14, 2005, together with the Certificate of Merger, dated                     , 2005, as filed in the office of the Secretary of State on December 22, 2005, and as amended by the Certificate of Amendment, dated                     , 2009, as filed in the office of the Secretary of State on June 16, 2009.
4. The Certificate of Formation of IST, dated December 30, 2005, as filed in the office of the Secretary of State on December 30, 2005, as amended by the Certificate of Amendment, dated September 22, 2008, as filed in the office of the Secretary of State on September 23, 2008.
5. The Certificate of Incorporation of MGPI, dated June 18, 1986, as filed in the office of the Secretary of State on June 23, 1986, as amended by the Amendment to Certificate of Incorporation of MGPI, dated December 16, 1986, as filed in the office of the Secretary of State on December 17, 1986, as further amended by the Certificate of Amendment of Certificate of Incorporation of MGPI, dated June 28, 1994, as filed in the office of the Secretary of State on June 28, 1994, as amended by the Certificate of Change of Registered Office and Registered Agent, dated                     , 2009, as filed in the office of the Secretary of State on February 4, 2009, and as further amended by the Certificate of Amendment of Certificate of Incorporation of MGPI, dated May 26, 2009, as filed in the office of the Secretary of State on May 27, 2009.

Schedule C
1. A financing statement on form UCC-1, naming Technologies as debtor and the Domestic
Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “A,” to be filed with the Division.
2. A financing statement on form UCC-1, naming Technologies as debtor and the French Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “B,” to be filed with the Division.
3. A financing statement on form UCC-1, naming Dosimetry as debtor and the Domestic Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “C,” to be filed with the Division.
4. A financing statement on form UCC-1, naming Dosimetry as debtor and the French Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “D,” to be filed with the Division.
5. A financing statement on form UCC-1, naming GDS as debtor and the Domestic Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “E,” to be filed with the Division.
6. A financing statement on form UCC-1, naming GDS as debtor and the French Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “F,” to be filed with the Division
7. A financing statement on form UCC-1, naming IST as debtor and the Domestic Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “G,” to be filed with the Division.
8. A financing statement on form UCC-1, naming IST as debtor and the French Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “H,” to be filed with the Division.
9. A financing statement on form UCC-1, naming MGPI as debtor and the Domestic Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “I,” to be filed with the Division
10. A financing statement on form UCC-1, naming MGPI as debtor and the French Administrative Agent as secured party, in the form attached hereto and marked as Exhibit “J,” to be filed with the Division.

Draft – Davis Polk
[date] 2010
To: JPMorgan Chase Bank, National
Association, in its capacity as Domestic
Administrative Agent and J.P. Morgan
Europe Limited, in its capacity as French
Administrative Agent and each of the
Lenders from time to time party to the
Credit Agreement (the “Addressees”).
Dear Sirs:
     We have acted as French legal counsel to the French Companies in connection with the financing transaction (the “Financing”) contemplated by the Credit Agreement dated as of [•], 2010 among Mirion Technologies, Inc., as Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as the French Borrowers, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Domestic Administrative Agent and J.P. Morgan Europe Limited, as French Administrative Agent (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein (including in Schedules I and II hereto) shall have the meaning ascribed to them in the Credit Agreement.
     This opinion is being delivered to the Addressees in relation to the Financing with respect to:
-	Mirion Technologies (IST France) SAS, a French société par actions simplifiée, with registered office located at 21, rue Christophe Colomb, 18110 Fussy, France, and with corporate registration number 479 428 336 RCS Bourges (hereinafter referred to as “IST”);

-	Dosimetry Acquisitions (France) SAS, a French société par actions simplifiée, with registered office located at lieudit Calès, 13113 Lamanon, France, and with corporate registration number

1

453 885 626 RCS Tarascon (hereinafter referred to as “Dosimetry”);

-	Mirion Technologies (Synodys) SA, a French société anonyme, with registered office located at lieudit Calès, 13113 Lamanon, France, and with corporate registration number 382 192 102 RCS Tarascon (hereinafter referred to as “Synodys”); and

-	Mirion Technologies (MGPI) SA, a French société anonyme, with registered office located at lieudit Calès, 13113 Lamanon, France, and with corporate registration number 303 375 406 RCS Tarascon (hereinafter referred to as “MGPI”);

(IST, Dosimetry, Synodys and MGPI are collectively referred to herein as the “French Companies”)
     We have reviewed originals or copies of the French Documents (as listed in Schedule I) and the Finance Documents (as listed in Schedule II) (the French Documents and the Finance Documents being referred to hereinafter as the “Documents”).
     We have assumed without examination (A) the due execution and delivery of the Documents on behalf of all parties thereto by duly authorized persons and in accordance with the constitutive documents of such parties and all applicable laws in the form of the execution copies made available to us; (B) the genuineness of all signatures; (C) the authenticity of documents submitted to us as originals or certified copies; (D) the conformity to original of all copies submitted to us as certified or reproduction copies and (E) that to the extent the matter is governed by the laws of the State of New York, that the US Finance Documents have been duly executed and delivered by each party thereto.
     We have also assumed that:
   A. all representations under the Finance Documents made by any party thereto are true and accurate as of the date hereof;
   B. under the laws of the State of New York by which they are expressed to be governed, the US Finance Documents constitute a valid and binding agreement of each of the parties thereto, legally enforceable (opposable) against such parties in accordance with their terms;
   C. no aspect of the Finance Documents is in contravention of any law or regulation of any jurisdiction (excluding, with respect only to the French Companies under the French Finance Documents to which it is a party, the laws of France);

2

     D. all natural persons as signatories of the Finance Documents have the legal capacity (capacité légale) to execute validly and freely such Finance Documents, and that, other than, in each case, in respect of the French Companies, (i) each of the parties to the Finance Documents has all requisite power and authority under its organizational documents and the laws applicable to each such party to enter into and perform its obligations under the Finance Documents, (ii) all corporate and other required actions, as required for the purposes of the Finance Documents, have been validly taken, and (iii) all corporate, regulatory, governmental and other third party consents, as required, have been validly and unconditionally obtained and remain in full force and effect as are necessary to authorize each such party to enter into and perform its obligations under the Finance Documents;
     E. the Finance Documents have been entered into by each of the parties thereto for bona fide commercial reasons and on arm’s length terms between independent parties. For the avoidance of doubt, we express no opinion as to whether or not the execution or the performance by Dosimetry, Synodys, MGPI and IST of the Finance Documents to which they are party (i) conforms to their respective corporate interest (intérêt social) or to Mirion group interest (intérêt de groupe), or (ii) creates obligations or liability used for the subscription, or the acquisition, or the financing, or the refinancing of the acquisition, directly or indirectly, of their own shares that would therefore breach the prohibition of financial assistance as defined by article L. 225-216 of the French Commercial Code (Code de Commerce).
               Based solely upon our review of the Documents and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     A. Based upon the review of the IST K-bis Excerpt and the IST By-Laws, IST is a company duly organised, validly existing and incorporated (immatriculée) as a société par actions simplifiée under the laws of the Republic of France;
     B. Based on the IST Non-Bankruptcy Certificate, IST is not recorded as being in a state of insolvency (en cessation des paiements), subject to a rescue proceeding (procédure de sauvegarde), a bankruptcy proceeding (procédure de redressement judiciaire) or a judicial liquidation proceeding (procédure de liquidation judiciaire) under Article L. 620-1 et. seq. of the French commercial Code (Code de commerce);
     C. Based on the IST Corporate Documents, IST has the power, authority and capacity to enter into and perform, in accordance with the terms thereof, its obligations under the Finance Documents to which it is a party, and has taken all necessary corporate action to authorise the signing, delivery and performance of each such Finance Documents to which it is a party;

3

     D. The execution by IST of the Finance Documents to which it is a party does not contravene or constitute a default under any provision of the IST By-Laws or French law and regulation, and the performance by IST of the Finance Documents to which it is a party does not contravene the IST France By-Laws (or constitute a default thereunder) or French law or regulation generally applicable to companies;
     E. IST has duly executed each Finance Document to which it is a party;
     F. Based on the review of IST Corporate Documents, IST has approved the Financial Institutions (as defined in the IST Share Pledge) as potential shareholders of IST in the event of enforcement of the IST Share Pledge;
     G. Based upon the review of the Dosimetry K-bis Excerpt and the Dosimetry By-Laws, Dosimetry is a company duly organised, validly existing and incorporated (immatriculée) as a société par actions simplifiée under the laws of the Republic of France;
     H. Based on the Dosimetry Non-Bankruptcy Certificate, Dosimetry is not recorded as being in a state of insolvency (en cessation des paiements), subject to a rescue proceeding (procédure de sauvegarde), a bankruptcy proceeding (procédure de redressement judiciaire) or a judicial liquidation proceeding (procédure de liquidation judiciaire) under Article L. 620-1 et. seq. of the French commercial Code (Code de commerce);
     I. Based on the Dosimetry Corporate Documents, Dosimetry has the power, authority and capacity to enter into and perform, in accordance with the terms thereof, its obligations under the Finance Documents to which it is a party, and has taken all necessary corporate action to authorise the signing, delivery and performance of each such Finance Documents to which it is a party;
     J. The execution by Dosimetry of the Finance Documents to which it is a party does not contravene or constitute a default under any provision of the Dosimetry By-Laws or French law and regulation, and the performance by Dosimetry of the Finance Documents to which it is a party does not contravene the Dosimetry France By-Laws (or constitute a default thereunder) or French law or regulation generally applicable to companies;
     K. Dosimetry has duly executed each Finance Document to which it is a party;
     L. Based on the review of Dosimetry Corporate Documents, Dosimetry has approved the Financial Institutions (as defined in the Dosimetry Share Pledge) as potential shareholders of Dosimetry in the event of enforcement of the Dosimetry Share Pledge;

4

     M. Based upon the review of the Synodys K-bis Excerpt and the Synodys By-Laws, Synodys is a company duly organised, validly existing and incorporated (immatriculée) as a société anonyme under the laws of the Republic of France;
     N. Based on the Synodys Non-Bankruptcy Certificate, Synodys is not recorded as being in a state of insolvency (en cessation des paiements), subject to a rescue proceeding (procédure de sauvegarde), a bankruptcy proceeding (procédure de redressement judiciaire) or a judicial liquidation proceeding (procédure de liquidation judiciaire) under Article L. 620-1 et. seq. of the French commercial Code (Code de commerce);
     O. Based on the Synodys Corporate Documents, Synodys has the power, authority and capacity to enter into and perform, in accordance with the terms thereof, its obligations under the Finance Documents to which it is a party, and has taken all necessary corporate action to authorize the signing, delivery and performance of each such Finance Documents to which it is a party;
     P. The execution by Synodys of the Finance Documents to which it is a party does not contravene or constitute a default under any provision of the Synodys By-Laws or French law and regulation, and the performance by Synodys of the Finance Documents to which it is a party does not contravene the Synodys France By-Laws (or constitute a default thereunder) or French law or regulation generally applicable to companies;
     Q. Synodys has duly executed each Finance Document to which it is a party;
     R. Based on the review of Synodys Corporate Documents, Synodys has approved the Financial Institutions (as defined in the Synodys Share Pledge 1) as potential shareholders of Synodys in the event of enforcement of the Synodys Share Pledge 1;
     S. Based on the review of Synodys Corporate Documents, Synodys has approved the Financial Institutions (as defined in the Synodys Share Pledge 2) as potential shareholders of Synodys in the event of enforcement of the Synodys Share Pledge 2;
     T. Based upon the review of the MGPI K-bis Excerpt and the MGPI By-Laws, MGPI is a company duly organised, validly existing and incorporated (immatriculée) as a société anonyme under the laws of the Republic of France;
     U. Based on the MGPI Non-Bankruptcy Certificate, MGPI is not recorded as being in a state of insolvency (en cessation des paiements), subject to a rescue proceeding (procédure de sauvegarde), a bankruptcy proceeding (procédure de redressement judiciaire) or a judicial liquidation proceeding (procédure de

5

liquidation judiciaire) under Article L. 620-1 et. seq. of the French commercial Code (Code de commerce);
     V. Based on the MGPI Corporate Documents, MGPI has the power, authority and capacity to enter into and perform, in accordance with the terms thereof, its obligations under the Finance Documents to which it is a party, and has taken all necessary corporate action to authorize the signing, delivery and performance of each such Finance Documents to which it is a party;
     W. The execution by MGPI of the Finance Documents to which it is a party does not contravene or constitute a default under any provision of the MGPI By-Laws or French law and regulation, and the performance by MGPI of the Finance Documents to which it is a party does not contravene the MGPI France By-Laws (or constitute a default thereunder) or French law or regulation generally applicable to companies;
     X. MGPI has duly executed each Finance Document to which it is a party.
     Y. Based on the review of MGPI Corporate Documents, MGPI has approved the Financial Institutions (as defined in the MGPI Share Pledge) as potential shareholders of MGPI in the event of enforcement of the MGPI Share Pledge.
          The opinions expressed herein are subject to the effect of any laws relating to bankruptcy, liquidation, winding-up, insolvency, reorganization, moratorium, or analogous proceedings or circumstances.
          The review of each of the Corporate Documents is not capable of revealing whether or not a corporate decision has been taken (or should have been taken or discussed) by any such French Companies resolving (or seeking) the dissolution, redressement judiciaire or liquidation or whether any such French Company has terminated to operate its business (cessation d’activité) or not.
          The review of the Corporate are not capable of revealing with certainty whether or not a rescue proceeding (procédure de sauvegarde), a bankruptcy proceeding (procédure de redressement judiciaire) or a judicial liquidation proceeding (procédure de liquidation judiciaire) has been opened against or decided or filed by any of French Company or a third party, as the case may be, or whether a declaration of insolvency (déclaration de cessation des paiements) is threatened, has been made or filed in respect of any such French Companies.
          This opinion letter speaks only as of the date hereof and is limited to the laws of the Republic of France as in effect on the date hereof as currently construed by the French courts, and does not express any opinion concerning any other law. This opinion letter is limited to the matters expressed herein and no

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opinion is implied or may be inferred beyond the matters expressly stated herein. We express no opinion as to tax matters (including stamp duty) under the laws of the Republic of France.
     Without limiting the scope of this opinion letter, you should note that this opinion letter is a formal and necessarily concise statement of opinion as to certain specific matters of French law and it should not be treated as a substitute for legal advice in connection with the Financing and does not constitute a detailed and comprehensive description of all material legal aspects of the Financing.
     A copy of this opinion letter may be delivered by you to any Lender taking a commitment or participation under the Credit Agreement directly from the Addressees in accordance with the provisions of Section 4.01(b) of the Credit Agreement. Any such Lender or participant may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such lender or participant on the date hereof. This opinion is furnished to you in connection with the above matter. This opinion may not be relied upon by you or any future lender or participant for any other purpose or relied upon by any other person without our prior written consent. It may not be disclosed publicly to any person (other than a regulator having jurisdiction over you or in a judicial proceeding to which an authorized addressee is a party) without our prior consent.
Very truly yours,

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Schedule I — List of the French Documents
1. Mirion Technologies (IST France) SAS
     (a) an original of the K-bis excerpt (extrait K-bis) of IST issued by the Companies and Trade Registry (Registre du Commerce et des Sociétés) of Bourges (France) on [•] 2010 (the “IST K-Bis Excerpt”);
     (b) an original of the By-laws (statuts) of IST dated [•] 2010 (the “IST By-Laws”);
     (c) an original of the non-bankruptcy certificate (certificat de non-faillite) relating to IST, issued by the Companies and Trade Registry (Registre du Commerce et des Sociétés) of Bourges (France) on [•] 2010 (the “IST Non-Bankruptcy Certificate”);
     (d) an electronic version of the execution copy of the decisions of the sole shareholder (associé unique) of IST dated March 19, 2010 (the “First IST Shareholder’s Decision”);
     (e) an electronic version of the execution copy of the decisions of the sole shareholder (associé unique) of IST dated [•] 2010 (the “Second IST Shareholder’s Decision”);
     (The document referred in paragraphs (a) to (e) above shall be collectively referred to herein as the “IST Corporate Documents”).
2. Dosimetry Acquisitions (France) SAS
     (f) an original of the K-bis excerpt (extrait K-bis) of Dosimetry issued by the Companies and Trade Registry (Registre du Commerce et des Sociétés) of Tarascon (France) on [•] 2010 (the “Dosimetry K-Bis Excerpt”);
     (g) an original of the By-laws (statuts) of Dosimetry dated [•] 2010 (the “Dosimetry By-Laws”);
     (h) an original of the non-bankruptcy certificate (certificat de non-faillite) relating to Dosimetry, issued by the Companies and Trade Registry (Registre du Commerce et des Sociétés) of Tarascon (France) on [•] 2010 (the “Dosimetry Non-Bankruptcy Certificate”);
     (i) an electronic version of the execution copy of the decisions of the sole shareholder (associé unique) of Dosimetry dated [•] 2010 (the “Dosimetry Shareholder’s Decision”);

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     (The document referred in paragraphs (f) to (i) above shall be collectively referred to herein as the “Dosimetry Corporate Documents”).
3. Mirion Technologies (Synodys) SA
     (j) an original of the K-bis excerpt (extrait K-bis) of Synodys issued by the Companies and Trade Registry (Registre du Commerce et des Sociétés) of Tarascon (France) on [•] 2010 (the “Synodys K-Bis Excerpt”);
     (k) an original of the By-laws (statuts) of Synodys dated [•] 2010 (the “Synodys By-Laws”);
     (l) an original of the non-bankruptcy certificate (certificat de non-faillite) relating to Synodys, issued by the Companies and Trade Registry (Registre du Commerce et des Sociétés) of Tarascon (France) on [•] 2010 (the “Synodys Non-Bankruptcy Certificate”);
     (m) an electronic version of the execution copy of the decisions of the supervisory board (conseil de surveillance) of Synodys dated March 19, 2010 (the “First Synodys Supervisory Board Decision”);
     (n) an electronic version of the execution copy of the decisions of the supervisory board (conseil de surveillance) of Synodys dated [•] 2010 (the “Second Synodys Supervisory Board Decision”);
     (o) an electronic version of the execution copy of the decisions of the management board (directoire) of Synodys dated March 19, 2010 (the “First Synodys Management Board Decision”);
     (p) an electronic version of the execution copy of the decisions of the management board (directoire) of Synodys dated [•] 2010 (the “Second Synodys Management Board Decision”);
     (The document referred in paragraphs (j) to (p) above shall be collectively referred to herein as the “Synodys Corporate Documents”).
4. Mirion Technologies (MGPI) SA
     (q) an original of the K-bis excerpt (extrait K-bis) of MGPI issued by the Companies and Trade Registry (Registre du Commerce et des Sociétés) of Tarascon (France) on [•] 2010 (the “MGPI K-Bis Excerpt”);
     (r) an original of the By-laws (statuts) of MGPI dated [•] 2010 (the “MGPI By-Laws”);

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     (s) an original of the non-bankruptcy certificate (certificat de non-faillite) relating to MGPI, issued by the Companies and Trade Registry (Registre du Commerce et des Sociétés) of Tarascon (France) on [•] 2010 (the “MGPI Non-Bankruptcy Certificate”);
     (t) an electronic version of the execution copy of the decisions of the shareholders general meeting (assemblée générale des actionnaires) of MGPI dated [•] 2010 (the “MGPI Shareholders’ Meeting Decision”);
     (u) an electronic version of the execution copy of the decisions of the board of directors (conseil d’administration) of MGPI dated [•] 2010 (the “MGPI Board of Directors Decision”).
     (The document referred in paragraphs (q) to (u) above shall be collectively referred to herein as the “MGPI Corporate Documents”).

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Schedule II — List of the Finance Documents
     (a) Credit agreement dated as of [•] 2010 among Mirion Technologies, Inc., as the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as the French Borrowers, the Lenders party thereto, and JPMorgan Chase Bank, National Association, as Domestic Administrative Agent and J.P. Morgan Europe Limited, as French Administrative Agent (the “Credit Agreement”);
     (b) Guarantee dated as of [•] 2010, among Mirion Technologies, Inc., as Parent, each of its Subsidiaries from time to time party thereto and J.P. Morgan Europe Limited, as Administrative Agent (the “Guaranty (French Obligations);
     (he document referred in paragraphs (a) and (b) above shall be collectively referred to herein as the “US Finance Documents”);
     (c) Securities account pledge agreement (nantissement de compte de titres financiers) (along with the related statement of pledge (déclaration de nantissement de titres financiers) dated as of [•] 2010) between IST Acquisitions LLC, as pledgor, J.P. Morgan Europe Limited, in its capacity as Security Agent and the Financial Institutions (the “IST Share Pledge”);
     (d) Securities account pledge agreement (nantissement de compte de titres financiers) (along with the related statement of pledge (déclaration de nantissement de titres financiers) dated as of [•] 2010) between Dosimetry Acquisitions (U.S.) LLC, as pledgor, J.P. Morgan Europe Limited, in its capacity as Security Agent and the Financial Institutions (the “Dosimetry Share Pledge”);
     (e) Securities account pledge agreement (nantissement de compte de titres financiers) (along with the related statement of pledge (déclaration de nantissement de titres financiers) dated as of [•] 2010) between Dosimetry, as pledgor, J.P. Morgan Europe Limited, in its capacity as Security Agent and the Financial Institutions (the “Synodys Share Pledge 1”);
     (f) Securities account pledge agreement (nantissement de compte de titres financiers) (along with the related statement of pledge (déclaration de nantissement de titres financiers) dated as of [•] 2010) between Dosimetry Acquisitions (U.S.) LLC, as pledgor, J.P. Morgan Europe Limited, in its capacity as Security Agent and the Financial Institutions (the “Synodys Share Pledge 2”);
     (g) Securities account pledge agreement (nantissement de compte de titres financiers) (along with the related statement of pledge (déclaration de nantissement de titres financiers) dated as of [•] 2010) between Synodys, as pledgor, J.P. Morgan Europe Limited, in its capacity as Security Agent and the Financial Institutions (the “MGPI Share Pledge”);

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     (h) Pledge of a business as a going concern (nantissement de fonds de commerce) dated as of [•] 2010 between IST, as pledgor, J.P. Morgan Europe Limited, in its capacity as Security Agent and the Financial Institutions (the “IST Going Concern Pledge”);
     (i) Pledge of a business as a going concern (nantissement de fonds de commerce) dated as of [•] 2010 between MGPI, as pledgor, J.P. Morgan Europe Limited, in its capacity as Security Agent and the Financial Institutions (the “MGPI Going Concern Pledge”);
     (j) Receivables assignment agreement (contrat de cession de créances professionnelles) dated as of [•] 2010 between IST, as pledgor, J.P. Morgan Europe Limited, in its capacity as Security Agent and the Financial Institutions (the “IST Receivables Assignment Agreement Pledge”);
     (the document referred in paragraphs (c) to (j) above shall be collectively referred to herein as the “French Finance Documents”);
     (the US Documents and the French Documents shall be collectively referred to herein as the “Finance Documents”).

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Hengeler Mueller • Postfach 17 04 18 • D-60078 Frankfurt am Main
HM Draft March 19, 2010
To:
JPMorgan Chase Bank, National Association,
as Domestic Administrative Agent;
J.P. Morgan Europe Limited,
as French Administrative Agent; and
each of the Lenders listed on the
signature pages of the Credit Agreement
referred to below
Dr. Thomas O. Cron
Partner
Direktwahl
Direct Number
+49 69 17095-381
E-Mail des Absenders
Sender’s E-mail
thomas.cron@hengeler.com
Bockenheimer Landstrafle
51
D-60325 Frankfurt am
Main
Telefon +49 69 17095-0
Telefax +49 69 725773
www.hengeler.com

Frankfurt am Main, March [■], 2010
Ladies and Gentlemen:
Guaranty (French Obligations) dated as of (■), 2010
among, inter alios, Mirion Technologies, Inc., Mirion Technologies (RADOS) GmbH,
Mirion Technologies (MGPI H&B) GmbH and J.P. Morgan Europe Limited

(1) We have acted as German counsel for Mirion Technologies, Inc., a Delaware corporation (the “Company”) in connection with the Guaranty (French Obligations) dated as of [■], 2010 (the “Guaranty”) among, inter alios, the Company, Mirion Technologies (RADOS) GmbH (“Mirion RADOS”), Mirion Technologies (MGPI H&B) GmbH (“Mirion Technologies”, and, collectively with Mirion RADOS, the “German Guarantors”) and J.P. Morgan Europe Limited as french administrative agent (the “French Administrative Agent”), securing certain claims under a credit agreement dated as of [■], 2010 (the “Credit Agreement”) among, inter alios, the Company, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS as borrowers, the lenders listed on the signature pages thereof, JPMorgan Chase Bank, National Association, as domestic administrative agent (the “Domestic Administrative Agent”) and the French Administrative Agent.
BERLIN ·   DOSSELDORF ·   FRANKFURT ·   MONCHEN · BROSSEL ·   LONDON
Partnerschaft von Rechtsanwalten, Sitz Berlin, AG Berlin·Charlottenburg PR 291

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(2) For the purpose of this opinion, we have examined scan copies of (i) the Guaranty as executed by the parties thereto and (ii) certain documents, declarations, certificates and other papers (including, inter alia, those set out in the Schedule hereto) (the “Documents”) as we have deemed necessary or appropriate.
(3)	In rendering this opinion, we have assumed that:
(a)	the Guaranty represents and contains the full agreements contemplated and intended by the parties and there are no other arrangements between the parties or any declaration or act which modifies or supersedes any of the terms of the Guaranty or provides for obligations not expressly agreed under the Guaranty, nor is it intended to avoid applicability of or the consequences of any laws in a manner which is contrary to such laws, nor will any of the transactions contemplated thereby or connected therewith (whether individually or as a whole) do so;

(b)	the Guaranty and the Documents have been executed and delivered by the respective parties thereto in the form of the copies submitted to us, all signatures on the Guaranty and the Documents are genuine, all individuals who have signed the Guaranty and/or any Document are identical with the ones mentioned in the relevant Commercial Register Excerpts and/or the Shareholders’ Resolutions [and/or the Powers of Attorney], all such individuals had the full legal capacity (Handlungsfähigkeit im Rechtssinne) to sign the Guaranty and all Documents and the Guaranty and all Documents are dated as set out in the Schedule hereto;

(c)	the Guaranty and all Documents are within the capacity and power of, and have been validly authorised and executed by all parties thereto (other than the German Guarantors) and have been delivered (Zugang) by all parties thereto;

(d)	the Guaranty and all Documents submitted to us as copies conform to their originals and there have been no changes or amendments to the Guaranty and the Documents examined by us, [in particular none of the Powers of Attorney has been revoked or cancelled];

(e)	the Articles of Association are accurate and current as of the date of the execution of the Guaranty and/or the Documents and no resolutions have been passed to amend those Articles of Association, no by-laws (Geschäftsordnung) or rules of procedure of the managing directors (Geschäflsführer) of any German Guarantor have been adopted, no German Guarantor has any supervisory board (Aufsichtsrat) or similar board;

(f)	each Commercial Register Excerpt is correct as of the date of the Guarantee and as of the date hereof, has not been changed as of the date hereof since the date of

3
such Commercial Register Excerpt and each Commercial Register Excerpt contains at such times all acts and circumstances which are capable of being registered with the commercial register (Handelsregister) of the relevant German Guarantor;

(g)	each Shareholders’ Resolution was actually adopted by the actual shareholders in the form submitted to us, is valid, has not been revoked and is in full force and effect on the date hereof;

(h)	all representations, warranties, covenants and statements made in the Guaranty and/or the Documents or in any other documents are and will at any time be true and accurate (except to the extent they are expressly opined on herein) and there has been and will be no breach of any of the terms thereof;

(i)	each party to the Guaranty and/or the Documents (except for the German Guarantors) has been and is duly incorporated and organised, validly existing and (where such concept is legally relevant) in good standing under the laws of its jurisdiction of incorporation and of the jurisdiction of its principal place of business and has the necessary capacity, power and authority to execute, deliver and perform its obligations under the Guaranty and/or the Documents, and the Guaranty and the Documents have been duly authorised and executed by each of the parties thereto (except for the German Guarantors) and delivered by each of the parties thereto in accordance with all applicable laws;

(j)	all formalities, procedures and undertakings provided for in the Guaranty and/or the Documents will be strictly and completely adhered to by the parties thereto;

(k)	other than to the extent expressly opined upon herein, each German Guarantor has obtained all licenses, approvals, authorisations and consents which may be necessary or desirable in connection with the Guaranty and/or the Documents under all applicable laws;

(l)	the due compliance with all matters (including, without limitation, the obtaining of all necessary exemptions, the making of necessary filings, lodgements, registrations and notifications and the payment of any stamp duties and any other documentary taxes) under any law (other than German law) as may relate to (i) the Guaranty and any other document, (ii) the lawful execution thereof, (iii) the parties or other persons affected thereby, or (iv) the performance or enforcement by or against the parties or such other persons;

(m)	there is no fraud or lack of good faith on the part of any party to the Guaranty and its respective officers, employees, agents and advisors; the Guaranty and all Documents have been entered into, the obligations thereunder have been assumed

4
and each of the transactions referred to therein has been or will be performed by each of the persons expressed to be parties thereto, in good faith and on a bona fide basis for the purpose of carrying on its business, for the benefit of each of them respectively and on arm’s length commercial terms and the execution and performance of the Guaranty and the Documents serve the corporate purpose of the German Guarantors;

(n)	no party has entered and enters into the Guaranty and/or the Documents or issues any document or any transaction contemplated therein with the intention to prejudice any creditor or any party to such transaction;

(o)	the center of main interest in the meaning of Art. 3 of the EU Insolvency Regulation (EC) 1346/2000 of each German Guarantor is in Germany;

(p)	at the date of the execution of the Guaranty and/or the Documents and at any time when entering into any transaction contemplated in the Guaranty and/or the Documents, none of the German Guarantors has been, is or will be over-indebted or deemed to be unable to pay its debts or is or will be deemed to be in a stoppage of payment situation or any of such situations is or will be deemed to be imminent (drohende Zahlungsunfähigkeit), or has been or is otherwise obliged to file for bankruptcy or liquidation or similar proceedings under any applicable law, and no application for the initiation of bankruptcy or any other moratorium or insolvency procedure has been or will have been made and that no such procedures have been opened pursuant to and within the meaning of any applicable law and no such procedures have been rejected on the grounds of insufficiency of assets (Abweisung mangels Masse) by the relevant court and no decision has been made to wind-up or dissolve any German Guarantor and no German Guarantor is otherwise wound up under any applicable law;

(q)	neither the Guaranty and the Documents nor any of the transactions contemplated thereby or connected therewith (whether individually or as a whole) will result in a breach of the laws (including, for the avoidance of doubt, tax laws) (other than to the extent expressly opined upon herein) which may be applicable to the Guaranty and/or the Documents and/or the parties thereto or is intended to avoid the applicability of or the consequences of such laws in a manner which is contrary to such laws;

(r)	none of the opinions expressed below will be affected by the laws (including the public policy) of any jurisdiction other than Germany;

(s)	each German Guarantor complies with all applicable laws (other than to the extent expressly opined upon herein);

5
(t)	each of the German Guarantors is effectively managed (Verwaltungssitz) within Germany;

(u)	the execution and performance by the parties thereto of the Guaranty and the Documents do and will not result in any violation of administrative or court orders, court judgments, agreements or instruments by which they or their assets are bound.
(4) The opinions herein expressed are limited to the laws and regulations of the Federal Republic of Germany (“Germany”) as they exist at the date hereof. We have made no investigation of the laws of any other jurisdiction as a basis for this opinion, in particular the laws of the United States of America and/or its States as the governing law of the Guaranty, and do not express or imply any opinion thereon. This opinion has upon your request been limited to the matters of German law analysed under paragraph (5) below.
(5) Based upon and subject to the foregoing, and subject to paragraph (6) below, we are of the opinion that:
(a)	each German Guarantor is a limited liability company (Gesellschafl mit beschränkter Haflung) duly established and validly existing under the laws of Germany;

(b)	each German Guarantor has full power and authority (Rechtsfähigkeit) to execute the Guaranty and to perform its obligations thereunder;

(c)	the Guaranty has been duly executed by or on behalf of such German Guarantor by persons authorized to act on behalf of such German Guarantor for this purpose (wirksame Unterzeichnung bzw. Vertretungsmacht);

(d)	the execution and performance of the Guaranty to which a German Guarantor is a party are not prohibited by the Articles of Association of such German Guarantor;

(e)	no consent, approval or authorization of, or registration, filing or declaration with, any governmental authority in Germany is required on the part of a German Guarantor for the validity of the execution by such German Guarantor of the Guaranty;

(f)	a court in Germany will recognize and enforce, without a re-examination of the substantive matters thereby adjudicated, any final and conclusive (rechtskräftig) judgment for a definite sum of money rendered by any court of the State of New York in respect of any suit, action or proceeding arising out of or relating to the Guaranty;

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(g)	the courts of Germany will accept, and give effect to, the choice of New York law as the governing law of the Guaranty, subject to and in accordance with German private international law in effect and enforced in Germany. Pursuant to Article 6 of the Introductory Act to the Civil Code (Einführungsgesetz zum BGB) the application of a foreign law must not violate German public policy (ordre public);

(h)	the provisions contained in the Guaranty as to (i) the submission to the nonexclusive jurisdiction of the courts of the State of New York sitting in the New York County and of the United States District Court of the Southern District of New York and any appellate court from any thereof; (ii) the waiver of objection to jurisdiction of any such court; and (iii) the irrevocable appointment of an agent for service of process for the purpose of accepting any service within the United States of America are valid and binding upon the German Guarantors under the laws of the Federal Republic of Germany assuming that such provisions are valid and binding under the respective applicable internal laws of the State of New York;

(i)	there is no stamp duty imposed by Germany or any political subdivision thereof on or by virtue of the execution on behalf of a German Guarantor of the Guaranty.
(6)	This opinion is subject to the following:
(a)	enforcement of the Guaranty may be limited by bankruptcy, insolvency, liquidation, reorganisation, limitation and other similar laws of general application including the German Insolvency Act (Insolvenzordnung), relating to or affecting the rights of creditors in general;

(b)	with respect to paragraph (5)(c) above, we wish to note that the opinions contained therein are subject to the principles relating to the abuse of power of representation (Missbrauch der Vertretungsmacht);

(c)	we express no opinion as to the correctness of any representations and warranties given by the German Guarantors under or by virtue of the Guaranty save if and insofar as the matters warranted are the subject-matter of specific opinions herein;

(d)	we wish to note that we have not investigated if each of the parties to the Guaranty has entered into the Guaranty on bona fide arm’s length commercial terms and in doing so acted independently and in its own best interests, for the purpose of carrying on its business and for the benefit of each of them, respectively;

(e)	in any proceedings in a court in Germany to enforce the obligations of the German Guarantors under Guaranty, whether directly or indirectly in accordance

7
with the rules applicable to the enforcement of a judgment against the German Guarantors obtained in the court of a foreign jurisdiction, the petitioner will be subject to the rules of civil procedure arising by operation of law as applied by the courts and other competent authorities of or in Germany, which, inter alia, may require the translation of foreign language documents into the German language and the advancement of court fees if the petitioner is a foreign person domiciled outside the European Union;

(f)	in the event that a final and conclusive judgment against the German Guarantors in a foreign court for a definite sum of money is properly obtained in any suit, action or proceeding arising out of or in relation to the Guaranty, such judgment will only be enforceable in Germany if an action or suit for judicial enforcement is brought pursuant to the applicable German Rules of Civil Procedure (Zivilprozessordnung) in a competent German court to have the judgment enforced by such German court;

(g)	any enforcement in Germany of any decision of a foreign court containing punitive damages may be rejected by a German court to the full extent or in part;

(h)	the choice of New York law as the law governing the Guaranty will not be upheld to the extent that New York law is in conflict with such provisions of German law which are internationally mandatory because they incorporate overriding mandatory provisions within the meaning of Article 9 of Regulation (EC) 593/2008 (Rome I) on the law applicable to contractual obligations into German law;

(i)	German courts will not recognise any final (rechtskräftig) judgment made by a New York court if (i) the New York courts are generally not competent pursuant to the laws of Germany, (ii) the document initiating the court proceeding was not served on the defendant in a proper and timely manner so as to permit its defence and the defendant did not participate in the court proceeding, (iii) it is incompatible (x) with a prior judgment made by a German court or (y) with a prior judgment made by a foreign court which has to be recognised in Germany, or it is incompatible with a court proceeding in Germany that was initiated earlier, (iv) the recognition of the judgment results in a breach of German public policy (see paragraph 5 (g) above), in particular, but not limited to, a breach of human rights, or (v) the New York courts do not recognise judgments of German courts (principle of reciprocity);

(j)	if the performance of an obligation is contrary to the exchange control regulations of a member state of the International Monetary Fund, that obligation may be unenforceable in Germany by reason of Section 2(b) of Article VIII of the International Monetary Fund Agreement;

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(k)	where we have stated herein that we have not been responsible for any matter, or that we do not express an opinion on, any matter, we have done so upon the instructions or with the consent of the addressees of this opinion.
This opinion expresses and describes German legal concepts in English terms and not in their original German terms which may not be identical in their legal meaning. Therefore, this opinion is issued and may only be relied upon under the condition that it shall be governed by, and that all words and expressions used herein shall be construed in accordance with, the laws of Germany. All disputes in relation to this opinion shall be brought before German courts. The courts of Frankfurt am Main shall have exclusive jurisdiction with respect to any disputes arising in connection with this legal opinion.
This opinion speaks as of its date and is addressed solely to the addressees. It may not be relied upon by any other person and, without our prior written consent, its contents may not be disclosed to anyone.
This opinion may, however, be disclosed on a non-reliance basis to the following parties (each, a “Recipient”);
(a)	affiliates and professional advisors of an addressee who need to know its content to perform their functions; and

(b)	if and to the extent it is required by a competent court or another competent regulatory authority, in case of lit. (a) above provided the opinion is kept confidential and is not transmitted or disclosed by such Recipient to any other person and is not used by any of such persons for any other purpose. No Recipient may rely in any way upon the opinion for its own benefit (either jointly or severally) or for that of any other person unless in their capacity as addressee (if any).
Yours faithfully,
HENGELER MUELLER
Partnerschaft von Rechtsanwälten
(Thomas O. Cron)

9
Schedule
- The “Documents” -
1.	Scan copies of commercial register excerpts (the “Commercial Register Excerpts”) of:
(a)	Mirion Technologies (RADOS) GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany having its business address at [Ruhrstrasse 49, 22761 Hamburg], Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of [■] under HRB [■] dated March [■], 2010;

(b)	Mirion Technologies (MGPI H&B) GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany having its business address at [Landsberger Strasse 328a, 80687 Munich], Germany and registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of [■] under HRB [■] dated March [■], 2010.
2.	Scan copies of certified copies of the articles of association (Satzung) (the “Articles of Association”) of:
(a)	Mirion Technologies (RADOS) GmbH, dated March [■], 2010;

(b)	Mirion Technologies (MGPI H&B) GmbH, dated March [■], 2010.
3.	Scan copies of the shareholders’ resolutions (the “Shareholders’ Resolutions”) of:
(a)	Mirion Technologies (RADOS) GmbH, dated March [■], 2010;

(b)	Mirion Technologies (MGPI H&B) GmbH, dated March [■], 2010.
4.	Scan copies of the list of shareholders (Gesellschafterliste) (the “List of Shareholders”) of:
(a)	Mirion Technologies (RADOS) GmbH, dated March [■], 2010;

(b)	Mirion Technologies (MGPI H&B) GmbH, dated March [■], 2010.

10
5.	[Scan copies of the powers of attorneys (Vollmachten) (the “Powers of Attorney”) of:
(a)	Mirion Technologies (RADOS) GmbH, dated March [■], 2010;

(b)	Mirion Technologies (MGPI H&B) GmbH, dated March [■], 2010.][1]

[1]	Only required if signing of the Guaranty on behalf of the German Guarantors has been accomplished by way of powers of attorney.

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 199 Bay Street Suite 2800, Commerce Court West Toronto ON M5L 1A9 Canada Tel: 416-863-2400 Fax: 416-863-2653

[ ], 2010	Reference: •/•
JPMorgan Chase Bank, National Association, as Domestic Administrative Agent
J.P. Morgan Europe Limited, as French Administrative Agent
and each of the Lenders listed on the
signature pages of the Credit Agreement
referred to below
Ladies and Gentlemen:
Re: Mirion Technologies (IST Canada) Inc.
          We have acted as special Ontario counsel for Mirion Technologies (IST Canada) Inc., an Ontario corporation (the “Guarantor”) in connection with (i) the Credit Agreement dated as of [ ], 2010 (the “Credit Agreement”) among Mirion Technologies, Inc., a Delaware corporation, Mirion Technologies (Synodys) SA, a corporation (société anonyme) organized under the laws of France, Mirion Technologies (IST France) SAS, a limited liability company (société par actions simplifiée) organized under the laws of France, the lenders listed on the signature pages thereof (the “Lenders”), JPMorgan Chase Bank, National Association, as Domestic Administrative Agent (the “Domestic Administrative Agent”) and J.P. Morgan Europe Limited as French Administrative Agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”), and (ii) the other Loan Documents referred to below.
     This opinion is delivered pursuant to Section 4.1(b) of the Credit Agreement. All capitalized terms used but not defined in this opinion have the meanings set forth in the Credit Agreement. In addition, when used in this opinion, the following terms have the following meanings: (a) “PPSA” means the Personal Property Security Act (Ontario); and (b) “Collateral” means all of the property defined as such in the GSA (as defined below).
     In connection with this transaction, we have reviewed executed copies of each of the following documents (collectively, the “Documents”):
(a)	the Credit Agreement;

(b)	the Guaranty (French Obligations) dated as of [ ], 2010 (the “French Guaranty”) among the Loan Parties party thereto, including the Guarantor, on the date hereof and the French Administrative Agent; and
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(d)	a general security agreement dated as of [ ], 2010 (the “GSA”) made by the Guarantor in favour of the French Administrative Agent.
The Credit Agreement and the French Guarantee are collectively referred to in this opinion as the “U.S. Documents”.

We have also:
(a)	examined such statutes, regulations, public records and certificates of government officials including, without limitation, a certificate of status for the Guarantor issued by the Ontario Ministry of Government Services (formerly the Ministry of Consumer and Business Services) on [ ], 2010 the “Certificate of Status”);

(b)	examined such corporate records of the Guarantor that have been attached to or identified in the Officer’s Certificate (as defined below) or otherwise provided to us in electronic format by Lazier Hickey LLP, which maintains the Guarantor’s minute books;

(c)	made such further examinations, investigations and searches; and

(d)	considered such questions of law,
as we have considered relevant and necessary as a basis for the opinions hereinafter expressed.
     We have relied solely and without independent verification upon a certificate (the “Officer’s Certificate”) of an officer of the Guarantor dated the date hereof, a copy of which has been delivered to you concurrently herewith, as to matters to the opinions expressed herein.
     The opinions expressed herein relate only to the laws of the Province of Ontario (the “Province”) and the federal laws of Canada applicable therein in effect on the date hereof, and no opinions are expressed as to the laws of any other jurisdiction. In particular, but without limiting the generality of the immediately preceding sentence, no opinion is expressed with respect to the laws of any other jurisdiction to the extent that such laws may govern the validity, perfection, effect of perfection or non-perfection or enforcement of the security interests expressed to be created by or under the GSA as a result of the application of the conflict of laws rules of the Province including, without limitation, sections 5 to 8, inclusive, of the PPSA. In addition, we express no opinion whether, pursuant to those conflict of laws rules, the laws of the Province would govern the validity, perfection, effect of perfection or non-perfection or enforcement of those security interests.
     For the purposes of the opinions expressed herein, we have assumed:
(a)	the genuineness of all signatures of all parties and the legal capacity of all individuals signing any documents;

(b)	the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic or electronically transmitted copies
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or facsimiles thereof and the authenticity of the originals of such certified, photostatic or electronically transmitted copies or facsimiles;

(c)	the accuracy, currency and completeness of the indices and filing systems maintained by the public offices and registries where we have searched or enquired or have caused searches or enquiries to be made and of the information and advice provided to us by appropriate government, regulatory or other like officials with respect to those matters referred to herein;

(d)	that each of the parties (other than the Guarantor) to each of the Documents has all requisite corporate power and capacity to execute and deliver each of the Documents to which it is a party and to perform its obligations thereunder, and has taken all necessary corporate action to authorize the execution and delivery of each of the Documents to which it is a party and the performance of its obligations thereunder;

(e)	that each of the parties (other than the Guarantor) to each of the Documents has duly executed and delivered the Documents to which it is a party;

(f)	that the parties to the GSA have not agreed orally or in any written agreement to postpone the time for attachment of the security interests created by the GSA; in that regard, we note that, in the GSA, the parties thereto expressly confirm that the time for attachment has not been postponed.

(g)	that none of the Collateral constitutes consumer goods (as defined in the PPSA); and

(h)	the Certificate of Status continues to be accurate on the date of this opinion as if issued on that date.
     For greater certainty, a specific assumption, limitation or qualification in this opinion is not to be interpreted to restrict the generality of an assumption, limitation or qualification expressed in general terms that includes the subject matter of the specific assumption, limitation or qualification.
     Based on and subject to the foregoing and the assumptions and qualifications set out at the end of this opinion, we are of the opinion that:
1.	Relying solely on the Certificate of Status and the Officer’s Certificate, the Guarantor is a subsisting corporation under the laws of the Province.
2.	The Guarantor has the corporate power and capacity to execute and deliver each of the Documents and to perform its obligations thereunder.
3.	The Guarantor has taken all necessary corporate action to authorize the execution and delivery of each of the Documents, and the performance of its obligations thereunder. Each of the Documents has been duly executed and delivered by the Guarantor.
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4.	The GSA constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
5.	The execution and delivery by the Guarantor of each of the Documents, and the performance of its obligations thereunder, do not violate, result in a breach of, or constitute a default under (i) any of the constating documents or by-laws of the Guarantor, or (ii) any statute or regulation of the Province or any federal statute or regulation of Canada applicable therein which is applicable to the Guarantor.
6.	The GSA creates a valid security interest in favour of the French Administrative Agent in any Collateral (as defined therein) that is personal property to which the PPSA applies and in which the Guarantor now has rights, and is sufficient to create a valid security interest in favour of the French Administrative Agent in any Collateral (as defined therein) that is personal property to which the PPSA applies and in which the Guarantor hereafter acquires rights when those rights are acquired by the Guarantor, in each case, to secure payment and performance of the obligations described therein as being secured thereby.
7.	Registration has been made in all public offices provided for under the laws of Ontario or the federal laws of Canada applicable therein where such registration is necessary or desirable to preserve, protect or perfect the security interests created by the GSA in favour of the French Administrative Agent in the Collateral (as defined therein). The details of all such registrations are set out in Schedule A. Except as provided in Schedule A, no renewal or amendment of any such filing, registration or recording is required. Please note that any renewals of these filings, registrations and recordings are the responsibility of the French Administrative Agent as we do not diarize expiry dates or send reminders.
8.	We have conducted, or have caused to be conducted, the searches identified in Schedule B (the “Searches”) for filings, registrations or recordings made in those offices of public record, in each case, as of the dates set forth in Schedule B. The Searches were conducted in respect of the current legal name and all former legal names of the Guarantor and of its predecessors by amalgamation or arrangement, to the extent described in Schedule B. The results of the Searches are also set out in Schedule B. The Searches are the only searches which are customarily conducted under the laws of Ontario and the federal laws of Canada applicable therein for security interests in personal property of a kind similar to the Collateral as of the applicable dates identified in Schedule B.
9.	Mirion Technologies (IST) Corporation is registered as the holder of 652,268 Class A special shares and 611,001 common shares in the securities register of the Guarantor (the “Shares”), which are all of the issued and outstanding shares in the capital stock of the Guarantor as of the date of this opinion.
10.	All necessary corporate action has been taken by the Guarantor to authorize the transfer of the Pledged Equity (as such term is defined in the Domestic Pledge and Security Agreement) of the Guarantor (the “Pledged Shares”) to the Domestic Administrative Agent or its nominee and any subsequent transfer of such Pledged Shares in connection with any realization thereof, and copies
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of all such consents, approvals or authorizations have been provided to the Domestic Administrative Agent.
11.	The security interest of the Domestic Administrative Agent in the Pledged Shares has been perfected by possession of the Pledged Shares and no registration is necessary to preserve, protect or perfect the security interest of the Domestic Administrative Agent in the Pledged Shares, provided that possession of the Pledged Shares as collateral is retained by the French Administrative Agent or a person acting on its behalf, other than any Loan Party or any Loan Party’s agent.
12.	In any proceeding in a court of competent jurisdiction in the Province (an “Ontario Court”) for the enforcement of the Documents (other than the GSA), the Ontario Court would apply the laws of the State of New York (“New York Law”), in accordance with the parties’ choice of New York Law in such Documents, to all issues which under the laws of the Province are to be determined in accordance with the chosen law of the contract, provided that:
(a)	the parties’ choice of New York Law is bona fide and legal and there is no reason for avoiding the choice on the grounds of Ontario public policy; and

(b)	in any such proceeding, and notwithstanding the parties’ choice of law, the Ontario Court:
(i)	will not take judicial notice of the provisions of New York Law but will only apply such provisions if they are pleaded and proven by expert testimony;

(ii)	will apply the laws of the Province and the federal laws of Canada applicable therein (collectively, “Ontario Law”) that under Ontario Law would be characterized as procedural and will not apply any New York Law that under Ontario Law would be characterized as procedural;

(iii)	will apply provisions of Ontario Law that have overriding effect;

(iv)	will not apply any New York Law if such application would be characterized under Ontario law as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law or if its application would be contrary to Ontario public policy; and

(v)	will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed.
13.	An Ontario Court would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the State of New York (a “New York Court”) for a sum certain, obtained against the Guarantor with respect to a claim arising out the Documents (a “New York Judgment”), without reconsideration of the merits:

provided that:
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(i)	an action to enforce the New York Judgment must be commenced in the Ontario Court within any applicable limitation period;

(ii)	the Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as the New York Judgment;

(iii)	the Ontario Court will render judgment only in Canadian dollars; and

(iv)	an action in the Ontario Court on the New York Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally; and
subject to the following defences:
(i)	the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;

(ii)	the New York Judgment is for a claim which under Ontario Law would be characterized as based on a foreign revenue, expropriatory, penal or other public law;

(iii)	the New York Judgment is contrary to Ontario public policy; and

(iv)	the New York Judgment has been satisfied or is void or voidable under New York Law.
     The foregoing opinions are subject to the following assumptions, limitations and qualifications:
(a)	no opinion is provided with respect to the enforceability of the U.S. Documents, which are governed by New York Law;

(b)	the enforceability of any Document may be limited by any applicable bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws affecting creditors’ rights generally;

(c)	the enforceability of any Document may be limited by general principles of equity and the obligation to act in a reasonable manner, and no opinion is expressed regarding the availability of any equitable remedy (including those of specific performance and injunction) which remedies are only available in the discretion of a court of competent jurisdiction;

(d)	the enforcement of any Document is subject to the discretion of a court of competent jurisdiction to impose restrictions on the rights of creditors to enforce immediate payment of amounts stated to be payable on demand;
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(e)	a court may not treat as conclusive those certificates and determinations which the Documents state are to be so treated;

(f)	the awarding of costs is in the discretion of a court of competent jurisdiction;

(g)	pursuant to the Currency Act (Canada), a judgment by a court in any province in Canada may be awarded in Canadian currency only;

(h)	any requirement in any of the Documents that interest be paid at a higher rate after than before default may not be enforceable;

(i)	any requirement that interest (as defined in the Criminal Code (Canada)) be paid at a rate in excess of 60% per annum may contravene section 347 of the Criminal Code (Canada) and may not be enforceable;

(j)	no opinion is expressed regarding the enforceability of any provision of any Document which purports to provide that any portion thereof which is unenforceable may be severed without affecting the enforceability of the remaining provisions;

(k)	the enforceability of a waiver of the right to a jury trial in a civil action is subject to the discretion of a judge not to strike a jury notice;

(l)	a provision in any Document which purports to restrict, or has the effect of restricting, access to a court may not be enforceable;

(m)	a provision in any Document which purports to waive any statutory rights or defences which might be available to, or constitute a discharge of the liability of, the Guarantor may not be enforceable;

(n)	no opinion is expressed regarding the enforceability of any provision in any Document which purports to exculpate the Administrative Agents, the Lenders, or any of their agents or any receiver, manager or receiver manager appointed by any of them from liability in respect of acts or omissions which may be illegal, fraudulent or involve wilful misconduct;

(o)	the effectiveness of provisions which purport to relieve a Person from a liability or duty otherwise owed may be limited by law, and provisions requiring indemnification or reimbursement may not be enforced by a court, to the extent that they relate to the failure of such Person to have performed such liability or duty;

(p)	no opinion is expressed regarding the enforceability of any provisions in any of the Documents to the effect that modifications, amendments or waivers of or with respect to any of the Documents that are not in writing will be ineffective;

(q)	the enforceability of any Document will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and we express no opinion as to whether a court may find
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any provision in any Document to be unenforceable on the basis that any such provision is an attempt to vary or exclude the ultimate limitation period under section 15 of such Act;

(r)	we express no opinion with respect to the provisions of the Personal Information Protection and Electronic Documents Act (Canada);

(s)	the PPSA imposes certain obligations on secured creditors which cannot be varied by contract; the PPSA may also affect the enforcement of certain rights and remedies contained in the Documents to the extent that those rights and remedies are inconsistent with or contrary to the PPSA including, without limitation, sections 16, 17 and 39 and Part V of the PPSA; provided, however, that the PPSA does not render the GSA invalid as a whole, and there exist, in the GSA or pursuant to applicable law, legally adequate remedies for realization of the principal benefits of the Collateral purported to be provided by the GSA;

(t)	a receiver or receiver and manager appointed pursuant to the provisions of any Document may, for certain purposes, be treated by a court as being the agent of the Administrative Agents and not solely the agent of the Guarantor (and the Administrative Agents may not be deemed to be acting as the agent and attorney of the Guarantor in making such appointment), notwithstanding any agreement to the contrary;

(u)	except as specifically provided in paragraph 9 above, no opinion is expressed regarding the existence of, or the right, title or interest of the Guarantor to, any property, or the ranking or priority of any security interest or other interest expressed to be created by or under any of the Documents;

(v)	no opinion is expressed regarding the creation, validity, enforceability or perfection of any security interest or other interest expressed to be created by or under any of the Documents with respect to any property of the Guarantor or any proceeds of such property that are not identifiable or traceable;

(w)	notwithstanding that, subject to attachment, registration under the PPSA will generally perfect a security interest in all forms of personal property to the extent that the PPSA applies to such personal property, perfection by possession or control of certain types of personal property may provide additional rights to the French Administrative Agent;

(x)	no opinion is expressed regarding the creation, validity, enforceability or perfection of any security interest or other interest in, or the enforceability of any Document insofar as it relates to, any of the following property or any interest therein:
(i)	any real property, fixtures, crops or mineral claims;

(ii)	any policy of insurance or contract of annuity;

(iii)	any permits, quotas, licences or other similar property which is not personal property;
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(iv)	any contractual rights, which by its terms or by the nature of the contract, or any permits, quotas, licences or other similar property, which by its terms, its nature or by the nature of the business of the Guarantor, cannot be the subject of a security interest or other interest, without the consent, authorization or approval of a third Person; and

(v)	any debt owing to the Guarantor by the Crown in right of Canada or any agent thereof;
(y)	no opinion is expressed regarding the creation or perfection of any security interest or other interest in any property to the extent that a security interest or other interest therein is governed by the provisions of the Railways Act (Ontario) or a statute of Canada including, without limitation, any vessel registered under the Canada Shipping Act (Canada) and any rolling stock, patents, trade-marks, copyrights and other intellectual property rights;

(z)	no opinion is expressed as to any licences, permits or approvals that may be required in connection with the enforcement of the GSA by the French Administrative Agent or by a person on its behalf, whether such enforcement involves the operation of the business of the Guarantor or a sale, transfer or disposition of its property and assets;

(aa)	no opinions are expressed regarding any taxes which may be imposed upon or exigible in respect of any the transactions contemplated by any of the Documents, and, in particular, but without limitation, no opinions are expressed regarding any applicable withholding taxes that may be imposed upon or exigible in respect of such transactions;

(bb)	the board of directors of the Guarantor has passed a resolution approving certain transfers of the Pledged Shares; there is some doubt about directors’ power to irrevocably bind themselves to such approval;

(cc)	for the purposes of our opinion expressed in paragraph 9 above, we have relied solely on our review of the following:
(i)	such corporate records of the Guarantor, as were made available to us;

(ii)	the Guarantor’s Certificate regarding the completeness of such corporate records; and

(iii)	on the shareholders’ register of the Guarantor regarding the following matters:
(A)	the number of issued and outstanding shares in the capital of the Guarantor; and

(B)	Mirion Technologies (IST) Corporation’s status as registered holder of such shares;
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     This opinion is provided solely for the benefit of each addressee of this opinion in connection with the transaction described herein. This opinion may not be relied upon by or disclosed to anyone else or used for any other purpose, without our prior written consent.
Yours truly,
Attachments
Schedule A — Registrations
Schedule B — Personal Property Searches
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Schedule A to the Opinion dated •, 2010.
Registrations made in the Province of Ontario
[To be inserted.]

Schedule B to the Opinion dated •, 2010.
Personal Property Searches conducted in the Province of Ontario
[To be inserted.]

EXHIBIT C-1
GUARANTY (DOMESTIC OBLIGATIONS)
     This GUARANTY (DOMESTIC OBLIGATIONS), dated as of [ ], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by each Domestic Subsidiary of Mirion Technologies, Inc., a Delaware corporation (the “Parent”) from time to time a party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacity as the domestic administrative agent (together with its successor(s) thereto in such capacity, the “Domestic Administrative Agent”) for each of the Secured Parties (as defined below).
WITNESSETH:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS (together, the “French Borrowers”; and, collectively with the Parent the “Borrowers”), the various financial institutions and other Persons from time to time party thereto (the “Lenders”), the Domestic Administrative Agent and J.P. Morgan Europe Limited, as French Administrative Agent, the Lenders have agreed to make French Term Loans to the French Borrowers and to make Revolving Loans and Domestic Term Loans to the Parent;
     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and
     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans to the Parent, each Guarantor jointly and severally agrees, for the benefit of each of the Domestic Administrative Agent, each Domestic Term Lender and each Revolving Lender (collectively, the “Secured Parties”), as follows:
ARTICLE I
GUARANTY PROVISIONS
     SECTION 1.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations (as defined in the Credit Agreement) of the Parent under the Loan Documents now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in clause (i) or (j) of Article VII of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, reimbursement obligations with respect to letters of credit or otherwise, reasonable out-of-pocket expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)) (collectively, the “Guaranteed Obligations”); and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Secured Party, (collectively, the “Indemnified Obligations”; and, collectively with the Guaranteed Obligations, the “Obligations”);
provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that, to the extent permitted by applicable law, it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 1.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the Domestic Administrative Agent or any Lender, or the Domestic Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Domestic Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 1.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and, to the extent permitted by applicable law, shall remain in full force and effect until the date (the “Termination Date”) on which all Obligations (other than contingent indemnity and reimbursement obligations) have been paid in full in cash, and all Revolving Commitments shall have expired or been terminated. Each Guarantor jointly and severally guarantees that the Obligations will, to the extent permitted by applicable law, be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with

2

respect thereto. The liability of each Guarantor under this Guaranty shall, to the extent permitted by applicable law, be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 1.4. Setoff. If an Event of Default under clause (a), (b), (c), (i), (j) or (k) of Article VII of the Credit Agreement shall have occurred and be continuing, or if any other Event of Default shall have occurred and be continuing and the Required Lenders shall so consent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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     SECTION 1.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice not provided for herein with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.
     SECTION 1.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made, under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Domestic Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Domestic Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 1.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Domestic Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 1.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:
     (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in the applicable Currency to the Domestic Administrative Agent, without setoff, counterclaim or other defense and in accordance with Section 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.17 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to any

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“Borrower” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” or “hereunder” in such Sections shall be deemed to be references to this Guaranty.
     (b) All payments made hereunder shall be applied upon receipt to the Secured Obligations as set forth in the Credit Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     SECTION 2.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder, each Guarantor represents and warrants to each Secured Party as set forth below.
     (a) Organization; Powers. Each Guarantor is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, where applicable, is in good standing in, every jurisdiction where such qualification is required.
     (b) Authorization; Enforceability. The Guaranty is within each Guarantor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Guaranty has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) Governmental Approvals; No Conflicts. The Guaranty (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation, (c) will not violate any charter, by-laws or other organizational documents of any Guarantor or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor, and (e) will not result in the creation or imposition of any Lien (other than the Liens on the Collateral granted by the Loan Parties under the Loan Documents) on any asset of any of the Parent or any of its Subsidiaries, except for, in the case of clause (a), those consents, approvals, negotiations, filings, or actions, the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect and, in the case of clauses (b) and (d), with respect to any violation or default to the extent such violation or default could not reasonably be expected to have a Material Adverse Effect.

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     (d) Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from the Parent and each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.
     (e) It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Parent, derive substantial direct and indirect benefits from the Loans made from time to time to the Parent by the Lenders pursuant to the Credit Agreement, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Loans to the Borrower.
ARTICLE III
MISCELLANEOUS PROVISIONS
     SECTION 3.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 3.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, except as to any Guarantor released pursuant to Section 3.6 of this Guaranty. This Guaranty shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders, in the case of an assignment by all or substantially all of the Guarantors, and in all other cases, the Required Lenders.
     SECTION 3.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Domestic Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 9.02 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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     SECTION 3.4. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Parent) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.
     SECTION 3.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 3.6. Termination of Agreement; Release of Guarantor.
     (a) Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate automatically, without delivery of any instrument or performance of any act by any party.
     (b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Domestic Subsidiary. The Domestic Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Parent’s expense, such documents as the Parent or any such Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.
     (c) In addition to any release permitted by subsection (a) or (b), the Domestic Administrative Agent may release any Guarantor from its obligations under this Guaranty with the prior written consent of the Required Lenders; provided that any release of all or substantially all Guarantors shall require the consent of all the Lenders.
     SECTION 3.7. No Waiver; Remedies. In addition to, and not in limitation of, Section 1.3 and 1.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 3.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 3.9. Severability. Any provision of this Guaranty held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

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invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 3.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND, TO THE EXTENT PERMITTED BY LAW, OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE CREDIT AGREEMENT.

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     SECTION 3.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 3.12. Indemnity. Each Guarantor shall indemnify each Secured Party, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any Collateral Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Guaranteed Obligation or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any such Guarantor, or any Environmental Liability related in any way to any such Guarantor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
     SECTION 3.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 3.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one Currency into another Currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Domestic Administrative Agent could purchase the first Currency with such other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Domestic Administrative Agent or the Lenders hereunder or the other Loan Documents shall, notwithstanding any judgment in a

9

Currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), to the extent permitted by law, be discharged only to the extent that on the Business Day following receipt by the Domestic Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Domestic Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Domestic Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, and, to the extent permitted by law, to indemnify the Domestic Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Domestic Administrative Agent in such Currency, the Domestic Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 3.15. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective authorized officers as of the date first above written.

MIRION TECHNOLOGIES (GDS), INC., a Delaware corporation
By:
Title:

MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation
By:
Title:

DOSIMETRY ACQUISITIONS (U.S.) LLC, a Delaware limited liability company
By:
Title:

IST ACQUISITIONS, LLC, a Delaware limited liability company
By:
Title:

MIRION TECHNOLOGIES (IST) CORPORATION, a New York corporation
By:
Title:

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MIRION TECHNOLOGIES (CONAX NUCLEAR), INC., a New York corporation
By:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION,
     as Domestic Administrative Agent

By:
Title:

12

ANNEX I to
the Guaranty
     THIS SUPPLEMENT, dated as of [ ] (this “Supplement”), is to the Guaranty (Domestic Obligations), dated as of [ ], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in the Guaranty) from time to time party thereto, in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as domestic administrative agent (together with its successor(s) thereto in such capacity, the “Domestic Administrative Agent”) for each of the Secured Parties.
WITNESSETH:
     WHEREAS, pursuant to the provisions of Section 5.09 of the Credit Agreement and Section 3.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to make Revolving Loans under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice not provided herein with respect to any of the Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any collateral securing the Obligations, as the case may be.
     SECTION 4. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

     SECTION 5. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 6. Severability. Any provision of this Supplement held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 7. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Domestic Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Domestic Administrative Agent’s counsel.
     SECTION 8. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     SECTION 9. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 10. ENTIRE AGREEMENT. THE GUARANTY AND THE OTHER LOAN DOCUMENTS, AS SUPPLEMENTED BY THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective authorized officers as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY, a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION,
     as Domestic Administrative Agent

By:
Title:

EXHIBIT C-2
GUARANTY (FRENCH OBLIGATIONS)
     This GUARANTY (FRENCH OBLIGATIONS), dated as of [ ], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by Mirion Technologies, Inc., a Delaware corporation (the “Parent”) and each Subsidiary of the Parent from time to time a party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of J.P. MORGAN EUROPE LIMITED, in its capacity as the French administrative agent (together with its successor(s) thereto in such capacity, the “French Administrative Agent”) for each of the Secured Parties (as defined below).
WITNESSETH:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS (together, the “French Borrowers”; and, collectively with the Parent the “Borrowers”), the various financial institutions and other Persons from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as the Domestic Administrative Agent, and the French Administrative Agent, the Lenders have agreed to make French Term Loans to the French Borrowers and to make Revolving Loans and Domestic Term Loans to the Parent;
     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and
     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make French Term Loans to the French Borrowers, each Guarantor jointly and severally agrees, for the benefit of each of the French Administrative Agent and each French Term Lender (collectively, the “Secured Parties”), as follows:
ARTICLE I
GUARANTY PROVISIONS
     SECTION 1.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations (as defined in the Credit Agreement) of each French Borrower under the Loan Documents now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in clause (i) or (j) of Article VII of the Credit

Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, reimbursement obligations with respect to letters of credit or otherwise, reasonable out-of-pocket expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)) (collectively, the “Guaranteed Obligations”); and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Secured Party, (collectively, the “Indemnified Obligations”; and, collectively with the Guaranteed Obligations, the “Obligations”);
provided that each Guarantor (other than the Parent) shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that, to the extent permitted by applicable law, it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 1.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the French Administrative Agent or any Lender, or the French Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the French Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 1.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and, to the extent permitted by applicable law, shall remain in full force and effect until the date (the “Termination Date”) on which all Obligations (other than contingent indemnity and reimbursement obligations) have been paid in full in cash. Each Guarantor jointly and severally guarantees that the Obligations will, to the extent permitted by applicable law, be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation

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or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall, to the extent permitted by applicable law, be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 1.4. Setoff. If an Event of Default under clause (a), (b), (c), (i), (j) or (k) of Article VII of the Credit Agreement shall have occurred and be continuing, or if any other Event of Default shall have occurred and be continuing and the Required Lenders shall so consent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Lender under this Section are

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in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 1.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice not provided for herein with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.
     SECTION 1.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made, under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the French Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the French Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 1.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the French Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 1.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:
     (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in euros to the French Administrative Agent, without setoff, counterclaim or other defense and in accordance with Section 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.17 of the

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Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to any “Borrower” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” or “hereunder” in such Sections shall be deemed to be references to this Guaranty.
     (b) All payments made hereunder shall be applied upon receipt to the Secured Obligations as set forth in the Credit Agreement.
     SECTION 1.8. German Limited Liability Companies.
     (a) Any Guarantor which is constituted as a German limited liability company (GmbH) may refuse to make payments under this Guaranty, if and to the extent that:
     (i) such payment would deprive the Guarantor of the liquidity necessary to fulfil its financial obligations that:
     (x) exist as of the date on which such payment would otherwise be due; and
     (y) the Guarantor cannot satisfy out of the disposal of fixed or current assets (to the extent that such assets are not necessary for the Guarantor’s business (nicht betriebsnotwendig) or the collection or non-recourse sale of its receivables); or
     (ii) such payment would have the consequences that the Guarantor’s net assets would be less than its registered capital (Stammkapital) (Begründung einer Unterbilanz) or if, at such time the Guarantor’s assets are already less than its registered capital (Vertiefung einer Unterbilanz); or
     (iii) subject to Section 1.8 (a)(i)(y) above, such payment would constitute an unlawful payment within the meaning of section 64 sentence 3 of the German Limited Liability Company Act (GmbHG).
     (b) For purposes of making calculations pursuant to clause (a) of this Section 1.8,
     (i) net assets and registered capital shall be based on the book values of the Guarantor’s assets and liabilities that would have to be disclosed in such Guarantor’s unconsolidated balance sheet (Jahresabschluss) drawn up in accordance with German GAAP as of the day after such payment would have been made;
     (ii) net assets shall take into account all items to be shown in such German GAAP balance sheet;

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     (x) as assets under the captions reflected in § 266(2) A, B and C of the German Commercial Code (Handelsgesetzbuch) provided that claims of the Guarantor against any of its affiliated companies shall only be taken into account if and to the extent that this is permitted under the restrictions relating to the protection of liability capital of German limited liability companies under German law, in particular §§ 30 to 32 of the German Limited Liability Company Act (GmbHG) and the rules developed by the German Federal Supreme Court (Bundesgerichtshof) in this respect; and
     (y) as liabilities under the captions reflected in § 266(3) B, C and D of the German Commercial Code less the amount of all liabilities towards any affiliated person (which shall be deemed to have been waived for that purpose) and less any Indebtedness unless permitted under the Credit Agreement; and
     (iii) registered capital (Gezeichnetes Kapital) shall take into account all items to be shown in the Guarantor’s German GAAP balance sheet under the captions reflected in § 266(3) A of the German Commercial Code.
     SECTION 1.9. French Limited Liability Companies.
     (a) Notwithstanding any other provision of this Guaranty to the contrary, the obligations and liabilities of any Foreign Guarantor which is constituted as a French limited liability company (société anonyme or société par actions simplifiée) hereunder shall not (i) extend, and shall not be construed as being extended, beyond a point where they would infringe article L. 225-216 of the French Code de commerce and (ii) cover, and shall not be construed as covering, any obligation or liability which, if incurred, would constitute a misuse of corporate assets as defined under articles L. 242-6-3° and L. 242-6-4° of the French Code de commerce or any other article or regulation to the same effect.
     (b) The maximum liability of Dosimetry Acquisitions (France) SAS under this Guaranty shall be limited at any time to the greater of 85% of its total current assets calculated as of the date on which a payment under this Guaranty is demanded from such Dosimetry Acquisitions (France) SAS, as reduced by the aggregate amount previously paid by such French Guarantor under this Guaranty.
     (c) The maximum liability of Mirion Technologies (MGPI) SA under this Guaranty shall be limited at any time to the greater of 60% of its total current assets calculated as of the date on which a payment under this Guaranty is demanded from such Mirion Technologies (MGPI) SA, as reduced by the aggregate amount previously paid by such French Guarantor under this Guaranty.
     (d) Any Foreign Guarantor which is constituted as a French limited liability company shall, promptly following a request from the French Administrative Agent, provide to the French Administrative Agent with the aggregate value of the total current

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assets of such Foreign Guarantor which is constituted as a French limited liability company and the amounts previously paid by such Foreign Guarantor which is constituted as a French limited liability company under this Guaranty.
Notwithstanding any other provision of this Guaranty to the contrary, the obligations and liabilities of any Foreign Guarantor which is constituted as a French limited liability company hereunder shall not cover, and shall not be construed as covering, any obligation or liability which, if incurred, would constitute a misuse of corporate assets as defined under articles L. 242-6 of the French Code de commerce or any other article or regulation to the same effect.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     SECTION 2.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder, each Guarantor represents and warrants to each Secured Party as set forth below.
     (a) Organization; Powers. Each Guarantor is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, where applicable, is in good standing in, every jurisdiction where such qualification is required.
     (b) Authorization; Enforceability. The Guaranty is within each Guarantor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Guaranty has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) Governmental Approvals; No Conflicts. The Guaranty (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation, (c) will not violate any charter, by-laws or other organizational documents of any Guarantor or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor, and (e) will not result in the creation or imposition of any Lien (other than the Liens on the Collateral granted by the Loan Parties under the Loan Documents) on any asset of any of the Parent or any of its Subsidiaries, except for, in the case of clause (a), those consents, approvals, negotiations, filings, or actions, the failure of which to obtain or make could not

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reasonably be expected to result in a Material Adverse Effect and, in the case of clauses (b) and (d), with respect to any violation or default to the extent such violation or default could not reasonably be expected to have a Material Adverse Effect.
     (d) Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from each Borrower and each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.
     (e) It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Parent, derive substantial direct and indirect benefits from (i) the French Term Loans made to the French Borrowers by the Lenders pursuant to the Credit Agreement and (ii) in respect of Dosimetry Acquisitions (France) SAS, the Guarantee of the Obligations of Mirion Technologies (Synodys) SA, its direct Subsidiary, granted hereunder by each other Guarantor, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Loans to the Borrower.
ARTICLE III
MISCELLANEOUS PROVISIONS
     SECTION 3.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 3.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, except as to any Guarantor released pursuant to Section 3.6 of this Guaranty. This Guaranty shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders, in the case of an assignment by all or substantially all of the Guarantors, and in all other cases, the Required Lenders.

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     SECTION 3.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the French Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 9.02 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 3.4. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Parent) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.
     SECTION 3.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 3.6. Termination of Agreement; Release of Guarantor.
     (a) Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate automatically, without delivery of any instrument or performance of any act by any party.
     (b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary. The French Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Parent’s expense, such documents as the Parent or any such Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.
     (c) In addition to any release permitted by subsection (a) or (b), the French Administrative Agent may release any Guarantor from its obligations under this Guaranty with the prior written consent of the Required Lenders; provided that any release of all or substantially all Guarantors shall require the consent of all the Lenders.
     SECTION 3.7. No Waiver; Remedies. In addition to, and not in limitation of, Section 1.3 and 1.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other

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right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 3.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 3.9. Severability. Any provision of this Guaranty held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 3.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND, TO THE EXTENT PERMITTED BY LAW, OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES,

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TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE CREDIT AGREEMENT.
     SECTION 3.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 3.12. Indemnity. Subject to the restrictions set forth under Sections 1.7, 1.8 and 1.9, each Guarantor shall indemnify each Secured Party, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any Collateral Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Guaranteed Obligation or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any such Guarantor, or any Environmental Liability related in any way to any such Guarantor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
     SECTION 3.13. Guarantor Intent. Without prejudice to the generality of Section 1.5, each Guarantor expressly confirms that it intends that this Guaranty shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount (other than the Domestic Term Loans and the Revolving Loans) made available under any of the Loan Documents.

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     SECTION 3.14. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 3.15. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one Currency into another Currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the French Administrative Agent could purchase the first Currency with such other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the French Administrative Agent or the Lenders hereunder or the other Loan Documents shall, notwithstanding any judgment in a Currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), to the extent permitted by law, be discharged only to the extent that on the Business Day following receipt by the French Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the French Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the French Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, and, to the extent permitted by law, to indemnify the French Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the French Administrative Agent in such Currency, the French Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 3.16. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective authorized officers as of the date first above written.

MIRION TECHNOLOGIES (GDS), INC., a Delaware corporation
By:
Title:

MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation
By:
Title:

DOSIMETRY ACQUISITIONS (U.S.) LLC, a Delaware limited liability company
By:
Title:

IST ACQUISITIONS, LLC, a Delaware limited liability company
By:
Title:

MIRION TECHNOLOGIES (IST) CORPORATION, a New York corporation
By:
Title:

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MIRION TECHNOLOGIES (CONAX NUCLEAR), INC., a New York corporation
By:
Title:

MIRION TECHNOLOGIES, INC., a Delaware corporation
By:
Title:

14

DOSIMETRY ACQUISITIONS (FRANCE) SAS, a French société par actions simplifiée (limited liability company)
By:
Title:

MIRION TECHNOLOGIES (MGPI) SA, a French société par actions simplifiée (limited liability company)
By:
Title:

MIRION TECHNOLOGIES (RADOS) GMBH, a German limited liability company (Gesellschaft mit beschränkter, Haftung)
By:
Title:

MIRION TECHNOLOGIES (MGPI H&B) GMBH, a German limited liability company (Gesellschaft mit beschränkter, Haftung)
By:
Title:

15

MIRION TECHNOLOGIES (IST) LTD., an English limited liability company
By:
Title:

MIRION TECHNOLOGIES (IST CANADA), INC., an Ontario (Canada) corporation
By:
Title:

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ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
J.P. MORGAN EUROPE LIMITED,
     as French Administrative Agent

By:
Title:

17

ANNEX I to
the Guaranty
     THIS SUPPLEMENT, dated as of [ ] (this “Supplement”), is to the Guaranty (French Obligations), dated as of [ ], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in the Guaranty) from time to time party thereto, in favor of J.P. MORGAN EUROPE LIMITED, as French administrative agent (together with its successor(s) thereto in such capacity, the “French Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to the provisions of Section 5.09 of the Credit Agreement and Section 3.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to Guarantee the Obligations (as defined in the Credit Agreement) of the French Borrowers under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice not provided herein with respect to any of the Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any collateral securing the Obligations, as the case may be.
     SECTION 4. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

     SECTION 5. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 6. Severability. Any provision of this Supplement held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 7. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the French Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the French Administrative Agent’s counsel.
     SECTION 8. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     SECTION 9. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 10. ENTIRE AGREEMENT. THE GUARANTY AND THE OTHER LOAN DOCUMENTS, AS SUPPLEMENTED BY THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective authorized officers as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY, a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
J.P. MORGAN EUROPE LIMITED,
     as French Administrative Agent

By:
Title:

Exhibit D-1
DOMESTIC PLEDGE AND SECURITY AGREEMENT
     This DOMESTIC PLEDGE AND SECURITY AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of [               ], 2010 and is made by MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Parent”), DOSIMETRY ACQUISITIONS (U.S.), LLC, a Delaware limited liability company, MIRION TECHNOLOGIES (GDS), INC., a Delaware corporation, MIRION TECHNOLOGIES (IST) CORPORATION, a New York corporation, IST ACQUISITIONS, LLC, a Delaware limited liability company, MIRION TECHNOLOGIES (CONAX NUCLEAR), INC., a New York corporation, MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation, and any future Domestic Subsidiary, if any, that becomes a party to this Agreement (each such party other than the Parent is referred to herein as a “Subsidiary Grantor” and collectively with the Parent, the “Grantors”) in favor of and for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMCB”), as Domestic Administrative Agent (the “Domestic Administrative Agent”), and J.P. MORGAN EUROPE LIMITED, as French Administrative Agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”), each for the Lenders (the “Lenders” and, together with the Administrative Agents, each a “Secured Party” and, collectively, the “Secured Parties”) that are or may hereafter become party to the Credit Agreement as Lenders.
PRELIMINARY STATEMENTS
     (1) The Domestic Administrative Agent, the French Administrative Agent, the Parent, the French Borrowers and the Lenders have entered into a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth in the Credit Agreement, Revolving Lenders have extended Revolving Commitments to make Revolving Loans to the Parent, the Issuing Bank has agreed to issue Letters of Credit for the account of the Parent and/or its Subsidiaries, the Domestic Term Lenders have agreed to make Domestic Term Loans to the Parent and the French Term Lenders have agreed to make French Term Loans to the French Borrowers.
     (2) Pursuant to that certain Guaranty (Domestic Obligations) (as amended, restated, supplemented or otherwise modified from time to time, the “Domestic Guaranty”) of even date herewith, the Subsidiary Grantors have guaranteed all obligations of the Parent under the Credit Agreement. Pursuant to that certain Guaranty (French Obligations) (as amended, restated, supplemented or otherwise modified from time to time, the “French Guaranty”, and together with the Domestic Guaranty, the “Guaranties”) of even date herewith, the Parent and the Subsidiary Grantors have guaranteed all obligations of the French Borrowers under the Credit Agreement.
     (3) It is a condition precedent to the effectiveness of the Credit Agreement that each Grantor shall have granted the security interest and made the pledge contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Credit Agreement and to induce the Issuing Bank to issue Letters of Credit under the Credit Agreement and other good and valuable consideration, the Grantors, and each of them, hereby agree with each Administrative Agent for its benefit and the ratable benefit of the Lenders as follows:
     Section 1. Certain Definitions. When used herein, (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Equipment, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Right, Proceeds, Securities Account, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the meaning ascribed under Article 8 or Article 9, as applicable, of the Uniform Commercial Code, as in effect in the State of New York, as the same shall be hereafter amended (the “Uniform Commercial Code” or “UCC”) and (b) capitalized terms not defined herein have the meanings assigned to such terms in the Credit Agreement.
     Section 2. Grant of Security. Each Grantor, in order to secure the Secured Obligations, hereby pledges to the Domestic Administrative Agent for the benefit of the Secured Parties and hereby grants to the Administrative Agents for the benefit of the Secured Parties a security interest in, all of such Grantor’s right, title and interest, whether now owned or hereafter acquired and wherever located, in and to any and all of the following assets and property of such Grantor (collectively, the “Collateral”), and subject only to Liens permitted under the Credit Agreement (the “Permitted Liens”):
     (a) all Goods, together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, including but not limited to the following:
     (i) all Equipment in all of its forms, wherever located, now or hereafter existing (including, but not limited to, all gaming, manufacturing, distribution, selling, data processing and office equipment, all machinery, all furniture, furnishings, appliances, tools, tooling, molds, dies, vehicles, vessels, barges, including any buildings, construction or other improvements thereon, and aircraft;
     (ii) all Inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all goods which are held for sale or lease or to be furnished (or which have been furnished) under any contract of service, or which are raw materials, work in process therefor, finished goods thereof or materials used or consumed in the manufacture or production thereof, and (ii) Goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) Goods that are returned to or repossessed by such Grantor), and all accessions thereto and products thereof and Documents therefor;
     (iii) all Fixtures and trade fixtures and all parts thereof and accessions thereto;
     (b) all Accounts, contract rights, Chattel Paper, Instruments, General Intangibles and other obligations of any kind, now or hereafter existing, whether or not arising out of or in

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connection with the sale or lease of Goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such Accounts, contract rights, Chattel Paper, Instruments, Deposit Accounts, General Intangibles or obligations (any and all such Accounts, contract rights, Chattel Paper, Instruments, Deposit Accounts, General Intangibles and obligations, to the extent not referred to in clause (c), (d), (e), (f), (g), (h), (i) or (j) below, being the “Receivables”, and any and all such leases, security agreements and other contracts being the “Related Contracts”);
     (c) all Investment Property and Security Entitlements;
     (d) all of the following (the “Security Collateral”):
     (i) all indebtedness evidenced by a promissory note or instrument and described on Schedule I-A (collectively, the “Pledged Debt”) and all other indebtedness owing to such Grantor and the promissory notes or other instruments evidencing the Pledged Debt and such other indebtedness, and all interest, cash, instruments and other property from time to time received or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt or such other indebtedness; and
     (ii) all equity interests from time to time acquired, owned or held by such Grantor in any manner (the “Pledged Equity”), including all shares of stock described on Schedule I-B opposite the name of such Grantor and all shares of stock in any Person that becomes a direct subsidiary of such Grantor after the date hereof, all of the certificates, if any, representing such Pledged Equity, and all cash, securities, dividends, rights, distributions, return of capital, instruments and other property at any time and from time to time received or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests; provided, however, notwithstanding anything to the contrary herein, the Grantors shall not be required to pledge more than 65% of the total equity interests of any Foreign Subsidiary under this Agreement;
     (e) all of the following (collectively, the “Account Collateral”):
     (i) the L/C Cash Collateral Account (as hereinafter defined) and all other Deposit Accounts of such Grantor, all funds held therein and all certificates and Instruments, if any, from time to time representing or evidencing such deposit accounts;
     (ii) notes, certificates of deposit, Deposit Accounts, checks and other Instruments from time to time hereafter delivered to or otherwise possessed by either Administrative Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then-existing Account Collateral; and
     (iii) all interest, dividends, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then-existing Account Collateral;
     (f) all trademarks and service marks, trade name, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, and any other designs or sources of business identifiers, indicia of origin or similar devices, all registrations

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with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated with any and all of the foregoing, throughout the world, in each case whether now or hereafter existing, together with all rights and interests associated with the foregoing, including, without limitation, rights against third parties for any past, present or future infringement of any trademark or similar device or registration thereof, or for any injury to the goodwill associated therewith, and all corresponding rights throughout the world (any and all of the foregoing being the “Trademarks”);
     (g) all copyrights and all copyrights of works based on, incorporated in, derived from or relating to works covered by any such copyrights, and derivative works based on or adopted from works covered by any such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, in each case whether now or hereafter existing, together with all rights associated with the foregoing, including, without limitation, rights against third parties for any past, present or future infringement of any copyright or registration thereof, and all corresponding rights throughout the world (any and all of the foregoing being the “Copyrights”);
     (h) all patents and patent applications, and the inventions and improvements described and claimed therein, and patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing and any written agreement granting to such Grantor any right to use any invention on which a subsisting patent exists (collectively, the “Patents” and, together with the Trademarks and the Copyrights, the “Intellectual Property”);
     (i) all Documents;
     (j) all Letter-of-Credit Rights and letters of credit (as such term is defined in Article 5 of the Uniform Commercial Code);
     (k) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Grantor, designed for use on the computers and electronic data processing hardware described in clause (I) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever), (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Grantor, and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes (collectively, the “Computer Hardware and Software”), and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights,

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improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
     (l) all Commercial Tort Claims;
     (m) all money (as such term is defined in Article 1 of the Uniform Commercial Code of every jurisdiction whatsoever);
     (n) to the extent not included in the foregoing, maps, surveys and similar items used or useful in such Grantor’s business;
     (o) to the extent not included in the foregoing, all books, records, writings, data bases, information in whatever form and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing;
     (p) all Proceeds, products, offspring, rents and issues of, profits and distributions on, rights arising out of, and returns of and from any and all Collateral and to the extent not otherwise included, all (i) claims and payments under insurance (whether or not an Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss, nonconformity, or interference with the use of, defects of infringements of rights in, or damage to or otherwise with respect to any Collateral; and
     (q) to the extent not included in the foregoing, all other personal property of any kind or description;
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the Collateral shall not include) (A) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) any Letter-of-Credit Rights to the extent any Grantor is required by applicable law to apply the Proceeds of such Letter-of-Credit Rights for a specified purpose, (C) any property to the extent that the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent not obtained of any Governmental Authority pursuant to any applicable law or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable shareholder or similar agreement, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (D) any asset that are subject to a purchase money Lien or Lien securing Capital Lease Obligations, in each case, permitted under the Credit Agreement to the extent the documents relating to such purchase money Lien or Capital Lease Obligations would not permit such asset to be subject to the Security Interests created hereby, (E) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary, (F) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, (G) Equipment leased by a Grantor from a third party that is not a Grantor under a lease permitted by the Credit Agreement that prohibits the granting of a

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Lien on such Equipment, (H) interests in real property, timber to be cut, as extracted collateral, consumer goods and agricultural products, (I) any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States, “Margin Stock”) and (J) any properties or assets as to which the Domestic Administrative Agent shall determine in its sole discretion that the costs of obtaining the security interests in such properties or assets are excessive in relation to the value of the security to be afforded thereby (collectively, the “Excluded Property”).
     In the event of the termination or elimination of any prohibition or the requirement for any consent contained in any law, rule, regulation, agreement, document or instrument to the extent sufficient to permit any Excluded Property to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such Excluded Property shall be automatically and simultaneously granted hereunder in such Excluded Property, and the Excluded Property automatically and simultaneously shall be deemed to be assigned and pledged to each Administrative Agent and shall be included as Collateral hereunder.
     Section 3. Security for Obligations. This Agreement secures with respect to each Grantor, and the Collateral of such Grantor is collateral security for, the prompt payment and performance in full when due, whether on a specified payment date, at stated maturity, by acceleration or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar law) of all Obligations of such Grantor to any Secured Party now or hereafter existing under the Credit Agreement, this Agreement, the Guaranties, any promissory notes, and the other Loan Documents (in each case as amended or modified from time to time), in each case whether for principal (including reimbursement for amounts drawn or available to be drawn under Letters of Credit), interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy would accrue on such obligations), fees, expenses, increased costs, indemnification or otherwise (any and all such obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to either Administrative Agent or the Lenders under the Credit Agreement, this Agreement, the Guaranty, any promissory notes, and the other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceedings.
     Section 4. Grantors Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by either Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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     Section 5. Delivery of Security Collateral and Account Collateral. Subject to Sections 7(f), all certificates or instruments representing or evidencing Security Collateral or Account Collateral shall, at the request of either Administrative Agent, be delivered to and held by or on behalf of such Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to such Administrative Agent. Each Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to any Grantor, to transfer to or to register in the name of the such Administrative Agent or any of its nominees any or all of the Security Collateral and Account Collateral. In addition, each Administrative Agent shall have the right upon the occurrence of and during the continuance of an Event of Default to exchange instruments representing or evidencing Security Collateral or Account Collateral, for instruments of smaller or larger denominations.
     Section 6. Maintaining the L/C Cash Collateral Account. If any Event of Default shall have occurred and shall be continuing:
     (a) If so required by the provisions of Section 2.05(j) of the Credit Agreement, the Parent shall open an interest bearing cash collateral account (the “L/C Cash Collateral Account”) with JPMCB, in the name of the Domestic Administrative Agent and for the benefit of the Revolving Lenders and subject to the terms of this Agreement; and
     (b) It shall be a term and condition of the L/C Cash Collateral Account, except as otherwise provided by the provisions of Section 2.05(j) of the Credit Agreement and Section 19 hereof, that no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, the Parent or any other Person (other than the Domestic Administrative Agent) from the L/C Cash Collateral Account.
The L/C Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may then or thereafter be in effect.
     Section 7. Representations and Warranties. Each Grantor hereby represents and warrants as follows:
     (a) The jurisdiction of organization of such Grantor as of the date hereof is as set forth on Schedule II. The chief place of business and chief executive office of such Grantor as of the date hereof are located at the address specified for such Grantor on Schedule II hereto. As of the date hereof, none of the Receivables is evidenced by a promissory note or other instrument in a principal amount greater than $10,000. Such Grantor’s federal tax identification number is as set forth on Schedule II.
     (b) Such Grantor is the legal and beneficial owner of the Collateral free clear of any Lien, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part the Collateral is on file in any recording office, except such as may have been filed in favor of the Domestic Administrative Agent relating to this Agreement or any other Loan Document and except for Permitted Liens. As of the date of this Agreement, such

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Grantor currently conducts business only under its own name and, in certain areas and for certain operations, the trade names listed on Schedule III. Neither such Grantor nor any corporate predecessor has, during the preceding five (5) years, been known as or used any other corporate or fictitious name, except such names as are disclosed on Schedule III.
     (c) The Pledged Debt of such Grantor, if any, is in all respects what it purports to be and represents genuine debt owing to such Grantor arising from bona fide transactions completed in accordance with the terms and provisions contained in the document delivered to the Administrative Agents with respect thereto.
     (d) The pledge of the Pledged Debt, if any, pursuant to this Agreement creates a valid and first priority perfected security interest in the Pledged Debt, respectively, subject to Permitted Liens.
     (e) The Pledged Debt constitutes, as of the Effective Date, all of the notes and instruments payable to or owned by such Grantor, except for notes and instruments received in the ordinary course of business or which such Grantor is not required to deliver to the Administrative Agents pursuant to Section 8(a)(iii) hereof or of which the Administrative Agents have not at any time requested possession and which are not a material portion of the Collateral either singly or in the aggregate.
     (f) UCC financing statements describing the Collateral as “all personal property” have been filed in the UCC filing offices in the jurisdiction set forth in Schedule II under the heading “Jurisdiction of Organization” with respect to such Grantor (or such Grantor has authorized the filing of such UCC financing statements in such jurisdiction) with respect to the Collateral as to which UCC financing statements are required to be filed, so that the security interests granted pursuant to this Agreement, to the extent they may be perfected by filing UCC financing statements in such jurisdictions, constitute (or in the case of any such UCC financing statements not yet filed, will constitute upon filing thereof) perfected security interests in and liens on the Collateral to the extent a security interest can be created therein under the Uniform Commercial Code, subject only to Permitted Liens. The Domestic Administrative Agent agrees that the Grantors shall not be required to perfect the security interest created hereunder in Deposit Accounts and Securities Accounts to the extent any such Deposit Accounts and Securities Accounts do not individually have a balance exceeding $50,000 or do not, in the aggregate, have a balance exceeding $250,000.
     (g) To the best of such Grantor’s knowledge, each trademark, copyright and patent material to the operations of the Parent and its Subsidiaries taken as a whole is validly subsisting and is presently in good standing.
     (h) No claim has been made by a third party that any Intellectual Property is invalid or unenforceable, except to the extent that any such claim would not reasonably be expected to have a Material Adverse Effect.
     (i) No claim has been made that the use by the Grantors of any Intellectual Property owned by any Grantor for the provision of goods and services by any Grantor violates the

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Intellectual Property of any third party, except to the extent that any such claim would not reasonably be expected to have a Material Adverse Effect.
     (j) All Deposit Accounts maintained by any Grantor with any bank or any other financial institution as of the date hereof are listed on Schedule IV hereto.
     (k) All U.S. registered Intellectual Property of any Grantor as of the date hereof is listed on Schedule V hereto.
     (l) All Pledged Equity owned by such Grantor is owned by it free and clear of any Lien other than (i) the security interest created hereunder and (ii) any inchoate tax liens. All shares of capital stock referred to in Schedule I-B opposite the name of such Grantor are duly authorized, validly issued, fully paid and non-assessable. As to each issuer whose name appears in Schedule I-B opposite the name of such Grantor, such Grantor’s Pledged Equity represents on the date hereof the percentage (as shown in Schedule I-B) of the total shares of capital stock issued and outstanding of such issuer. The information contained in Schedule I-B opposite the name of such Grantor is true and accurate in all respects as of the date hereof.
     (m) None of the interests in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder are represented by a certificate or are “securities” within the meaning of Article 8 of the New York UCC, and each Grantor covenants and agrees that it shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless it promptly pledges and delivers any such certificate to the Administrative Agent pursuant to the terms hereof in accordance with the Credit Agreement.
     (n) At no time will (x) 25% or more of the assets of the Parent and its Subsidiaries on a consolidated basis and on an unconsolidated basis consist of Margin Stock or (y) the Parent or any Subsidiary own Margin Stock having a market value in excess of $50,000.
     Section 8. Further Assurances.
     (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or advisable, or that either Administrative Agent may reasonably request, in order to perfect, protect and maintain the priority of any pledge, assignment or security interest granted or purported to be granted by such Grantor hereunder or to enable either Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of either Administrative Agent made at any time after the occurrence and during the continuation of an Event of Default, mark conspicuously each document included in the Inventory, each chattel paper included in the Receivables, each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to such Administrative Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by, or if such Grantor shall otherwise be the payee under, a promissory note or other instrument or chattel paper in a

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principal amount in excess of $10,000, deliver and pledge to the Domestic Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Domestic Administrative Agent (it being understood that no Grantor shall be obligated to deliver any such note or instrument or chattel paper in a principal amount less than $10,000); and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or advisable, or as either Administrative Agent may reasonably request, in order to perfect and preserve, with the required priority, the pledge, assignment and security interest granted or purported to be granted hereby.
     (b) Each Grantor hereby authorizes each Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
     (c) Each Grantor will furnish to the Administrative Agents, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as either Administrative Agent may reasonably request, all in reasonable detail.
     (d) Each Grantor agrees that, at the request of either Administrative Agent, following the occurrence and during the continuance of an Event of Default, such Grantor will execute any and all documents, notices or instruments as may be necessary or advisable, or as either Administrative Agent may reasonably request, to direct the United States government to pay to either Administrative Agent, for the account of the Secured Parties, all amounts otherwise payable to the Grantors under the Assignment of Claims Act, 31 U.S.C. § 3727 and 41 U.S.C. § 15.
     (e) Each Grantor shall (i) use reasonable commercial efforts to preserve and maintain those material rights in the Intellectual Property that are, in each Grantor’s reasonable opinion, necessary at any given time, for the operation of such Grantors’ business; provided that no Grantor shall hereby be required to commence, continue, join or defend any action or proceeding in respect of any infringement of Intellectual Property if, in such Grantor’s reasonable opinion, such action or proceeding would be detrimental to such Grantor’s business, and (ii) upon the occurrence and during the continuation of an Event of Default, use all reasonably commercial efforts to obtain any consents, waivers or agreements necessary to enable the Administrative Agents to exercise their respective remedies with respect to the Intellectual Property. No Grantor shall abandon any material pending copyright, patent or trademark application, or material Copyright, Patent or Trademark without the prior written consent of each Administrative Agent.
     Section 9. As to Equipment and Inventory.
     (a) At the request of the Domestic Administrative Agent, each Grantor shall provide written notice of the location of any Equipment and Inventory of such Grantor.

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     (b) Each Grantor shall cause the Equipment material to its operations to be maintained and preserved in good repair and working order, ordinary wear and tear and damage due to casualty excepted.
     Section 10. Investment Property.
     (a) During the continuation of an Event of Default, promptly upon the request of the Administrative Agent, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an Uncertificated Security, such Grantor will cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such Security or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such Collateral originated by the Administrative Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Administrative Agent. During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an Uncertificated Security, promptly upon the request of the Administrative Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.
     (b) At any time after the occurrence of and during the continuance of an Event of Default, either Administrative Agent or its nominee may, upon notice, exercise all voting and similar rights at any meeting of any corporation or other entity issuing the shares or similar ownership interests included in the Pledged Equity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any such Pledged Equity as if it were the absolute owner thereof, including the right to receive dividends payable thereon, and the right to exchange, at its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other readjustment of the relevant corporation issuing such shares or similar ownership interests or upon the exercise by any such issuer of any right, privilege or option pertaining to such shares or similar ownership interests, and in connection therewith, to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Administrative Agents shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.
     (c) At any time after the occurrence and during the continuance of an Event of Default, each Administrative Agent shall have the right to require that all cash dividends and other distributions payable with respect to any part of the Investment Property in which a security interest is purported to be granted hereunder or the Pledged Equity be paid to the Domestic Administrative Agent to be held by such Administrative Agent as additional security hereunder until applied to the Secured Obligations.
     (d) Upon any request by the Domestic Administrative Agent from time to time, each Grantor shall execute and deliver such control agreements and other documents and instruments (and shall use commercially reasonable efforts to cause the applicable financial institution or other party to do so), as either Administrative Agent may reasonably request in order to further

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perfect and preserve the security interests granted hereby in all Investment Property other than Investment Property not exceeding $50,000 in the aggregate.
     Section 11. As to Intellectual Property.
     (a) Except as permitted under the Credit Agreement, no Grantor shall (i) do or fail to perform any act whereby any of the Patents may lapse or become abandoned or dedicated to the public or unenforceable, (ii) do or permit any act or knowingly omit to do any act whereby any of the Trademarks may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyrights may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall reasonably and in good faith determine that the loss of such Intellectual Property would not reasonably be expected have a Material Adverse Effect.
     (b) The Parent shall, together with the delivery of its financial statements pursuant to Section 5.01 of the Credit Agreement, deliver to the Administrative Agents notices detailing: (i) any filing of an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or corresponding offices in other countries of the world, (ii) new ownership interest in any Patent or Trademark or (ii) any Borrower receiving, as owner or exclusive licensee, a Copyright registration with the United States Copyright Office or corresponding offices in other countries of the world, and upon request of either Administrative Agent, promptly execute and deliver a Patent Security Agreement or a Trademark Security Agreement, or a similar acknowledgement with respect to Copyrights in form and substance satisfactory to the Domestic Administrative Agent, as applicable, and other documents as either Administrative Agent may reasonably request to evidence the its security interest in such Intellectual Property.
     (c) The Parent shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)) or under the Credit Agreement.
     (d) As of the date hereof, each Grantor has executed and delivered to the Administrative Agents a Patent Security Agreement (each, a “Patent Security Agreement”) in substantially the form of Exhibit B-1 attached hereto, pursuant to which such Grantor has granted to the Administrative Agents, for the benefit of the Secured Parties, a security interest in all their respective Patents on Schedule I thereto (as such schedule may be amended or supplemented from time to time).
     (e) As of the date hereof, each Grantor has executed and delivered to the Administrative Agents a Trademark Security Agreement (each, a “Trademark Security Agreement”) in substantially the form of Exhibit B-2 attached hereto, pursuant to which such Grantor has granted to the Administrative Agents, for the benefit of the Secured Parties, a

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security interest in all their respective Trademarks on Schedule I thereto (as such schedule may be amended or supplemented from time to time).
     (f) As of the date hereof, each Grantor has executed and delivered to the Administrative Agents a Copyright Security Agreement (each, a “Copyright Security Agreement”) in substantially the form of Exhibit B-3 attached hereto, pursuant to which such Grantor has granted to the Administrative Agents, for the benefit of the Secured Parties, a security interest in all their respective Copyrights on Schedule I thereto (as such schedule may be amended or supplemented from time to time).
     Section 12. As to Deposit Accounts. Each agrees that all Deposit Accounts (other than Deposit Accounts having balances not exceeding $50,000 individually and Deposit Accounts having balances, in the aggregate, not exceeding $250,000) shall be under the exclusive dominion and control of the Domestic Administrative Agent and no withdrawals therefrom or other activities therein shall be made without the prior written consent and instruction of the Domestic Administrative Agent; provided that unless and until an Event of Default has occurred and is continuing and the Domestic Administrative Agent has given notice thereof to the Parent, each Administrative Agent hereby authorizes each Grantor to make such withdrawals and otherwise conduct activities in its Deposit Accounts. Upon any request by the Domestic Administrative Agent from time to time, each Grantor shall execute and deliver such blocked account and other control agreements and other documents and instruments as the Domestic Administrative Agent may reasonably request in order to further perfect and preserve the security interests granted hereby in all Deposit Accounts.
     Section 13. Insurance.
     (a) Each Grantor (or Parent, on behalf of each Grantor) shall, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor with financially sound and reputable insurers in such amounts, against such risks and in such form as is consistent with past practice and as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor operates. Each policy for property damage insurance shall provide for all losses to be paid directly to the Domestic Administrative Agent. Each such policy shall in addition (i) name such Grantor (or the Parent) and each Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon either Administrative Agent) as their interests may appear, (ii) in the case of property damage insurance, contain the agreement by the insurer that any loss thereunder shall be payable to the Domestic Administrative Agent, (iii) not contain any provision providing for recourse against either Administrative Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 30 days’ prior written notice of cancellation or of lapse shall be given to the Administrative Agents by the insurer. Each Grantor (or the Parent) shall, if so requested by either Administrative Agent, deliver to either Administrative Agent original or duplicate policies of such insurance and, as often as either Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Grantor (or the Parent) shall, if so requested by either Administrative Agent, deliver to either Administrative Agent original or duplicate policies of such insurance and, as often as either Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor (or the

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Parent) shall, at the request of either Administrative Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of this Section 13 and use reasonable commercial efforts to cause the insurers to acknowledge notice of such assignment.
     (b) Reimbursement under any liability insurance maintained by such Grantor pursuant to this Section 13 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 13 is not applicable, such Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by such Grantor pursuant to this Section 13 and received by either Administrative Agent shall be released to such Grantor as reimbursement for the costs of such repairs or replacements.
     (c) At the request of either Administrative Agent, upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Domestic Administrative Agent as specified in Section 19(b) hereof.
     Section 14. Place of Perfection; Records; Collection of Receivables; Intellectual Property.
     (a) Each Grantor shall keep its jurisdiction of organization, its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified on Schedule II or, upon prior written notice to the Administrative Agents, at such other locations in a jurisdiction where all actions required by Section 8 shall have been taken with respect to the Collateral. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of either Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.
     (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due such Grantor under the Receivables and, prior to the occurrence of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuation of an Event of Default, at either Administrative Agent’s direction, shall take) such commercially reasonable actions as such Grantor or either Administrative Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that each Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to such Administrative Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to such Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such

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Grantor might have done. After receipt by such Grantor or Grantors of the notice from either Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments received by such Grantor in respect of the Receivables) shall be received in trust for the benefit of either Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the applicable Administrative Agent in the same form as so received (with any necessary endorsement) to be applied as provided by Section 19(b) and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.
     Section 15. Transfers and Other Liens. Except as otherwise permitted under the Credit Agreement, no Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral except to the extent permitted under the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and other Liens permitted under the Credit Agreement.
     Section 16. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints each Administrative Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in either Administrative Agent’s discretion, to take any action and to execute any instrument that such Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
     (a) to obtain and adjust insurance required to be paid to the Domestic Administrative Agent pursuant to Section 13;
     (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (c) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above; and
     (d) to file any claims or take any action or institute any proceedings that either Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agents with respect to any of the Collateral.
     Section 17. Administrative Agents May Perform. If any Grantor fails to perform any agreement contained herein, either Administrative Agent, upon written notice, if practicable, to such Grantor or the Parent, may itself perform, or cause performance of, such agreement, and the reasonable expenses of such Administrative Agent incurred in connection therewith shall be payable by such Grantor and the Parent under Section 20(b).
     Section 18. Administrative Agents’ Duties. The powers conferred on each Administrative Agent hereunder are solely to protect the Secured Parties’ interest in the

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Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agents shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Each Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property and such care and custody would not constitute gross negligence or wilful misconduct.
     Section 19. Remedies. If any Event of Default shall have occurred and be continuing:
     (a) Either Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the “Uniform Commercial Code”) (whether or not the Uniform Commercial Code applies to the affected Collateral) and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of either Administrative Agent forthwith, assemble all or part of the Collateral as directed by either Administrative Agent and make it available to either Administrative Agent at a place to be designated by either Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agents’ offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the applicable Administrative Agent may deem commercially reasonable. The Administrative Agent shall give the applicable Grantors at least 10 business days’ written notice of the time and place of any public sale or the time after which any private sale is to be made and each Grantor agrees that such notice shall constitute reasonable notification. The Administrative Agents shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Either Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) All cash proceeds received by either Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of such Administrative Agent, be held by such Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agents pursuant to Section 20) in whole or in part by either Administrative Agent for the ratable benefit of the Lenders against, all or any part of the Secured Obligations in such order as the Administrative Agents shall elect. Any surplus of such cash or cash proceeds held by either Administrative Agent and remaining after payment in full of all the Secured Obligations shall be promptly paid over to the Parent or to whomsoever may be lawfully entitled to receive such surplus.
     (c) The Administrative Agents may exercise any and all rights and remedies of any Grantor in respect of the Collateral.

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     (d) Either Administrative Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the L/C Cash Collateral Account or any part thereof.
     Section 20. Taxes.
     (a) Each Grantor shall pay (i) all Taxes, assessments and other charges of governmental authorities imposed upon any of the Collateral before any material penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums materially adversely affecting the Collateral, which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of the Collateral prior to the time when any material penalty or fine shall be incurred with respect thereto, provided, that no such taxes, assessments and charges of governmental authorities referred to in clause (i) above or claims referred to in clause (ii) above need to be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and enforcement thereof is stayed and if a reserve or other appropriate provision required in conformity with GAAP shall have been made therefor and if, at the request of either Administrative Agent, it posts a bond or other form of indemnity satisfactory to such Administrative Agent in the amount of such contested taxes, assessments and charges plus any applicable interest and penalties.
     Section 21. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against the Parent or whether the Parent is joined in any such action or actions. All rights of the Administrative Agents and the pledge and security interest hereunder, and all obligations of each Grantor hereunder, shall, to the fullest extent permitted by law, be absolute and unconditional, irrespective of:
     (a) any lack of validity or enforceability of any other Loan Document or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Parent or any of its Subsidiaries or otherwise;
     (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Parent or any of its Subsidiaries;
     (e) any change, restructuring or termination of the corporate structure or existence of the Parent or any of its Subsidiaries; or

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     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Grantor or a third party grantor of a security interest.
     Section 22. Amendments: Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Administrative Agent and each Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment to this Agreement that is in substantially the same form as Exhibit A hereto shall be effective when signed by only the Administrative Agents and the Additional Grantor (as defined therein). No failure on the part of either Administrative Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     Section 23. Addresses for Notices. All notices and other communications provided to either Administrative Agent at its address or facsimile number set forth in the Credit Agreement and to any Grantor shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule V hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.
     Section 24. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable under the Loan Documents have been paid in full, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agents hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitations all or any portion of its Commitment, the Loans owing to it and the Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.04 of the Credit Agreement.
     Section 25. Termination; Release. (a) When all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable under the Loan Documents have been paid in full, the security interest granted hereby shall automatically terminate and all rights to the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the applicable Grantor. At any time before the Liens granted hereunder by the Parent terminate, either Administrative Agent may, at the written request of the Parent, i) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Required Lenders or ii) release all or substantially all the Collateral with the prior written consent of all the Lenders. Upon the termination of any such security interest, or upon either Administrative

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Agent’s release of any of the Collateral, each Administrative Agent shall promptly return to the applicable Grantor, at such Grantor’s expense, such of the Collateral (and, in the case of a release, such of the released Collateral) held by such Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof. Each Administrative Agent will, at such Grantor’s expense, execute and deliver to the applicable Administrative Agent such other documents as any Grantor shall reasonably request to evidence such termination or release, as the case may be.
     (b) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, the security interest granted hereby in such Collateral shall be automatically released.
     Section 26. Governing Law; Terms.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.
     (b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and, to the extent permitted by law, of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.
     (c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 23. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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     Section 27. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 28. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 29. WAIVER OF JURY TRIAL. EACH OF THE GRANTORS, EACH ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MIRION TECHNOLOGIES, INC., a Delaware corporation
By:
Title:

DOSIMETRY ACQUISITIONS (U.S.), LLC, a Delaware limited liability company
By:
Title:

MIRION TECHNOLOGIES (GDS), INC., a Delaware corporation
By:
Title:

IST ACQUISITIONS, LLC, a Delaware limited liability company
By:
Title:

MIRION TECHNOLOGIES (IST) CORPORATION, a New York corporation
By:
Title:

21

MIRION TECHNOLOGIES (CONAX NUCLEAR), INC., a New York corporation
By:
Title:

MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation
By:
Title:

22

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Title:

J.P. MORGAN EUROPE LIMITED, as French Administrative Agent
By:
Title:

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EXHIBIT A
AMENDMENT NO. __ TO SECURITY AGREEMENT
     This Amendment No. ___to Security Agreement (this “Amendment”), dated as of ___, 20___, relates to the Domestic Pledge and Security Agreement dated as of [               ], 2010 (as amended to date, the “Agreement”) executed by Mirion Technologies, Inc. (the “Parent”) and the Domestic Subsidiaries of the Parent parties thereto as Subsidiary Grantors (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, NATIONAL ASSOCIATION, as Domestic Administrative Agent (the “Domestic Administrative Agent”), and J.P Morgan Europe Limited, as French Administrative Agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”), each for the Lenders (the “Lenders”).
     In compliance with Section 5.09 of the Credit Agreement, dated as of [               ], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Domestic Administrative Agent, the French Administrative Agent, the Parent, the French Borrowers and the Lenders (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement):
     1. Amendment. The Agreement is hereby amended to add as a party, and more specifically, as a Subsidiary Grantor, thereunder, the Additional Grantor.
     2. Representations and Warranties. The Additional Grantor represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties of a Subsidiary Grantor contained in the Agreement (a) is hereby made by the Additional Grantor as of the date hereof except to the extent such representations and warranties relate to an earlier date, and (b) is true and correct as to the Additional Grantor as of the date hereof except to the extent such representations and warranties relate to an earlier date. Attached hereto are all appropriate Schedules to the Agreement reflecting information relating to the Additional Grantor.
     3. Grant of Security Interest. The Additional Grantor, to secure the complete and timely payment, observance and performance of all of its obligations at any time arising under or in connection with the Guaranties, the Agreement and each other Loan Document to which it is a party, hereby assigns and pledges to each Administrative Agent, and hereby grants to each Administrative Agent for its benefit and the benefit of the Lenders, a first priority security interest and lien under the Agreement, in all of the Additional Grantor’s right, title and interest in and to the Collateral (as defined in the Agreement), subject to Permitted Liens, whether now owned or existing or hereafter arising or acquired and wheresoever located together in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.
     4. Assumption of Rights, Obligations and Liabilities. The Additional Grantor assumes all of the rights, obligations and liabilities of a Grantor under the Agreement and agrees to be bound thereby as if the Additional Grantor were an original party to the Agreement.

A-1

     5. Effectiveness. This Amendment shall become effective on the date hereof upon the execution hereof by the Additional Grantor and each Administrative Agent and delivery hereof to the Domestic Administrative Agent.
     6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

By:
Title:
Notice Address:
Attention:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Title:

J.P. MORGAN EUROPE LIMITED, as French Administrative Agent
By:
Title:

A-2

Exhibit B-1
FORM OF PATENT SECURITY AGREEMENT
     This PATENT SECURITY AGREEMENT, dated as of [___], 2010 (this “Agreement”), is made by [NAME OF GRANTOR], a ___(the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Domestic Administrative Agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mirion Technologies, Inc., as the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as the French Borrowers, the Lenders party thereto, J.P. Morgan Europe Limited, as the French Administrative Agent, the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Domestic Pledge and Security Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to Section 11(g) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Patent Collateral”):
     (a) all patents and patent applications, and the inventions and improvements described and claimed therein, and patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing and any written agreement granting to such Grantor any right to use any invention on which a subsisting patent exists (collectively referred to as “Patents”), including those Patents referred to in Item A of Schedule I;
     (b) all of its patent licenses, and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above (each, a “Patent License”), including each patent license referred to in Item B of Schedule I attached hereto, with the exception of those licenses or other agreements that the grant of the security interest therein would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such license or other agreement the right to terminate its obligations thereunder; and
     (e) all proceeds of, and rights associated with, the foregoing (including royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens; Termination of Agreement. Upon (a) the disposition of Patent Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable have been paid in full, the security interests granted herein shall automatically terminate with respect to (i) such Patent Collateral (in the case of clause (a)) or (ii) all Patent Collateral (in the case of clause (b)) , without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary. Upon any such disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
     SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
* * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Patent Security Agreement
Item A. Patents
Registered Patents

Country	Patent	Registration No.	Registration Date
Pending Trademark Applications

Country	Patent	Serial No.	Filing Date
Patent Applications in Preparation

			Expected	Products/
Country	Patent	Docket No.	Filing Date	Services
Item B. Patent Licenses

Country or				Effective	Expiration
Territory	Patent	Licensor	Licensee	Date	Date

Exhibit B-2
FORM OF TRADEMARK SECURITY AGREEMENT
     This TRADEMARK SECURITY AGREEMENT, dated as of [___], 2010 (this “Agreement”), is made by [NAME OF GRANTOR], a ___(the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Domestic Administrative Agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mirion Technologies, Inc., as the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as the French Borrowers, the Lenders party thereto, J.P. Morgan Europe Limited, as the French Administrative Agent, the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Domestic Pledge and Security Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to Section 11(e) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Trademark Collateral”):
     (a) all trademarks and service marks, trade name, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, and any other designs or sources of business identifiers, indicia of origin or similar devices, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated with any and all of the foregoing, throughout the world, in each case whether now or hereafter existing, together with all rights and interests associated with the foregoing, including, without limitation, license royalties, claims or rights against third parties for any past, present or future infringement of any trademark or similar device or registration thereof, or for any injury to the goodwill associated therewith, and all corresponding rights throughout the world (collectively referred to as “Trademarks”), including those Trademarks referred to in Item A of Schedule I;
     (b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each Trademark License referred to in Item B of Schedule I;
     (c) all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);
     (d) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and
     (e) all proceeds of, and rights associated with, the foregoing (including royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens; Termination of Agreement. Upon (a) the disposition of Trademark Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable have been paid in full, the security interests granted herein shall automatically terminate with respect to (i) such Trademark Collateral (in the case of clause (a)) or (ii) all Trademark Collateral (in the case of clause (b)) , without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary. Upon any such disposition or termination, the Administrative Agent will, at the

Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
     SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
* * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Trademark Security Agreement
Item A. Trademarks
Registered Trademarks

Country	Trademark	Registration No.	Registration Date
Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date
Trademark Applications in Preparation

			Expected	Products/
Country	Trademark	Docket No.	Filing Date	Services
Item B. Trademark Licenses

Country or				Effective	Expiration
Territory	Trademark	Licensor	Licensee	Date	Date

Exhibit B-3
FORM OF COPYRIGHT SECURITY AGREEMENT
     This COPYRIGHT SECURITY AGREEMENT, dated as of [___], 2010 (this “Agreement”), is made by [NAME OF GRANTOR], a ___(the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Domestic Administrative Agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mirion Technologies, Inc., as the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as the French Borrowers, the Lenders party thereto, J.P. Morgan Europe Limited, as the French Administrative Agent, the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Domestic Pledge and Security Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to Section 11(f) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Copyright Collateral”):
     (a) all copyrights and all copyrights of works based on, incorporated in, derived from or relating to works covered by any such copyrights, and all right, title and interest to make and exploit all derivative works based on or adopted from works covered by any such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, in each case whether now or hereafter existing, together with all rights associated with the foregoing, including, without limitation, license royalties, rights to print, publish and distribute, rights to unpublished works, claims or rights against third parties for any past, present or future infringement of any copyright or registration thereof, and all corresponding rights throughout the world and renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Item A of Schedule I;
     (b) all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each Copyright License referred to in Item B of Schedule I;
     (c) the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License and all extensions and renewals of any thereof; and
     (d) all proceeds of, and rights associated with, the foregoing (including royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens; Termination of Agreement. Upon (a) the disposition of Copyright Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable have been paid in full, the security interests granted herein shall automatically terminate with respect to (i) such Copyright Collateral (in the case of clause (a)) or (ii) all Copyright Collateral (in the case of clause (b)) , without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary. Upon any such disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
     SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
* * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Copyright Security Agreement
Item A. Copyrights/Mask Works
Registered Copyrights/Mask Works

Country	Registration No.	Registration Date	Author(s)	Title
Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title
Copyright/Mask Work Registration Applications in Preparation

Expected
Country	Docket No.	Filing Date	Author(s)	Title
Item B. Copyright/Mask Work Licenses (including an indication of exclusive Licenses for U.S. registered Copyrights)

Country or				Effective	Expiration
Territory	Copyright	Licensor	Licensee	Date	Date

Schedule I
Pledged Debt and Pledged Investment Property

Schedule II
Chief Business Office;
Jurisdiction of Organization;
and Tax Identification Number

Schedule III
Corporate or Fictitious Names

Schedule IV
Deposit Accounts

Schedule V
Intellectual Property

Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
Dated [●] 2010
(1)	MIRION TECHNOLOGIES (IST FRANCE) SAS as Assignor

(2)	J.P. MORGAN EUROPE LIMITED as Security Agent

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 as French Term Lenders, as Assignees

MASTER RECEIVABLES ASSIGNMENT
AGREEMENT
under article L. 313-23 et seq. of the French monetary
and financial code

PARIS

Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS

1.	DEFINITIONS AND INTERPRETATION	3
1.1	Definitions	3
1.2	Incorporation of Terms	4
2.	ASSIGNMENT OF ELIGIBLE RECEIVABLES	4
2.1	Assignment by way of security	4
2.2	Transfer of title	4
3.	DELIVERY OF THE ASSIGNMENT SCHEDULES	4
3.1	Assignment Schedule	4
3.2	Occurrence	5
4.	UNDERTAKINGS OF THE ASSIGNOR IN RELATION TO THE RECEIVABLES AND RELATED MATTERS	5
4.1	No dealings with Assigned Receivables	5
4.2	Communications	5
4.3	Collection	6
5.	NOTICES TO ASSIGNED DEBTORS – ENFORCEMENT – ORDER OF DISTRIBUTIONS	6
6.	DISCHARGE OF SECURITY	7
7.	PAYMENTS	7
8.	RECEIVABLES EVIDENCED BY AN INSTRUMENT	7
9.	NOTICES	8
10.	AMBIGUITY AND RIGHTS	8
11.	SUCCESSORS AND ASSIGNS	8
12.	Power of attorney	8
13.	GOVERNING LAW AND JURISDICTION	9

SCHEDULE 1		13
The French Term Lenders		13
SCHEDULE 2 Form of Assignment Schedule to be used for the assignment of Assigned Receivables		14
SCHEDULE 3 Information relating to Assigned Receivables		16
SCHEDULE 4 Form of notification addressed to the Assigned Debtor (French and English language)		17

1

Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
THIS MASTER RECEIVABLE ASSIGNMENT AGREEMENT is made among:
(1)	MIRION TECHNOLOGIES (IST FRANCE) SAS, a société par actions simplifiée incorporated in France with the Bourges RCS under number 479 428 336 and having its registered address at 21, rue Christophe coulomb 18110 Fussy (France)

(hereafter referred to as the “Assignor”);

(2)	J.P. MORGAN EUROPE LIMITED, a company incorporated in England and Wales with registered number 00938937, and registered address at 125 London Wall EC2Y 5AJ, United-Kingdom, acting in its capacity as security agent

(hereafter referred to as the “Security Agent” which expression includes any successors and assignees in title); and

(3)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The French Term Lenders) to this Agreement, acting in their capacity as lenders under the French Term Loans (as defined below) duly represented hereunder by the Security Agent and their successors and assigns of their rights and/or obligations under the Loan Documents (as defined below)

(hereafter referred to as the “French Term Lenders” which expression includes any successors and assigns in title);

(the French Term Lenders hereafter referred to as the “Assignees”).

1

Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
WHEREAS:
(A)	Pursuant to the credit agreement dated on or about the date of this Agreement and entered into between, amongst others, the Security Agent, the French Term Lenders, the Domestic Term Lenders (as defined in the Credit Agreement) and the Revolving Lenders (as defined in the Credit Agreement), Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS as the French Borrowers (as defined in the Credit Agreement) and Mirion Technologies Inc. as the Parent (as defined in the Credit Agreement), (together as borrowers) (the “Credit Agreement”), the Lenders (as defined in the Credit Agreement) have agreed to make available certain facilities on the terms and conditions set out in the Credit Agreement for the purposes therein mentioned to the Borrowers (as defined in the Credit Agreement) (the “Facilities”), as detailed hereafter:
(i)	the French Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of Dollar Equivalent (as defined in the Credit Agreement) in Euros of thirty-five million dollars ( $35,000,000) to the French Borrowers for (inter alia) (y) refinance certain indebtedness of the French Borrowers and (z) the financing of general corporate purposes (the “French Term Loans”);

(ii)	the Domestic Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of thirty-five million dollars ( $35,000,000) to the Parent for (inter alia) (y) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Domestic Term Loans”); and

(iii)	the Revolving Lenders have agreed to make revolving loans from time to time in an aggregate maximum principal amount of thirty million dollars ( $30,000,000) to the Parent with the option for the Parent to increase the aggregate principal amount by a maximum of twenty-five million dollars ( $25,000,000), subject to certain conditions for (inter alia) (x) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Revolving Loans”).
(B)	The Assignor has agreed to secure the punctual performance of the Secured Liabilities, in favour of the Assignees, by way of an assignment by way of security of the Assigned Receivables.
NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:

2

Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
(a)	All terms defined in the Credit Agreement have the same meaning when used herein.

(b)	In addition, in this Agreement:
“Account Bank” means [●], [●] Branch, [Address], Paris.

“Agreement” designates this master receivable assignment agreement.

“Assigned Debtor” means any debtor of the Assignor in relation to Assigned Receivables.

“Assigned Receivables” means all Receivables due or owing to the Assignor by Assigned Debtors.

“Assignment Schedule” means an assignment by way of security of trade receivables (bordereau de cession de créances professionnelles) in the form set out in Schedule 2 (Form of Assignment Schedule) to this Agreement.

“Assignees” has the meaning ascribed to it in paragraph (3) of the preamble.

“Assignor” has the meaning ascribed to it in paragraph (1) of the preamble.

“Currency of Account” means the currency in which Assigned Receivables are denominated or, if different, payable.

“Credit Agreement” has the meaning ascribed to it in paragraph (A) of the Preamble.

“Dailly Law” means articles L.313-23 et seq. of the MFC.

“Discharge Date” has the meaning ascribed to it in article 6 of this Agreement.

“Domestic Term Loans” has the meaning ascribed to it in paragraph (A)(i) of the Preamble.

“Facilities” has the meaning ascribed to it in paragraph (A) of the Preamble.

“French Term Loans” has the meaning ascribed to it in paragraph (A)(i) of the Preamble.

“Instrument” means any “effet de commerce” listed under Livre Cinquième – Titre Premier of the French commercial code (Code de commerce).

“MFC” means the French monetary and financial code (code monétaire et financier) as amended from time to time.

“Receivables Account” means the following bank account in the name of the Lender: [Bank: [●], Account Number: [●], IBAN number: [●]] and held by the Account Bank.

“Revolving Loans” has the meaning ascribed to it in paragraph (A)(iii) of the Preamble.

“Receivables” means any debt owing to the Assignor, together with all connected rights, claims, deposits and payments.

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
“Secured Liabilities” means all present and future moneys, debts and liabilities due, owing or incurred by the Assignor to the Assignees as borrower under the Credit Agreement in accordance with the relevant Loan Documents, owing by the Assignor to one or more beneficiaries or their respective affiliate (in each case, whether actual or contingent and however owed).

“Security Agent” has the meaning ascribed to it in paragraph (3) of the preamble.

“Security Interest” means any mortgage, charge, pledge, lien or other security interest securing any obligation of any person, or any arrangement having similar effect.

1.2	Incorporation of Terms

Unless a contrary indication appears, capitalized terms not however defined in this Agreement shall have the meaning ascribed to them in the Credit Agreement.

2.	ASSIGNMENT OF ELIGIBLE RECEIVABLES

2.1	Assignment by way of security

In order to secure the full and punctual payment, performance and discharge by the Assignor of the Secured Liabilities, the Assignor undertakes and agrees to assign by way of security the Assigned Receivables to the Assignees in accordance with the provisions of this Agreement and the Dailly Law.

2.2	Transfer of title

Any assignment of Assigned Receivables effected under this Agreement shall:
(a)	occur on the date on which the Assignment Schedule relating to such Assigned Receivables is time stamped by the Security Agent (for and on behalf of the Assignees); and

(b)	transfer, as of such date, full legal title to the Assigned Receivables to the Assignees, including principal, interest and ancillary payments relating to such Assigned Receivables, as well as all Security Interests, warranties, and other related rights and obligations arising out of or in relation to such Assigned Receivables.
3.	DELIVERY OF THE ASSIGNMENT SCHEDULES

3.1	Assignment Schedule

Each assignment of Assigned Receivables referred to in Clause 2.1 (Assignment by way of security) above shall be carried out by the delivery by the Assignor to the Security Agent (for and on behalf of the Assignees) of an Assignment Schedule which shall conform in all respects with all requirements stated in Schedule 2 (Form of Assignment Schedule) and:
(a)	relate to as many Receivables as are necessary to ensure compliance with the provisions of Clause 3.2 (Occurrence) below;

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
(b)	provide any and all information required under the Dailly Law and any other applicable law or regulation to effect the assignment of the Assigned Receivables to which it relates;

(c)	clearly indicate the identity of the Assignees and the Assigned Debtors;

(d)	where Assigned Receivables are listed electronically in accordance with the Dailly Law, take the form of Schedule 2 (Form of Assignment Schedule) and be accompanied by appropriate electronic media providing the information set out in Schedule 3 (Information relating to Assigned Receivables); and

(e)	be signed by the Assignor’s legal representative or another duly authorised representative of the Assignor.
3.2	Occurrence
(a)	The first Assignment Schedule shall be delivered by the Assignor to the Security Agent (for the Assignees) on the date of this Agreement.

(b)	Until the date on which this Agreement is terminated in accordance with Clause 7 (Discharge of Security) below, the Assignor shall, every [5th] calendar day of each calendar month (or the preceding Business Day, if the 5th is not a Business Day), or at any time upon instructions of the Security Agent, deliver to the Security Agent (for the Assignees) an Assignment Schedule relating to all Assigned Receivables owned by the Assignor at such date or such instructions.
4.	UNDERTAKINGS OF THE ASSIGNOR IN RELATION TO THE RECEIVABLES AND RELATED MATTERS

The Assignor covenants to the Assignees that it will, in accordance with the Credit Agreement:

4.1	No dealings with Assigned Receivables
(a)	not create any Security Interest, dispose, release, set off, compound or otherwise deal over, of or with the Assigned Receivables (except as a result therefrom) for the avoidance of doubt, except as permitted under the Credit Agreement;
4.2	Communications
(a)	Promptly, upon request, deliver to the Security Agent all information and documents which are necessary for allowing the Security Agent and the Assignees to assert claims, on the Assigned Receivables, as the Security Agent may commercially reasonably request;

(b)	not do, or cause, or omit to do anything which will, or could be reasonably expected to, materially adversely affect the security or the rights of the Assignees under this Agreement, or which is in any way inconsistent with,

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
or materially depreciates, jeopardises or otherwise prejudices the rights of the Assignees over the Assigned Receivables for the avoidance of doubt, except as permitted under the Credit Agreement;

(c)	provide to the Security Agent, upon delivery of each Assignment Schedule, all information and documents relating to the Assigned Debtors to enable the Security Agent (as the case may be) to notify the assignment of the Assigned Receivables to the Assigned Debtors;
4.3	Collection
(a)	Not release, exchange, compound, set off, grant time or indulgence, subordinate its rights in respect of any Assigned Receivables to the rights of any other person in relation to debts owed to such person or otherwise deal with Assigned Receivables in favour of any person (nor, in each such case, purport to do so) and, in any event, not sell, assign, factor, discount or otherwise charge Assigned Receivables in favour of any person, nor purport to do so, for the avoidance of doubt, except as permitted under the Credit Agreement.
5.	NOTICES TO ASSIGNED DEBTORS – ENFORCEMENT – ORDER OF DISTRIBUTIONS
(a)	After the occurrence and continuation of an Event of Default as defined in the Credit Agreement, the Security Agent shall be entitled at its discretion and without further notification to the Assignor being needed:
(i)	to notify the assignment of the Assigned Receivables to any or all Assigned Debtors, in accordance with the Dailly Law, by sending a notification in the form attached hereto as Schedule 4 (Form of notification addressed to the Assigned Debtors); and

(ii)	to receive the payment of any sums collected from the Assigned Receivables and apply such sums towards satisfaction of the Secured Liabilities in accordance with the provisions of the Loan Documents.
(b)	After the occurrence of a notification of the Assigned Receivables to any or all Assigned Debtors in accordance with provision (a) above, the Assignor acknowledges and accepts that any payment, even partial, received by the Assignor from any Assigned Debtor, in respect of the Assigned Receivables (notwithstanding the provisions of this Agreement and paragraph (a) above), in any form whatsoever, will be received or recovered by the Assignor as agent for the Assignees and that amounts so received or recovered are the property of the Assignees;

(c)	After the occurrence of a notification of the Assigned Receivables to any or all Assigned Debtors in accordance with provision (a) above, all amounts received or recovered by the Security Agent (on behalf of the Assignees) or by the Assignees in exercise of their rights under this Agreement and any

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
Assignment Schedule shall, subject to the rights of any creditor having priority, be allocated in accordance with the provisions of the Credit Agreement.
6.	DISCHARGE OF SECURITY
(a)	This Agreement will remain in full force and effect until the date on which the French Term Loans are fully, unconditionally and irrevocably repaid and the Secured Liabilities then due and payable are fully, unconditionally and irrevocably repaid in accordance with the Loan Documents (hereinafter, the “Discharge Date”).

(b)	On the Discharge Date, the Security Agent will not be able to notify any assignment of the Assigned Receivables to any or all Assigned Debtors.

(c)	At any time before the Discharge Date, the Security Agent may, at the written request of the Assignor or the Parent:
(i)	re-assigns any Assigned Receivables (but not all or substantially all of the Assigned Receivables) with the prior written consent of the Required Lenders; or

(ii)	re-assigns all or substantially all of the Assigned Receivables with the prior written consent of all the Lenders.
(d)	On the Discharge Date, the security granted by this Agreement shall be automatically discharged and released (subject to accomplishment of formalities required by French law) and all rights to the Assigned Receivables as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Assignor.

(e)	On the Discharge Date, or upon any re-assignment of the assigned receivables, the Security Agent shall, at the request and expense of the Assignor, (i) execute any instrument reasonably necessary to acknowledge the satisfaction or the discharge of the Agreement, (ii) pay (or ensure that the Security Agent, acting on behalf of the Assignees, pays) any proceeds of Assigned Receivables remaining after repayment in full of the Secured Liabilities to the Assignor (iii) ensure that the Assignees re-assigns to the Assignor any unmatured Assigned Receivables.
7.	PAYMENTS

All payments by the Assignor under this Agreement shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Security Agent may reasonably direct.

8.	RECEIVABLES EVIDENCED BY AN INSTRUMENT
(a)	Where Receivables are evidenced by Instruments, the Assignor shall, without prejudice to Clause 2 (Assignment of Receivables), create and/or endorse in favour of the Assignees the Assigned Receivables relating to

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
any Instrument. Such Assigned Receivables will be paid into the Receivables Account or any other account as specified by the Security Agent with such bank as the Security Agent may from time to time agree in writing.

(b)	The Assignor warrants and represents to the Assignees and the Security Agent that all Instruments created in connection with Receivables owed by the Assignor comply in all respects with the provisions of articles L. 511-1 et seq. of the French Commercial code and constitute legally binding and enforceable obligations of the relevant Assigned Debtor.
9.	NOTICES

Each communication to be made under or in connection with this Agreement shall be made in accordance with clause 9.01 (Notices) of the Credit Agreement.

10.	AMBIGUITY AND RIGHTS
(a)	Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Loan Document, the terms of that Loan Document shall prevail to the fullest extent permitted by applicable law.

(b)	No failure to exercise, nor any delay in exercising, on the part of any Assignees, any right or remedy under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.
11.	SUCCESSORS AND ASSIGNS
(a)	All rights and prerogatives of the Assignees under this Agreement and the Assignment Schedule shall benefit their respective successors, transferees and Assignees.

(b)	In the event that a transfer by the Assignees of their rights and/or obligations under the relevant Loan Documents occurred or was deemed to occur by way of novation, the Assignees expressly reserve and maintain their rights and prerogatives under this Agreement and the Assignment Schedule for the benefit of their transferee, in accordance with the provisions of article 1278 of the French civil Code.
12.	POWER OF ATTORNEY
(a)	The Assignor hereby appoints the Security Agent and any receiver and every delegate and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to execute, deliver and perfect all instruments and other documents and do any other acts and

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
things which may be required to carry out any obligation imposed on it by this Agreement which it has failed to do; or

(b)	The Assignor undertakes to ratify and confirm all acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the Security Agent under this Agreement.

(c)	The Assignees hereby appoint the Security Agent to register, manage and enforce the Assignment on their behalf in accordance with article 2328-1 of the French Code civil.
13.	GOVERNING LAW AND JURISDICTION
(a)	This Agreement shall be governed by, and construed in accordance with French law.

(b)	The Assignor irrevocably submits to the jurisdiction of the Tribunal de Commerce de Paris for the purpose of hearing and determining at first instance any dispute arising out of this Agreement and for the purpose of enforcement of this Agreement.
Signed on [●]
in [●] ([●]) original copies.
[SIGNATURES ON THE FOLLOWING PAGES]

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
The Security Agent
J.P. MORGAN EUROPE LIMITED

By:

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
The Assignor
MIRION TECHNOLOGIES (IST FRANCE) SAS

By:

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
The Assignees
Represented by the Security Agent

By:

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
SCHEDULE 1
The French Term Lenders
[●]

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Master Receivable Assignment Agreement
Mirion Technologies (IST France) SAS
SCHEDULE 3
Information relating to Assigned Receivables
Each listing on magnetic support referred to in Clause 3.1 (d) of this Agreement shall contain as many of the following headings as possible and provide the corresponding information in relation to each Assigned Receivable in order to ensure the identification (“désignation et individualisation”) of each such Assigned Receivable. Such information shall be up to date as of the date of the corresponding Assignment Schedule:
•	Name and address of the Assigned Debtor

•	Amount of the Assigned Receivable (expressed in the currency of payment and, where applicable, in its Euro equivalent as of the date of the Assignment Schedule)

•	References of the Assigned Receivable in the books of the Assignor (client number and bill)

•	References of the agreement giving rise to the Assigned Receivable

•	Maturity date and place of payment of the Assigned Receivable

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Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
Dated [●] 2010
(1)   DOSIMETRY ACQUISITIONS (FRANCE)
SAS as Pledgor
(2)  J.P. MORGAN EUROPE LIMITED
as Security Agent
(3)  THE FINANCIAL INSTITUTIONS listed in
Schedule 1 as French Term Lenders

SECURITIES ACCOUNT PLEDGE AGREEMENT
relating to the shares of
MIRION TECHNOLOGIES (SYNODYS) SA

En accord avec les parties, les présentes ont été reliées par le procédé ASSEMBLACT R.C. empêchant toute substitution ou addition et sont seulement signées à la dernière page
PARIS

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA

1.	Definitions and interpretation		3
	1.1	Definitions	3
	1.2	Incorporation of Terms	5
2.	Grant of Pledge		5
3.	Scope of the Pledge		5
4.	General undertakings		6
	4.1	Rights over the Securities	6
	4.2	Voting rights	6
	4.3	Further assurance	6
	4.4	Securities	7
	4.5	Cash proceeds	7
5.	Representations and Warranties		7
6.	Enforcement		7
7.	Liability of Security Agent		8
8.	Saving provisions		8
9.	Discharge of Security		9
10.	Payments		9
11.	NOTICES		9
12.	Ambiguity and Rights		9
13.	Successors and Assigns		10
14.	Power of attorney and Notices		10
15.	Governing law and Jurisdiction		10

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Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
THIS AGREEMENT is dated [●] and made between:
(1)	DOSIMETRY ACQUISITIONS (FRANCE) SAS, a French société par actions simplifiée, with registered office located at lieudit Calès, 13113 Lamanon, France, and with corporate registration number 453 885 626 RCS Tarascon;

(hereafter referred to as the “Pledgor”);

(2)	J.P. MORGAN EUROPE LIMITED, a company incorporated in England and Wales with registered number 00938937, and registered address at 125 London Wall EC2Y 5AJ, United-Kingdom, acting in its capacity as security agent;

(hereafter referred to as the “Security Agent” which expression includes any successors and assigns in title);

(3)	the FINANCIAL INSTITUTIONS listed in Schedule 1 (The French Term Lenders) to this Agreement, acting in their capacity as lenders under the French Term Loans (as defined below) and as the case maybe issuing banks duly represented hereunder by the Security Agent and their successors and assigns of their rights and/or obligations under the Loan Documents (as defined below);

(hereafter referred to as the “French Term Lenders” which expression includes any successors and assigns in title);

(the Security Agent and the French Term Lenders hereafter collectively referred to as the “Beneficiaries”)

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Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
WHEREAS:
(A)	Pursuant to the credit agreement dated on or about the date of this Agreement and entered into between, amongst others, the French Administrative Agent, the French Term Lenders, the Domestic Term Lenders (as defined in the Credit Agreement) and the Revolving Lenders (as defined in the Credit Agreement), Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS as the French Borrowers (as defined in the Credit Agreement) and Mirion Technologies Inc. as the Parent (as defined in the Credit Agreement), (together as borrowers) (the “Credit Agreement”), the Lenders (as defined in the Credit Agreement) have agreed to make available certain facilities on the terms and conditions set out in the Credit Agreement for the purposes therein mentioned to the Borrowers (as defined in the Credit Agreement) (the “Facilities”), as detailed hereafter:
(i)	the French Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of Dollar Equivalent (as defined in the Credit Agreement) in Euros of thirty-five million dollars ( $35,000,000) to the French Borrowers for (inter alia) (y) refinance certain indebtedness of the French Borrowers and (z) the financing of general corporate purposes (the “French Term Loans”);

(ii)	the Domestic Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of thirty-five million dollars ( $35,000,000) to the Parent for (inter alia) (y) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Domestic Term Loans”); and

(iii)	the Revolving Lenders have agreed to make revolving loans from time to time in an aggregate maximum principal amount of thirty million dollars ( $30,000,000) to the Parent with the option for the Parent to increase the aggregate principal amount by a maximum of twenty-five million dollars ( $25,000,000), subject to certain conditions for (inter alia) (x) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Revolving Loans”).
(B)	As security for the due performance of the obligations of the French Borrowers under the Facilities, the French Subsidiaries (as defined in the Credit Agreement) including the Pledgor has granted to the Security Agent acting as French Administrative Agent under the Credit Agreement and to each French Term Lender, on or about the date of this Agreement, a guarantee entitled Guaranty (French Obligations) under certain qualifications and limitations set forth therein (the “Guaranty”).

(C)	The Pledgor has agreed to secure the punctual performance, in favour of the Beneficiaries, of the Secured Liabilities by way of a pledge over each of the Pledged Accounts granted to the Beneficiaries.

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Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
(a)	All terms defined in the Credit Agreement have the same meaning when used herein.

(b)	In addition, in this Agreement:
“Account Holder” means, as the case may be, the Securities Account Holder and/or the Bank Account Holder.

“Agreement” designates this securities account pledge agreement.

“Bank Account Holder” means [●].

“Beneficiaries” has the meaning ascribed to it in the paragraph (3) of the preamble.

“Company” means Mirion Technologies (Synodys) SA, a French société anonyme, with registered office located at lieudit Calès, 13113 Lamanon, France, and with corporate registration number 382 192 102 RCS Tarascon.

“Credit Agreement” has the meaning ascribed to it in paragraph (A) of the Preamble.

“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.

“Discharge Date” has the meaning ascribed to it in article 9 of this Agreement.

“Domestic Term Loans” has the meaning ascribed to it in paragraph (A)(ii) of the Preamble.

“Facilities” has the meaning ascribed to it in paragraph (A) of the Preamble.

“French Term Loans” has the meaning ascribed to it in paragraph (A)(i) of the Preamble.

“Guaranty” has the meaning ascribed to it in paragraph (B) of the Preamble.

“Initial Shares” means all the [●] ordinary shares issued by the Company and owned by the Pledgor as of the date of this Agreement.

“MFC” means the French monetary and financial code (code monétaire et financier) as amended from time to time.

“Pledge” means the pledge (nantissement) created or expressed to be created in favour of the Beneficiaries pursuant to this Agreement and to the Statement of Pledge.

“Pledged Accounts” means the Pledged Bank Account and the Pledged Securities Account.

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Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
“Pledged Bank Account” means the special bank account opened in the books of the Bank Account Holder on which all Pledged Proceeds are registered in the name of the Pledgor pursuant to paragraph III of article L. 211-20 of MFC.

“Pledged Securities” means, at any time, the Securities pledged under the Pledge and credited to the Pledged Securities Account in accordance with this Agreement.

“Pledged Securities Account” means the special account opened and maintained with the Securities Account Holder in the name of the Pledgor pursuant to article L. 211-3 of the MFC and to which the Securities will be credited in accordance with this Agreement.

“Pledgor” has the meaning ascribed to it in paragraph (1) of the preamble.

“Pledged Proceeds” means, at any time, the Proceeds pledged under the Pledge and credited to the Pledged Bank Account in accordance with this Agreement.

“Proceeds” means any proceeds and other income attached or deriving from the Securities (fruits et produits y compris les dividendes).

“Revolving Loans” has the meaning ascribed to it in paragraph (A)(iii) of the Preamble.

“Secured Liabilities” means all present and future Obligations (as defined in the Credit Agreement) of every kind or nature of the Pledgor at any time and from time owed to the Beneficiaries under the Guaranty.

“Securities” means:
(a)	the Initial Shares;

(b)	pursuant to Clause 3 (Scope of the Pledge) below, any new shares or other financial instruments (instruments financiers as defined in paragraph I of article L. 211-1 of the MFC issued by the Company and owned by the Pledgor which may be substituted for or added to the Initial Shares in any manner whatsoever; and

(c)	all financial instruments other than those referred to in (a) and (b) above, issued by the Company and owned by the Pledgor from time to time.
“Securities Account Holder” means the Company, as account holder of the Securities.

“Security Agent” has the meaning ascribed to it in paragraph (2) of the preamble.

“Security Interest” means any mortgage, charge, pledge, lien or other security interest securing any obligation of any person, or any arrangement having similar effect.

“Term Loans” means the Domestic Term Loans and the French Term Loans.

“Statement of Pledge” means the statement of securities account pledge (déclaration de nantissement de compte-titres) in the form set out in Schedule 2 (Form of Statement of Pledge).

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Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
1.2	Incorporation of Terms

Unless a contrary indication appears, capitalized terms not however defined in this Agreement shall have the meaning ascribed to them in the Credit Agreement.

2.	GRANT OF PLEDGE
(a)	In order to secure the full and punctual payment, performance and discharge of the Secured Liabilities, the Pledgor hereby grants a pledge (nantissement) to the Beneficiaries over the Pledged Accounts, in accordance with article L. 211-20 of the MFC.

(b)	For the purpose of Clause 2(a), the Pledgor will, on the date of this Agreement:
(i)	deliver to the relevant Account Holder and the Security Agent an executed Statement of Pledge in relation to the Initial Shares in the form of Schedule 2 (Form of Statement of Pledge);

(ii)	cause the Securities Account Holder to transfer the Initial Shares to the credit of the Pledged Securities Account and to register such transfer on the share register (and if applicable, shareholders’ individual accounts) of the Company;

(iii)	cause the Securities Account Holder to deliver to the Security Agent a pledge certificate (attestation de nantissement de compte-titres) in the form of Schedule 3 (Form of securities account pledge certificate) evidencing that the Initial Shares have been credited to the Pledged Securities Account;

(iv)	instruct the Company to transfer any Proceeds directly to the Pledged Bank Account;

(v)	cause the Bank Account Holder to deliver to the Security Agent a pledge certificate (attestation de nantissement de compte bancaire) in the form of Schedule 4 (Form of bank account pledge certificate).
3.	SCOPE OF THE PLEDGE
(a)	In accordance with article L. 211-20 of the MFC, (i) all Securities initially standing to the credit of the Pledged Securities Account, (ii) all Securities which may be substituted for or added to the Securities referred to in (i) above in any manner whatsoever, and (iii) all Proceeds relating to the Securities referred to in (i) and (ii) above, will be included in the Pledge as security for the Secured Liabilities.

(b)	In accordance with article L. 211-20 of the MFC, the Parties acknowledge that all Securities other than the Pledged Securities registered in the name of the Pledgor from time to time and which would not fall within the scope of the Pledge pursuant to the provisions of Clause 3(a) above (the “New Securities”) shall nevertheless be transferred to the credit of the Pledged Securities Account as security for the Secured Liabilities, and shall thereafter

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Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
be subject to the same conditions as those that apply to the Pledged Securities. The same shall apply to Securities which may be substituted for or added to the New Securities in any manner whatsoever as well as to the Proceeds relating thereto.

(c)	For the purpose of Clause 3(b) above, the Pledgor shall, as soon as practicable after having acquired New Securities, transfer or cause to be transferred such New Securities to the Pledged Securities Account and undertakes to:
(i)	execute and deliver to the Beneficiaries any necessary document (and in particular any transfer order (ordre de mouvement) relating to the New Securities) for the purpose of transferring the New Securities to the credit of the Pledged Securities Account;

(ii)	cause or procure the Securities Account Holder to transfer the New Securities to the credit of the Pledged Account; and

(iii)	cause or procure the Securities Account Holder to deliver to the Beneficiaries a certificate evidencing that the New Securities, together with Securities previously pledged in accordance with this Agreement, are standing to the credit of the Pledged Securities Account.
4.	GENERAL UNDERTAKINGS

4.1	Rights over the Securities
(a)	Except as permitted under the Credit Agreement, the Pledgor shall not create or permit to subsist any Security Interest (other than Permitted Security) over any Financial Instrument or any Pledged Account, nor do anything else prohibited by or under the terms of the Loan Documents to which it is a party.

(b)	The Pledgor shall not (nor shall it agree to) sell, lease, transfer or otherwise dispose of any Securities except as permitted by or under the terms of the Loan Documents and in such case the Security Agent has all powers to execute all documents to permit such sale, lease or transfer in the name and on behalf of the Beneficiaries.
4.2	Voting rights

The Pledgor shall not do or cause or permit to be done anything (including when exercising the voting rights attached to any Securities) which will, or could be reasonably expected to, materially adversely affect the security or the rights of the Beneficiaries under this Agreement and the Pledge or which in any way is inconsistent with or materially jeopardises or otherwise prejudices the Pledge.

4.3	Further assurance

The Pledgor shall promptly execute all documents and do whatever the Security Agent reasonably requests:
(a)	to perfect or protect the Pledge or the priority of the Pledge; or

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Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
(b)	to facilitate the enforcement of the Pledge or the exercise of any rights vested in the Beneficiaries, including making any registration and giving any notice, order or direction.

4.4	Securities

The Pledgor shall promptly notify the Security Agent of:
(a)	its acquisition of, or agreement to acquire, any Securities other than the Pledged Securities; and

(b)	the allotment, offer or issue of any Securities other than the Pledged Securities.
4.5	Cash proceeds
(a)	At any time prior to the occurrence and continuation of an Event of Default, as this term is defined in the Credit Agreement, the Pledgor is entitled to withdraw from the Pledged Bank Account and utilise any Pledged Proceeds related to the Pledged Securities. As a consequence, and until the occurrence of an Event of Default is notified to the Pledgor and the Bank Account Holder, the Pledgor shall be free to use the Pledged Proceeds as it sees fit.

(b)	At any time after the occurrence and continuation of an Event of Default, the Pledged Bank Account shall be blocked until the Security Agent sends a notice to the Pledgor and the Bank Account Holder confirming that the said Event of Default has been remedied or has been waived in accordance with the Loan Documents. Upon receipt of such notice, the Pledgor shall be entitled again to withdraw from the Pledged Bank Account and utilise any Pledged Proceeds.
5.	REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Beneficiaries as at the date hereof and for the duration of this Agreement as follows:
(a)	the Pledge creates a first ranking pledge (nantissement) over the Pledged Accounts, save for statutory liens and privileges (privilèges légaux);

(b)	the Company is the Securities Account Holder of the Pledged Securities; and

(c)	the Bank Account Holder is the account holder of the Pledged Bank Account.
6.	ENFORCEMENT
(a)	The Security Agent acting on behalf of the Beneficiaries may, after the occurrence and continuation of an Event of Default and upon eight (8) days’ prior written notice, immediately exercise all rights and remedies available to them and enforce the Pledge in accordance with applicable law.

(b)	In case of enforcement of the Pledge in accordance with paragraph (a), the Parties irrevocably agree that the Beneficiaries (represented by the Security Agent) may, in their absolute discretion and without prior court order

7

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
automatically foreclose title to all the Pledged Securities and the Pledged Proceeds after the 8 day period in Clause 6(a) in accordance with article 2348 of the French civil Code. The Beneficiaries will then be authorised to dispose freely of such assets. The Pledgor shall promptly execute and/or deliver to the Security Agent such documents and otherwise do such formalities that the Security Agent may reasonably require for this purpose.

(c)	For the purpose of paragraph (a), the Parties irrevocably agree that the expert referred to in article 2348 of the French civil Code shall be selected among leading banks or accountancy firms operating in France provided that the Parties, acting reasonably, are satisfied that the relevant expert has no conflicting interests. If the Parties do not choose an expert or disagree on the choice of the expert within a 15 day period (from enforcement of the Pledge), the president of the “Tribunal de Commerce de Paris” will appoint one at the request of the party who first makes the request among leading banks or accountancy firms operating in France. The determination of the expert shall be final and binding on the Parties. The Parties shall cooperate with the Security Agent in all actions necessary for the appointment of an expert and foreclosure of title pursuant to this Clause 6.

(d)	In accordance with article 2366 of the French civil Code, insofar as the value of the Pledged Securities and the Pledged Proceeds exceeds the amount of the unperformed Secured Liabilities, the difference will be reimbursed to the Pledgor.
7.	LIABILITY OF SECURITY AGENT

The Beneficiaries will not (either by reason of taking possession of the Pledged Securities or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Pledgor, any Beneficiary or any other person for any costs, losses, liabilities or expenses relating to the realisation of the Pledged Securities or from any act, default, omission or misconduct of the Security Agent, any Beneficiary or their respective officers, employees or agents in relation to the Pledged Securities or in connection with the Loan Documents except to the extent caused by its or his own gross negligence or wilful misconduct.
8.	SAVING PROVISIONS
(a)	Subject to Clause 9 (Discharge of Security), the Pledge is a continuing Security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

(b)	The Pledge is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Beneficiary.

8

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
9.	DISCHARGE OF SECURITY
(a)	This Agreement will remain in full force and effect until the date on which the French Term Loans are fully, unconditionally and irrevocably repaid and the Secured Liabilities then due and payable are fully, unconditionally and irrevocably repaid in accordance with the Loan Documents (hereinafter, the “Discharge Date”).

(b)	On the Discharge Date, the Pledge granted by this Agreement shall be automatically discharged and released (subject to the accomplishment of formalities required by French law) and all rights to the Pledged Accounts as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Pledgor.

(c)	At any time before the Discharge Date, the Security Agent may, at the written request of the Pledgor or the Parent;
(i)	release any Pledged Accounts (but not all or substantially all the Pledged Accounts) with the prior written consent of the Required Lenders; or

(ii)	release all or substantially all the Pledged Accounts with the prior written consent of all the Lenders.
(d)	On the Discharge Date or upon the Security Agent’s release of any of the Pledged Accounts, the Security Agent shall, at the expense and upon the request of the Pledgor, promptly execute any necessary instrument acknowledging the satisfaction or the discharge of this Agreement, and shall promptly execute and deliver all such further instruments and documents, as may be reasonably necessary or appropriate, including the delivery of a letter to be given by the Security Agent to the Pledgor for the purpose of release, in respect of the Pledged Accounts.

(e)	Upon any sale or other transfer by the Pledgor of any Pledged Accounts that is permitted under the Credit Agreement, the Pledge granted hereby in such Pledged Accounts shall be automatically discharged and released.
10.	PAYMENTS

All payments by the Pledgor under this Agreement shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Security Agent may reasonably direct.

11.	NOTICES

Each communication to be made under or in connection with this Agreement shall be made in accordance with clause 9.01 (Notices) of the Credit Agreement.

12.	AMBIGUITY AND RIGHTS
(a)	Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Loan Document, the terms of that

9

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
Loan Document shall prevail to the fullest extent permitted by applicable law.

(b)	No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right or remedy under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.
13.	SUCCESSORS AND ASSIGNS
(a)	All rights and prerogatives of the Beneficiaries under this Agreement and the Pledge shall benefit to their respective successors, transferees and assigns.

(b)	In the event that a transfer by any of the Beneficiaries of its rights and/or obligations under the relevant Loan Documents occurred or was deemed to occur by way of novation, that Beneficiary expressly reserves and maintains its rights and prerogatives under this Agreement and the Pledge for the benefit of its transferee, in accordance with the provisions of article 1278 of the French civil Code.
14.	POWER OF ATTORNEY AND NOTICES
(a)	The Pledgor hereby appoints the Security Agent and any receiver and every delegate and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to execute, deliver and perfect all instruments and other documents and do any other acts and things which may be required to carry out any obligation imposed on it by this Agreement which it has failed to do promptly following a request to do so form the Security Agent or any receiver or delegate; or

(b)	The Pledgor undertakes to ratify and confirm all commercially reasonnable acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the Security Agent under this Agreement.

(c)	The Beneficiaries hereby appoint the Security Agent to register, manage and enforce the Pledge on their behalf in accordance with article 2328-1 of the French Code civil.
15.	GOVERNING LAW AND JURISDICTION
(a)	This Agreement and the Pledge shall be governed by, and construed in accordance with, French law.

(b)	The Pledgor irrevocably submits to the jurisdiction of the commercial court of Paris (tribunal de commerce de Paris) for the purpose of hearing and determining at first instance any dispute arising out of this Agreement and for the purpose of enforcement of the Pledge.

10

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
Signed on [●],
in [●] ([●]) original copies.
Pursuant to the provisions of article 1325 al. 2 of the French civil Code, only one original copy of this Agreement will be executed by each category of executors (the original copy being held by the Agent).
[SIGNATURES ON THE FOLLOWING PAGE]

11

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
The Security Agent
J.P. MORGAN EUROPE LIMITED

By:

12

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
The Pledgor
DOSIMETRY ACQUISITIONS (FRANCE) SAS

By:

13

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
The French Term Lenders
Duly represented by the Security Agent
J.P. MORGAN EUROPE LIMITED

By:

14

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
SCHEDULE 1
THE FRENCH TERM LENDERS
[●]

15

Securities Account Pledge Agreement
Mirion Technologies (Synodys) SA
ANNEXE A
Securities Account Pledge Agreement
ANNEXE B
French Term Lenders

19

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
Dated [●] 2010
(1) DOSIMETRY ACQUISITIONS LLC as
Pledgor
(2) J.P. MORGAN EUROPE LIMITED as
Security Agent
(3) THE FINANCIAL INSTITUTIONS listed in
Schedule 1 as French Term Lenders, Domestic
Lenders, and Revolving Lenders

SECURITIES ACCOUNT PLEDGE AGREEMENT
relating to the shares of
DOSIMETRY ACQUISITIONS (FRANCE) SAS

PARIS

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS

1.	Definitions and interpretation		3
	1.1	Definitions	3
	1.2	Incorporation of Terms	5
2.	Grant of Pledge		5
3.	Scope of the Pledge		5
4.	General undertakings		6
	4.1	Rights over the Securities	6
	4.2	Voting rights	6
	4.3	Further assurance	7
	4.4	Securities	7
	4.5	Cash proceeds	7
5.	Representations and Warranties		7
6.	Enforcement		8
7.	Liability of Security Agent		8
8.	Saving provisions		8
9.	Discharge of Security		9
10.	Payments		9
11.	NOTICES		9
12.	Ambiguity and Rights		10
13.	Successors and Assigns		10
14.	Power of attorney and Notices		10
15.	Governing law and Jurisdiction		10

1

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
THIS AGREEMENT is dated [●] and made between:
(1)	DOSIMETRY ACQUISITIONS LLC, a [●] incorporated in [●] with the registration number [●] and having its registered address at [●];

(hereafter referred to as the “Pledgor”);

(2)	J.P. MORGAN EUROPE LIMITED, a company incorporated in England and Wales with registered number 00938937, and registered address at 125 London Wall EC2Y 5AJ, United-Kingdom, acting in its capacity as security agent;

(hereafter referred to as the “Security Agent” which expression includes any successors and assigns in title);

(3)	the FINANCIAL INSTITUTIONS listed in Schedule 1 (The French Term Lenders) to this Agreement, acting in their capacity as lenders under the French Term Loans, the Domestic Term Loans and the Revolving Loans (as defined below) and as the case maybe issuing banks duly represented hereunder by the Security Agent and their successors and assigns of their rights and/or obligations under the Loan Documents (as defined below);

(hereafter referred to as the “Lenders” which expression includes any successors and assigns in title);

(the Security Agent and the Lenders hereafter collectively referred to as the “Beneficiaries”)

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Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
WHEREAS:
(A)	Pursuant to the credit agreement dated on or about the date of this Agreement and entered into between, amongst others, the French Administrative Agent, the French Term Lenders, the Domestic Term Lenders (as defined in the Credit Agreement) and the Revolving Lenders (as defined in the Credit Agreement), Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS as the French Borrowers (as defined in the Credit Agreement) and Mirion Technologies Inc. as the Parent (as defined in the Credit Agreement), (together as borrowers) (the “Credit Agreement”), the Lenders (as defined in the Credit Agreement) have agreed to make available certain facilities on the terms and conditions set out in the Credit Agreement for the purposes therein mentioned to the Borrowers (as defined in the Credit Agreement) (the “Facilities”), as detailed hereafter:
(i)	the French Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of Dollar Equivalent (as defined in the Credit Agreement) in Euros of thirty-five million dollars ( $35,000,000) to the French Borrowers for (inter alia) (y) refinance certain indebtedness of the French Borrowers and (z) the financing of general corporate purposes (the “French Term Loans”);

(ii)	the Domestic Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of thirty-five million dollars ( $35,000,000) to the Parent for (inter alia) (y) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Domestic Term Loans”); and

(iii)	the Revolving Lenders have agreed to make revolving loans from time to time in an aggregate maximum principal amount of thirty million dollars ( $30,000,000) to the Parent with the option for the Parent to increase the aggregate principal amount by a maximum of twenty-five million dollars ( $25,000,000), subject to certain conditions for (inter alia) (x) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Revolving Loans”).
(B)	As security for the due performance of the obligations of the French Borrowers under the Facilities, the Pledgor has granted to the Security Agent acting as French Administrative Agent under the Credit Agreement and to each French Term Lender, on or about the date of this Agreement, a guarantee entitled Guaranty (French Obligations) under certain qualifications and limitations set forth therein (the “French Guaranty”).

(C)	As security for the due performance of the obligations of the other Borrowers under the Facilities, the Pledgor has granted to the Domestic Administrative Agent under the Credit Agreement and to each Domestic Term Lender, on or about the date of this Agreement, a guarantee entitled Guaranty (Domestic Obligations) under certain qualifications and limitations set forth therein (the “Domestic Guaranty”).

(D)	The Pledgor has agreed to secure the punctual performance, in favour of the Beneficiaries, of the Secured Liabilities by way of a pledge over each of the Pledged Accounts granted to the Beneficiaries.

2

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
(a)	All terms defined in the Credit Agreement have the same meaning when used herein.

(b)	In addition, in this Agreement:
“Account Holder” means, as the case may be, the Securities Account Holder and/or the Bank Account Holder.

“Agreement” designates this securities account pledge agreement.

“Bank Account Holder” means [●].

“Beneficiaries” has the meaning ascribed to it in the paragraph (3) of the preamble.

“Company” means Dosimetry Acquisitions (France) SAS, a French société par actions simplifiée, with registered office located at lieudit Calès, 13113 Lamanon, France, and with corporate registration number 453 885 626 RCS Tarascon.

“Credit Agreement” has the meaning ascribed to it in paragraph (A) of the Preamble.

“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.

“Discharge Date” has the meaning ascribed to it in article 9 of this Agreement.

“Domestic Guaranty” has the meaning ascribed to it in paragraph (C) of the Preamble.

“Domestic Term Loans” has the meaning ascribed to it in paragraph (A)(ii) of the Preamble.

“Facilities” has the meaning ascribed to it in paragraph (A) of the Preamble.

“French Guaranty” has the meaning ascribed to it in paragraph (B) of the Preamble.

“French Term Loans” has the meaning ascribed to it in paragraph (A)(i) of the Preamble.

“Initial Shares” means all the [●] ordinary shares issued by the Company and owned by the Pledgor as of the date of this Agreement, provided that the Securities shall not at any time represent more than 65% of the issued and outstanding voting shares of the Company.

“MFC” means the French monetary and financial code (code monétaire et financier) as amended from time to time.

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Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
“Pledge” means the pledge (nantissement) created or expressed to be created in favour of the Beneficiaries pursuant to this Agreement and to the Statement of Pledge.

“Pledged Accounts” means the Pledged Bank Account and the Pledged Securities Account.

“Pledged Bank Account” means the special bank account opened in the books of the Bank Account Holder on which all Pledged Proceeds are registered in the name of the Pledgor pursuant to paragraph III of article L. 211-20 of MFC.

“Pledged Securities” means, at any time, the Securities pledged under the Pledge and credited to the Pledged Securities Account in accordance with this Agreement.

“Pledged Securities Account” means the special account opened and maintained with the Securities Account Holder in the name of the Pledgor pursuant to article L. 211-3 of the MFC and to which the Securities will be credited in accordance with this Agreement.

“Pledgor” has the meaning ascribed to it in paragraph (1) of the preamble.

“Pledged Proceeds” means, at any time, the Proceeds pledged under the Pledge and credited to the Pledged Bank Account in accordance with this Agreement.

“Proceeds” means any proceeds and other income attached or deriving from the Securities (fruits et produits y compris les dividendes).

“Revolving Loans” has the meaning ascribed to it in paragraph (A)(iii) of the Preamble.

“Secured Liabilities” means all present and future Obligations (as defined in the Credit Agreement) of every kind or nature of the Pledgor at any time and from time owed to the Beneficiaries under the French Guaranty and the Domestic Guaranty.

“Securities” means:
(a)	the Initial Shares;

(b)	pursuant to Clause 3 (Scope of the Pledge) below, any new shares or other financial instruments (instruments financiers as defined in paragraph I of article L. 211-1 of the MFC issued by the Company and owned by the Pledgor which may be substituted for or added to the Initial Shares in any manner whatsoever; and

(c)	all financial instruments other than those referred to in (a) and (b) above, issued by the Company and owned by the Pledgor from time to time, provided that the Securities shall not at any time represent more than 65% of the issued and outstanding voting shares of the Company.
“Securities Account Holder” means the Company, as account holder of the Securities.

“Security Agent” has the meaning ascribed to it in paragraph (2) of the preamble.

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Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
“Security Interest” means any mortgage, charge, pledge, lien or other security interest securing any obligation of any person, or any arrangement having similar effect.

“Term Loans” means the Domestic Term Loans and the French Term Loans.

“Statement of Pledge” means the statement of securities account pledge (déclaration de nantissement de compte-titres) in the form set out in Schedule 2 (Form of Statement of Pledge).
1.2	Incorporation of Terms

Unless a contrary indication appears, capitalized terms not however defined in this Agreement shall have the meaning ascribed to them in the Credit Agreement.

2.	GRANT OF PLEDGE
(a)	In order to secure the full and punctual payment, performance and discharge of the Secured Liabilities, the Pledgor hereby grants a pledge (nantissement) to the Beneficiaries over the Pledged Accounts, in accordance with article L. 211-20 of the MFC.

(b)	For the purpose of Clause 2(a), the Pledgor will, on the date of this Agreement:
(i)	deliver to the relevant Account Holder and the Security Agent an executed Statement of Pledge in relation to the Initial Shares in the form of Schedule 2 (Form of Statement of Pledge);

(ii)	cause the Securities Account Holder to transfer the Initial Shares to the credit of the Pledged Securities Account and to register such transfer on the share register (and if applicable, shareholders’ individual accounts) of the Company;

(iii)	cause the Securities Account Holder to deliver to the Security Agent a pledge certificate (attestation de nantissement de compte-titres) in the form of Schedule 3 (Form of securities account pledge certificate) evidencing that the Initial Shares have been credited to the Pledged Securities Account;

(iv)	instruct the Company to transfer any Proceeds directly to the Pledged Bank Account;

(v)	cause the Bank Account Holder to deliver to the Security Agent a pledge certificate (attestation de nantissement de compte bancaire) in the form of Schedule 4 (Form of bank account pledge certificate).
3.	SCOPE OF THE PLEDGE
(a)	In accordance with article L. 211-20 of the MFC, (i) all Securities initially standing to the credit of the Pledged Securities Account, (ii) all Securities which may be substituted for or added to the Securities referred to in (i) above in any manner whatsoever, and (iii) all Proceeds relating to the

5

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
Securities referred to in (i) and (ii) above, will be included in the Pledge as security for the Secured Liabilities.

(b)	In accordance with article L. 211-20 of the MFC, the Parties acknowledge that all Securities other than the Pledged Securities registered in the name of the Pledgor from time to time and which would not fall within the scope of the Pledge pursuant to the provisions of Clause 3(a) above (the “New Securities”) shall nevertheless be transferred to the credit of the Pledged Securities Account as security for the Secured Liabilities, and shall thereafter be subject to the same conditions as those that apply to the Pledged Securities. The same shall apply to Securities which may be substituted for or added to the New Securities in any manner whatsoever as well as to the Proceeds relating thereto.

(c)	For the purpose of Clause 3(b) above, the Pledgor shall, as soon as practicable after having acquired New Securities, transfer or cause to be transferred such New Securities to the Pledged Securities Account and undertakes to:
(i)	execute and deliver to the Beneficiaries any necessary document (and in particular any transfer order (ordre de mouvement) relating to the New Securities) for the purpose of transferring the New Securities to the credit of the Pledged Securities Account;

(ii)	cause or procure the Securities Account Holder to transfer the New Securities to the credit of the Pledged Account; and

(iii)	cause or procure the Securities Account Holder to deliver to the Beneficiaries a certificate evidencing that the New Securities, together with Securities previously pledged in accordance with this Agreement, are standing to the credit of the Pledged Securities Account.
4.	GENERAL UNDERTAKINGS

4.1	Rights over the Securities
(a)	Except as permitted under the Credit Agreement, the Pledgor shall not create or permit to subsist any Security Interest (other than Permitted Security) over any Financial Instrument or any Pledged Account, nor do anything else prohibited by or under the terms of the Loan Documents to which it is a party.

(b)	The Pledgor shall not (nor shall it agree to) sell, lease, transfer or otherwise dispose of any Securities except as permitted by or under the terms of the Loan Documents and in such case the Security Agent has all powers to execute all documents to permit such sale, lease or transfer in the name and on behalf of the Beneficiaries.
4.2	Voting rights

The Pledgor shall not do or cause or permit to be done anything (including when exercising the voting rights attached to any Securities) which will, or could be

6

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
reasonably expected to, materially adversely affect the security or the rights of the Beneficiaries under this Agreement and the Pledge or which in any way is inconsistent with or materially jeopardises or otherwise prejudices the Pledge.
4.3	Further assurance

The Pledgor shall promptly execute all documents and do whatever the Security Agent reasonably requests:
(a)	to perfect or protect the Pledge or the priority of the Pledge; or

(b)	to facilitate the enforcement of the Pledge or the exercise of any rights vested in the Beneficiaries, including making any registration and giving any notice, order or direction.

4.4	Securities

The Pledgor shall promptly notify the Security Agent of:
(a)	its acquisition of, or agreement to acquire, any Securities other than the Pledged Securities; and

(b)	the allotment, offer or issue of any Securities other than the Pledged Securities.
4.5	Cash proceeds
(a)	At any time prior to the occurrence and continuation of an Event of Default, as this term is defined in the Credit Agreement, the Pledgor is entitled to withdraw from the Pledged Bank Account and utilise any Pledged Proceeds related to the Pledged Securities. As a consequence, and until the occurrence of an Event of Default is notified to the Pledgor and the Bank Account Holder, the Pledgor shall be free to use the Pledged Proceeds as it sees fit.

(b)	At any time after the occurrence and continuation of an Event of Default, the Pledged Bank Account shall be blocked until the Security Agent sends a notice to the Pledgor and the Bank Account Holder confirming that the said Event of Default has been remedied or has been waived in accordance with the Loan Documents. Upon receipt of such notice, the Pledgor shall be entitled again to withdraw from the Pledged Bank Account and utilise any Pledged Proceeds.
5.	REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Beneficiaries as at the date hereof and for the duration of this Agreement as follows:
(a)	the Pledge creates a first ranking pledge (nantissement) over the Pledged Accounts, save for statutory liens and privileges (privilèges légaux);

(b)	the Company is the Securities Account Holder of the Pledged Securities; and

(c)	the Bank Account Holder is the account holder of the Pledged Bank Account.

7

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
6.	ENFORCEMENT
(a)	The Security Agent acting on behalf of the Beneficiaries may, after the occurrence and continuation of an Event of Default and upon eight (8) days’ prior written notice, immediately exercise all rights and remedies available to them and enforce the Pledge in accordance with applicable law.

(b)	In case of enforcement of the Pledge in accordance with paragraph (a), the Parties irrevocably agree that the Beneficiaries (represented by the Security Agent) may, in their absolute discretion and without prior court order automatically foreclose title to all the Pledged Securities and the Pledged Proceeds after the 8 day period in Clause 6(a) in accordance with article 2348 of the French civil Code. The Beneficiaries will then be authorised to dispose freely of such assets. The Pledgor shall promptly execute and/or deliver to the Security Agent such documents and otherwise do such formalities that the Security Agent may reasonably require for this purpose.

(c)	For the purpose of paragraph (a), the Parties irrevocably agree that the expert referred to in article 2348 of the French civil Code shall be selected among leading banks or accountancy firms operating in France provided that the Parties, acting reasonably, are satisfied that the relevant expert has no conflicting interests. If the Parties do not choose an expert or disagree on the choice of the expert within a 15 day period (from enforcement of the Pledge), the president of the “Tribunal de Commerce de Paris” will appoint one at the request of the party who first makes the request among leading banks or accountancy firms operating in France. The determination of the expert shall be final and binding on the Parties. The Parties shall cooperate with the Security Agent in all actions necessary for the appointment of an expert and foreclosure of title pursuant to this Clause 6.

(d)	In accordance with article 2366 of the French civil Code, insofar as the value of the Pledged Securities and the Pledged Proceeds exceeds the amount of the unperformed Secured Liabilities, the difference will be reimbursed to the Pledgor.
7.	LIABILITY OF SECURITY AGENT

The Beneficiaries will not (either by reason of taking possession of the Pledged Securities or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Pledgor, any Beneficiary or any other person for any costs, losses, liabilities or expenses relating to the realisation of the Pledged Securities or from any act, default, omission or misconduct of the Security Agent, any Beneficiary or their respective officers, employees or agents in relation to the Pledged Securities or in connection with the Loan Documents except to the extent caused by its or his own gross negligence or wilful misconduct.

8.	SAVING PROVISIONS
(a)	Subject to Clause 9 (Discharge of Security), the Pledge is a continuing Security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

8

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
(b)	The Pledge is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Beneficiary.
9.	DISCHARGE OF SECURITY
(a)	This Agreement will remain in full force and effect until the date on which the Loans are fully, unconditionally and irrevocably repaid and the Secured Liabilities then due and payable are fully, unconditionally and irrevocably repaid in accordance with the Loan Documents (hereinafter, the “Discharge Date”).

(b)	On the Discharge Date, the Pledge granted by this Agreement shall be automatically discharged and released (subject to the accomplishment of formalities required by French law) and all rights to the Pledged Accounts as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Pledgor.

(c)	At any time before the Discharge Date, the Security Agent may, at the written request of the Pledgor or the Parent;
(i)	release any Pledged Accounts (but not all or substantially all the Pledged Accounts) with the prior written consent of the Required Lenders; or

(ii)	release all or substantially all the Pledged Accounts with the prior written consent of all the Lenders.
(d)	On the Discharge Date or upon the Security Agent’s release of any of the Pledged Accounts, the Security Agent shall, at the expense and upon the request of the Pledgor, promptly execute any necessary instrument acknowledging the satisfaction or the discharge of this Agreement, and shall promptly execute and deliver all such further instruments and documents, as may be reasonably necessary or appropriate, including the delivery of a letter to be given by the Security Agent to the Pledgor for the purpose of release, in respect of the Pledged Accounts.

(e)	Upon any sale or other transfer by the Pledgor of any Pledged Accounts that is permitted under the Credit Agreement, the Pledge granted hereby in such Pledged Accounts shall be automatically discharged and released.
10.	PAYMENTS

All payments by the Pledgor under this Agreement shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Security Agent may reasonably direct.

11.	NOTICES

Each communication to be made under or in connection with this Agreement shall be made in accordance with clause 9.01 (Notices) of the Credit Agreement.

9

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
12.	AMBIGUITY AND RIGHTS
(a)	Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Loan Document, the terms of that Loan Document shall prevail to the fullest extent permitted by applicable law.

(b)	No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right or remedy under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.
13.	SUCCESSORS AND ASSIGNS
(a)	All rights and prerogatives of the Beneficiaries under this Agreement and the Pledge shall benefit to their respective successors, transferees and assigns.

(b)	In the event that a transfer by any of the Beneficiaries of its rights and/or obligations under the relevant Loan Documents occurred or was deemed to occur by way of novation, that Beneficiary expressly reserves and maintains its rights and prerogatives under this Agreement and the Pledge for the benefit of its transferee, in accordance with the provisions of article 1278 of the French civil Code.
14.	POWER OF ATTORNEY AND NOTICES
(a)	The Pledgor hereby appoints the Security Agent and any receiver and every delegate and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to execute, deliver and perfect all instruments and other documents and do any other acts and things which may be required to carry out any obligation imposed on it by this Agreement which it has failed to do promptly following a request to do so form the Security Agent or any receiver or delegate; or

(b)	The Pledgor undertakes to ratify and confirm all commercially reasonnable acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the Security Agent under this Agreement.

(c)	The Beneficiaries hereby appoint the Security Agent to register, manage and enforce the Pledge on their behalf in accordance with article 2328-1 of the French Code civil.
15.	GOVERNING LAW AND JURISDICTION
(a)	This Agreement and the Pledge shall be governed by, and construed in accordance with, French law.

(b)	The Pledgor irrevocably submits to the jurisdiction of the commercial court of Paris (tribunal de commerce de Paris) for the purpose of hearing and

10

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
determining at first instance any dispute arising out of this Agreement and for the purpose of enforcement of the Pledge.
Signed on [●],
in [●] ([●]) original copies.
Pursuant to the provisions of article 1325 al. 2 of the French civil Code, only one original copy of this Agreement will be executed by each category of executors (the original copy being held by the Agent).
[SIGNATURES ON THE FOLLOWING PAGE]

11

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
The Security Agent
J.P. MORGAN EUROPE LIMITED

By:

12

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
The Pledgor
DOSIMETRY ACQUISITIONS LLC

By:

13

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
The Lenders
Duly represented by the Security Agent

J.P. MORGAN EUROPE LIMITED

By:

14

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
SCHEDULE 1
THE LENDERS
[●]

15

Securities Account Pledge Agreement
Dosimetry Acquisitions (France) SAS
ANNEXE A
Securities Account Pledge Agreement
ANNEXE B
Lenders

19

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
Dated [●] 2010
(1) MIRION TECHNOLOGIES (SYNODYS) SA as Pledgor

(2) J.P. MORGAN EUROPE LIMITED as Security Agent

(3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as French Term Lenders

SECURITIES ACCOUNT PLEDGE AGREEMENT
relating to the shares of
MIRION TECHNOLOGIES (MGPI) SA

PARIS

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA

1.	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Incorporation of Terms	4
2.	Grant of Pledge		4
3.	Scope of the Pledge		5
4.	General undertakings		6
	4.1	Rights over the Securities	6
	4.2	Voting rights	6
	4.3	Further assurance	6
	4.4	Securities	6
	4.5	Cash proceeds	7
5.	Representations and Warranties		7
6.	Enforcement		7
7.	Liability of Security Agent		8
8.	Saving provisions		8
9.	Discharge of Security		8
10.	Payments		9
11.	NOTICES		9
12.	Ambiguity and Rights		9
13.	Successors and Assigns		9
14.	Power of attorney and Notices		10
15.	Governing law and Jurisdiction		10

1

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
THIS AGREEMENT is dated [●] and made between:
(1)	MIRION TECHNOLOGIES (SYNODYS) SA, a French société anonyme incorporated in France with the RCS Tarascon under number 382 192 102 and having its registered address at lieudit Calès, 13113 Lamanon, France;

(hereafter referred to as the “Pledgor”);

(2)	J.P. MORGAN EUROPE LIMITED, a company incorporated in England and Wales with registered number 00938937, and registered address at 125 London Wall EC2Y 5AJ, United-Kingdom, acting in its capacity as security agent;

(hereafter referred to as the “Security Agent” which expression includes any successors and assigns in title);

(3)	the FINANCIAL INSTITUTIONS listed in Schedule 1 (The French Term Lenders) to this Agreement, acting in their capacity as lenders under the French Term Loans (as defined below) and as the case maybe issuing banks duly represented hereunder by the Security Agent and their successors and assigns of their rights and/or obligations under the Loan Documents (as defined below);

(hereafter referred to as the “French Term Lenders” which expression includes any successors and assigns in title);

(the Security Agent and the French Term Lenders hereafter collectively referred to as the “Beneficiaries”)

1

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
WHEREAS:
(A)	Pursuant to the credit agreement dated on or about the date of this Agreement and entered into between, amongst others, the French Administrative Agent, the French Term Lenders, the Domestic Term Lenders (as defined in the Credit Agreement) and the Revolving Lenders (as defined in the Credit Agreement), Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS as the French Borrowers (as defined in the Credit Agreement) and Mirion Technologies Inc. as the Parent (as defined in the Credit Agreement), (together as borrowers) (the “Credit Agreement”), the Lenders (as defined in the Credit Agreement) have agreed to make available certain facilities on the terms and conditions set out in the Credit Agreement for the purposes therein mentioned to the Borrowers (as defined in the Credit Agreement) (the “Facilities”), as detailed hereafter:
(i)	the French Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of Dollar Equivalent (as defined in the Credit Agreement) in Euros of thirty-five million dollars ( $35,000,000) to the French Borrowers for (inter alia) (y) refinance certain indebtedness of the French Borrowers and (z) the financing of general corporate purposes (the “French Term Loans”);

(ii)	the Domestic Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of thirty-five million dollars ( $35,000,000) to the Parent for (inter alia) (y) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Domestic Term Loans”); and

(iii)	the Revolving Lenders have agreed to make revolving loans from time to time in an aggregate maximum principal amount of thirty million dollars ( $30,000,000) to the Parent with the option for the Parent to increase the aggregate principal amount by a maximum of twenty-five million dollars ( $25,000,000), subject to certain conditions for (inter alia) (x) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Revolving Loans”).
(B)	The Pledgor has agreed to secure the punctual performance, in favour of the Beneficiaries, of the Secured Liabilities by way of a pledge over each of the Pledged Accounts granted to the Beneficiaries.
NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
(a)	All terms defined in the Credit Agreement have the same meaning when used herein.

(b)	In addition, in this Agreement:

2

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
“Account Holder” means, as the case may be, the Securities Account Holder and/or the Bank Account Holder.

“Agreement” designates this securities account pledge agreement.

“Bank Account Holder” means [●].

“Beneficiaries” has the meaning ascribed to it in the paragraph (3) of the preamble.

“Company” means Mirion Technologies (MGPI) SA, a French société anonyme, with registered office located at lieudit Calès, 13113 Lamanon, France, and with corporate registration number 303 375 406 RCS Tarascon

“Credit Agreement” has the meaning ascribed to it in paragraph (A) of the Preamble.

“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.

“Discharge Date” has the meaning ascribed to it in article 9 of this Agreement.

“Domestic Term Loans” has the meaning ascribed to it in paragraph (A)(ii) of the Preamble.

“Facilities” has the meaning ascribed to it in paragraph (A) of the Preamble.

“French Term Loans” has the meaning ascribed to it in paragraph (A)(i) of the Preamble.

“Initial Shares” means all the [●] ordinary shares issued by the Company and owned by the Pledgor as of the date of this Agreement.

“MFC” means the French monetary and financial code (code monétaire et financier) as amended from time to time.

“Pledge” means the pledge (nantissement) created or expressed to be created in favour of the Beneficiaries pursuant to this Agreement and to the Statement of Pledge.

“Pledged Accounts” means the Pledged Bank Account and the Pledged Securities Account.

“Pledged Bank Account” means the special bank account opened in the books of the Bank Account Holder on which all Pledged Proceeds are registered in the name of the Pledgor pursuant to paragraph III of article L. 211-20 of MFC.

“Pledged Securities” means, at any time, the Securities pledged under the Pledge and credited to the Pledged Securities Account in accordance with this Agreement.

“Pledged Securities Account” means the special account opened and maintained with the Securities Account Holder in the name of the Pledgor pursuant to article L. 211-3 of the MFC and to which the Securities will be credited in accordance with this Agreement.

“Pledgor” has the meaning ascribed to it in paragraph (1) of the preamble.

3

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
“Pledged Proceeds” means, at any time, the Proceeds pledged under the Pledge and credited to the Pledged Bank Account in accordance with this Agreement.

“Proceeds” means any proceeds and other income attached or deriving from the Securities (fruits et produits y compris les dividendes).

“Revolving Loans” has the meaning ascribed to it in paragraph (A)(iii) of the Preamble.

“Secured Liabilities” means all present and future Obligations (as defined in the Credit Agreement) of every kind or nature of the Pledgor at any time and from time owed to the Beneficiaries under the Credit Agreement.

“Securities” means:
(a)	the Initial Shares;

(b)	pursuant to Clause 3 (Scope of the Pledge) below, any new shares or other financial instruments (instruments financiers as defined in paragraph I of article L. 211-1 of the MFC issued by the Company and owned by the Pledgor which may be substituted for or added to the Initial Shares in any manner whatsoever; and

(c)	all financial instruments other than those referred to in (a) and (b) above, issued by the Company and owned by the Pledgor from time to time.
“Securities Account Holder” means the Company, as account holder of the Securities.

“Security Agent” has the meaning ascribed to it in paragraph (2) of the preamble.

“Security Interest” means any mortgage, charge, pledge, lien or other security interest securing any obligation of any person, or any arrangement having similar effect.

“Term Loans” means the Domestic Term Loans and the French Term Loans.

“Statement of Pledge” means the statement of securities account pledge (déclaration de nantissement de compte-titres) in the form set out in Schedule 2 (Form of Statement of Pledge).

1.2	Incorporation of Terms

Unless a contrary indication appears, capitalized terms not however defined in this Agreement shall have the meaning ascribed to them in the Credit Agreement.

2.	GRANT OF PLEDGE
(a)	In order to secure the full and punctual payment, performance and discharge of the Secured Liabilities, the Pledgor hereby grants a pledge (nantissement) to the Beneficiaries over the Pledged Accounts, in accordance with article L. 211-20 of the MFC.

4

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
(b)	For the purpose of Clause 2(a), the Pledgor will, on the date of this Agreement:
(i)	deliver to the relevant Account Holder and the Security Agent an executed Statement of Pledge in relation to the Initial Shares in the form of Schedule 2 (Form of Statement of Pledge);

(ii)	cause the Securities Account Holder to transfer the Initial Shares to the credit of the Pledged Securities Account and to register such transfer on the share register (and if applicable, shareholders’ individual accounts) of the Company;

(iii)	cause the Securities Account Holder to deliver to the Security Agent a pledge certificate (attestation de nantissement de compte-titres) in the form of Schedule 3 (Form of securities account pledge certificate) evidencing that the Initial Shares have been credited to the Pledged Securities Account;

(iv)	instruct the Company to transfer any Proceeds directly to the Pledged Bank Account;

(v)	cause the Bank Account Holder to deliver to the Security Agent a pledge certificate (attestation de nantissement de compte bancaire) in the form of Schedule 4 (Form of bank account pledge certificate).
3.	SCOPE OF THE PLEDGE
(a)	In accordance with article L. 211-20 of the MFC, (i) all Securities initially standing to the credit of the Pledged Securities Account, (ii) all Securities which may be substituted for or added to the Securities referred to in (i) above in any manner whatsoever, and (iii) all Proceeds relating to the Securities referred to in (i) and (ii) above, will be included in the Pledge as security for the Secured Liabilities.

(b)	In accordance with article L. 211-20 of the MFC, the Parties acknowledge that all Securities other than the Pledged Securities registered in the name of the Pledgor from time to time and which would not fall within the scope of the Pledge pursuant to the provisions of Clause 3(a) above (the “New Securities”) shall nevertheless be transferred to the credit of the Pledged Securities Account as security for the Secured Liabilities, and shall thereafter be subject to the same conditions as those that apply to the Pledged Securities. The same shall apply to Securities which may be substituted for or added to the New Securities in any manner whatsoever as well as to the Proceeds relating thereto.

(c)	For the purpose of Clause 3(b) above, the Pledgor shall, as soon as practicable after having acquired New Securities, transfer or cause to be transferred such New Securities to the Pledged Securities Account and undertakes to:
(i)	execute and deliver to the Beneficiaries any necessary document (and in particular any transfer order (ordre de mouvement) relating to the

5

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
New Securities) for the purpose of transferring the New Securities to the credit of the Pledged Securities Account;

(ii)	cause or procure the Securities Account Holder to transfer the New Securities to the credit of the Pledged Account; and

(iii)	cause or procure the Securities Account Holder to deliver to the Beneficiaries a certificate evidencing that the New Securities, together with Securities previously pledged in accordance with this Agreement, are standing to the credit of the Pledged Securities Account.
4.	GENERAL UNDERTAKINGS

4.1	Rights over the Securities
(a)	Except as permitted under the Credit Agreement, the Pledgor shall not create or permit to subsist any Security Interest (other than Permitted Security) over any Financial Instrument or any Pledged Account, nor do anything else prohibited by or under the terms of the Loan Documents to which it is a party.

(b)	The Pledgor shall not (nor shall it agree to) sell, lease, transfer or otherwise dispose of any Securities except as permitted by or under the terms of the Loan Documents and in such case the Security Agent has all powers to execute all documents to permit such sale, lease or transfer in the name and on behalf of the Beneficiaries.
4.2	Voting rights

The Pledgor shall not do or cause or permit to be done anything (including when exercising the voting rights attached to any Securities) which will, or could be reasonably expected to, materially adversely affect the security or the rights of the Beneficiaries under this Agreement and the Pledge or which in any way is inconsistent with or materially jeopardises or otherwise prejudices the Pledge.

4.3	Further assurance

The Pledgor shall promptly execute all documents and do whatever the Security Agent reasonably requests:
(a)	to perfect or protect the Pledge or the priority of the Pledge; or

(b)	to facilitate the enforcement of the Pledge or the exercise of any rights vested in the Beneficiaries, including making any registration and giving any notice, order or direction.

4.4	Securities

The Pledgor shall promptly notify the Security Agent of:
(a)	its acquisition of, or agreement to acquire, any Securities other than the Pledged Securities; and

6

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
(b)	the allotment, offer or issue of any Securities other than the Pledged Securities.
4.5	Cash proceeds
(a)	At any time prior to the occurrence and continuation of an Event of Default, as this term is defined in the Credit Agreement, the Pledgor is entitled to withdraw from the Pledged Bank Account and utilise any Pledged Proceeds related to the Pledged Securities. As a consequence, and until the occurrence of an Event of Default is notified to the Pledgor and the Bank Account Holder, the Pledgor shall be free to use the Pledged Proceeds as it sees fit.

(b)	At any time after the occurrence and continuation of an Event of Default, the Pledged Bank Account shall be blocked until the Security Agent sends a notice to the Pledgor and the Bank Account Holder confirming that the said Event of Default has been remedied or has been waived in accordance with the Loan Documents. Upon receipt of such notice, the Pledgor shall be entitled again to withdraw from the Pledged Bank Account and utilise any Pledged Proceeds.
5.	REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Beneficiaries as at the date hereof and for the duration of this Agreement as follows:
(a)	the Pledge creates a first ranking pledge (nantissement) over the Pledged Accounts, save for statutory liens and privileges (privilèges légaux);

(b)	the Company is the Securities Account Holder of the Pledged Securities; and

(c)	the Bank Account Holder is the account holder of the Pledged Bank Account.
6.	ENFORCEMENT
(a)	The Security Agent acting on behalf of the Beneficiaries may, after the occurrence and continuation of an Event of Default and upon eight (8) days’ prior written notice, immediately exercise all rights and remedies available to them and enforce the Pledge in accordance with applicable law.

(b)	In case of enforcement of the Pledge in accordance with paragraph (a), the Parties irrevocably agree that the Beneficiaries (represented by the Security Agent) may, in their absolute discretion and without prior court order automatically foreclose title to all the Pledged Securities and the Pledged Proceeds after the 8 day period in Clause 6(a) in accordance with article 2348 of the French civil Code. The Beneficiaries will then be authorised to dispose freely of such assets. The Pledgor shall promptly execute and/or deliver to the Security Agent such documents and otherwise do such formalities that the Security Agent may reasonably require for this purpose.

(c)	For the purpose of paragraph (a), the Parties irrevocably agree that the expert referred to in article 2348 of the French civil Code shall be selected among leading banks or accountancy firms operating in France provided that the Parties, acting reasonably, are satisfied that the relevant expert has no

7

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
conflicting interests. If the Parties do not choose an expert or disagree on the choice of the expert within a 15 day period (from enforcement of the Pledge), the president of the “Tribunal de Commerce de Paris” will appoint one at the request of the party who first makes the request among leading banks or accountancy firms operating in France. The determination of the expert shall be final and binding on the Parties. The Parties shall cooperate with the Security Agent in all actions necessary for the appointment of an expert and foreclosure of title pursuant to this Clause 6.

(d)	In accordance with article 2366 of the French civil Code, insofar as the value of the Pledged Securities and the Pledged Proceeds exceeds the amount of the unperformed Secured Liabilities, the difference will be reimbursed to the Pledgor.
7.	LIABILITY OF SECURITY AGENT

The Beneficiaries will not (either by reason of taking possession of the Pledged Securities or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Pledgor, any Beneficiary or any other person for any costs, losses, liabilities or expenses relating to the realisation of the Pledged Securities or from any act, default, omission or misconduct of the Security Agent, any Beneficiary or their respective officers, employees or agents in relation to the Pledged Securities or in connection with the Loan Documents except to the extent caused by its or his own gross negligence or wilful misconduct.

8.	SAVING PROVISIONS
(a)	Subject to Clause 9 (Discharge of Security), the Pledge is a continuing Security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

(b)	The Pledge is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Beneficiary.
9.	DISCHARGE OF SECURITY
(a)	This Agreement will remain in full force and effect until the date on which the French Term Loans are fully, unconditionally and irrevocably repaid and the Secured Liabilities then due and payable are fully, unconditionally and irrevocably repaid in accordance with the Loan Documents (hereinafter, the “Discharge Date”).

(b)	On the Discharge Date, the Pledge granted by this Agreement shall be automatically discharged and released (subject to the accomplishment of formalities required by French law) and all rights to the Pledged Accounts as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Pledgor.

(c)	At any time before the Discharge Date, the Security Agent may, at the written request of the Pledgor or the Parent;
(i)	release any Pledged Accounts (but not all or substantially all the Pledged Accounts) with the prior written consent of the Required Lenders; or

8

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
(ii)	release all or substantially all the Pledged Accounts with the prior written consent of all the Lenders.
(d)	On the Discharge Date or upon the Security Agent’s release of any of the Pledged Accounts, the Security Agent shall, at the expense and upon the request of the Pledgor, promptly execute any necessary instrument acknowledging the satisfaction or the discharge of this Agreement, and shall promptly execute and deliver all such further instruments and documents, as may be reasonably necessary or appropriate, including the delivery of a letter to be given by the Security Agent to the Pledgor for the purpose of release, in respect of the Pledged Accounts.

(e)	Upon any sale or other transfer by the Pledgor of any Pledged Accounts that is permitted under the Credit Agreement, the Pledge granted hereby in such Pledged Accounts shall be automatically discharged and released.
10.	PAYMENTS

All payments by the Pledgor under this Agreement shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Security Agent may reasonably direct.

11.	NOTICES

Each communication to be made under or in connection with this Agreement shall be made in accordance with clause 9.01 (Notices) of the Credit Agreement.

12.	AMBIGUITY AND RIGHTS
(a)	Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Loan Document, the terms of that Loan Document shall prevail to the fullest extent permitted by applicable law.

(b)	No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right or remedy under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.
13.	SUCCESSORS AND ASSIGNS
(a)	All rights and prerogatives of the Beneficiaries under this Agreement and the Pledge shall benefit to their respective successors, transferees and assigns.

(b)	In the event that a transfer by any of the Beneficiaries of its rights and/or obligations under the relevant Loan Documents occurred or was deemed to occur by way of novation, that Beneficiary expressly reserves and maintains its rights and prerogatives under this Agreement and the Pledge for the benefit of its transferee, in accordance with the provisions of article 1278 of the French civil Code.

9

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
14.	POWER OF ATTORNEY AND NOTICES
(a)	The Pledgor hereby appoints the Security Agent and any receiver and every delegate and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to execute, deliver and perfect all instruments and other documents and do any other acts and things which may be required to carry out any obligation imposed on it by this Agreement which it has failed to do promptly following a request to do so form the Security Agent or any receiver or delegate; or

(b)	The Pledgor undertakes to ratify and confirm all commercially reasonnable acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the Security Agent under this Agreement.

(c)	The Beneficiaries hereby appoint the Security Agent to register, manage and enforce the Pledge on their behalf in accordance with article 2328-1 of the French Code civil.
15.	GOVERNING LAW AND JURISDICTION
(a)	This Agreement and the Pledge shall be governed by, and construed in accordance with, French law.

(b)	The Pledgor irrevocably submits to the jurisdiction of the commercial court of Paris (tribunal de commerce de Paris) for the purpose of hearing and determining at first instance any dispute arising out of this Agreement and for the purpose of enforcement of the Pledge.
Signed on [●],
in [●] ([●]) original copies.
Pursuant to the provisions of article 1325 al. 2 of the French civil Code, only one original copy of this Agreement will be executed by each category of executors (the original copy being held by the Agent).
[SIGNATURES ON THE FOLLOWING PAGE]

10

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
The Security Agent
J.P. MORGAN EUROPE LIMITED

By:

11

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
The Pledgor
MIRION TECHNOLOGIES (SYNODYS) SA

By:

12

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
The French Term Lenders
Duly represented by the Security Agent
J.P. MORGAN EUROPE LIMITED

By:

13

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
SCHEDULE 1
THE FRENCH TERM LENDERS
[●]

14

Securities Account Pledge Agreement
Mirion Technologies (MGPI) SA
ANNEXE A
Securities Account Pledge Agreement
ANNEXE B
French Term Lenders

18

Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
Dated [●] 2010
(1) IST ACQUISITIONS, LLC as Pledgor

(2) J.P. MORGAN EUROPE LIMITED as Security Agent

(3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as French Term Lenders, Domestic Term Lenders and Revolving Lenders

SECURITIES ACCOUNT PLEDGE AGREEMENT
relating to the shares of
MIRION TECHNOLOGIES (IST FRANCE) SAS

PARIS

Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS

1.	Definitions and interpretation		3
	1.1	Definitions	3
	1.2	Incorporation of Terms	5
2.	Grant of Pledge		5
3.	Scope of the Pledge		5
4.	General undertakings		6
	4.1	Rights over the Securities	6
	4.2	Voting rights	7
	4.3	Further assurance	7
	4.4	Securities	7
	4.5	Cash proceeds	7
5.	Representations and Warranties		7
6.	Enforcement		8
7.	Liability of Security Agent		8
8.	Saving provisions		8
9.	Discharge of Security		9
10.	Payments		9
11.	NOTICES		9
12.	Ambiguity and Rights		9
13.	Successors and Assigns		10
14.	Power of attorney and Notices		10
15.	Governing law and Jurisdiction		10

1

Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
THIS AGREEMENT is dated [●] and made between:
(1)	IST ACQUISITIONS, LLC, a [●] incorporated in [●] registered under the number [●] and having its registered address at [●];
(hereafter referred to as the “Pledgor”);
(2)	J.P. MORGAN EUROPE LIMITED, a company incorporated in England and Wales with registered number 00938937, and registered address at 125 London Wall EC2Y 5AJ, United-Kingdom, acting in its capacity as security agent;
(hereafter referred to as the “Security Agent” which expression includes any successors and assigns in title);
(3)	the FINANCIAL INSTITUTIONS listed in Schedule 1 (The French Term Lenders) to this Agreement, acting in their capacity as lenders under the French Term Loans, the Domestic Term Loans and the Revoving Loans (as defined below) and as the case maybe issuing banks duly represented hereunder by the Security Agent and their successors and assigns of their rights and/or obligations under the Loan Documents (as defined below);
(hereafter referred to as the “Lenders” which expression includes any successors and assigns in title);
(the Security Agent and the Lenders hereafter collectively referred to as the “Beneficiaries”)

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
WHEREAS:
(A)	Pursuant to the credit agreement dated on or about the date of this Agreement and entered into between, amongst others, the French Administrative Agent, the French Term Lenders, the Domestic Term Lenders (as defined in the Credit Agreement) and the Revolving Lenders (as defined in the Credit Agreement), Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS as the French Borrowers (as defined in the Credit Agreement) and Mirion Technologies Inc. as the Parent (as defined in the Credit Agreement), (together as borrowers) (the “Credit Agreement”), the Lenders (as defined in the Credit Agreement) have agreed to make available certain facilities on the terms and conditions set out in the Credit Agreement for the purposes therein mentioned to the Borrowers (as defined in the Credit Agreement) (the “Facilities”), as detailed hereafter:
(i)	the French Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of Dollar Equivalent (as defined in the Credit Agreement) in Euros of thirty-five million dollars ( $35,000,000) to the French Borrowers for (inter alia) (y) refinance certain indebtedness of the French Borrowers and (z) the financing of general corporate purposes (the “French Term Loans”);

(ii)	the Domestic Term Lenders have agreed to make term loans on the Effective Date (as defined in the Credit Agreement) in an aggregate maximum principal amount of thirty-five million dollars ( $35,000,000) to the Parent for (inter alia) (y) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Domestic Term Loans”); and

(iii)	the Revolving Lenders have agreed to make revolving loans from time to time in an aggregate maximum principal amount of thirty million dollars ( $30,000,000) to the Parent with the option for the Parent to increase the aggregate principal amount by a maximum of twenty-five million dollars ( $25,000,000), subject to certain conditions for (inter alia) (x) refinance certain indebtedness of the Parent and (z) the financing of general corporate purposes of the Parent and its subsidiaries (the “Revolving Loans”).
(B)	As security for the due performance of the obligations of the French Borrowers under the Facilities, the Pledgor has granted to the Security Agent acting as French Administrative Agent under the Credit Agreement and to each French Term Lender, on or about the date of this Agreement, a guarantee entitled Guaranty (French Obligations) under certain qualifications and limitations set forth therein (the “French Guaranty”).
(C)	As security for the due performance of the obligations of the other Borrowers under the Facilities, the Pledgor has granted to the Domestic Administrative Agent under the Credit Agreement and to each Domestic Term Lender, on or about the date of this Agreement, a guarantee entitled Guaranty (Domestic Obligations) under certain qualifications and limitations set forth therein (the “Domestic Guaranty”).
(D)	The Pledgor has agreed to secure the punctual performance, in favour of the Beneficiaries, of the Secured Liabilities by way of a pledge over each of the Pledged Accounts granted to the Beneficiaries.

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
NOW THEREFORE IT HAS BEEN AGREED AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions
(a)	All terms defined in the Credit Agreement have the same meaning when used herein.

(b)	In addition, in this Agreement:
“Account Holder” means, as the case may be, the Securities Account Holder and/or the Bank Account Holder.
“Agreement” designates this securities account pledge agreement.
“Bank Account Holder” means [●].
“Beneficiaries” has the meaning ascribed to it in the paragraph (3) of the preamble.
“Company” means Mirion Technologies (IST France) SAS, a French société par actions simplifiée, with registered office located at 21, rue Christophe Colomb, 18110 Fussy, France, and with corporate registration number 479 428 336 RCS Bourges.
“Credit Agreement” has the meaning ascribed to it in paragraph (A) of the Preamble.
“Currency of Account” means the currency in which the relevant indebtedness is denominated or, if different, is payable.
“Discharge Date” has the meaning ascribed to it in article 9 of this Agreement.
“Domestic Guaranty” has the meaning ascribed to it in paragraph (C) of the Preamble.
“Domestic Term Loans” has the meaning ascribed to it in paragraph (A)(ii) of the Preamble.
“Facilities” has the meaning ascribed to it in paragraph (A) of the Preamble.
“French Guaranty” has the meaning ascribed to it in paragraph (B) of the Preamble.
“French Term Loans” has the meaning ascribed to it in paragraph (A)(i) of the Preamble.
“Guaranty” has the meaning ascribed to it in paragraph of the Preamble.
“Initial Shares” means all the [●] ordinary shares issued by the Company and owned by the Pledgor as of the date of this Agreement, provided that the Securities shall not at any time represent more than 65% of the issued and outstanding voting shares of the Company.

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
“MFC” means the French monetary and financial code (code monétaire et financier) as amended from time to time.
“Pledge” means the pledge (nantissement) created or expressed to be created in favour of the Beneficiaries pursuant to this Agreement and to the Statement of Pledge.
“Pledged Accounts” means the Pledged Bank Account and the Pledged Securities Account.
“Pledged Bank Account” means the special bank account opened in the books of the Bank Account Holder on which all Pledged Proceeds are registered in the name of the Pledgor pursuant to paragraph III of article L. 211-20 of MFC.
“Pledged Securities” means, at any time, the Securities pledged under the Pledge and credited to the Pledged Securities Account in accordance with this Agreement.
“Pledged Securities Account” means the special account opened and maintained with the Securities Account Holder in the name of the Pledgor pursuant to article L. 211-3 of the MFC and to which the Securities will be credited in accordance with this Agreement.
“Pledgor” has the meaning ascribed to it in paragraph (1) of the preamble.
“Pledged Proceeds” means, at any time, the Proceeds pledged under the Pledge and credited to the Pledged Bank Account in accordance with this Agreement.
“Proceeds” means any proceeds and other income attached or deriving from the Securities (fruits et produits y compris les dividendes).
“Revolving Loans” has the meaning ascribed to it in paragraph (A)(iii) of the Preamble.
“Secured Liabilities” means all present and future Obligations (as defined in the Credit Agreement) of every kind or nature of the Pledgor at any time and from time owed to the Beneficiaries under the French Guaranty and the Domestic Guaranty.
“Securities” means:
(a)	the Initial Shares;

(b)	pursuant to Clause 3 (Scope of the Pledge) below, any new shares or other financial instruments (instruments financiers as defined in paragraph I of article L. 211-1 of the MFC issued by the Company and owned by the Pledgor which may be substituted for or added to the Initial Shares in any manner whatsoever; and

(c)	all financial instruments other than those referred to in (a) and (b) above, issued by the Company and owned by the Pledgor from time to time, provided that the Securities shall not at any time represent more than 65% of the issued and outstanding voting shares of the Company.
“Securities Account Holder” means the Company, as account holder of the Securities.

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
“Security Agent” has the meaning ascribed to it in paragraph (2) of the preamble.
“Security Interest” means any mortgage, charge, pledge, lien or other security interest securing any obligation of any person, or any arrangement having similar effect.
“Term Loans” means the Domestic Term Loans and the French Term Loans.
“Statement of Pledge” means the statement of securities account pledge (déclaration de nantissement de compte-titres) in the form set out in Schedule 2 (Form of Statement of Pledge).
1.2	Incorporation of Terms
Unless a contrary indication appears, capitalized terms not however defined in this Agreement shall have the meaning ascribed to them in the Credit Agreement.
2.	GRANT OF PLEDGE
(a)	In order to secure the full and punctual payment, performance and discharge of the Secured Liabilities, the Pledgor hereby grants a pledge (nantissement) to the Beneficiaries over the Pledged Accounts, in accordance with article L. 211-20 of the MFC.

(b)	For the purpose of Clause 2(a), the Pledgor will, on the date of this Agreement:
(i)	deliver to the relevant Account Holder and the Security Agent an executed Statement of Pledge in relation to the Initial Shares in the form of Schedule 2 (Form of Statement of Pledge);

(ii)	cause the Securities Account Holder to transfer the Initial Shares to the credit of the Pledged Securities Account and to register such transfer on the share register (and if applicable, shareholders’ individual accounts) of the Company;

(iii)	cause the Securities Account Holder to deliver to the Security Agent a pledge certificate (attestation de nantissement de compte-titres) in the form of Schedule 3 (Form of securities account pledge certificate) evidencing that the Initial Shares have been credited to the Pledged Securities Account;

(iv)	instruct the Company to transfer any Proceeds directly to the Pledged Bank Account;

(v)	cause the Bank Account Holder to deliver to the Security Agent a pledge certificate (attestation de nantissement de compte bancaire) in the form of Schedule 4 (Form of bank account pledge certificate).
3.	SCOPE OF THE PLEDGE
(a)	In accordance with article L. 211-20 of the MFC, (i) all Securities initially standing to the credit of the Pledged Securities Account, (ii) all Securities

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
which may be substituted for or added to the Securities referred to in (i) above in any manner whatsoever, and (iii) all Proceeds relating to the Securities referred to in (i) and (ii) above, will be included in the Pledge as security for the Secured Liabilities.
(b)	In accordance with article L. 211-20 of the MFC, the Parties acknowledge that all Securities other than the Pledged Securities registered in the name of the Pledgor from time to time and which would not fall within the scope of the Pledge pursuant to the provisions of Clause 3(a) above (the “New Securities”) shall nevertheless be transferred to the credit of the Pledged Securities Account as security for the Secured Liabilities, and shall thereafter be subject to the same conditions as those that apply to the Pledged Securities. The same shall apply to Securities which may be substituted for or added to the New Securities in any manner whatsoever as well as to the Proceeds relating thereto.
(c)	For the purpose of Clause 3(b) above, the Pledgor shall, as soon as practicable after having acquired New Securities, transfer or cause to be transferred such New Securities to the Pledged Securities Account and undertakes to:
(i)	execute and deliver to the Beneficiaries any necessary document (and in particular any transfer order (ordre de mouvement) relating to the New Securities) for the purpose of transferring the New Securities to the credit of the Pledged Securities Account;

(ii)	cause or procure the Securities Account Holder to transfer the New Securities to the credit of the Pledged Account; and

(iii)	cause or procure the Securities Account Holder to deliver to the Beneficiaries a certificate evidencing that the New Securities, together with Securities previously pledged in accordance with this Agreement, are standing to the credit of the Pledged Securities Account.
4.	GENERAL UNDERTAKINGS

4.1	Rights over the Securities
(a)	Except as permitted under the Credit Agreement, the Pledgor shall not create or permit to subsist any Security Interest (other than Permitted Security) over any Financial Instrument or any Pledged Account, nor do anything else prohibited by or under the terms of the Loan Documents to which it is a party.

(b)	The Pledgor shall not (nor shall it agree to) sell, lease, transfer or otherwise dispose of any Securities except as permitted by or under the terms of the Loan Documents and in such case the Security Agent has all powers to execute all documents to permit such sale, lease or transfer in the name and on behalf of the Beneficiaries.

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
4.2	Voting rights
The Pledgor shall not do or cause or permit to be done anything (including when exercising the voting rights attached to any Securities) which will, or could be reasonably expected to, materially adversely affect the security or the rights of the Beneficiaries under this Agreement and the Pledge or which in any way is inconsistent with or materially jeopardises or otherwise prejudices the Pledge.
4.3 Further assurance
The Pledgor shall promptly execute all documents and do whatever the Security Agent reasonably requests:
(a)	to perfect or protect the Pledge or the priority of the Pledge; or
(b)	to facilitate the enforcement of the Pledge or the exercise of any rights vested in the Beneficiaries, including making any registration and giving any notice, order or direction.

4.4	Securities
The Pledgor shall promptly notify the Security Agent of:
(a)	its acquisition of, or agreement to acquire, any Securities other than the Pledged Securities; and
(b)	the allotment, offer or issue of any Securities other than the Pledged Securities.
4.5	Cash proceeds
(a)	At any time prior to the occurrence and continuation of an Event of Default, as this term is defined in the Credit Agreement, the Pledgor is entitled to withdraw from the Pledged Bank Account and utilise any Pledged Proceeds related to the Pledged Securities. As a consequence, and until the occurrence of an Event of Default is notified to the Pledgor and the Bank Account Holder, the Pledgor shall be free to use the Pledged Proceeds as it sees fit.

(b)	At any time after the occurrence and continuation of an Event of Default, the Pledged Bank Account shall be blocked until the Security Agent sends a notice to the Pledgor and the Bank Account Holder confirming that the said Event of Default has been remedied or has been waived in accordance with the Loan Documents. Upon receipt of such notice, the Pledgor shall be entitled again to withdraw from the Pledged Bank Account and utilise any Pledged Proceeds.
5.	REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Beneficiaries as at the date hereof and for the duration of this Agreement as follows:
(a)	the Pledge creates a first ranking pledge (nantissement) over the Pledged Accounts, save for statutory liens and privileges (privilèges légaux);

(b)	the Company is the Securities Account Holder of the Pledged Securities; and

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
(c)	the Bank Account Holder is the account holder of the Pledged Bank Account.
6.	ENFORCEMENT
(a)	The Security Agent acting on behalf of the Beneficiaries may, after the occurrence and continuation of an Event of Default and upon eight (8) days’ prior written notice, immediately exercise all rights and remedies available to them and enforce the Pledge in accordance with applicable law.

(b)	In case of enforcement of the Pledge in accordance with paragraph (a), the Parties irrevocably agree that the Beneficiaries (represented by the Security Agent) may, in their absolute discretion and without prior court order automatically foreclose title to all the Pledged Securities and the Pledged Proceeds after the 8 day period in Clause 6(a) in accordance with article 2348 of the French civil Code. The Beneficiaries will then be authorised to dispose freely of such assets. The Pledgor shall promptly execute and/or deliver to the Security Agent such documents and otherwise do such formalities that the Security Agent may reasonably require for this purpose.

(c)	For the purpose of paragraph (a), the Parties irrevocably agree that the expert referred to in article 2348 of the French civil Code shall be selected among leading banks or accountancy firms operating in France provided that the Parties, acting reasonably, are satisfied that the relevant expert has no conflicting interests. If the Parties do not choose an expert or disagree on the choice of the expert within a 15 day period (from enforcement of the Pledge), the president of the “Tribunal de Commerce de Paris” will appoint one at the request of the party who first makes the request among leading banks or accountancy firms operating in France. The determination of the expert shall be final and binding on the Parties. The Parties shall cooperate with the Security Agent in all actions necessary for the appointment of an expert and foreclosure of title pursuant to this Clause 6.

(d)	In accordance with article 2366 of the French civil Code, insofar as the value of the Pledged Securities and the Pledged Proceeds exceeds the amount of the unperformed Secured Liabilities, the difference will be reimbursed to the Pledgor.
7.	LIABILITY OF SECURITY AGENT
The Beneficiaries will not (either by reason of taking possession of the Pledged Securities or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Pledgor, any Beneficiary or any other person for any costs, losses, liabilities or expenses relating to the realisation of the Pledged Securities or from any act, default, omission or misconduct of the Security Agent, any Beneficiary or their respective officers, employees or agents in relation to the Pledged Securities or in connection with the Loan Documents except to the extent caused by its or his own gross negligence or wilful misconduct.
8.	SAVING PROVISIONS
(a)	Subject to Clause 9 (Discharge of Security), the Pledge is a continuing Security and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
(b)	The Pledge is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Beneficiary.
9.	DISCHARGE OF SECURITY
(a)	This Agreement will remain in full force and effect until the date on which the Loans are fully, unconditionally and irrevocably repaid and the Secured Liabilities then due and payable are fully, unconditionally and irrevocably repaid in accordance with the Loan Documents (hereinafter, the “Discharge Date”).

(b)	On the Discharge Date, the Pledge granted by this Agreement shall be automatically discharged and released (subject to the accomplishment of formalities required by French law) and all rights to the Pledged Accounts as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Pledgor.

(c)	At any time before the Discharge Date, the Security Agent may, at the written request of the Pledgor or the Parent;
(i)	release any Pledged Accounts (but not all or substantially all the Pledged Accounts) with the prior written consent of the Required Lenders; or

(ii)	release all or substantially all the Pledged Accounts with the prior written consent of all the Lenders.
(d)	On the Discharge Date or upon the Security Agent’s release of any of the Pledged Accounts, the Security Agent shall, at the expense and upon the request of the Pledgor, promptly execute any necessary instrument acknowledging the satisfaction or the discharge of this Agreement, and shall promptly execute and deliver all such further instruments and documents, as may be reasonably necessary or appropriate, including the delivery of a letter to be given by the Security Agent to the Pledgor for the purpose of release, in respect of the Pledged Accounts.

(e)	Upon any sale or other transfer by the Pledgor of any Pledged Accounts that is permitted under the Credit Agreement, the Pledge granted hereby in such Pledged Accounts shall be automatically discharged and released.
10.	PAYMENTS
All payments by the Pledgor under this Agreement shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Security Agent may reasonably direct.
11.	NOTICES
Each communication to be made under or in connection with this Agreement shall be made in accordance with clause 9.01 (Notices) of the Credit Agreement.
12.	AMBIGUITY AND RIGHTS
(a)	Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to any Loan Document, the terms of that

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
Loan Document shall prevail to the fullest extent permitted by applicable law.
(b)	No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right or remedy under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law.
13.	SUCCESSORS AND ASSIGNS
(a)	All rights and prerogatives of the Beneficiaries under this Agreement and the Pledge shall benefit to their respective successors, transferees and assigns.

(b)	In the event that a transfer by any of the Beneficiaries of its rights and/or obligations under the relevant Loan Documents occurred or was deemed to occur by way of novation, that Beneficiary expressly reserves and maintains its rights and prerogatives under this Agreement and the Pledge for the benefit of its transferee, in accordance with the provisions of article 1278 of the French civil Code.
14.	POWER OF ATTORNEY AND NOTICES
(a)	The Pledgor hereby appoints the Security Agent and any receiver and every delegate and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to execute, deliver and perfect all instruments and other documents and do any other acts and things which may be required to carry out any obligation imposed on it by this Agreement which it has failed to do promptly following a request to do so form the Security Agent or any receiver or delegate; or

(b)	The Pledgor undertakes to ratify and confirm all commercially reasonnable acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the Security Agent under this Agreement.

(c)	The Beneficiaries hereby appoint the Security Agent to register, manage and enforce the Pledge on their behalf in accordance with article 2328-1 of the French Code civil.
15.	GOVERNING LAW AND JURISDICTION
(a)	This Agreement and the Pledge shall be governed by, and construed in accordance with, French law.

(b)	The Pledgor irrevocably submits to the jurisdiction of the commercial court of Paris (tribunal de commerce de Paris) for the purpose of hearing and determining at first instance any dispute arising out of this Agreement and for the purpose of enforcement of the Pledge.

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
Signed on [●],
in [●] ([●]) original copies.
Pursuant to the provisions of article 1325 al. 2 of the French civil Code, only one original copy of this Agreement will be executed by each category of executors (the original copy being held by the Agent).
[SIGNATURES ON THE FOLLOWING PAGE]

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
The Security Agent
J.P. MORGAN EUROPE LIMITED

By:

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
The Pledgor
IST ACQUISITIONS, LLC

By:

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
The Lenders
Duly represented by the Security Agent
J.P. MORGAN EUROPE LIMITED

By:

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Securities Account Pledge Agreement
Mirion Technologies (IST France) SAS
SCHEDULE 1
THE LENDERS
[●]

15

Dated [ • ] 2010
(1)	MIRION TECHNOLOGIES (IST) CORPORATION as Chargor

(2)	J.P. MORGAN EUROPE LIMITED as French Administrative Agent

CHARGE OVER SHARES
in MIRION TECHNOLOGIES (IST) LIMITED

LONDON

THIS DEED is dated [•] and made between:
(1)	MIRION TECHNOLOGIES (IST) CORPORATION a company incorporated in New York (identification number 16-1321330) whose registered office is at 315 Daniel Zenker Dr., 200 IST Center, Horseheads, NY 14845 (the “Chargor”); and
(2)	J.P. MORGAN EUROPE LIMITED in its capacity as the French Administrative Agent (the “French Administrative Agent”).
BACKGROUND:
(A)	By a credit agreement dated [•] and made between (1) the Domestic Administrative Agent, (2) the French Administrative Agent, (3) the Parent, (4) the French Borrowers, and (5) the Lenders (the “Credit Agreement”), the Lenders have agreed to provide certain facilities to the Borrowers on the terms and conditions set out in the Credit Agreement.
(B)	As a condition of the facilities referred to in Background (A), the Chargor is required to enter into this Deed creating security over the Shares in favour of the French Administrative Agent.
(C)	This document is the deed of the Chargor, even if it has not been duly executed by the French Administrative Agent or has been duly executed by the French Administrative Agent but not as a deed.
THIS DEED WITNESSES that:
1.	DEFINITIONS AND INTERPRETATION
1.1	Defined terms

In this Deed (including the Recitals):

“Business Day” means any day other than a Saturday or Sunday or a day which is a bank or public holiday in England.

“Charged Shares” means shares of the Company owned or at any time from time to time acquired by the Chargor which are charged by the Chargor in favour of the French Administrative Agent under this Deed as security for the Secured Obligations which shall at all times constitute not less than 35 per cent. of the total combined voting power of all classes of the issued and outstanding share capital of the Company, and such shares as at the date of this Deed are specified in Schedule 4 (Charged Shares).

“Company Shares” means the shares in the Company held by the Chargor from time to time (being 900,000 ordinary shares of £1 each as at the date of this Deed).

“Company” means Mirion Technologies (IST) Limited (registered number 00996850) whose registered office is at Harbour Court Compass Road, North Harbour, Portsmouth, Hampshire, England PO6 4ST.

“Credit Agreement” means the facility agreement referred to in Background (A).

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“Derivative Rights” has the meaning given to it in Clause 3(c) (The charge).

“Guaranty (French Obligations)” means the Guaranty dated on or about the date of this Deed and made by Mirion Technologies Inc. and others as guarantors in favour of the French Administrative Agent.

“IA” means the Insolvency Act 1986.

“Instrument” means any document (which term includes any form of writing) under which any obligation is evidenced or undertaken or any Security Interest (or right in any Security Interest) is granted or perfected or purported to be granted or perfected.

“Loan Documents” has the meaning given to it in the Credit Agreement and includes this Deed.

“Receiver” has the meaning given to it in Paragraph 3.1 (Appointment) of Schedule 3 (Powers of the French Administrative Agent and a Receiver).

“Secondary Shares” means any shares which the Chargor or its nominees specify in writing as being within this security or shares whose documents of title are from time to time deposited with the French Administrative Agent or their nominees in connection with this security.

“Security Interest” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such assets or other security interest security any obligation of any person or any other agreement or arrangement having a similar effect, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Secured Obligations” has the meaning given to it in Clause 2.2 (Meaning of Secured Obligations).

“Secured Parties” means, collectively the French Term Lenders and the French Administrative Agent.

“Shares” means the Charged Shares, the Secondary Shares and all other shares and other assets and rights from time to time the subject of this security, including any moneys from time to time charged to the French Administrative Agent pursuant to Clause 3 (The Charge).

1.2	Headings

The index and headings are included for convenience only and shall not affect the interpretation or construction of this Deed.

1.3	References

In this Deed, unless the context requires otherwise, any reference to:

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(a)	the Lenders, the French Administrative Agent, the Chargor, the Company or the Borrowers respectively includes its or their successors in title and assigns and this Deed shall be enforceable notwithstanding any change in the constitution of the French Administrative Agent, its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person;

(b)	a party or the parties is to a party or the parties (as the case may be) to this Deed;

(c)	a Recital is to the relevant statement about the background to this Deed made above under the heading “Background”; any reference to a Clause or a Schedule is to a clause of or schedule to this Deed (as the case may be) and references made in a Schedule to Paragraphs are to paragraphs of that Schedule;

(d)	this Deed includes the Schedules, which form part of this Deed for all purposes;

(e)	a statute or statutory provisions includes any consolidation, re-enactment, modification or replacement of the same and any subordinate legislation in force under the same from time to time;

(f)	the masculine, feminine or neuter gender respectively includes the other genders, references to the singular include the plural (and vice versa) and references to persons include firms, corporations and unincorporated associations;

(g)	a document is to that document as varied, supplemented or replaced from time to time;

(h)	a right includes any estate, interest, claim or other right of any kind, both present and future;

(i)	shares includes any stocks, shares, bonds, gilts and securities of any kind, negotiable instruments and warrants; and

(j)	this Security is to this Deed and includes each separate or independent stipulation or agreement in this Deed and the security created by, pursuant to or supplemental to it.
1.4	Terms defined in the Credit Agreement

Words and expressions defined in the Credit Agreement and not defined in this Deed shall have the same meaning in this Deed as in the Credit Agreement.
2.	PAYMENT OF SECURED OBLIGATIONS
2.1	Covenant to pay

The Chargor covenants with the French Administrative Agent that it shall pay and discharge, or procure the payment or discharge of, each of the Secured Obligations at

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the time and in the manner provided in the relevant Instrument for their payment or discharge by the Chargor.
2.2	Meaning of Secured Obligations

In this Deed, the “Secured Obligations” means all present and future Obligations of every kind or nature of the Chargor at any time and from time to time owed to any one or more of the Secured Parties under the Guaranty (French Obligations); but excluding any money, obligation or liability which would cause the covenant set out in Clause 2.1 or the security which would otherwise be constituted by this Deed to be unlawful or prohibited by any applicable law or regulation.

2.3	Certification conclusive

Any certification or determination by the French Administrative Agent of any amount payable or rate applicable under this security shall be conclusive evidence (save for manifest or proven error) as against the Chargor of the matter(s) to which it relates.
3.	THE CHARGE
As security for the Secured Obligations, the Chargor with full title guarantee charges to the French Administrative Agent by way of first fixed charge all of its rights in and to:
(a)	the Charged Shares;

(b)	the Secondary Shares; and

(c)	(in relation to the Shares):
(i)	dividends;

(ii)	distributions;

(iii)	interest and other income paid or made in respect of them;

(iv)	voting rights; and

(v)	benefits, money or property accruing or arising in respect of the Shares at any time (together (i) to (v) are the “Derivative Rights”).
4.	COVENANTS
The Chargor covenants with the French Administrative Agent as set out in Schedule 1 (Covenants) and warrants and represents to the French Administrative Agent as set out in Schedule 2 (Warranties).
5.	POWERS OF THE FRENCH ADMINISTRATIVE AGENT AND A RECEIVER
The French Administrative Agent and a Receiver shall have the powers set out in Schedule 3 (Powers of the French Administrative Agent and a Receiver).

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6.	CONTINUING SECURITY
6.1	Continuing security

This Deed is a continuing security and regardless of any intermediate payment or discharge in whole or in part to any Secured Party, shall be binding until the date (the “Discharge Date”) on which the French Term Loans have been repaid in full and all other amounts of the Secured Obligations then due and payable have been paid in full.
6.2	Additional security

This Security is in addition to and is not in any way prejudiced by any other guarantee or Security Interest now or subsequently held by or on behalf of the French Administrative Agent.

6.3	Waiver of defences

The obligations of the Chargor under this Security will not be discharged, impaired or otherwise affected by any act, omission, matter or thing which, but for this Clause 6.3, would reduce, release or prejudice any of its obligations under this Security, including (whether or not known to it or the French Administrative Agent):
(a)	any time, waiver, consent or other indulgence granted to, or composition with, the Chargor or any other person;

(b)	the release of any other Loan Party or any other person under the terms of any composition or arrangement with any creditor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security Interest over the assets of, the Chargor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any Instrument or any failure to take, or failure to realise the full value of, any Security Interest;

(d)	any incapacity or lack of power, authority or legal personality of or Insolvency or change in the members or status of the Chargor or any other person; or

(e)	any disclaimer, unenforceability, illegality, invalidity or ineffectiveness of any of the Secured Obligations or any other obligation of any person under any Loan Document or any other Instrument or Security Interest.
6.4	Protection of third parties
(a)	No purchaser, mortgagee or other person dealing with a Receiver or the French Administrative Agent shall be bound to enquire whether its right to exercise any of its rights has arisen or become exercisable, or be concerned as to the application of any money paid, raised or borrowed or as to the propriety or regularity of any sale by or other dealing with that Receiver or the French Administrative Agent.

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(b)	All of the protection to purchasers contained in ss104 and 107 LPA and s42(3) IA shall apply to any person purchasing from or dealing with a Receiver or the French Administrative Agent as if the Secured Obligations had become due and the statutory powers of sale and of appointing a Receiver in relation to the Shares had arisen on the date of this Security.
6.5	Costs and expenses

The Chargor shall pay to the French Administrative Agent all costs and expenses in accordance with Clause [•] of the Guaranty (French Obligations), together with interest from the date it is incurred or becomes payable up to the date of receipt by the French Administrative Agent (both before and after judgment), accruing on a daily basis under the terms of Section 2.12(d) (Interest) of the Credit Agreement.
7.	CREDIT AGREEMENT PROVISIONS
s1.05 (Currency Translation), 2.16 (Taxes), 3.01 (Organisation; Powers), 5.04 (Payment of Obligations), 9.12 (Confidentiality) and 9.15 (Currency of Payment) of the Credit Agreement shall apply to this Deed as if they were set out in full again here, as if references to the Agent or the Lenders were to the French Administrative Agent and references to the Borrowers were references to the Chargor and with any other changes which are necessary to fit this context.
8.	PAYMENTS; NO DEDUCTIONS
8.1	Making of payments

All payments to be made by the Chargor under this security shall be made promptly on the due date for payment, to the French Administrative Agent’s account at such office or bank as it may notify to the Chargor from time to time.
8.2	Payments due on non-Business Days

If any payment by the Chargor is due on a non-Business Day, the due date for payment shall instead be the next Business Day unless that is in the next calendar month, in which case, it shall be the preceding Business Day. During any extension of the due date of payment, interest shall be payable on the amount due at the rate payable on that amount on the original due date.

8.3	Payments to be made in full

All payments made or to be made by the Chargor under this security shall be made in full, subject to Clause 8.4 without any deduction, withholding, set-off or counterclaim on account of any taxes or of any claim the Chargor may have against a Lender.

8.4	Deductions required by law

If the Chargor is compelled by law to make payment subject to any deduction or withholding in respect of tax, then it shall account for the same to the relevant authority as and when required by law, and shall pay to the French Administrative Agent all necessary additional amounts to ensure receipt and retention (free from any liability) by the French Administrative Agent of the full amount which it would have

6

received had the payment not been subject to the deduction or withholding and shall promptly provide to the French Administrative Agent a certificate of deduction and such tax receipts and other documents as the French Administrative Agent may require.

8.5	Application of insufficient payments

If on any day the French Administrative Agent receives a payment insufficient to meet all amounts then due and payable by the Chargor under this security, then the French Administrative Agent may apply such payment against those amounts in the order it thinks fit (overriding any application specified by the Chargor).
9.	SEVERABILITY
If any part of any provision of this security shall be or become invalid or unenforceable, then the remainder of such provision and all other provisions of this security shall remain valid and enforceable.
10.	AMENDMENTS, WAIVERS AND RIGHTS
10.1	Amendments in writing

No amendment or variation of the terms of this security shall be effective unless it is made or confirmed in a written document signed by the parties.
10.2	Waivers and releases

No delay in exercising or non-exercise by the French Administrative Agent of any of its rights under or in connection with this security shall operate as a release or waiver of that right. Rather, any such waiver or release must be specifically granted in writing signed by an authorised signatory of the French Administrative Agent and shall:
(a)	be confined to the specific circumstances in which it is given;

(b)	not affect any other enforcement of the same or any other right; and

(c)	(unless it is expressed to be irrevocable) be revocable at any time in writing.
10.3	French Administrative Agent’s rights cumulative

The rights and remedies of the French Administrative Agent under this security are cumulative and not exclusive of any rights or remedies of the French Administrative Agent under the general law. The French Administrative Agent may exercise each of its rights as often as it thinks necessary.
10.4	French Administrative Agent’s duties under this security

The French Administrative Agent shall be under no duty of any kind to the Chargor in respect of the exercise or non-exercise of any of its rights under this security. The Chargor shall not rely on such exercise or non-exercise in any way.

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11.	ASSIGNMENT
Subject to the terms of the Loan Documents, the French Administrative Agent may assign any or all of its rights and transfer any or all of its obligations under this Security without the consent of the Chargor being required to a successor appointed pursuant to Paragraph 2.10, Schedule 8 of the Credit Agreement.
12.	NOTICES
All notices, demands and other communications made by the French Administrative Agent relating to this security may (without prejudice to any other effective mode of making the same) be delivered or sent to the Chargor at its registered office from time to time or such other address in the United States of America of which the French Administrative Agent has received no less than 15 Business Days’ prior written actual notice from the Chargor and shall take effect:
(a)	if delivered, on delivery;

(b)	if posted, at the earlier of the time of delivery and (if posted in the United States of America by registered post) 10 a.m. on the second Business Day after posting; or

(c)	if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address, provided that if any communication would otherwise become effective on a non-Business Day or after 5 p.m. on a Business Day, it shall instead become effective at 10 a.m. on the next Business Day. s196 Law of Property Act 1925 shall not apply to this Deed.
13.	RIGHTS OF THIRD PARTIES
The parties do not intend any term of this Deed to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.
14.	LAW AND JURISDICTION
The parties agree that this Deed and any non contractual obligations arising out of it or in connection with this Deed are governed by and shall be construed in accordance with English law and for the exclusive benefit of the French Administrative Agent that the courts of England are to have jurisdiction to settle any disputes which may arise in connection with this security; but the Chargor agrees that the French Administrative Agent shall be entitled to bring proceedings in connection with this security in any other court of competent jurisdiction.
EXECUTION:
The parties have shown their acceptance of the terms of this Deed by executing it as a deed after the Schedules.

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SCHEDULE 1
COVENANTS
1.	NO DISPOSALS OR SECURITY INTERESTS

The Chargor shall not, other than as permitted by the Credit Agreement, without the prior written consent of the French Administrative Agent:
(a)	sell, transfer or otherwise deal in any way with any of the Shares or permit any person other than the Chargor to be registered as holder of any of them; or

(b)	create (or permit to continue or to be created) or suffer to subsist any Security Interest over any of the Shares (whether ranking in priority to, pari passu with or subsequent to this security).
2.	DEPOSIT AND REGISTRATION

The Chargor shall:
(a)	deposit (or ensure that there are deposited) with the French Administrative Agent and permit the French Administrative Agent to hold and retain:
(i)	all stock and share certificates and documents of title relating to the Shares;

(ii)	transfers of the Shares duly executed by each person in whose name the shares are registered or held (with the name of the transferee or assignee and consideration and the date left blank), which may, provided an Event of Default has occurred which is continuing unremedied and unwaived, be completed in favour of the French Administrative Agent or otherwise as it may direct; and

(iii)	such other documents as the French Administrative Agent may from time to time require for perfecting its security or after enforcement, title to the Shares (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser, to the intent that provided an Event of Default has occurred which is continuing unremedied and unwaived, the French Administrative Agent may at any time without notice present them for registration; and

(b)	hold to the order of the French Administrative Agent and deposit with it forthwith (or ensure that there are so held and deposited) all documents of title and related documents from time to time relating to the Shares.
3.	ISSUE OF SHARES

Except as permitted under the Credit Agreement, the Chargor shall ensure that no shares or other securities in or of the Company will be issued or allotted and no agreement, option or arrangement to make or call for such issue or allotment will be made or granted unless such shares upon issue or allotment become subject to this

9

Deed or as equivalent Security Interest granted in favour of the French Administrative Agent without the French Administrative Agent’s prior written consent. If at any time the combined voting power of the Shares charged as security for the Secured Obligations:
(a)	exceeds 35 per cent. of the total combined voting power of all classes of the share capital of the Company, then the Chargor will cause the Company to issue or reissue, as the case may be and at the request of the French Administrative Agent, separate stock certificates (in the name of such Chargor) to ensure the amount of the Shares charged to the French Administrative Agent satisfies the definition of Charged Shares; or

(b)	is less than 35 per cent. of the total combined voting power of all classes of the share capital of the Company, then the Chargor will charge to the French Administrative Agent by way of first fixed charge, with full title guarantee, all of its rights in and to any additional Company Shares to satisfy the definition of Charged Shares.
4.	THE COMPANY

Except as otherwise permitted by the Credit Agreement, the Chargor shall ensure that the Company does not, unless the prior written consent of the French Administrative Agent has been obtained or unless this will not prejudice the Security in any material respect:
(a)	in any way modify the rights attached to any of the shares in its issued share capital;

(b)	increase, consolidate, sub-divide or reduce its share capital;

(c)	alter its memorandum or articles of association; or

(d)	purchase its own shares or reduce its share capital.
5.	NO PREJUDICE

The Chargor shall not do or permit or suffer to be done anything (insofar as it is within the power of the Chargor) which may in any way depreciate, jeopardise or otherwise prejudice this Security in any material respect and will immediately inform the French Administrative Agent of any such matter promptly following becoming aware of the same.
6.	FURTHER ASSURANCE

The Chargor shall at the request of the French Administrative Agent and at its own expense promptly execute (in such form as the French Administrative Agent may reasonably require) any Instruments or other documents and otherwise do any acts and things which the French Administrative Agent may reasonably require to improve preserve, perfect or protect the security created (or intended to be created) by this Deed or the priority of it or, after the occurrence of an Event of Default which is continuing unremedied and unwaived, to facilitate the realisation or enforcement of it

10

or to exercise any of the rights of the, French Administrative Agent any other Secured Party or any Receiver in relation to the same.
7.	WAIVERS OF PRE-EMPTION RIGHTS

The Chargor shall ensure that the Shares are, subject to the other terms of this Deed, fully transferable to the French Administrative Agent or such other person as the French Administrative Agent shall direct without restriction in respect of the pre-emption rights or other restrictions in the articles of association of the Company.
8.	THE CHARGOR AND THE BORROWERS

The Chargor shall:
(a)	hold on trust for the French Administrative Agent any security from time to time held by it from the Borrowers or any other person in respect of the Secured Obligations and (if so required by the French Administrative Agent) forthwith deposit with or assign to the French Administrative Agent such security;

(b)	(and does by this Deed) waive all rights of subrogation and indemnity which it may have against the Borrowers until such time as all Secured Obligations have been paid and discharged in full; and

(c)	not take any step to enforce any right against the Borrowers or any co-guarantor, provided that if the Chargor shall have any right of proof in the bankruptcy or liquidation of the Borrowers in respect of any matters unconnected with this security or any right of contribution from a co-guarantor, then the Chargor shall (if the French Administrative Agent so requests) exercise such rights on behalf of the French Administrative Agent and shall hold any dividend or moneys received in respect of such on trust for the French Administrative Agent.

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SCHEDULE 2
WARRANTIES
1.	TITLE

1.1	Charged Shares

The Chargor warrants and represents that with regard to the Charged Shares:
(a)	the Chargor is the sole beneficial legal owner free from any Security Interest other than the Security Interest created hereunder[1];

(b)	they are duly authorised, validly issued fully paid and non-assessable;

(c)	there are no moneys or liabilities outstanding or payable in respect of them or any of them;

(d)	the Chargor is lawfully entitled to create this security over them in favour of the French Administrative Agent;

(e)	they constitute not less than 35 per cent. of the issued share capital of the Company; and

(f)	they are fully transferable to the French Administrative Agent or such other person as the French Administrative Agent shall direct without restriction, subject to the other terms of this Deed and without prejudice to the generality of the foregoing, in respect of the pre-emption rights or restrictions in the articles of association of the Company.
1.2	Secondary Shares

The Chargor further warrants and represents that Paragraph 1.1 (a) to (d) and (f) will be true and accurate with regard to securities which become Secondary Shares after the execution of this Deed, as at the date on which they become Shares.

2.	NON-COMPLETION

The Chargor warrants and represents that it has not taken or received and undertakes not to take or receive the benefit of any security (from the Borrowers or any other person) extending to its liabilities under this security.

3.	THIRD PARTY CHARGOR

The Chargor further warrants and represents that the execution, delivery and performance of and the transactions completed by this Deed:
(a)	are within its objects and powers;

[1]	MB UK to confirm.

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(b)	have been duly authorised by all necessary corporate and other action;

(c)	do not and will not contravene or conflict with its constitutional documents; and

(d)	do not contravene or conflict with any applicable law or regulation or judicial order or any indenture, agreement or other instrument binding upon it or its assets, except to the extent any such contravention or conflict will not have a Material Adverse Effect.

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SCHEDULE 3
POWERS OF THE FRENCH ADMINISTRATIVE AGENT AND A RECEIVER
1.	DERIVATIVE RIGHTS

1.1	After an Event of Default

Provided an Event of Default has occurred and is continuing unremedied and unwaived, for the purposes of preserving the value of the security, or of realising it, the French Administrative Agent or its Nominees may exercise in the name of the Chargor or otherwise (without any further consent or authority on the part of the Chargor) any Derivative Rights attached to the Shares and any powers or rights which may be exercisable by the person in whose name the Shares are registered or by the bearer or absolute owner of the Shares including the receipt of dividends or other like payments.

1.2	Prior to an Event of Default

Until an Event of Default has occurred and is continuing unremedied and unwaived, the Chargor will be entitled to retain, exercise and deal with the Derivative Rights as it, in its absolute discretion, thinks fit (provided that it will not do or permit to suffer to be done anything which in any way may materially depreciate, jeopardise or prejudice the value of the security, and the French Administrative Agent shall:
(a)	account to the Chargor for all such Derivative Rights received by it and forward to the Chargor any communications relating to those Derivative Rights which are received by it promptly on such receipt; and

(b)	make available to the Chargor such of the documents deposited with it (or their nominees) pursuant to this Deed and, at the Chargor’s cost and expense, execute such documents and take such other action as the Chargor shall require in order to enable the Chargor to receive or as the case may be exercise or deal with such Derivative Rights, save that the French Administrative Agent shall be entitled to refuse to execute any such documents or take such action if to do so would, in the French Administrative Agent’s reasonable opinion, threaten the validity of this security, or otherwise be in breach of the terms of this Deed.
2.	ENFORCEMENT

2.1	Disapplication of ss 93(1) and 103

Neither s93 nor s103 Law of Property Act 1925 shall apply to this security.

2.2	Security enforceable

Provided an Event of Default has occurred and is continuing unremedied and unwaived this security shall become enforceable and the French Administrative Agent may at any time after that enforce all or any part of this security as it thinks fit. In particular (but without limitation), it may without further notice exercise in relation to the Shares:

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(a)	the power of sale and all other powers conferred on mortgagees by the Law of Property Act 1925 (or otherwise by law) as extended, varied or amended by this security; and

(b)	(without first appointing a Receiver) any or all of the powers, authorities and discretions which are conferred by this security (whether expressly or by implication) upon a Receiver.
All dividends, interest or other payments received or receivable by the French Administrative Agent or its nominee in respect of any of the Shares (whether before or after any Demand) may be applied by the French Administrative Agent as though they were proceeds of sale.

2.3	Neither French Administrative Agent nor Receiver liable to account

Neither the French Administrative Agent or any Receiver shall be liable as a mortgagee in possession or otherwise to account in relation to any of the Shares (except to the extent of actual receipts) for any loss on realisation or for any other action, default or omission for which it or he would otherwise be liable.

3.	APPOINTMENT OF A RECEIVER

3.1	Appointment

At any time an Event of Default has occurred and is continuing unremedied and unwaived or if the Chargor so requests in writing or if a petition is presented for an administration order to be made under the Insolvency Act 1986 in respect of the Chargor, the French Administrative Agent may (without further notice to the Chargor) appoint in writing (signed by a director of the French Administrative Agent) any one or more persons to be a receiver and/or manager of the Shares (a “Receiver”). Any Receiver so appointed shall (subject to the terms of the instrument of his appointment) have the powers referred to or set out in this security. In the case of joint Receivers, each may (unless the French Administrative Agent otherwise directs) exercise any and all of those powers independently of the other Receiver or Receivers.

3.2	Receiver’s powers

Any Receiver so appointed shall (subject to the terms of the instrument of his appointment) have all powers conferred on receivers by statute, including those set out in Schedule 1 Insolvency Act 1986 even if he is not an administrative receiver as defined in that Act in connection with the sale or disposal of all or any part of the Shares.

3.3	No restriction on powers of the Receiver

The powers referred to in Paragraph 3.2 shall not be subject to any restrictions contained in the Law of Property Act 1925 and shall continue notwithstanding any liquidation of the Chargor. In the case of joint Receivers, each may (unless the creditor otherwise directs) exercise any and all of those powers independently of the other Receiver or Receivers.

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3.4	Receiver’s remuneration

The French Administrative Agent may from time to time fix the remuneration of any Receiver appointed by it, without being limited by the maximum rate specified in s109(6) Law of Property Act 1925. The French Administrative Agent may also (subject to any necessary approval from the Court) end the appointment of any such Receiver by notice in writing (signed as in Paragraph 3.1) and appoint under Paragraph 3.1 a replacement for any Receiver whose appointment ends for any reason.

3.5	Receiver agent of Chargor

Any Receiver shall be the agent of the Chargor (so that the Chargor shall be solely responsible for his debts, defaults and remuneration), except that if the Chargor goes into liquidation, any Receiver will after that act as a principal (and not as the agent of the French Administrative Agent).

4.	APPROPRIATION OF RECEIPTS

Application of moneys received

If any Event of Default shall have occurred and is continuing unremedied or unwaived any moneys received by the French Administrative Agent or any Receiver under the powers conferred by this security shall (subject to the payment of any claims having priority to this security but in substitution for s109(8) Law of Property Act 1925) be applied in the following order of priority:
(a)	in discharging the remuneration of any Receiver and all costs, charges and expenses of and incidental to his appointment, together with interest on such remuneration, costs, charges and expenses accruing on a daily basis under the terms of Section 2.12 (Interest) of the Credit Agreement; then

(b)	in or towards payment or discharge of (or provision of cash cover for) the rest of the Secured Obligations in such manner or order as the French Administrative Agent may decide in its absolute discretion (such decision overriding any appropriation by the Chargor); then

(c)	in payment of the surplus (if any) to the Chargor or any other person entitled to it.
5.	DELEGATION AND APPOINTMENT OF ATTORNEYS

5.1	Delegation
(a)	The French Administrative Agent may delegate to any person or persons who in the reasonable opinion of the French Administrative Agent is or are appropriately qualified, all or any of the rights which are exercisable by it under this Security. A delegation under this Clause may be made in any manner (including by power of attorney) and on any terms (including power to sub-delegate) which the French Administrative Agent may think fit.

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(b)	A delegation under Clause 5.1(a) shall not preclude the subsequent exercise of those rights by the French Administrative Agent itself nor preclude the French Administrative Agent from making a subsequent delegation of them to another person or from revoking that delegation.

(c)	The French Administrative Agent shall not be liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate except, as a court determines, as the result of the gross negligence or wilful misconduct of the French Administrative Agent.
5.2	Appointment as attorney

The Chargor irrevocably and by way of security appoints the French Administrative Agent and any Receiver and every delegate referred to in Clause 5.1(a) and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to execute, deliver and perfect all Instruments and other documents and do any other acts and things which may be required or which the attorney may consider desirable:
(a)	to carry out any obligation imposed on it by this Security which the Chargor has failed to perform promptly following a request to do so from the French Administrative Agent or any Receiver;

(b)	if an Event of Default has occurred and is continuing unremedied and unwaived, to carry into effect any disposal or other dealing by the French Administrative Agent or any Receiver;

(c)	if an Event of Default has occurred and is continuing unremedied and unwaived, to convey or transfer any right in land or any other asset;

(d)	if an Event of Default has occurred and is continuing unremedied and unwaived, to get in the Secured Assets; and

(e)	generally to enable the French Administrative Agent and any Receiver to exercise the respective rights conferred on them by this Security or by applicable law and regulation, and the Chargor undertakes to ratify and confirm all acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the French Administrative Agent under this Security.

5.3	Irrevocable power

The Chargor acknowledges that each power of attorney granted by Clause 5.2 is granted irrevocably and for value as part of this Security to secure a proprietary interest of, and the performance of obligations owed to, the done within the meaning of s4 Powers of Attorney Act 1971.

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6.	RELEASES

6.1	Release automatic
(a)	On the Discharge Date, the Security Interests granted by this Deed shall automatically be discharged and released and all rights to the Shares as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Chargor.

(b)	At any time before this Security is released, the French Administrative Agent may, at the written request of the Parent, (i) release from this Security any of the Charged Shares (but not all or substantially all the Charged Shares) with the prior written consent of the Required Lenders or (ii) release all or substantially all the Charged Shares from this Security with the prior written consent of all the Lenders. The release of any security shall be at all times without recourse, representation or warranty and be subject to the terms of the Credit Agreement and upon such release, the French Administrative Agent shall promptly return to the Chargor, at the Chargor’s expense, any of the Charged Shares as have been released and which are held by the French Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and promptly execute any documents and take any other action, including the return of any share certificates or other documents of title reasonably necessary thereto.
Upon any sale or other transfer by the Chargor of any of the Charged Shares (as is permitted under the Credit Agreement) to any Person, the Security Interest created by this Deed in such Charged Shares shall be automatically released.

6.2	Reinstatement
(a)	Any release, settlement, discharge, reassignment or arrangement (in this paragraph 6, a “release”) made by the French Administrative Agent on the faith of any assurance, security or payment shall be conditional on that assurance, security or payment not being avoided, reduced, clawed back or ordered to be repaid under any law relating to Insolvency.

(b)	If any avoidance, reduction or clawback occurs or order is made as referred to in paragraph 6.2(a), then the release given by the French Administrative Agent shall have no effect and shall not prejudice the right of the French Administrative Agent to enforce this Security in respect of the Secured Obligations. As between the Chargor and the French Administrative Agent, this Security shall (notwithstanding the release) be deemed to have remained at all times in effect and held by the French Administrative Agent as security for the Secured Obligations.
6.3	Retention of security

If for so long as any assurance, security or payment as is mentioned in paragraph 6.2(a) remains in the reasonable opinion of the French Administrative Agent susceptible to being avoided reduced, clawed back or ordered to be repaid under any law relating to liquidation, bankruptcy or insolvency, the French Administrative

18

Agent may in its absolute discretion retain all or part of its security and other rights under this Deed as security for the Secured Obligations after they have been paid and discharged in full.

7.	REMEDYING DEFAULTS

If the Chargor fails to take any action required of it in this Schedule then the French Administrative Agent may, acting reasonably prior to an Event of Default. (without prejudice to any other right it may have) take such action (including but not limited to the action so required but not taken by the Chargor) on the Chargor’s behalf as it thinks fit and the Chargor shall indemnify the French Administrative Agent against any costs and expenses incurred in doing so in accordance with Clause 6.5 (Costs and Expenses).

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SCHEDULE 4
CHARGED SHARES

		Charged	Company
Company	Cert no.	Shares	Shares held	% of shares charged

Mirion Technologies (IST) Corporation (registered number 00996850)	[•]	315,000	900,000	35%

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EXECUTION:

The Chargor

SIGNED as a deed by [•], Director, and	)
[•], [Director/Secretary], duly authorised	)
for and on behalf of MIRION	)
TECHNOLOGIES (IST) CORPORATION:

Address:

Facsimile no:

Electronic mail address:

For the attention of:

The French Administrative Agent

SIGNED as a deed by [•], Director, and	)
[•], [Director/Secretary], duly authorised	)
for and on behalf of JPMORGAN	)
EUROPE LIMITED:

Address:

Facsimile no:

Electronic mail address:

For the attention of:

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Dated [ • ] 2010
(1) MIRION TECHNOLOGIES (IST) LIMITED as English Chargor

(2) J.P. MORGAN EUROPE LIMITED as French Administrative Agent

DEBENTURE

SECTION 1 INTERPRETATION

1. Definitions and interpretation	1

SECTION 2 COVENANT TO PAY; GRANTING AND PERFECTION OF SECURITY

2. Payment of the Secured Liabilities	7
3. Security	7
4. Crystallisation of floating charge	9
5. Perfection of security and further assurance	10

SECTION 3 ASSET COVENANTS

6. Negative pledge and disposals	12
7. Other covenants of general application	12
8. Properties	13
9. Debts and accounts	13
10. The Investments	14
11. Intellectual Property	15
12. Documents	15

SECTION 4 ENFORCEMENT OF SECURITY

13. Enforcement – general provisions	16
14. Right of appropriation	17
15. Appointment of Receiver	18
16. Appointment of Administrator	21
17. Application of proceeds	21

SECTION 5 GENERAL SECURITY PROVISIONS

18. General security provisions	23
19. Power of attorney	24
20. Retention of security	25
21. Prior security interests	27

SECTION 6 ADMINISTRATION

22. Credit Agreement provisions	28
23. Costs	28
24. Indemnity	28
25. Transfers	28
26. Communications	29
27. Calculations and certificates	29
28. Counterparts	30

SECTION 7 GOVERNING LAW AND ENFORCEMENT

29. Governing law	31
30. Enforcement	31

Schedules

1. Specified Investments	32
2. Notice of Assignment of insurance	33
3. Notice of Charge	37

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THIS DEBENTURE is dated [•] 2010 and made between:
(1)	MIRION TECHNOLOGIES (IST) LIMITED, a company incorporated in England and Wales (registered number 00996850) whose registered office is at Harbour Court, Compass Road, North Harbour, Portsmouth, Hampshire, England PO4 4ST (the “English Chargor”); and
(2)	J.P. MORGAN EUROPE LIMITED, as trustee for the Secured Parties (the “French Administrative Agent”).
BACKGROUND:
(A)	By a credit agreement dated [•] and made between (1) the Domestic Administrative Agent, (2) the French Administrative Agent , (3) the Parent, (4) the French Borrowers and (5) the Lenders (the “Credit Agreement”), the Lenders have agreed to provide certain facilities to the Borrowers on the terms of the Credit Agreement.
(B)	The provision of this Debenture is a condition precedent to the obligations of the Lenders under the Credit Agreement. This is the “English Security Agreement” as defined in Section 1.01 (Defined Terms) of the Credit Agreement.
(C)	The French Administrative Agent holds the benefit of this Debenture, including the security created and other rights granted in it to the French Administrative Agent or any Secured Party, on trust for the Secured Parties on the terms set out in the Credit Agreement.
(D)	This document is the deed of the English Chargor, even if it has not been duly executed by the French Administrative Agent or has been executed by the French Administrative Agent but not as a deed.
THIS DEED WITNESSES that:
SECTION 1
INTERPRETATION
1.	DEFINITIONS AND INTERPRETATION
1.1	Terms defined in the Credit Agreement

Terms defined in the Credit Agreement but not in this Debenture shall have the same meanings in this Debenture as in the Credit Agreement.
1.2	Definitions

In addition, in this Debenture:

“Administrator” means any administrator appointed to manage the affairs, business and assets of the English Chargor under this Debenture.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.
“Business Day” means any day other than a Saturday or Sunday or a day which is a bank or public holiday in England.
“Credit Agreement” has the meaning given to it in Recital (A).
“Debts” means any book or other debt, revenue or monetary claim other than those represented by bank accounts (and the proceeds of any debt, revenue or monetary claim) and the benefit of any Security Interest, guarantee or other right of any nature in relation to any of them and in relation to the English Chargor, “its Debts” means all Debts in which it has any rights.
“Discharge Date” has the meaning given to it in Clause 17.1 (Continuing security).
“Enforcement Event” means an Event of Default.
“Guaranty (French Obligations)” means the Guaranty dated on or about the date of this Debenture and made by Mirion Technologies Inc. and others as guarantors in favour of the French Administrative Agent.
“IA” means the Insolvency Act 1986.
“Insolvency” of a person means the dissolution, bankruptcy, insolvency, winding-up, liquidation, administration, examination, amalgamation, reconstruction, reorganisation, arrangement, adjustment, administrative or other receivership or dissolution of that person, the official management of all of its revenues or other assets or the seeking of protection or relief of debtors and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction.
“Instrument” means any document (which term includes any form of writing) under which any obligation is evidenced or undertaken or any Security Interest (or right in any Security Interest) is granted or perfected or purported to be granted or perfected.
“Insurance” means any policy or contract of insurance and including, for the avoidance of doubt, any renewal of or replacement for any policy or contract of insurance and in relation to the English Chargor but excluding any insurances that relate to any third party liability, employees’ liability, public liability or any directors or officers insurance “its Insurances” means, to the extent of the English Chargor’s interest, all Insurances in which it has any rights (including as loss payee or additional insured).
“Insurance Proceeds” means any monies which may from time to time be payable to or received by the English Chargor (whether as an insured party, beneficiary or as loss payee) under any Insurance and the proceeds of all claims made by the English Chargor under any Insurance.
“Intellectual Property” means all intellectual property, including patents, utility models, trade and service marks, trade names, domain names, right in designs, copyrights, moral rights, topography rights, rights in databases, trade secrets and know-how, in all cases whether or not registered or registrable and including

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registrations and applications for registration of any of these and rights to apply for the same and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world and in relation to the English Chargor, “its Intellectual Property” means, to the extent of the English Chargor’s interest, all Intellectual Property in which it has any rights.
“Investment” means any share, stock, debenture, bond or other security or investment (in each case together with any associated dividends, interests and other assets) and in relation to the English Chargor, “its Investments” or “the English Chargor’s Investments” means, to the extent of the English Chargor’s interest, all Investments (including where applicable, those listed in Schedule 1 (Specified Investments)) in which it has any rights and all its rights against any nominee or other trustee, fiduciary, custodian or clearing system with respect to any Investments.
“Lease” means any lease, tenancy, licence, sub-lease, sub-licence or other occupational right.
“Loan Documents” has the meaning given to it in the Credit Agreement and includes the Credit Agreement and this Debenture.
“Losses” means losses (including loss of profit), claims, demands, actions, proceedings, damages and other payments, costs, expenses and other liabilities of any kind.
“LPA” means the Law of Property Act 1925.
“Notice of Assignment” means a notice of assignment substantially in the form set out in Schedule 2 (Notice of Assignment of Insurance), or in such other form as may be agreed between the Parties.
“Notice of Charge” means a notice of charge substantially in the form set out in Schedule 3 (Notice of Charge) or in such other form as may be agreed between the Parties.
“Party” means a party to this Debenture.
“Planning Acts” means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991, together with all other statutes from time to time governing or controlling the use or development of land.
“Receiver” means any receiver, receiver and manager or administrative receiver appointed by the French Administrative Agent over all or any of the Secured Assets under this Debenture whether solely, jointly, severally or jointly and severally with any other person and includes any substitute for any of them appointed from time to time.
“Secured Assets” means all of the assets from time to time the subject of this Security, “Secured Asset” means any of them and any reference to one or more of the Secured Assets includes all or any part of it or each of them.

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“Secured Liabilities” means all present and future Obligations of every kind or nature of the English Chargor at any time and from time to time owed to any one or more of the Secured Parties under the Guaranty (French Obligations); but excluding any money, obligation or liability which would cause the convent set out in Clause 2.1 (Covenant to pay) or the security which would otherwise be constituted by this Debenture to be unlawful or prohibited by any applicable law or regulation.

“Secured Parties” means, collectively the French Term Lenders and the French Administrative Agent.

“Security Documents” means this Debenture and any other document guaranteeing or creating security for or supporting the obligations of the English Chargor or any other person to the French Administrative Agent or any other Secured Party in connection with the Loan Documents.

“Security Interest” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

1.3	Construction
(a)	Section 1.03 (Terms Generally) of the Credit Agreement shall apply as if set out in full again here, with references to “this Agreement” being construed as references to this Debenture and with such other changes as are appropriate to fit this context.

(b)	In addition, in this Debenture, any reference to:
(i)	“assets” includes present and future properties, revenues, rights and other assets of every description (and any reference to a particular type or category of assets includes any present or future assets of that type or category);

(ii)	this Debenture includes the Recitals and Schedules which form part of this Debenture for all purposes;

(iii)	a “disposal” includes any lease, licence, transfer, sale or other disposal of any kind (with related words being construed accordingly);

(iv)	any Loan Document, other Instrument or other document is to that Loan Document, other Instrument or other document as supplemented, otherwise amended, replaced or novated from time to time (however fundamental that amendment, novation or replacement may be, even if it involves increased, new, additional and/or replacement facilities or an increase in any other amount or rate);

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(v)	the masculine, feminine or neuter gender respectively includes the other genders and the singular includes the plural (and vice versa);

(vi)	“including” means “including without limitation” (with related words being construed accordingly), “in particular” means “in particular but without limitation” and other general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of assets, matters or things;

(vii)	a provision of law is to that provision as amended, re-enacted or replaced from time to time and includes any subordinated legislation in force under it from time to time;

(viii)	a “Recital” is to a statement made under the heading “Background” above, any reference to a “Clause” or to a “ Schedule” is to a clause of or a schedule to this Debenture (as the case may be);

(ix)	a “right” includes any title, estate, interest, claim, remedy, power, authority, discretion or other right of any kind, both present and future (and any reference to rights in a particular asset or type or category of assets includes any rights in the proceeds of any disposal of that asset or any assets within that type or category);

(x)	“tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

(xi)	“regulation” includes any regulation, rule, official directive, code of practice, guideline, demand or decision (in each case whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation (in the case of any self regulatory authority or organisation, whose instructions or guidelines it is accustomed to act in accordance with); and

(xii)	“this Security” means the Security Interests constituted by or pursuant to this Debenture.
(c)	The index and Clause and Schedule headings are for ease of reference only.

(d)	If there is any inconsistency between the terms of this Debenture and those of the Credit Agreement, the terms of the Credit Agreement shall prevail.
1.4	Third party rights
(a)	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Debenture.

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(b)	Notwithstanding Paragraph 2.5, Schedule 8 of the Credit Agreement no consent of any person who is not a Party is required to rescind or vary this Debenture at any time.
1.5	Credit Agreement

The Parties acknowledge that the English Chargor is fully aware of the terms and conditions of the Credit Agreement.

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SECTION 2
COVENANT TO PAY; GRANTING AND PERFECTION OF SECURITY
2.	PAYMENT OF THE SECURED LIABILITIES

2.1	Covenant to pay

The English Chargor covenants with the French Administrative Agent that it shall pay and discharge, or procure the payment or discharge of, each of the Secured Liabilities at the time and in the manner provided in the relevant Instrument for their payment or discharge by the English Chargor.

2.2	Interest

If the English Chargor fails to pay or procure the payment of any amount payable by it under Clause 2.1 on its due date, interest shall accrue on a daily basis on the overdue amount from the due date up to the date of actual payment (both before and after judgment), on the terms as set out in Section 2.12(d) (Interest) of the Credit Agreement.

2.3	Further advances

This Debenture is made to secure any further advances or other facilities made available by any of the Secured Parties under the Loan Documents; but it does not create any obligation on any of the Secured Parties to make any further advances or other facilities available.

3.	SECURITY

3.1	Fixed charges

As security for the payment and discharge of the Secured Liabilities, the English Chargor with full title guarantee (but subject to any Security Interests not prohibited by Clause 6.1 (Negative pledge) charges to the French Administrative Agent by way of first fixed charge (which so far as it relates to land in England and Wales vested in the English Chargor as at the date of this Debenture will be a charge by way of first legal mortgage and so far as it relates to other assets shall take effect as an equitable mortgage):
(a)	Chattels: all of its rights in any plant, machinery, vehicles, equipment and other chattels (but excluding its stock in trade or work in progress) (to the extent not prohibited or restricted by the terms on which the same are held by it);

(b)	Goodwill: any goodwill and uncalled capital from time to time and all of its rights to future calls in respect of capital;

(c)	Bank accounts: all of its rights in any credit balances on any bank accounts and the indebtedness represented by them (to the extent not prohibited or restricted by the terms on which the same are held by it);

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(d)	Debts: all of its rights in its Debts (to the extent not prohibited or restricted by the terms on which the same are held by it);

(e)	Shares and other Investments: all of its rights in its Investments (to the extent not prohibited or restricted by the terms on which the same are held by it);

(f)	Intellectual property rights: all of its rights in its Intellectual Property (to the extent not prohibited or restricted by the terms on which such Intellectual Property is held by it);

(g)	Licences: all licences, consents and other Authorisations held in connection with its business or the use of any Secured Assets and all of its rights in connection with them (in each case, to the extent not prohibited or restricted by the terms on which the same are held by it); and

(h)	Documents: all of its rights in any agreements, reports and other documents from time to time relating to all or any part of the Secured Assets (in each case, to the extent not prohibited or restricted by the terms applicable to the same).
3.2	Assignments

As security for the payment and discharge of the Secured Liabilities, the English Chargor with full title guarantee by way of security (but subject to any Security Interests not prohibited by Clause 6.1 (Negative pledge) and, to the extent not prohibited or restricted by the terms applicable to the same) assigns absolutely to the French Administrative Agent subject to the right to re-assignment contained in Clause 19.1 (Release of Security) all of its rights in its Insurances, including those relating to any Insurance Proceeds provided always that, unless and until an Enforcement Event has occurred and is continuing unremedied and unwaived and the French Administrative Agent has served a notice in accordance with a Notice of Assignment, the English Chargor shall remain entitled to exercise all its rights, powers and discretions in relation to the Insurances and as it sees fit subject to the provisions of the Loan Documents and to receive any amounts due to the English Chargor in relation to the Insurances and apply such amounts as it sees fit, in each case subject to the other provisions of the Loan Documents.

3.3	Floating charge

As security for the payment and discharge of the Secured Liabilities, the English Chargor with full title guarantee charges to the French Administrative Agent by way of first floating charge the whole of its undertaking and other assets in each case to the extent not prohibited or restricted by the terms applicable to the same or on which it holds those assets (other than assets validly and effectively charged or assigned (whether at law or in equity) pursuant to Clauses 3.1 and 3.2 by way of fixed security and subject to any Security Interests not prohibited by Clause 6.1 (Negative pledge)). Schedule B1, Paragraph 14 IA shall apply to the floating charge contained in this Debenture.

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If for any reason any Security Interest in respect of any asset created or purported to be created pursuant to this Clause 3 as a fixed charge or assignment does not, or ceases to, take effect as a fixed charge or assignment, then it shall take effect as a first floating charge in respect of such asset without the English Chargor being in breach of any provision of the Loan Documents.

3.4	Restrictions on charging
(a)	Until the relevant consent has been obtained, there shall be excluded from the fixed charges created by Clause 3.1(a), (c), (d), (e), (f) and (h) and the floating charge created by Clause 3.3 and from the operation of the further assurance provisions in Clause 5, any asset held by the English Chargor the terms of which either preclude absolutely the English Chargor from creating any Security Interest over such property or require the consent of any third party prior to the creation of such Security Interest where such consent shall not have been previously obtained (each a “Restricted Property”).

(b)	With regard to each item of Restricted Property, the English Chargor undertakes (i) to apply, within 90 days after the later of the date of this Debenture or the date of acquisition of the relevant property, for the consent of the relevant third party to the creation of the Security Interests constituted by the terms of this Debenture, (ii) if at the end of such 90-day period, the English Chargor reasonably believes that the consent of the relevant third party will be forthcoming, to continue to use reasonable endeavours for a further period of 90 days to obtain such consent as soon as possible and (iii) to keep the French Administrative Agent informed of the progress of its negotiations with such third parties, provided that the English Chargor shall not be in breach of the provisions of this Clause 3.4(b) if the terms imposed by such third party as a condition of its granting its consent are unduly onerous or restrictive. It is agreed that if, after the initial 90-day period or, where applicable, the further 90-day period referred to in this Clause 3.4(b), the consent of the relevant third party has not been obtained, the English Chargor shall have no further obligations in respect of that Restricted Property under this Clause 3.4.
4.	CRYSTALLISATION OF FLOATING CHARGE

4.1	Crystallisation by notice

The French Administrative Agent may at any time by notice in writing to the English Chargor convert the floating charge created by the English Chargor in Clause 3.3 (Floating charge) into a fixed charge with immediate effect as regards any Secured Asset specified in the notice if:
(a)	an Enforcement Event has occurred and is continuing unremedied and unwaived; or

(b)	the French Administrative Agent reasonably considers that any Secured Asset may be in danger of being seized or sold pursuant to any form of legal process or otherwise in jeopardy.

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4.2	Automatic crystallisation

The floating charge created by the English Chargor in Clause 3.3 (Floating charge) shall automatically (without notice to the English Chargor) be converted into a fixed charge with immediate effect as regards all assets subject to the floating charge if:
(a)	the English Chargor creates a Security Interest, except as expressly permitted by the Credit Agreement, over any Secured Asset or attempts to do so or any Secured Asset is disposed of contrary to Clause 6.2 (No disposals) or is otherwise in jeopardy;

(b)	any person levies or attempts to levy any distress, execution, sequestration or other process against any Secured Asset; or

(c)	the French Administrative Agent becomes aware of or receives notice of a petition for the winding up or application for the administration of the English Chargor where the relevant petition or application is not discharged within 14 Business Days (in the case of a winding up petition) or 5 Business Days (in the case of an administration application) or if the English Chargor is wound up or has an administrator appointed.
Nothing in this Clause 4 shall affect the crystallisation of the floating charge created by the English Chargor under applicable law and regulation.

5.	PERFECTION OF SECURITY AND FURTHER ASSURANCE

5.1	Notice of Assignment

The English Chargor shall:
(a)	promptly upon a request from the French Administrative Agent deliver (with a copy to the French Administrative Agent), a Notice of Assignment, duly completed to any insurer liable on any Insurance of the English Chargor assigned pursuant to Clause 3.2 (Assignments) specified by the French Administrative Agent; and

(b)	use its reasonable endeavours to procure that each addressee of a Notice of Assignment acknowledges that Notice of Assignment in the form attached to that Notice of Assignment.
5.2	Notice of Charge

The English Chargor shall:
(a)	promptly upon a request from the French Administrative Agent deliver (with a copy to the French Administrative Agent), duly completed, a Notice of Charge in respect of any bank accounts that have an individual balance exceeding £35,000, where such accounts in aggregate have a balance exceeding £175,000 (or such equivalent amounts in such other currencies to be determined by reference to the applicable Exchange Rate on the date of the relevant request to deliver a Notice of Charge);

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(b)	use its reasonable endeavours to procure that each addressee of a Notice of Charge acknowledges that Notice of Charge in the form attached to that Notice of Charge.

For the avoidance of doubt, if an Enforcement Event has occurred and is continuing unremedied and unwaived, the English Chargor shall be required to deliver a duly completed Notice of Charge in respect of all bank accounts opened and maintained by it. Further, any bank to which a Notice of Charge is delivered shall not at any time be deemed to have such Notice of Charge withdrawn by reason of the account balances falling below the thresholds set out in Clause 5.2(a), or for any other reason whatsoever.
5.3	Further assurance

The English Chargor shall at the request of the French Administrative Agent and at its own expense promptly execute (in such form as the French Administrative Agent may reasonably require) any Instruments or other documents and otherwise do any acts and things which the French Administrative Agent may reasonably require to improve, preserve, perfect or protect the security created (or intended to be created) by this Debenture or the priority of it or, after the occurrence of an Enforcement Event which is continuing unremedied and unwaived, to facilitate the realisation or enforcement of it or to exercise any of the rights of the French Administrative Agent, any other Secured Party or any Receiver in relation to the same.

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SECTION 3
ASSET COVENANTS
6.	NEGATIVE PLEDGE AND DISPOSALS

6.1	Negative pledge

The English Chargor undertakes that it will not, at any time prior to the Discharge Date, create or permit to subsist any Security Interest over any Secured Asset except as expressly permitted by the Credit Agreement.

6.2	No disposals

The Chargor undertakes that it will not, at any time prior to the Discharge Date, dispose of (or agree to dispose of) any Secured Asset (except as expressly permitted by the Credit Agreement).

7.	OTHER COVENANTS OF GENERAL APPLICATION

7.1	Maintenance of insurance

The English Chargor shall, at all times until the Discharge Date:
(a)	insure and keep insured, with financially sound, reputable and responsible insurers, those of the Secured Assets which are of an insurable nature, either in the name of the English Chargor with the interest of the French Administrative Agent noted on the Insurances, or in the joint names of the English Chargor and the French Administrative Agent, against risks as are consistent with past practice and as are customarily maintained by prudent companies carrying on businesses similar to those of the English Chargor operating in the same or similar general area and jurisdictions and, after an Enforcement Event has occurred and is continuing unremedied and unwaived, on such terms as the French Administrative Agent may from time to time require; and

(b)	duly and promptly pay all premiums and other monies necessary to effect and maintain its Insurances and shall comply with the conditions and other terms of its Insurances (and upon request by the French Administrative Agent produce to the French Administrative Agent a copy or sufficient extract of each policy) and not do or permit to be done anything which may make its Insurances void or voidable.
7.2	Default in relation to insurance

If the English Chargor fails to comply with any of its obligations in Clause 7.1, the French Administrative Agent may (within 5 Business Days of notifying the English Chargor of the breach and requesting such breach be rectified), but shall not be required to, take out, renew or maintain the relevant insurance on the terms, in the joint names of the English Chargor and the French Administrative Agent and in the amount(s) which it considers appropriate.

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7.3	Application of insurance proceeds

Clause 17.3 (Insurance proceeds) provides for the application of any insurance proceeds.

7.4	Covenants for title

The obligations of the English Chargor under this Debenture shall be in addition to the covenants for title deemed to be included in this Debenture by virtue of Part 1 Law of Property (Miscellaneous Provisions) Act 1994.

7.5	Payments to be made in full

All payments made or to be made by the Chargor under this security shall be made in full, subject to Clause 7.6 without any deduction, withholding, set-off or counterclaim on account of any taxes or of any claim the Chargor may have against a Lender.

7.6	Deductions required by law

If the Chargor is compelled by law to make payment subject to any deduction or withholding in respect of tax, then it shall account for the same to the relevant authority as and when required by law, and shall pay to the French Administrative Agent all necessary additional amounts to ensure receipt and retention (free from any liability) by the French Administrative Agent of the full amount which it would have received had the payment not been subject to the deduction or withholding and shall promptly provide to the French Administrative Agent a certificate of deduction and such tax receipts and other documents as the French Administrative Agent may require.

8.	DEBTS AND ACCOUNTS

8.1	Dealings with Debts and Accounts

The English Chargor may sell, factor, discount, charge, assign, deal with or apply as it sees fit its Debts or any credit balance on any account unless and until an Enforcement Event has occurred and is continuing unremedied and unwaived, provided that any such action would not be in breach of the terms of any Loan Documents.

8.2	Release from charge

Unless and until an Enforcement Event has occurred and is continuing unremedied and unwaived any money in respect of the Debts received by the English Chargor shall automatically be released from the fixed charge created by Clause 3.1(d) (Debts) and shall only be subject to the floating charge created by Clause 3.3 (Floating charge) and the English Chargor shall be free to apply those moneys as it sees fit subject to any applicable restrictions in the Loan Document.

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9.	THE INVESTMENTS

9.1	Delivery of Investment title documents; registration
(a)	The English Chargor shall, on the date of this Debenture and from time to time, deliver (or procure that there are delivered) to the French Administrative Agent (or a nominee specified by the French Administrative Agent acting on its behalf) all share certificates or other documents of title to or representing its Investments where such Investments (other than in respect of any shares) individually exceed £10,000, together with (in each case in form and substance satisfactory to the French Administrative Agent):
(i)	if any of the Investments is not in its sole name, a declaration of trust in respect of those Investments in its favour duly executed by each person other than the English Chargor in whose name those Investments are registered or held;

(ii)	any instrument of transfer or assignment of such Investments specified by the French Administrative Agent duly executed by each person in whose name any of those Investments are registered or held (with the name of the transferee or assignee, the consideration and the date left blank); and

(iii)	any other Instrument, other document or thing which the French Administrative Agent may specify to perfect or improve its security over the English Chargor’s Investments.
(b)	The French Administrative Agent shall be entitled to hold or retain (or have its nominee hold or retain) all items delivered pursuant to Clause 9.1(a).
9.2	Rights before an Enforcement Event
(a)	Unless and until an Enforcement Event has occurred which is continuing unremedied and unwaived, the English Chargor shall be entitled to:
(i)	hold, receive and retain all dividends, interest and other monies paid on and received by it in respect of the English Chargor’s Investments;

(ii)	exercise all voting and other rights attached to the English Chargor’s Investments other than in a manner which would be prejudicial in any material respect to this Security or the security created by any other Security Document; and
(b)	The English Chargor shall not without the prior written consent of the French Administrative Agent, permit or agree to any variation of the rights attaching to the Investments, participate in any rights issue, elect to receive or vote in favour of receiving any dividend other than in the form of cash or participate in any resolution concerning a winding-up, liquidation or administration in each case other than in a manner which would not be prejudicial in any material respect to this Security or the security created by any other Security Document.

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9.3	Rights after an Enforcement Event

After the occurrence of an Enforcement Event which is continuing unremedied and unwaived, the French Administrative Agent and its nominee(s) may at the French Administrative Agent’s discretion (and in the name of the English Chargor or otherwise) exercise all voting and other rights attached to the Investments and all rights to receive dividends, interest and other monies paid on or to be received in respect of the Investments and have any of the Investments registered in its name or in the name of a nominee specified by it acting on its behalf.

10.	INTELLECTUAL PROPERTY

At all times until the Discharge Date:
(a)	the English Chargor shall do all acts and things which may be necessary to preserve and maintain the subsistence and validity of its Intellectual Property which is, in the reasonable opinion of the English Chargor, necessary at any given time for the operation of its business; and

(b)	the English Chargor shall not use or permit any of its Intellectual Property which is, in the reasonable opinion of the English Chargor, necessary at any given time for the operation of its business to be used in any way which may materially and adversely affect its value.
11.	DOCUMENTS

11.1	Dealings

The English Chargor shall remain entitled to exercise all its rights, powers and discretions in relation to the documents subject to a fixed charge under Clause 3.1(h) (Documents) as it sees fit and to receive any amounts due to the English Chargor in relation to the documents subject to a fixed charge under Clause 3.1(h) (Documents) and apply such amounts as it sees fit unless and until an Enforcement Event has occurred and is continuing unremedied and unwaived, provided that any such action would not be in breach of the terms of any of the Loan Documents.

11.2	Release from charge

Unless and until an Enforcement Event has occurred and is continuing unremedied and unwaived, any money in respect of the documents received by the English Chargor shall automatically be released from the fixed charge created by Clause 3.1(h) (Documents) and shall only be subject to the floating charge created by Clause 3.3 (Floating charge) and the English Chargor shall be free to apply those moneys as it sees fit subject to any applicable restrictions in the Loan Documents.

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SECTION 4
ENFORCEMENT OF SECURITY
12.	ENFORCEMENT – GENERAL PROVISIONS

12.1	Enforcement

Provided an Enforcement Event has occurred and is continuing unremedied and unwaived:
(a)	the Secured Parties shall cease to be under any further commitment to any Loan Party and the French Administrative Agent may at any time (notwithstanding any conflicting agreement or arrangement) by notice to the English Chargor render the Secured Liabilities (or such of them as the French Administrative Agent may specify) immediately due and payable or payable immediately on demand; and

(b)	this Security shall become immediately enforceable and the French Administrative Agent may enforce all or any of its rights under this Debenture as it thinks fit. In particular, it may without further notice exercise in relation to the Secured Assets:
(i)	the power of sale and all other powers conferred on mortgagees by the LPA (or otherwise by law) or on an administrative receiver by the IA, in either case as extended or otherwise amended by this Debenture;

(ii)	to the extent that Clause 13 (Right of appropriation) applies, the power to appropriate the Secured Assets in or towards the payment and discharge of the Secured Liabilities in accordance with Clause 13.2 (Exercise of right of appropriation); and

(iii)	(without first appointing a Receiver) any or all of the rights which are conferred by this Debenture (whether expressly or by implication) on a Receiver, including those relating to Leases set out in Clause 15.2(d) (Dealing with Secured Assets).
12.2	LPA provisions
(a)	The Secured Liabilities shall be deemed for the purposes of all powers implied by statute to have become due and payable within the meaning of s101 LPA immediately on the execution of this Debenture.

(b)	s93(1) LPA (restriction on the consolidation of mortgages), s103 LPA (restricting the power of sale) and s109 LPA (restricting the power to appoint a receiver) shall not apply to this Security.
12.3	Protection of third parties
(a)	No purchaser, mortgagee or other person dealing with a Receiver or the French Administrative Agent shall be bound to enquire whether its right to exercise any of its rights has arisen or become exercisable, or be concerned as to the application of any money paid, raised or borrowed or as to the propriety

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or regularity of any sale by or other dealing with that Receiver or the French Administrative Agent.
(b)	All of the protection to purchasers contained in ss104 and 107 LPA and s42(3) IA shall apply to any person purchasing from or dealing with a Receiver or the French Administrative Agent as if the Secured Liabilities had become due and the statutory powers of sale and of appointing a Receiver in relation to the Secured Assets had arisen on the date of this Debenture.
12.4	Delegation
(a)	The French Administrative Agent may delegate to any person or persons who in the reasonable opinion of the French Administrative Agent is or are appropriately qualified, all or any of the rights which are exercisable by it under this Debenture. A delegation under this Clause may be made in any manner (including by power of attorney) and on any terms (including power to sub-delegate) which the French Administrative Agent may think fit.

(b)	A delegation under Clause 12.4(a) shall not preclude the subsequent exercise of those rights by the French Administrative Agent itself nor preclude the French Administrative Agent from making a subsequent delegation of them to another person or from revoking that delegation.

(c)	The French Administrative Agent shall not be liable or responsible to the English Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate except, as a court determines, as the result of the gross negligence or wilful misconduct of the French Administrative Agent.
12.5	No liability

None of the French Administrative Agent, any Receiver or any Administrator shall be liable as a mortgagee in possession or otherwise to account in relation to all or any part of the Secured Assets for any loss on realisation or for any other action, default or omission for which it or he might be liable.

13.	RIGHT OF APPROPRIATION

13.1	Application of right of appropriation

This Clause 13 applies to the extent the Secured Assets constitute “financial collateral” and this Debenture constitutes a “financial collateral arrangement” (within the meaning of the Financial Collateral Arrangements (No. 2) Regulations 2003).

13.2	Exercise of right of appropriation

If and to the extent that this Clause 13 applies, the French Administrative Agent may appropriate the Secured Assets. If the French Administrative Agent exercises its right of appropriation then it shall for these purposes value:

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(a)	any relevant bank account and the amount standing to the credit of that account, together with any accrued interest not credited to the account, at the time of the appropriation; and

(b)	any other relevant Secured Asset by reference to an independent valuation or other procedure determined by the French Administrative Agent, acting reasonably, at the time of the appropriation.
14.	APPOINTMENT OF RECEIVER

14.1	Appointment of Receiver

Without prejudice to any statutory or other powers of appointment of the French Administrative Agent under the LPA as extended by this Debenture or otherwise, at any time after an Enforcement Event has occurred which is continuing unremedied and unwaived or if the English Chargor so requests in writing at any time the French Administrative Agent may without further notice to the English Chargor do any of the following:
(a)	appoint by deed or otherwise (acting through a duly authorised officer) any one or more persons qualified to act as a Receiver to be a Receiver of all or any part of the Secured Assets;

(b)	either at the time of appointment or any time after that appointment fix his or their remuneration (without being limited by the maximum rate specified in s109(6) LPA); and

(c)	(except as otherwise required by statute) remove any Receiver and appoint another or others in his or their place.
14.2	Powers of Receiver

Every Receiver shall have in relation to the Secured Assets (every reference in this Clause 14.2 to “Secured Assets” being a reference only to all or any part of the Secured Assets in respect of which that Receiver was appointed) the powers granted by the LPA to any receiver appointed under it or to any mortgagor or mortgagee in possession and (whether or not the Receiver is an administrative receiver) the powers granted by the IA to any administrative receiver, all as varied and extended by this Debenture. In addition, but without limiting the preceding sentence, every Receiver shall have power to do the following:
(a)	Collection: enter on, take possession of, collect and get in the Secured Assets and collect and get in all rents and other income whether accrued before or after the date of his appointment and for those purposes make any demands and take any actions or other proceedings which may seem to him expedient;

(b)	Compliance with Debenture: comply with and perform all or any of the acts, matters, omissions or things undertaken to be done or omitted by the English Chargor under this Debenture;

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(c)	Management of business: carry on, manage, develop, reconstruct, amalgamate or diversify the business of the English Chargor or any part of it in such manner as he shall in his discretion think fit;
(d)	Dealing with Secured Assets: sell or otherwise dispose of the Secured Assets, grant Leases, easements, rights or options over or in respect of them and surrender, accept the surrender or vary any Lease, agreement or arrangement relating to them. This power may be exercised without the need to comply with ss99 and 100 LPA. Any disposal or other dealing under this Clause 14.2(d) may be effected in the manner and on the terms which he thinks fit, for consideration consisting of cash, debentures or other obligations, shares or other valuable consideration and this consideration may be payable in a lump sum or by instalments spread over a period as he may think fit;
(e)	Severance of assets: sever from the premises to which they are annexed and sell separately (in accordance with Clause 14.2(d)) any plant, machinery or fixtures;
(f)	Upkeep of Secured Assets: repair, decorate, furnish, maintain, alter, improve, replace, renew or add to the Secured Assets as he shall think fit and effect, maintain, renew or increase indemnity insurance and other insurances and obtain bonds;
(g)	Dealing with third parties: appoint or dismiss officers, employees, contractors or other agents and employ professional advisers and others on such terms (as to remuneration and otherwise) as he may think fit;
(h)	Agreements: perform, repudiate, terminate, amend or enter into any arrangement or compromise any contracts or agreements which he may consider expedient;
(i)	Proceedings: settle, arrange, compromise or submit to arbitration any accounts, claims, questions or disputes which may arise in connection with the business of the English Chargor or the Secured Assets and bring, prosecute, defend, enforce, compromise, submit to and discontinue any actions, suits, arbitrations or other proceedings;
(j)	Uncalled capital: make calls on the shareholders of the English Chargor in respect of any of its uncalled capital;
(k)	Rights in connection with Secured Assets: exercise or permit the English Chargor or any nominee of the English Chargor to exercise any rights incidental to the ownership of the Secured Assets in such manner as he may think fit;
(l)	Subsidiaries: form a subsidiary or subsidiaries of the English Chargor and transfer, lease or license to it or them or any other person the Secured Assets on such terms as he may think fit;
(m)	Assets and rights: purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall consider necessary or desirable for the

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carrying on, improvement or realisation of the Secured Assets or the business of the English Chargor or otherwise for the benefit of the Secured Assets;

(n)	Landlord and tenant powers: exercise any rights conferred on a landlord or a tenant by any applicable law or regulation in relation to the Secured Assets;

(o)	Raising money: in the exercise of any of the rights conferred on him by this Debenture or for any other purpose to raise and borrow money either unsecured or secured and either in priority to, pari passu with or subsequent to this Security and generally on such terms as he may think fit;

(p)	Receipts and discharges: give valid receipts for all monies and execute all discharges, assurances and other documents which may be proper or desirable for realising the Secured Assets and redeem, discharge or compromise any Security Interest whether or not having priority to the Security or any part of it;

(q)	All other acts: execute and do all such other acts, things and documents as he may consider necessary or desirable for the realisation or preservation of the Secured Assets or incidental or conducive to any of the rights conferred on or vested in him under or by virtue of this Debenture or otherwise and exercise and do in relation to the Secured Assets, and at the cost of the English Chargor, all the rights and things which he would be capable of exercising or doing if he were the absolute beneficial owner of the same; and

(r)	Name of English Chargor: use the name of the English Chargor or his own name to exercise all or any of the rights conferred by this Debenture.
14.3	Agent of the English Chargor

Any Receiver appointed under this Debenture whether acting solely or jointly shall be deemed to be the agent of the English Chargor and to be in the same position as a receiver appointed under the LPA and the English Chargor shall be solely responsible for his acts, omissions, defaults, losses and misconduct and for his remuneration and the French Administrative Agent shall not be in any way liable or responsible either to the English Chargor or to any other person for any Receiver.

14.4	Joint appointment

If at any time two or more persons have been appointed as Receivers of the same Secured Assets, each one of those Receivers shall be entitled to exercise individually all of the rights conferred on Receivers under this Debenture to the exclusion of the other or others in relation to any of the Secured Assets in respect of which he has been appointed unless the French Administrative Agent shall state otherwise in the document appointing him.

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15.	APPOINTMENT OF ADMINISTRATOR

15.1	Appointment of Administrator
(a)	The French Administrative Agent may without notice appoint any one or more persons to be an administrator of the English Chargor pursuant to Schedule B1, Paragraph 14 IA at any time after this Security has become enforceable.

(b)	Clause 16.1(a) shall not apply to the English Chargor if Schedule B1, Paragraph 14 IA does not permit an administrator of the English Chargor to be appointed.

(c)	Any appointment under Clause 16.1(a) shall be in writing signed by a duly authorised officer of the French Administrative Agent.
15.2	Replacement of an Administrator

The French Administrative Agent may (subject to any necessary approval from the court) end the appointment of any Administrator by notice in writing signed by a duly authorised officer and appoint under Clause 15.1 a replacement for any Administrator whose appointment ends for any reason.
16.	APPLICATION OF PROCEEDS

16.1	Order of priority

If any Enforcement Event shall have occurred and is continuing unremedied or unwaived any moneys received by the French Administrative Agent or any Receiver under the powers conferred by this security shall (subject to the payment of any claims having priority to this security but in substitution for s109(8) Law of Property Act 1925) be applied in the following order of priority:
(a)	in discharging the remuneration of any Receiver and all costs, charges and expenses of and incidental to his appointment, together with interest on such remuneration, costs, charges and expenses accruing on a daily basis under the terms of Section 2.12 (Interest) of the Credit Agreement; then

(b)	in or towards payment or discharge of (or provision of cash cover for) the rest of the Secured Liabilities in such manner or order as the French Administrative Agent may decide in its absolute discretion (such decision overriding any appropriation by the English Chargor); then

(c)	in payment of the surplus (if any) to the English Chargor or any other person entitled to it.
16.2	Security accounts

Until the Discharge Date and if an Enforcement Event has occurred and is continuing unremedied and unwaived, the French Administrative Agent may, in its discretion, apply any part of the monies standing to the credit of any bank account referred to in Clause 3.1(c) (Bank accounts) in accordance with Clause 16.1.

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16.3	Insurance proceeds
(a)	All monies received by the English Chargor by virtue of any Insurance on the Secured Assets, whether or not effected under this Debenture:
(i)	shall be deemed part of the Secured Assets; and

(ii)	(subject to any rights of third parties arising under any applicable law and regulation relating to the application of insurance monies shall, at any time after the Enforcement Event has occurred and is continuing unremedied and unwaived, at the election of the French Administrative Agent, be applied towards making good the loss or damage in respect of which the moneys were received or paid to the French Administrative Agent towards the discharge of the Secured Liabilities. Subject to the occurrence of an Enforcement Event which is continuing unremedied and unwaived, this shall apply whether the event pursuant to which those monies became payable occurred before, on or after the date of this Debenture.
(b)	Subject to the occurrence of an Enforcement Event which is continuing unremedied and unwaived, any monies so paid to the French Administrative Agent or otherwise received by the French Administrative Agent by virtue of any insurance on the Secured Assets shall be applied at the discretion of the French Administrative Agent either in reduction of the Secured Liabilities or in or towards making good the loss or damage in respect of which they became payable. The English Chargor waives any right it may have to require that those monies be applied in or towards making good the loss or damage in respect of which they became payable.

(c)	Subject to the occurrence of an Enforcement Event which is continuing unremedied and unwaived, any monies received by the English Chargor by virtue of any Insurance on the Secured Assets shall be held on trust for the French Administrative Agent until those monies are paid to the French Administrative Agent in accordance with this Clause 16.3.

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SECTION 5
GENERAL SECURITY PROVISIONS
17.	GENERAL SECURITY PROVISIONS

17.1	Continuing security

This Debenture is a continuing security and regardless of any intermediate payment or discharge in whole or in part to any Secured Party, shall be binding until the date (the “Discharge Date”) on which the French Term Loans have been repaid in full and all other amounts of the Secured Liabilities then due and payable have been paid in full.

17.2	Additional security

This Debenture is in addition to and is not in any way prejudiced by any other guarantee or Security Interest now or subsequently held by or on behalf of the French Administrative Agent.

17.3	Waiver of defences

The obligations of the English Chargor under this Debenture will not be discharged, impaired or otherwise affected by any act, omission, matter or thing which, but for this Clause 17.3, would reduce, release or prejudice any of its obligations under this Debenture, including (whether or not known to it or the French Administrative Agent):
(a)	any time, waiver, consent or other indulgence granted to, or composition with, the English Chargor or any other person;

(b)	the release of any other Loan Party or any other person under the terms of any composition or arrangement with any creditor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security Interest over the assets of, the English Chargor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any Instrument or any failure to take, or failure to realise the full value of, any Security Interest;

(d)	any incapacity or lack of power, authority or legal personality of or Insolvency or change in the members or status of the English Chargor or any other person; or

(e)	any disclaimer, unenforceability, illegality, invalidity or ineffectiveness of any of the Secured Liabilities or any other obligation of any person under any Loan Document or any other Instrument or Security Interest.
17.4	Immediate recourse

The English Chargor waives any right it may have of first requiring any Secured Party to proceed against or enforce any Security Interest or other rights or claim payment

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from any other person before claiming from it under this Debenture. This waiver applies irrespective of any applicable law and regulation or any provision of any Loan Document to the contrary.

17.5	Discretion in enforcement

Until the Discharge Date, the French Administrative Agent or any Receiver may:
(a)	refrain from applying or enforcing any other monies, Security Interests or other rights held or received by it in respect of the Secured Liabilities or apply and enforce them in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise) and the English Chargor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from the English Chargor or on account of the Secured Liabilities.
17.6	Subsequent Security Interests

At any time following:
(a)	the French Administrative Agent or any other Secured Party’s receipt of notice (either actual or constructive) of any subsequent Security Interest affecting the Secured Assets other than as permitted under the Loan Documents;

(b)	the Insolvency (except for any solvent liquidation, reconstruction, reorganisation, scheme of arrangement or other analogous proceeding) of the English Chargor; or

(c)	any disposal of all or any of the Secured Assets in breach of Clause 6.2 (No disposals), any Secured Party may open a new account or accounts in the name of the English Chargor (whether or not it permits any existing account to continue). If a Secured Party does not open such a new account, it shall nevertheless be treated as if it had done so at the time when the notice was received or was deemed to have been received or, as the case may be, the Insolvency commenced or the assignment or transfer occurred and from that time all payments made by the English Chargor to, the Secured Party or received by the Secured Party for the account of the English Chargor shall be credited or treated as having been credited to the new account and shall not operate to reduce the amount secured by this Debenture at the time when the Secured Party received or was deemed to have received that notice or, as the case may be, the Insolvency commenced or the assignment or transfer occurred.

18.	POWER OF ATTORNEY

18.1	Appointment

The English Chargor irrevocably and by way of security appoints the French Administrative Agent and any Receiver and every delegate referred to in Clause 12.4 (Delegation) and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf

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and as its act and deed to execute, deliver and perfect all Instruments and other documents and do any other acts and things which may be required or which the attorney may consider desirable:
(a)	to carry out any obligation imposed on it by this Debenture which the English Chargor has failed to perform promptly following a request to do so from the French Administrative Agent or any Receiver;

(b)	if an Enforcement Event has occurred and is continuing unremedied and unwaived, to carry into effect any disposal or other dealing by the French Administrative Agent or any Receiver;

(c)	if an Enforcement Event has occurred and is continuing unremedied and unwaived, to convey or transfer any right in land or any other asset;

(d)	if an Enforcement Event has occurred and is continuing unremedied and unwaived, to get in the Secured Assets; and

(e)	generally to enable the French Administrative Agent and any Receiver to exercise the respective rights conferred on them by this Debenture or by applicable law and regulation, and the English Chargor undertakes to ratify and confirm all acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the French Administrative Agent under this Debenture.

18.2	Irrevocable power

The English Chargor acknowledges that each power of attorney granted by Clause 18.1 is granted irrevocably and for value as part of this Security to secure a proprietary interest of, and the performance of obligations owed to, the donee within the meaning of s4 Powers of Attorney Act 1971.

19.	RELEASE AND RETENTION OF SECURITY

19.1	Release of Security
(a)	On the Discharge Date, the Security Interests granted by this Debenture shall automatically be discharged and released and all rights to the Secured Assets as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the English Chargor.

(b)	At any time before the Discharge Date, the French Administrative Agent may, at the written request of the English Chargor or the Parent;
(i)	release any Secured Interests (but not over all or substantially all the Secured Assets) with the prior written consent of the Required Lenders; or

(ii)	release all or substantially all the Security Interests with the prior written consent of all the Lenders. The release of any Security

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Interests shall be at all times without recourse, representation or warranty and be subject to the terms of the Credit Agreement and upon such release, the French Administrative Agent shall promptly return to the English Chargor, at the English Chargor’s expense, such of the Secured Assets as have been released and which are held by the French Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and promptly execute any documents and take any other action, including the return of any share certificates or other documents of title reasonably necessary thereto.
Any release or discharge of this Security or re-assignment shall under this paragraph (b) not release or discharge the English Chargor from any liability to the French Administrative Agent or any other Secured Party for the Secured Liabilities or any other monies which exists independently of this Debenture.

(c)	Upon any sale or other transfer by the English Chargor of any Secured Assets (as is permitted under the Credit Agreement to any Person) the Security created by this Debenture in such assets shall be automatically released and the French Administrative Agent shall, at the request and cost of the English Chargor, promptly on completion of such disposal or transfer execute any documents and take any other action reasonably necessary (including the return of any share certificates or other documents of title to the English Chargor) to release the English Chargor from the Security created by this Debenture and re-assign all of the Secured Assets that are subject to such disposal, provided that any release and re-assignment shall only be granted if no Enforcement Event has occurred which is continuing unremedied and unwaived.

(d)	If the release from the Security created by this Debenture and re-assignment of any of the Secured Assets (the “Relevant Secured Assets”) is necessary to enable the English Chargor to deal with such Relevant Secured Assets in a manner permitted pursuant to the Loan Documents, then the French Administrative Agent shall at the request and cost of the English Chargor execute any document and take any other action, including the return to the English Chargor of any share certificates or other documents of title, reasonably necessary to release and re-assign the Relevant Secured Assets from the Security created under this Debenture, provided that any release and re-assignment shall only be granted if no Enforcement Event has occurred which is continuing unremedied and unwaived.
19.2	Reinstatement
(a)	Any release, settlement, discharge, re-assignment or arrangement (in this Clause 19, a “release”) made by the French Administrative Agent on the faith of any assurance, security or payment shall be conditional on that assurance, security or payment not being avoided, reduced, clawed back or ordered to be repaid under any law relating to Insolvency.

(b)	If any avoidance, reduction or clawback occurs or order is made as referred to in Clause 19.2(a), then the release given by the French Administrative Agent shall have no effect and shall not prejudice the right of the French

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Administrative Agent to enforce this Security in respect of the Secured Liabilities. As between the English Chargor and the French Administrative Agent, this Security shall (notwithstanding the release) be deemed to have remained at all times in effect and held by the French Administrative Agent as security for the Secured Liabilities.
19.3	Retention of security
(a)	If for so long as any assurance, security or payment as is mentioned in Clause 19.2(a) remains in the reasonable opinion of the French Administrative Agent susceptible to being avoided, reduced, clawed back or ordered to be repaid under any law relating to liquidation, bankruptcy or insolvency, the French Administrative Agent may in its absolute discretion retain all or part of its security and other rights under this Debenture as security for the Secured Liabilities after they have been paid and discharged in full.

(b)	If at any time whilst all or part of the rights of the French Administrative Agent under this Debenture are so retained a petition is presented to a competent court for a winding-up order to be made in respect of the English Chargor, steps are taken to wind up the English Chargor voluntarily, an application is made to a competent court for an administration order to be made in respect of the English Chargor, a notice of intention to appoint an administrator to the English Chargor is filed at court or the appointment of an administrator to the English Chargor takes effect, then the French Administrative Agent may continue to retain all or part of this Security, those documents and those other rights for any further period as the French Administrative Agent may in its absolute discretion determine.
20.	PRIOR SECURITY INTERESTS

20.1	Redemption

The French Administrative Agent may at any time:
(a)	redeem, or procure the transfer to itself of, any prior Security Interest other than a Security Interest permitted under the Loan Documents over any Secured Assets; or

(b)	settle and pass the accounts of the holder of any prior Security Interest other than a Security Interest permitted under the Loan Documents. Any accounts so settled and passed shall, except in the case of manifest error, be conclusive and binding on the Chargor.
20.2	Costs of redemption

All principal monies, interest, costs, expenses and other amounts incurred in and incidental to any redemption or transfer under Clause 20.1 shall be paid by the English Chargor to the French Administrative Agent within three Business Days after demand.

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SECTION 6
ADMINISTRATION
21.	CREDIT AGREEMENT PROVISIONS

Sections 1.05 (Currency Translation), 2.16 (Taxes), 5.03 (Existence; Conduct of business) 5.04 (Payments of Obligations), 5.06 (Books; Records; Inspection Rights) 9.02 (Waivers; Amendments), 9.07 (Severability), 9.12 (Confidentiality) and 9.15 (Currency of Payment) of the Credit Agreement shall apply to this Debenture as if they were set out in full again here, as if references to the Agent or the Lenders were to the French Administrative Agent and references to the Borrower were references to the English Chargor and with any other changes which are necessary to fit this context.

22.	COSTS

22.1	Costs and expenses

The English Chargor shall pay to the French Administrative Agent all costs and expenses in accordance with Clause [•] of the Guaranty (French Obligations), together with interest from the date it is incurred or becomes payable up to the date of receipt by the French Administrative Agent (both before and after judgment), accruing on a daily basis under the terms of Section 2.12(d) (Interest) of the Credit Agreement.

22.2	Taxes

The English Chargor shall pay all stamp, registration and other taxes to which this Debenture, this Security or any judgment or order given in connection with this Debenture may at any time be subject and shall within three Business Days after demand indemnify the French Administrative Agent against any Losses resulting from any failure to pay or delay in paying the same.

23.	INDEMNITY

The English Chargor shall indemnify and keep indemnified the French Administrative Agent and every Receiver, attorney, manager, agent, employee or other person appointed by the French Administrative Agent under this Debenture in accordance with Clause [•] of the Guaranty (French Obligations), together with interest from the earlier of the date of demand by the French Administrative Agent and the date of payment up to the date of receipt by the French Administrative Agent (both before and after judgment), accruing on a daily basis under the terms of Section 2.12(d) (Interest) of the Credit Agreement.

24.	TRANSFERS

24.1	French Administrative Agent

The French Administrative Agent may assign any or all of its rights and transfer any or all of its obligations under this Debenture without the consent of the English Chargor being required to a successor appointed pursuant to Paragraph 2.10, Schedule 8 of the Credit Agreement.

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24.2	English Chargor

Subject to the terms of the Loan Documents, the English Chargor may not assign any of its rights or transfer any of its rights or obligations under this Debenture.

25.	COMMUNICATIONS

25.1	Communications in writing

Any communication to be made or provided under or in connection with this Debenture (including any notices, waivers, consents or other documents) shall be made or provided in English and in writing and, unless otherwise stated, may be delivered by fax, post or personal delivery.

25.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication to be made or delivered under or in connection with this Debenture is that identified with its execution of this Debenture at the end of the Schedules or any substitute address, fax number or department or officer as the relevant Party may notify to the other party by not less than 15 Business Days’ notice.

25.3	Delivery
(a)	Any communication made or provided by one Party to another under or in connection with this Debenture will only be effectively made or provided:
(i)	if delivered by fax, when received in legible form; or

(ii)	if delivered by post or personal delivery, when it has been left at the relevant address or (subject to Clause 25.3(b)) five Business Days after being deposited in the post postage prepaid in an envelope addressed to the recipient at that address.
(b)	Any communication to be made or provided to the French Administrative Agent will be effectively made or provided only when actually received by the French Administrative Agent and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 25.2.
26.	CALCULATIONS AND CERTIFICATES

26.1	Accounts

In any litigation or other proceedings arising out of or in connection with this Debenture, the entries made in the accounts maintained by the French Administrative Agent or any other Secured Party are prima facie evidence of the matters to which they relate.

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26.2	Certificates or determinations

Any certificate or determination of the French Administrative Agent as to any matter provided for in this Debenture is, in the absence of manifest or proven error, conclusive evidence of the matters to which it relates.

27.	COUNTERPARTS

This Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures (and if applicable, seals) on the counterparts were on a single copy of this Debenture.

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SECTION 7
GOVERNING LAW AND ENFORCEMENT
28.	GOVERNING LAW

This Debenture and any non-contractual obligations arising out of or in connection with this Debenture are governed by and shall be construed in accordance with, English law.

29.	ENFORCEMENT
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Debenture (including a dispute regarding the existence, validity or termination of this Debenture) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither Party will argue to the contrary.

(c)	This Clause 29 is for the benefit of the French Administrative Agent only. As a result, the French Administrative Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the French Administrative Agent may take concurrent proceedings in any number of jurisdictions.
EXECUTION:
The parties have shown their acceptance of the terms of this Debenture by executing it, in the case of the English Chargor as a deed, at the end of the Schedules.

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SCHEDULE 1 SPECIFIED INVESTMENTS

				Approx
	Company			percentage of
Company	number	Shares held	Class	class held

Resolve Optics Limited	04552334	12	A ordinary shares	21 per cent.

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SCHEDULE 2
NOTICE OF ASSIGNMENT OF INSURANCE
[On English Chargor’s notepaper]
To: [Name and address of insurer]
[Date]
Dear Sirs
Policy number [•]
We give you notice that by a Debenture (the “Debenture”) dated [•] 2010 and entered into by us in favour of [Name of French Administrative Agent] (as French Administrative Agent, as defined in the Debenture), we have assigned all our rights in the insurance policy, brief details of which are set out below (the “Policy”) and all monies which may be payable to or received by us under it.
Please note the following:
(a)	you shall continue to deal with us in relation to the Policy, and pay or release to us all moneys to which we are entitled under the Policy, until you receive written notice to the contrary from the French Administrative Agent. Thereafter, we shall cease to have any right to deal with you in relation to the Policy and from that time you should deal only with the French Administrative Agent;

(b)	following notice from the French Administrative Agent:
(i)	we irrevocably and unconditionally instruct and authorise you (despite any previous instructions which we may have given to the contrary) to pay all monies payable by you to us under the Policy, including the proceeds of all claims, to such bank account as the French Administrative Agent may from time to time specify in writing;

(ii)	all of the powers, discretions, remedies and other rights which would, but for the Debenture, be vested in us under and in respect of the Policy will be exercisable by the French Administrative Agent; and
(c)	we agree that:
(i)	none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the French Administrative Agent’s prior written consent; and

(ii)	you are authorised to disclose any information in relation to the Policy to the French Administrative Agent at the French Administrative Agent’s request.

33

Please acknowledge receipt of this notice, and confirm your agreement to it, by signing the acknowledgement on the enclosed copy letter and returning it to the French Administrative Agent, at [•] marked for the attention of [•], with a copy to us.
This letter is governed by, and shall be construed in accordance with, English law.

34

Yours faithfully

[Name of English Chargor]
By: [Name of signatory]

Details of Policy

Name of insured:	[•]

Nature of policy:	[•]

Policy number:	[•]

Expiry date:	[•]

35

[On copy letter only:]
To:       French Administrative Agent
We acknowledge receipt of a notice dated [•] 2010 addressed to us by [Name of English Chargor] (the “English Chargor”) regarding the Policy (as defined in that notice).
We confirm that:
(a)	we consent to the assignment of the Policy and will comply with the terms of that notice;
(b)	we have not, as at the date of this acknowledgement, received any notice that any third party has or will have any right in, or has made or will be making any claim or demand or taking any action in respect of, the rights of the English Chargor under or in respect of the Policy;
(c)	if the English Chargor is in breach of any of its obligations, express or implied, under the Policy or if any event occurs which would permit us to terminate, cancel or surrender the Policy we will:
(i)	immediately on becoming aware of it, give you written notice of that breach; and

(ii)	accept as an adequate remedy for that breach, performance by you of those obligations within 30 days of that notice;
(d)	we confirm that we shall not exercise any right of combination, consolidation or set-off which we may have in respect of any debt owed to us by the English Chargor.

[Name of insurer]
By: [Name of signatory]
Dated:

36

SCHEDULE 3
NOTICE OF CHARGE
[On English Chargor’s notepaper]
To: [Name and address of other bank]
[Date]
Dear Sirs
Account number: [•]
We refer to Account number: [•] (the “Account”).
We give you notice that by a Debenture (the “Debenture”) dated [•] 2010 and entered into by us in favour of [Name of French Administrative Agent] (as French Administrative Agent, as defined in the Debenture) we have charged all our rights in any credit balances on the Account (the “Balances”) and the indebtedness represented by the Account.
We irrevocably and unconditionally instruct and authorise you (despite any previous instructions which we may have given to the contrary):
(a)	to disclose to the French Administrative Agent (without any reference to or further authority from us and without any enquiry by you as to the justification for the disclosure), any information relating to the Account which the French Administrative Agent may, at any time and from time to time, request;
(b)	at any time and from time to time on receipt by you of any written instruction from the French Administrative Agent, to release any amount of the Balances and to act in accordance with that instruction (without any reference to or further authority from us and without any enquiry by you as to the justification for the instruction or the validity of the same); and
(c)	following the giving of notice by the French Administrative Agent, to comply with the terms of any written notice, statement or instruction in any way relating or purporting to relate to the Account, the Balances or the indebtedness represented by it or them which you may receive at any time and from time to time from the French Administrative Agent (without any reference to or further authority from us and without any enquiry by you as to the justification for the notice, statement or instruction or the validity of it).
We agree that:
(i)	none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the French Administrative Agent’s prior written consent; and
(ii)	you are authorised to disclose any information in relation to the Account to the French Administrative Agent at the French Administrative Agent’s request.

37

Please acknowledge receipt of this notice, and confirm your agreement to it, by signing the acknowledgement on the enclosed copy letter and returning it to the French Administrative Agent at [•] marked for the attention of [•], with a copy to us.
This letter is governed by, and shall be construed in accordance with, English law.
Yours faithfully

[Name of English Chargor]
By: [Name of signatory]

38

[On copy letter only:]
To: French Administrative Agent
We acknowledge receipt of a notice dated [•] 2010 addressed to us by [Name of English Chargor] (the “English Chargor”) regarding Account number: [•] (the “Account”).
We confirm that:
(a)	we consent to the charge of the Account and will comply with the terms of that notice;
(b)	there does not exist in our favour, and we undertake not to create, assert, claim or exercise, any mortgage, fixed or floating charge, assignment or other security interest of any kind or any agreement or arrangement having substantially the same economic or financial effect as any of the above (including any rights of counter-claim, rights of set-off or combination of accounts over or with respect to all or any part of the Account and/or the Balances (as defined in that notice);
(c)	we have not, as at the date of this acknowledgement, received any notice that any third party has or will have any right in, or has made or will be making any claim or demand or taking any action in respect of, the rights of the English Chargor under or in respect of the Account or the Balances; and
(d)	we undertake that, on our becoming aware at any time that any person other than the French Administrative Agent has or will have any right in, or has made or will be making any claim or demand or taking any action in respect of the Account or the Balances, we will immediately give written notice of that to the French Administrative Agent.

for and on behalf of
[Name of bank]
By: [Name of signatory]
Dated:

39

EXECUTION of the Debenture:

The English Chargor

SIGNED as a deed by [•], Director, and	)
[•], [Director/Secretary], duly authorised	)
for and on behalf of MIRION	)
TECHNOLOGIES (IST) LIMITED:

Address:

Facsimile no:

Electronic mail address:

For the attention of:

The French Administrative Agent

SIGNED as a deed by [•], Director, and	)
[•], [Director/Secretary], duly authorised	)
for and on behalf of J.P. MORGAN	)
EUROPE LIMITED:

Address:

Facsimile no:

Electronic mail address:

For the attention of:

40

GENERAL SECURITY AGREEMENT
This General Security Agreement is made as of [ ], 2010.

TO:	Name:	J.P. MORGAN EUROPE LIMITED, in its capacity as French Administrative Agent for the French Term Lenders

	Address:	125 London Wall, London
EC2Y 5AJ, United Kingdom

	Attention:	Alistair A. Stevenson

	Facsimile:	[CREDITOR’S FAX NUMBER]
	E-mail:	[CREDITOR’S E-MAIL]
RECITALS:
A. Mirion Technologies, Inc., Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as Borrowers, the Lenders party thereto, JPMorgan Chase Bank, National Association, as Domestic Administrative Agent and J.P. Morgan Europe Limited, as French Administrative Agent (the “Creditor”), and together with the Domestic Administrative Agent, the “Administrative Agents”) have entered into a credit agreement dated as [___], 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).
B. Pursuant to the terms of the Credit Agreement, each French Term Lender agrees to make French Term Loans to Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS (together, the “French Borrowers”).
C. Mirion Technologies (IST Canada) Inc. (the “Debtor”), an Affiliate of each of the French Borrowers, has agreed to guarantee the Obligations of the French Borrowers under the Credit Agreement and to grant to the Creditor the Security Interests in respect of the Collateral in accordance with the terms of this Agreement.
     For good and valuable consideration, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor agrees with and in favour of the Creditor (in its capacity as French Administrative Agent for the French Term Lenders) as follows:
1. Definitions. In this Agreement capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement, and the following terms have the following meanings:
“Accessions”, “Account”, “Chattel Paper”, “Certificated Security”, “Consumer Goods”, “Document of Title”, “Equipment”, “Futures Account”, “Futures Contract”, “Futures Intermediary”, “Goods”, “Instrument”, “Intangible”, “Inventory”, “Investment Property”, “Money”, “Proceeds”, “Securities Account”, “Securities Intermediary”, “Security”,

“Security Certificate”, “Security Entitlement”, and “Uncertificated Security” have the meanings given to them in the PPSA.
“Agreement” means this agreement, including the schedules and recitals to this agreement, as it or they may be amended, supplemented, restated, replaced or otherwise modified from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.
“Books and Records” means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Personal Property of the Debtor which are at any time owned by the Debtor.
“Collateral” means all of the present and future:
(a)	undertaking; and

(b)	Personal Property (including any Personal Property that may be described in any schedule to this Agreement or any schedules, documents or listings that the Debtor may from time to time provide to the Creditor in connection with this Agreement), of the Debtor (including Books and Records, Contracts, Intellectual Property Rights and Permits), including any and all such property in which the Debtor now or in the future has any right, title or interest whatsoever, whether now owned or hereafter acquired and wherever located by the Debtor, and all Proceeds thereof.
“Contracts” means all contracts and agreements to which the Debtor is at any time a party or pursuant to which the Debtor has at any time acquired rights, and includes (i) all rights of the Debtor to receive money due and to become due to it in connection with a contract or agreement, (ii) all rights of the Debtor to damages arising out of, or for breach or default in respect of, a contract or agreement, and (iii) all rights of the Debtor to perform and exercise all remedies in connection with a contract or agreement.
“Credit Agreement” has the meaning set out in the recitals hereto.
“Creditor” has the meaning set out in the recitals hereto.
“Debtor” has the meaning set out in the recitals hereto.
“Intellectual Property Rights” means all industrial and intellectual property rights of the Debtor or in which the Debtor has any right, title or interest, including copyrights, patents, inventions (whether or not patented), trade-marks, industrial designs, integrated circuit topographies, know how and trade secrets, registrations and applications for registration for any such industrial and intellectual property rights, and all Contracts related to any such industrial and intellectual property rights.
“Issuer” has the meaning given to that term in the STA.

“Laws” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and “Law” means any one or more of the foregoing.
“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.
“Permits” means all permits, licences, waivers, exemptions, consents, certificates, authorizations, approvals, franchises, rights-of-way, easements and entitlements that the Debtor has to own, possess or operate any of its property or to operate and carry on any part of its business.
“Personal Property” means personal property and includes Accounts, Chattel Paper, Documents of Title, Equipment, Goods, Instruments, Intangibles, Inventory, Investment Property and Money.
“Pledged Certificated Securities” means any and all Collateral that is a Certificated Security.
“Pledged Futures Contracts” means any and all Collateral that is a Futures Contract.
“Pledged Futures Accounts” means any and all Collateral that is a Futures Account.
“Pledged Futures Intermediary” means, at any time, any Person which is at such time a Futures Intermediary at which a Pledged Futures Account is maintained.
“Pledged Futures Intermediary’s Jurisdiction” means, with respect to any Pledged Futures Intermediary, its jurisdiction as determined under section 7.1(4) of the PPSA.
“Pledged Issuer” means, at any time, any Person which is at such time an Issuer with respect to any Pledged Securities or Pledged Security Entitlements.
“Pledged Issuer’s Jurisdiction” means, with respect to any Pledged Issuer, its jurisdiction as determined under section 44 of the STA.
“Pledged Security Certificates” means any and all Security Certificates representing the Pledged Certificated Securities.
“Pledged Securities” means any and all Collateral that is a Security.
“Pledged Securities Accounts” means any and all Collateral that is a Securities Account.

“Pledged Securities Intermediary” means, at any time, any Person which is at such time is a Securities Intermediary at which a Pledged Securities Account is maintained.
“Pledged Securities Intermediary’s Jurisdiction” means, with respect to any Securities Intermediary, its jurisdiction as determined under section 45(2) of the STA.
“Pledged Security Entitlements” means any and all Collateral that is a Security Entitlement.
“Pledged Uncertificated Securities” means any and all Collateral that is an Uncertificated Security.
“PPSA” means the Personal Property Security Act (Ontario), as such legislation may be amended, renamed, replaced or otherwise modified from time to time, and includes all regulations from time to time made under such legislation.
“Receiver” means a receiver, a manager or a receiver and manager.
“Release Date” means the date on which the French Term Loans have been repaid in full and all the Secured Liabilities then due and payable have been paid in full in accordance with the Loan Documents.
“Secured Liabilities” means all Obligations (as defined in the Credit Agreement) of every kind or nature of the Debtor at any time and from time owed to the Creditor and French Term Lenders under the Guaranty (French Obligations).
“Security Interests” means the Liens created by the Debtor in favour of the Creditor under this Agreement.
“STA” means the Securities Transfer Act (Ontario), as such legislation may be amended, renamed, replaced or otherwise modified from time to time, and includes all regulations from time to time made under such legislation.
“Subsidiary” means “subsidiary” as defined in the Credit Agreement.
“ULC” means an Issuer that is an unlimited company or unlimited liability company.
“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future Laws governing ULCs.
“ULC Shares” means shares or other equity interests in the capital stock of a ULC.
2. Grant of Security Interests. As general and continuing collateral security for the Secured Liabilities, the Debtor pledges and charges to the Creditor, and grants to the Creditor a security interest in, the Collateral.
3. Limitations on Grant of Security Interests. If the grant of the Security Interests in respect of any Contract, Intellectual Property Right or Permit under Section 2 would result in the termination or breach of such Contract, Intellectual Property Right or Permit or is otherwise prohibited or ineffective (whether by the terms thereof or under applicable Law), then such Contract, Intellectual Property Right or Permit will not be subject to the Security Interests but will be held in trust by the Debtor for the benefit of the Creditor and, on the exercise by the Creditor of any of its rights or remedies under this Agreement following an Event of Default will be assigned by the Debtor as directed by the Creditor; provided that: (a) the Security Interests shall attach to such Contract, Intellectual Property Right or Permit, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied, and (b) if a term in a Contract that prohibits or restricts the grant of the Security Interests in the whole of an Account or Chattel Paper forming part of the Collateral is unenforceable against the Creditor under applicable Law, then the exclusion from the Security Interests set out above shall not apply to such Account or Chattel Paper. In addition, the Security Interests do not attach to Consumer Goods. For greater certainty, no Intellectual Property Right in any trade-mark, get-up or trade dress is presently assigned to the Creditor by sole virtue of the grant of the Security Interests contained in Section 2.
4. Attachment; No Obligation to Advance. The Debtor confirms that value has been given by the Creditor to the Debtor, that the Debtor has rights in the Collateral existing at the date of this Agreement and that the Debtor and the Creditor have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral. The Security Interests will have effect and be deemed to be effective whether or not the Secured Liabilities or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution and delivery of this Agreement nor the provision of any financial accommodation by the Creditor shall oblige the Creditor to make any financial accommodation or further financial accommodation available to the Debtor or any other Person.
5. Representations and Warranties. The Debtor represents and warrants to the Creditor that, as of the date of this Agreement:
(a)	Debtor Information. All of the information set out in Schedule A is accurate and complete as of the date hereof.

(b)	Title; No Other Security Interests. Except for Liens permitted under the Credit Agreement, the Debtor is the legal and beneficial owner in the Collateral free and clear of any Liens. No security agreement, financing statement or other notice with respect to any or all of the Collateral is on file or on record in any public office, except as may have been filed in favour of the Creditor relating to this Agreement or any other Loan Document and except for filings with respect to Liens permitted under the Credit Agreement.

(c)	Deposit Accounts. All deposit accounts maintained by the Debtor with any bank or any other financial institution as of the date hereof are listed on Schedule A hereto.

(d)	Authority. The Debtor has the corporate power and due authorization to grant to the Creditor the Security Interests and to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance does not contravene any of the Debtor’s Organizational Documents or any indenture, agreement or instrument to which the Debtor is a party or by which the Debtor or any of the Collateral is bound.

(e)	Consents. Except for any consent that has been obtained and is in full force and effect or those consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect, no consent of any Person (including any counterparty in respect of any Contract, any account debtor in respect of any Account, or any Governmental Authority in respect of any Permit) is required for the execution, delivery, performance and enforcement of this Agreement (this representation being given without reference to the exclusions contained in Section 3). For the purposes of complying with any transfer restrictions contained in the Organizational Documents of any Pledged Issuer, the Debtor hereby irrevocably consents to any transfer of the Pledged Securities of such Pledged Issuer.
(f)	Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Debtor and is a valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, subject to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar Laws generally affecting the enforcement of creditors’ rights, and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.
(g)	Intellectual Property Rights. All Canadian registered Intellectual Property Rights of the Debtor as of the date hereof is listed on Schedule A hereto. To the best of the Debtor’s knowledge, each Intellectual Property Right material to the operations of the Debtor is validly subsisting and is presently in good standing.
(h)	Partnerships, Limited Liability Companies. The terms of any interest in a partnership or limited liability company that is Collateral expressly provide that such interest is a “security” for the purposes of the STA.
(i)	Due Authorization. All shares of capital stock included as Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable.
(j)	Ownership of Pledged Securities. All Pledged Securities owned by the Debtor is owned by it free and clear of any Lien other than (i) the Security Interests and (ii) any inchoate tax liens.
(k)	No Required Disposition. There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the Debtor would be required to sell or otherwise dispose of any Pledged Securities or under which any Pledged Issuer thereof has any obligation to issue any Securities of such Pledged Issuer to any Person.

6. Survival of Representations and Warranties. All representations and warranties made by the Debtor in this Agreement will be considered to have been relied on by the Creditor.
7. Covenants. The Debtor covenants and agrees with the Creditor that:
(a)	Further Documentation. The Debtor will from time to time, at the expense of the Debtor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Creditor may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests). The Debtor acknowledges that this Agreement has been prepared based on the existing Laws in the Province of Ontario and that a change in such Laws, or the Laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Debtor agrees that the Creditor will have the right to require that this Agreement be amended, supplemented, restated, replaced or otherwise modified and that the Debtor will immediately on request by the Creditor authorize, execute and deliver any such amendment, supplement, restatement or replacement (i) to reflect any changes in such Laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if the Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Creditor Liens similar to, and having the same effect as, the Security Interests.

(b)	Limitations on Other Liens. Except as otherwise permitted under the Credit Agreement, the Debtor will not create, incur or suffer to exist any and all Liens in and other claims affecting the Collateral, except for the Security Interests created under this Agreement and other Liens permitted under the Credit Agreement.

(c)	Limitations on Dispositions of Collateral. Except as otherwise permitted under the Credit Agreement, the Debtor will not, without the Creditor’s prior written consent, sell, lease or otherwise dispose of any of the Collateral, except that Inventory may be sold, leased or otherwise disposed of and, subject to the terms of this Agreement, Accounts may be collected, in either case in the ordinary course of the Debtor’s business. Following an Event of Default, all Proceeds of the Collateral (including all amounts received in respect of Accounts) received by or on behalf of the Debtor, whether or not arising in the ordinary course of the Debtor’s business, will be received by the Debtor as trustee for the Creditor and will be immediately paid to the Creditor.

(d)	Limitations on Discounts, Compromises, Extensions of Accounts. Except as otherwise provided in this subsection 7(d), the Debtor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due under the Accounts and, prior to the occurrence of an Event of Default, the Debtor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Person liable for the payment of any Account, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Debtor may take (and, upon the occurrence and during the continuation of an Event of Default, at the Creditor’s direction, shall take) such commercially reasonable actions as the Debtor or the Creditor may deem necessary or advisable to enforce collection of the Accounts.

(e)	Maintenance of Collateral. The Debtor will maintain all tangible Collateral in good operating condition, ordinary wear and tear excepted, and the Debtor will provide all maintenance, service and repairs necessary for such purpose. Except as permitted under the Credit Agreement, the Debtor shall maintain in good standing all registrations and applications with respect to the Intellectual Property Rights except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect.
(f)	Insurance. The Debtor will keep the Equipment and Inventory insured with financially sound and reputable companies in such amounts, against such risks and in such form as is consistent with past practice and as are customarily insured against by Persons carrying on similar businesses or owning similar property within the vicinity in which the Debtor’s applicable business or property is located. The applicable insurance policies will (i) provide that no cancellation, material reduction in amount or material change in coverage will be effective until at least 30 days after receipt of written notice thereof by the Creditor, and (ii) name the Creditor as loss payee as its interest may appear. The Debtor will, from time to time at the Creditor’s request, deliver the applicable insurance policies (or satisfactory evidence of such policies) to the Creditor. Neither the Creditor nor its correspondents or its agents will be responsible for the character, adequacy, validity or genuineness of any insurance, the solvency of any insurer, or any other risk connected with insurance.
(g)	Further Identification of Collateral. The Debtor will promptly furnish to the Creditor such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Creditor may from time to time reasonably request.
(h)	Agreements re Intellectual Property Rights. Promptly upon request from time to time by the Creditor, the Debtor will authorize, execute and deliver any and all agreements, instruments, documents and papers that the Creditor may request to evidence the Security Interests in any Intellectual Property Rights and, where applicable, the goodwill of the business of the Debtor connected with the use of, and symbolized by, any such Intellectual Property Rights.
(i)	Instruments; Documents of Title; Chattel Paper. The Debtor will deliver to the Creditor, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Creditor may reasonably request, any and all Instruments, Documents of Title and Chattel Paper in an amount in excess of 10,000 Canadian dollars included in or relating to the Collateral.

(j)	Pledged Certificated Securities. The Debtor will deliver to the Creditor any and all Pledged Security Certificates and other materials as may be required from time to time to provide the Creditor with control over all Pledged Certificated Securities in the manner provided under section 23 of the STA. At the request of the Creditor, the Debtor will cause all Pledged Security Certificates to be registered in the name of the Creditor or its nominee.
(k)	Pledged Uncertificated Securities. The Debtor will deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Uncertificated Securities in the manner provided under section 24 of the STA.
(l)	Pledged Security Entitlements. The Debtor will deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Security Entitlements in the manner provided under section 25 or 26 of the STA.
(m)	Pledged Futures Contracts. The Debtor will deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Futures Contracts in the manner provided under subsection 1(2) of the PPSA.
(n)	Partnerships, Limited Liability Companies. The Debtor will ensure that the terms of any interest in a partnership or limited liability company that is Collateral will expressly provide that such interest is a “security” for the purposes of the STA.
(o)	Transfer Restrictions. If the constating documents of any Pledged Issuer (other than a ULC) restrict the transfer of the Securities of such Pledged Issuer, then the Debtor will use commercially reasonable efforts to deliver to the Creditor a certified copy of a resolution of the directors, shareholders, unitholders or partners of such Pledged Issuer, as applicable, consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Collateral by the Creditor upon a realization on the Security Interests.
(p)	Notices. The Debtor will advise the Creditor promptly, in reasonable detail, of any:
(i)	change in the location of the jurisdiction of incorporation or amalgamation, chief executive office or domicile of the Debtor;

(ii)	change in the name of the Debtor;

(iii)	merger, consolidation or amalgamation of the Debtor with any other Person;

(iv)	additional jurisdiction in which the Debtor carries on business or has tangible Personal Property;

(v)	acquisition of any Intellectual Property Rights which are the subject of a registration or application with any governmental intellectual property or other governing body or registry, or which are material to the Debtor’s business;

(vi)	acquisition of any Instrument, Document of Title or Chattel Paper in an amount exceeding 10,000 Canadian dollars;

(vii)	creation or acquisition of any Subsidiary of the Debtor; or

(viii)	Lien (other than Liens permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral.
The Debtor will not effect or permit any of the changes referred to in clauses (i) through (vi) above unless all filings have been made and all other actions taken that are required in order for the Creditor to continue at all times following such change to have a valid and perfected Security Interest with the required priority in respect of all of the Collateral.
8. Voting Rights. Unless an Event of Default has occurred and is continuing, the Debtor will be entitled to exercise all voting power from time to time exercisable in respect of the Pledged Securities and Pledged Security Entitlements and give consents, waivers and ratifications in respect thereof; provided, however, that no vote will be cast or consent, waiver or ratification given or action taken which would be, or would have a reasonably likelihood of being, materially prejudicial to the interests of the Creditor or which would have the effect of materially reducing the value of the Collateral as security for the Secured Liabilities or imposing any restriction on the transferability of any of the Collateral. Unless an Event of Default has occurred and is continuing the Creditor shall, from time to time at the request and expense of the Debtor, execute or cause to be executed, in respect of all Pledged Securities that are registered in the name of the Creditor or its nominee, valid proxies appointing the Debtor as its (or its nominee’s) proxy to attend, vote and act for and on behalf of the Creditor or such nominee, as the case may be, at any and all meetings of the applicable Pledged Issuer’s shareholders or debt holders, all Pledged Securities that are registered in the name of the Creditor or such nominee, as the case may be, and to execute and deliver, consent to or approve or disapprove of or withhold consent to any resolutions in writing of shareholders or debt holders of the applicable Pledged Issuer for and on behalf of the Creditor or such nominee, as the case may be. Immediately upon the occurrence and during the continuance of any Event of Default, all such rights of the Debtor to vote and give consents, waivers and ratifications will cease and the Creditor or its nominee will be entitled to exercise all such voting rights and to give all such consents, waivers and ratifications.
9. Dividends; Interest. Unless an Event of Default has occurred and is continuing, the Debtor will be entitled to receive any and all cash dividends, interest, principal payments and other forms of cash distribution on the Pledged Securities or Pledged Security Entitlements

which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or in respect of the Pledged Securities or Pledged Security Entitlements, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any Pledged Issuer or received in exchange for the Pledged Securities, Pledged Security Entitlements or any part thereof or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of property to which any Pledged Issuer may be a party or otherwise, and any and all cash and other property received in exchange for any Pledged Securities or Pledged Security Entitlements will be and become part of the Collateral subject to the Security Interests and, if received by the Debtor, will forthwith be delivered to the Creditor or its nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers of attorney executed by the Debtor in accordance with the Creditor’s instructions) to be held subject to the terms of this Agreement; and if any of the Pledged Security Certificates have been registered in the name of the Creditor or its nominee, the Creditor will execute and deliver (or cause to be executed and delivered) to the Debtor all such dividend orders and other instruments as the Debtor may request for the purpose of enabling the Debtor to receive the dividends, distributions or other payments which the Debtor is authorized to receive and retain pursuant to this Section. If an Event of Default has occurred and is continuing, all rights of the Debtor pursuant to this Section will cease and the Creditor will have the sole and exclusive right and authority to receive and retain the cash dividends, interest, principal payments and other forms of cash distribution which the Debtor would otherwise be authorized to retain pursuant to this Section. Any money and other property paid over to or received by the Creditor pursuant to the provisions of this Section will, if an Event of Default has occurred and is continuing, be retained by the Creditor as additional Collateral hereunder and be applied in accordance with the provisions of this Agreement.
10. Rights on Event of Default. If an Event of Default has occurred and is continuing the Creditor, in addition to any rights now or hereafter existing under applicable Law may, personally or by agent, at such time or times as the Creditor in its discretion may determine, do any one or more of the following:
(a)	Rights under PPSA, etc. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Creditor by contract, at law or in equity.

(b)	Demand Possession. Demand possession of any or all of the Collateral, in which event the Debtor will, at the expense of the Debtor, immediately cause the Collateral designated by the Creditor to be assembled and made available and/or delivered to the Creditor at any place designated by the Creditor.

(c)	Take Possession. Enter on any premises where any Collateral is located and take possession of, disable or remove such Collateral.

(d)	Deal with Collateral. Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Creditor may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person in respect of any of the Collateral.

(e)	Carry on Business. Carry on, or concur in the carrying on of, any or all of the business or undertaking of the Debtor and enter on, occupy and use (without charge by the Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, the Debtor.
(f)	Enforce Collateral. Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Creditor deems advisable.
(g)	Dispose of Collateral. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker’s board or office of the Creditor or elsewhere, with or without advertising or other formality, except as required by applicable Law, on such terms and conditions as the Creditor may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.
(h)	Court-Approved Disposition of Collateral. Obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral.
(i)	Purchase by Creditor. At any public sale, and to the extent permitted by Law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain, sell or otherwise dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention, sale or other disposition, except as required by Law. In any such sale to the Creditor, the Creditor may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for any or all of the Secured Liabilities then due and payable to it as a credit against the purchase price.
(j)	Collect Accounts. Upon written notice to the Debtor of its intention to do so, notify (whether in its own name or in the name of the Debtor) the account debtors under any Accounts of the Debtor of the assignment of such Accounts to the Creditor and direct such account debtors to make payment of all amounts due or to become due to the Debtor in respect of such Accounts directly to the Creditor and, upon such notification and at the expense of the Debtor, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of such Accounts, in the same manner and to the same extent as the Debtor might have done.
(k)	Transfer of Collateral. Transfer any Collateral that is Investment Property into the name of the Creditor or its nominee.
(l)	Voting. Vote any or all of the Pledged Securities (whether or not transferred to the Creditor or its nominee) and Pledged Security Entitlements and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof.

(m)	Exercise Other Rights. Exercise any and all rights, privileges, entitlements and options pertaining to any Collateral that is Investment Property as if the Creditor were the absolute owner of such Investment Property.

(n)	Dealing with Contracts and Permits. Deal with any and all Contracts and Permits to the same extent as the Debtor might (including the enforcement, realization, sale, assignment, transfer and requirement for continued performance), all on such terms and conditions and at such time or times as may seem advisable to the Creditor.

(o)	Payment of Liabilities. Pay any liability secured by any Lien against any Collateral. The Debtor will immediately on demand reimburse the Creditor for all such payments and, until paid, any such reimbursement obligation shall form part of the Secured Liabilities and shall be secured by the Security Interests.

(p)	Appoint Receiver. Appoint by instrument in writing one or more Receivers of the Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Creditor under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable Law, any Receiver appointed by the Creditor will (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of the Debtor and not of the Creditor.

(q)	Court-Appointed Receiver. Obtain from any court of competent jurisdiction an order for the appointment of a Receiver of the Debtor or of any or all of the Collateral.

(r)	Consultants. Require the Debtor to engage a consultant of the Creditor’s choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of the Debtor and its agents and employees, including unrestricted access to the premises of the Debtor and the Books and Records; all reasonable fees and expenses of such consultant shall be for the account of the Debtor and the Debtor hereby authorizes any such consultant to report directly to the Creditor and to disclose to the Creditor any and all information obtained in the course of such consultant’s employment.
The Creditor may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable Law) to or on the Debtor or any other Person, and the Debtor hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable Law. None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. The Debtor acknowledges and agrees that any action taken by the Creditor hereunder following the occurrence and during the continuance of an Event of Default shall not be rendered invalid or ineffective as a result of the curing of the Event of Default on which such action was based.

11. Realization Standards. To the extent that applicable Law imposes duties on the Creditor to exercise remedies in a commercially reasonable manner and without prejudice to the ability of the Creditor to dispose of the Collateral in any such manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Creditor to (or not to) (a) incur reasonable expenses to prepare the Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) fail to obtain third party consents for access to the Collateral to be disposed of, (c) fail to exercise collection remedies against account debtors or other Persons obligated on the Collateral or to remove Liens against the Collateral, (d) exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) dispose of Collateral by way of public auction, public tender or private contract, with or without advertising and without any other formality, (f) contact other Persons, whether or not in the same business of the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature or an upset or reserve bid or price is established, (h) dispose of the Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Creditor against risks of loss, collection or disposition of the Collateral or to provide to the Creditor a guaranteed return from the collection or disposition of the Collateral, (l) the extent deemed appropriate by the Creditor, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Creditor in the collection or disposition of any of the Collateral, (m) dispose of Collateral in whole or in part, (n) to dispose of Collateral to a customer of the Creditor, and (o) establish an upset or reserve bid price in respect of Collateral.
12. Grant of Licence. For the purpose of enabling the Creditor to exercise its rights and remedies under this Agreement upon the occurrence and during the continuation of an Event of Default when the Creditor is entitled to exercise such rights and remedies, and for no other purpose, the Debtor grants to the Creditor an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to the Debtor) to use, assign or sublicense any or all of the Intellectual Property Rights, including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of the same. For any trade-marks, get-up and trade dress and other business indicia, such licence includes an obligation on the part of the Creditor to maintain the standards of quality maintained by the Debtor or, in the case of trade-marks, get-up and trade dress or other business indicia licensed to the Debtor, the standards of quality imposed upon the Debtor by the relevant licence. For copyright works, such licence shall include the benefit of any waivers of moral rights and similar rights.
13. Securities Laws. The Creditor is authorized, in connection with any offer or sale of any Pledged Securities or Pledged Security Entitlements, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable Law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Securities. In addition to and without limiting Section 11, the Debtor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Creditor will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that such Pledged Securities or Pledged Security Entitlements are sold in compliance with any such limitation or restriction. If the Creditor chooses to exercise its right to sell any or all Pledged Securities or Pledged Security Entitlements, upon written request, the Debtor will cause each applicable Pledged Issuer to furnish to the Creditor all such information as the Creditor may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Creditor in exempt transactions under any Laws governing securities, and the rules and regulations of any applicable securities regulatory body thereunder, as the same are from time to time in effect.
14. ULC Shares. The Debtor acknowledges that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of Creditor and the Debtor that the Creditor should not under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document, where the Debtor is the registered owner of ULC Shares which are Collateral, the Debtor will remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Creditor or any other Person on the books and records of the applicable ULC. Accordingly, the Debtor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of Pledged Security Certificates, which shall be delivered to the Creditor to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as the Debtor would if such ULC Shares were not pledged to the Creditor pursuant hereto. Nothing in this Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Agreement, the Credit Agreement or any other Loan Document shall, constitute the Creditor or any Person other than the Debtor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to the Debtor and further steps are taken pursuant hereto or thereto so as to register the Creditor or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Creditor as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares. Except upon the exercise of rights of the Creditor to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Debtor shall not cause or permit, or enable a Pledged Issuer that is a ULC to cause or permit, the Creditor to: (a) be registered as a shareholder or member of such Pledged Issuer; (b) have any notation entered in their favour in the share register of such Pledged Issuer; (c) be held out as shareholders or members of such Pledged Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Pledged Issuer by reason of the Creditor holding the Security Interests over the ULC Shares; or (e) act as a shareholder of such Pledged Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Pledged Issuer or to vote its ULC Shares.
15. Application of Proceeds. If an Event of Default shall have occurred and be continuing, all Proceeds of Collateral received by the Creditor and French Term Lender or a Receiver may be applied to discharge or satisfy any expenses (including the Receiver’s remuneration and other expenses of enforcing the Creditor’s rights under this Agreement), Liens on the Collateral in favour of Persons other than the Creditor, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Creditor or the Receiver to protect, preserve, repair, process, maintain or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Liens on the Collateral ranking in priority to any of the Security Interests, or to sell, lease or otherwise dispose of the Collateral. If an Event of Default shall have occurred and be continuing, the balance of such Proceeds may, at the sole discretion of the Creditor, be held as collateral security for the Secured Liabilities or be applied to such of the Secured Liabilities (whether or not the same are due and payable) in such manner and at such times as the Creditor considers appropriate and thereafter will be accounted for as required by Law.
16. Continuing Liability of Debtor. The Debtor will remain liable for any Secured Liabilities that are outstanding following realization of all or any part of the Collateral and the application of the Proceeds thereof.
17. Creditor’s Appointment as Attorney-in-Fact. Effective upon the occurrence and during the continuance of an Event of Default, the Debtor constitutes and appoints the Creditor and any officer or agent of the Creditor, with full power of substitution, as the Debtor’s true and lawful attorney-in-fact with full power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Creditor’s discretion, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney, may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the effect of this Section, the Debtor grants the Creditor an irrevocable proxy to vote the Pledged Securities and Pledged Security Entitlements and to exercise all other rights, powers, privileges and remedies to which a holder thereof would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities or Pledged Security Entitlements on the books and records of a Pledged Issuer or Pledged Securities Intermediary, as applicable), upon the occurrence of an Event of Default. These powers are coupled with an interest and are irrevocable until the Release Date. Nothing in this Section affects the right of the Creditor as secured party or any other Person on the Creditor’s behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification statements and other documents relating to the Collateral and this Agreement as the Creditor or such other Person considers appropriate. The Debtor hereby ratifies and confirms, and agrees to ratify and confirm, whatever lawful acts the Creditor or any of the Creditor’s sub-agents, nominees or attorneys do or purport to do in exercise of the power of attorney granted to the Creditor pursuant to this Section.

18. Performance by Creditor of Debtor’s Obligations. If the Debtor fails to perform or comply with any of the obligations of the Debtor under this Agreement promptly following a request to do so from the Creditor, the Creditor may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The reasonable expenses of the Creditor incurred in connection with any such performance or compliance will be payable by the Debtor to the Creditor immediately on demand, and until paid, any such expenses will form part of the Secured Liabilities and will be secured by the Security Interests.
19. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
20. Rights of Creditor; Limitations on Creditor’s Obligations.
(a)	Limitations on Creditor’s Liability. The Creditor will not be liable to the Debtor or any other Person for any failure or delay in exercising any of the rights of the Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). Neither the Creditor, a Receiver nor any agent of the Creditor (including, in Alberta or British Columbia, any sheriff) is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither the Creditor, any Receiver nor any agent of the Creditor will be liable for any, and the Debtor will bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Creditor, any Receiver or any agent of the Creditor) caused for any reason other than the gross negligence or wilful misconduct of the Creditor, such Receiver or such agent of the Creditor.

(b)	Debtor Remains Liable under Accounts and Contracts. Notwithstanding any provision of this Agreement, the Debtor will remain liable under each of the documents giving rise to the Accounts of the Debtor and under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by the Debtor thereunder, all in accordance with the terms of each such document and Contract. The Creditor will have no obligation or liability under any Account of the Debtor (or any document giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Creditor of any payment relating to such Account or Contract pursuant hereto, and in particular (but without limitation), the Creditor will not be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any Account (or any document giving rise thereto) or under or pursuant to any Contract to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any document giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(c)	Use of Agents. The Creditor may perform any of its rights or duties under this Agreement by or through agents and is entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to its rights and duties under this Agreement.
21. Dealings by Creditor. The Creditor will not be obliged to exhaust its recourse against the Debtor or any other Person or against any other security it may hold in respect of the Secured Liabilities or any part thereof before realizing upon or otherwise dealing with the Collateral in such manner as the Creditor may consider desirable. The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as the Creditor may see fit, all without prejudice to the Secured Liabilities or to the rights and remedies of the Creditor under this Agreement. The powers conferred on the Creditor under this Agreement are solely to protect the interests of the Creditor in the Collateral and will not impose any duty upon the Creditor to exercise any such powers.
22. Communication. Any notice or other communication required or permitted to be given under this Agreement shall be made in accordance with the Credit Agreement, and any notice or other communication to the Debtor shall be sent to the address or telecopy number set out in this Agreement.
23. Release of Information. The Debtor authorizes the Creditor to provide a copy of this Agreement and such other information as may be requested of the Creditor (i) to the extent necessary to enforce the Creditor’s rights, remedies and entitlements under this Agreement, (ii) to any assignee or prospective assignee of all or any part of the Secured Liabilities, and (iii) as required by applicable Law.
24. Termination, Release of Debtor.
(a)	On the Release Date, the security interest granted hereby shall automatically terminate and all rights to the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Debtor.

(b)	At any time before the Release Date, the Creditor may, at the written request of the Debtor, i) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Required Lenders or ii) release all or substantially all the Collateral with the prior written consent of all the Lenders.

(c)	Upon any sale or other transfer by the Debtor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Loan Party, the security interest granted hereby in such Collateral shall be automatically released.

Upon the termination of any such security interest, or upon the Creditor’s release of any of the Collateral pursuant to the Credit Agreement, the Creditor shall promptly return to the Debtor, at the Debtor’s expense, such of the Collateral (and, in the case of a release, such of the released Collateral) held by the Creditor as shall not have been sold or otherwise applied pursuant to the terms hereof. The Creditor will, at the Debtor’s expense, execute and deliver to the Debtor such other documents as the Debtor shall reasonably request to evidence such termination or release, as the case may be.
25. Additional Security. This Agreement is in addition to, and not in substitution of, any and all other security previously or concurrently delivered by the Debtor or any other Person to the Creditor, all of which other security shall remain in full force and effect.
26. Alteration or Waiver. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Creditor. The Creditor will not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Creditor of any right or remedy hereunder on any one occasion will not be construed as a bar to any right or remedy which the Creditor would otherwise have on any future occasion. Neither the taking of any judgment nor the exercise of any power of seizure or sale will extinguish the liability of the Debtor to pay the Secured Liabilities, nor will the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor will the acceptance of any payment or other security constitute or create any novation.
27. Amalgamation. If the Debtor is a corporation, the Debtor acknowledges that if it amalgamates or merges with any other corporation or corporations, then (i) the Collateral and the Security Interests will extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term “Debtor”, where used in this Agreement, will extend to and include the amalgamated corporation, and (iii) the term “Secured Liabilities”, where used in this Agreement, will extend to and include the Secured Liabilities of the amalgamated corporation.
28. Governing Law; Attornment. This Agreement will be governed by and construed in accordance with the Laws of the Province of Ontario. Without prejudice to the ability of the Creditor to enforce this Agreement in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable Law, the Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of Ontario.
29. Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will”

shall be construed to have the same meaning and effect as the word ‘shall”. The word “or” is disjunctive; the word “and” is conjunctive. The word “shall” is mandatory; the word “may” is permissive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set out herein), (b) any reference herein to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Sections and Schedules shall be construed to refer to Sections and Schedules to, this Agreement, Section headings are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Any reference in this Agreement to a Permitted Encumbrance is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Security Interest to any Permitted Encumbrance. In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Agreement.
30. Successors and Assigns. This Agreement will enure to the benefit of, and be binding on, the Debtor and its successors and permitted assigns, and will enure to the benefit of, and be binding on, the Creditor and its successors and assigns. The Debtor may not assign this Agreement, or any of its rights or obligations under this Agreement. The Creditor may assign this Agreement and any of its rights and obligations hereunder to any Person. If the Debtor or the Creditor is an individual, then the term “Debtor” or “Creditor”, as applicable, will also include his or her heirs, administrators and executors.
31. Acknowledgment of Receipt. The Debtor acknowledges receipt of an executed copy of this Agreement.
32. Electronic Signature. Delivery of an executed signature page to this Agreement by the Debtor by facsimile or other electronic form of transmission shall be as effective as delivery by the Debtor of a manually executed copy of this Agreement by the Debtor.
[signatures on the next following page]

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

MIRION TECHNOLOGIES (IST CANADA) INC.

Address:	By:

Name:

Title:

Attention:

Facsimile:

E-mail:

Signature page

SCHEDULE A
DEBTOR INFORMATION

Full legal name: Mirion Technologies (IST Canada) Inc.

Prior names: I&ST Canada Inc.

Predecessor companies: I&ST Canada Inc. and IST Aim Limited

Jurisdiction of incorporation or organization: Ontario

Address of chief executive office:	465 Dobbie Drive Cambridge, Ontario N1R 5X9
Description of all material Permits:
1.	Nuclear Substances and Radiation Devices License issued by the Canadian Nuclear Safety Commission: License Number 03748-1-14.0

2.	Amended Certificate of Approval for Air issued by the Ministry of the Environment of the Province of Ontario: Reference Number 0791-83EK2W

3.	Retail Sales Vendor Permit issued by the Ministry of Revenue of the Province of Ontario: Business Number 122565823TR0001, Vender Permit Number 5299-0664
Subsidiaries of the Debtor: None
Instruments, Documents of Title and Chattel Paper of the Debtor: None
Deposit Accounts:

Bank
			Location	Account
Entity Name	Bank Name	Bank Location City	Country	Number

Mirion Technologies (IST Canada), Inc.	Royal Bank of Canada	Cambridge, ON	Canada	113-104-4

Mirion Technologies (IST Canada), Inc.	Royal Bank of Canada	Cambridge, ON	Canada	402-672-0
Pledged Certificated Securities: None
Pledged Securities Accounts: None

Pledged Uncertificated Securities: None
Pledged Futures Accounts: None
Registered trade-marks and applications for trademark registrations: None
Patents and patent applications: None
Copyright registrations and applications for copyright registrations: None
Industrial designs/registered designs and applications for registered designs: None

GERMAN SHARE PLEDGE AGREEMENT
(Geschäftsanteilsverpfändung)
dated [•] [•] 2010
among
J.P. MORGAN EUROPE LIMITED
as Pledgee
and
MIRION TECHNOLOGIES (SYNODYS) S.A.
as Pledgor

Negotiated at [•] this [•] day of [•] 2010 (two thousand and ten).
Before me, the undersigned Notary Public in the district of the Higher Regional Court (Oberlandesgericht) of [•]
[Name of the Notary Public]
at [•] appeared today:
(1)	[•], born [•],[•],[•] citizen, domiciled at [•],[•], [known by person],

according to his declarations acting not in his own name, but without assuming any personal liability in the name and on behalf of

MIRION TECHNOLOGIES (SYNODYS) S.A. a société anonyme established under the laws of France, having its official seat at Lieu-dit Calés, Route d’Eyguières, 13113 Lamanon, France, registered with the commercial and companies register of Tarascon under number 382 192 102,
- hereinafter referred to as “Pledgor” -
(2)	[•], born [•],[•],[•] citizen, domiciled at [•],[•], [known by person],

according to his/her declarations acting not in his/her own name, but without assuming any personal liability in the name and on behalf of

J.P. MORGAN EUROPE LIMITED, a company with limited liability established under the laws of England, having its official seat at [Trinity Tower, 9 Thomas More Street London, E1W1YN [Drafting Note: pls. confirm]], registered with the [•] under number [•],
- hereinafter referred to as “Pledgee” -
- Pledgor and Pledgee are hereinafter collectively referred to as the “Parties” -
The acting Notary advised the persons appearing that a notary who or whose partners in the law firm have formerly acted as legal advisors to one of the parties involved in the matter to be notarized would not be entitled to take office as a notary in the matter at hand pursuant to “Vorbefassungsverbot” under the German Act of Notarization (§ 3 Sect. 1(7)). The acting Notary states that he himself and his firm have not been involved in the matter at hand in the meaning of said provisions. The Parties hereto confirm such statement of the acting Notary.
The persons appearing requested this notarial deed to be recorded in the English language. The acting Notary Public who is in sufficient command of the English language ascertained that the persons appearing are also in command of the English language. After having been instructed by the acting Notary, the persons appearing waived the right to obtain the assistance of a sworn interpreter and to obtain a certified translation of this notarial deed.
The persons appearing, acting as indicated, declared with request for notarial recording the following:
GERMAN SHARE PLEDGE AGREEMENT
(continued on next page)

THIS GERMAN SHARE PLEDGE AGREEMENT (the “Agreement”) is made the [•] [•] 2010 between:
(1)	J.P. MORGAN EUROPE LIMITED, as pledgee (the “Pledgee”);
(2)	MIRION TECHNOLOGIES (SYNODYS) S.A., as pledgor (the “Pledgor”).
WHEREAS:
(1)	On [•], Mirion Technologies, Inc. (the “Parent”) and, among others, Mirion Technologies (IST France) SAS and the Pledgor as French borrowers (the “French Borrowers”), J.P. Morgan Chase Bank, N.A. as domestic administrative agent (the “Domestic Administrative Agent”), the Pledgee as French administrative agent (the “French Administrative Agent”), and the other lenders from time to time party thereto entered into a credit agreement (as amended and restated from time to time, the “Credit Agreement”).
(2)	The Pledgor is the only shareholder of Mirion Technologies (MGPI H&B) GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, having its registered office at Landsberger Str. 328a, 80687 Munich, Federal Republic of Germany, registered at the local court (Amtsgericht) of Munich under HRB 136707 (the “Company”).
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Agreement:

“Credit Agreement” as defined in the Preamble under (1).

“French Term Loans” mean the term loans made to the French Borrowers under the Credit Agreement.

“Future Shares” as defined in Clause 2.2(a) (Grant of Pledge over future shares).

“Guaranty (French Obligations)” means the guaranty, dated the date hereof, by the Pledgor, the Parent and certain other subsidiaries of the Parent in favor of the Pledgee.

“Letter of Credit” means any letter of credit issued pursuant to the Credit Agreement.

“Parties” as defined in the introductory notes.

“Pledged Shares” as defined in Clause 2.2(c) (Pledge (Verpfändung) of Shares).

“Pledges” as defined in Clause 2.2(c) (Pledge (Verpfändung) of Shares).

“Present Share” means any existing share (Geschäftsanteil) of the Company.

“Secured Obligations” means all present and future obligations of every kind or nature of the Pledgor at any time and from time to time owed to the Pledgee under the Guaranty (French Obligations) or under any swap agreement or cash management agreement, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law by or against the Pledgor, whether or not allowed as a claim in such proceeding and obligations of payment, including (but not limited to), inter alia, claims based on unjustified enrichment (ungerechtfertigte Bereicherung).

1.2	Interpretation of terms

This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

Any reference in this Agreement to:
(a)	an “amendment” includes a supplement, novation, restatement or re-enactment and “amend” and “amended” (or any of their derivative forms) will be construed accordingly;

a “Clause”, a “Subclause” or a “Schedule” is a reference to a Clause or Subclause of, or a Schedule to, this Agreement;

the expressions hereof, herein, hereunder and similar expressions shall be construed as references to this Agreement as a whole and shall not be limited to the particular clause or provision in which the relevant expression appears, and references to this Agreement and all like indications shall include references to this Agreement as supplemented by any other agreement or instrument which amends this Agreement;

“include” or “including” shall be construed without limitation;

“promptly” shall have the same meaning as the German term unverzüglich.

(b)	Where the context so admits, the singular includes the plural and vice versa.

(c)	Section clauses and Schedule headings are for ease of reference only.

(d)	Any reference in this Agreement to a defined document is a reference to that defined document as amended or supplemented from time to time.
2.	PLEDGE (VERPFÄNDUNG) OF SHARES
2.1	Grant of Pledge Present Share
(a)	The Pledgor hereby grants to the Pledgee a first ranking pledge (erstrangiges Pfandrecht) over the Present Share.

(b)	The Pledgee hereby accepts the pledge of the Present Share.
2.2	Grant of Pledge over future shares
(a)	The Pledgor hereby grants to the Pledgee a first-ranking pledge (erstrangiges Pfandrecht) over all new shares issued as a result of a capital increase (the “New Shares”) as well as in the shares the nominal amount of which has been increased as a result of the capital increase (together with the New Shares, the “Future Shares”).

(b)	The Pledgee hereby accepts the pledge of the New Shares and the Future Shares.

(c)	All shares pledged in accordance with Clauses 2.1(a), 2.1(b), 2.2(a) and 2.2(b) shall hereinafter be referred to as the “Pledged Shares”. The pledges in accordance with Clauses 2.1(a), 2.1(b), 2.2(a) and 2.2(b) are hereinafter also referred to as the “Pledges”.
2.3	Transfer of Pledges to a Future Pledgee

For the avoidance of doubt, the Parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of assumption (Vertragsübernahme)) of all or part of the Secured Obligations by the Pledgee to a person replacing the Pledgee as French Administrative Agent under the Credit Agreement.

2.4	Transfer of Secured Obligations to Third Party Obligor

Waiving section 418 of the German Civil Code (Bürgerliches Gesetzbuch — “BGB”), the Parties to this Agreement hereby agree that the security created hereunder shall not be affected by any transfer or assumption of the Secured Obligations to, or by, any third party obligor. The Pledges shall also cover any future extension of the Secured Obligations and the Pledgor herewith expressly agrees that the provisions of Section 1210 para. 1 sentence 2 BGB shall not apply to this Agreement.

2.5	Independence of Pledges

The validity and effect of each of the Pledges created pursuant to Clause 2.1 (Grant of Pledge-Present Share) shall be independent from the validity and effect of any of the other Pledges created pursuant to Clause 2.2 (Grant of Pledge over future shares). Each Pledge shall be separate and individual ranking pari passu with the other Pledges created hereunder.
3.	SCOPE OF THE PLEDGES
3.1	Pledged Rights

The Pledges constituted by this Agreement include the present and future rights to receive:
(a)	dividends, if any, payable on the Pledged Shares;

(b)	liquidation proceeds, consideration for redemption (Einziehungsentgelt), repaid capital in case of a capital decrease, any compensation in case of termination (Kündigung) and/or withdrawal (Austritt) of a shareholder of the Company, the surplus in case of surrender (Preisgabe) and all other pecuniary claims associated with the Pledged Shares; and

(c)	the right of the Pledgor to subscribe for newly issued shares.

Notwithstanding the pledges under (a), (b) and (c), the Pledgor shall be entitled to (i) receive and retain the payments described in (a) and (b) in respect of the Pledged Shares and (ii), subject to Clause 2.2(a) (Grant of Pledge over future shares) subscribe for newly issued shares except upon occurrence and during the continuance of an event which gives the Pledgee, the right to enforce the Pledge constituted hereunder pursuant to Clause 5.1 (Right of realisation).

3.2	Voting Rights

The voting rights attached to the Pledged Shares shall remain with the Pledgor. However, until the full satisfaction of all Secured Obligations or the release of this Pledge, the Pledgor, in exercising its voting rights, shall at all times be required to act in good faith to ensure that neither the existence nor validity of the Pledges or the Pledged Shares are in any way materially adversely affected.
4.	PURPOSE OF THE PLEDGES
 The Pledges shall serve the purpose of securing payment in full of all Secured Obligations.
5.	REALISATION OF THE PLEDGES
5.1	Right of realisation

If and when the requirements set forth in sections 1273 para 2, 1204 et seq. BGB with regard to the enforcement of a pledge are met (Pfandreife), in particular, if any of the Secured Obligations are not paid when due and payable and after the expiry of any applicable grace period, then in order to enforce the Pledge, the Pledgee shall be entitled to enforce the Pledges (verwerten) without the requirement of an enforceable instrument (vollstreckbarer Titel) pursuant to section 1277 BGB and to exercise all other rights and remedies the Pledgee is entitled to under the laws of Germany in case the requirements of the enforcement of a pledge are met (Pfandreife).
5.2	Public auction

The public auction may take place at any place in Germany which will be determined by the Pledgee. The Pledgor hereby expressly agrees that 14 days’ prior written notice to the Pledgor of a public auction within the meaning of section 1234 BGB and the place and time of any such public auction shall, in each case, be sufficient. No further notice shall be required.

5.3	Assistance of Pledgor

Provided that the requirements for enforcement pursuant to Clause 5.1 (Right of realisation) above are met and the Pledgee should seek to enforce the Pledges, the Pledgor shall, at (to the extent commercially reasonable) his own expense, render forthwith all necessary assistance in order to facilitate the prompt sale of the Pledged Shares or any part thereof and/or the exercise by the Pledgee of any other right the Pledgee may have.

5.4	Ancillary rights, subrogation, additional collateral
(a)	Provided that the requirements for enforcement pursuant to Clause 5.1 (Right of realisation) above are met, all dividends and other payments, if any, which have been or will be made to the Pledgor and, as the case may be, all payments based on similar ancillary rights attributed to the Pledged Shares may be applied by the Pledgee in satisfaction in whole or in part of the Secured Obligations notwithstanding the Pledgee’s right to treat such payments as additional collateral.

(b)	In case of enforcement of the Pledges, no rights of the Pledgee shall pass to the Pledgor by subrogation or otherwise unless and until all of the Secured Obligations have been satisfied and discharged in full. Until then, the Pledgee shall be entitled to treat all enforcement proceeds as additional collateral for the Secured Obligations, notwithstanding its right to seek satisfaction from such proceeds at any time.

5.5	Application of proceeds, release of pledges

The proceeds resulting from the enforcement of the Pledges shall be applied in satisfaction of the Secured Obligations. After the complete unconditional, irrevocable and full satisfaction of all Secured Obligations any remaining proceeds resulting from the enforcement of the Pledges (or part thereof) shall be transferred to the Pledgor.

5.6	Selection of Security

The Pledgee may determine which of the security granted under several security agreements entered into in order to secure the Secured Obligations shall be used to satisfy the Secured Obligations.
6. REPRESENTATIONS AND WARRANTIES
The Pledgor makes the representations and warranties set out in this Clause 6 to the Pledgee with respect to itself and to the shares pledged by such Pledgor as of the date of this Agreement.

6.1	Status

The Company is duly incorporated and validly existing under the laws of its jurisdiction of incorporation/formation.

6.2	Title to Present Shares

The Pledgor is the legal and beneficial owner of the Present Shares as set out in the Preamble which are free and clear of all liens, security interests and encumbrances of whatever kind or nature except as permitted by the Pledgee.

6.3	Binding obligations

This Agreement constitutes its legal valid and binding obligations and the Pledges constituted hereunder create valid pledges enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. No consent of a third party is necessary under the Company’s articles of association within the meaning of section 15 para. 5 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung- “GmbHG”).

6.4	Power and authority

The transactions contemplated hereunder are within the Pledgor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Pledgor.

6.5	Contributions

The Present Shares are and the Future Shares will be fully paid in and there is no nor will there be any obligation for a shareholder pursuant to the Company’s articles of association to make additional contributions.

6.6	Participation agreements

There are no silent partnership agreements or similar arrangements by which a third party is entitled to a participation in the profits or revenue of the Company.
7.	UNDERTAKINGS
The Pledgor agrees to be bound by the undertakings set out in this Clause 7.

7.1	Disposition of Pledged Shares
(a)	The Pledgor shall not take, or participate in, any action which results or would reasonably be expected to result in the Pledgor’s loss of ownership of all or part of the Pledged Shares, and any other transaction which would have the same result as a sale, transfer, encumbrance or other disposal of the Pledged Shares or defeat, impair or circumvent the rights of the Pledgee granted pursuant to Clauses 2 and 3 (e.g. the Pledgor shall not amend the articles of association of the Company to the effect that the transferability of the Pledged Shares will be restricted (Vinkulierung)) except (i) as permitted by the Pledgee (which permission may for the avoidance of doubt be granted in the Credit Agreement) and (ii) as long as no right of realisation under Section 5.1 is in effect, the Pledgor may sell, transfer or otherwise dispose of all or substantially all of the Pledged Shares to the Parent or any subsidiary of the Parent so long as such Pledged Shares continue to be subject to a first ranking pledge (erstrangiges Pfandrecht) to the Pledgee and the new shareholder assumes the obligations of the Pledgor as pledgor under this Agreement.

(b)	The Pledgor shall not encumber, permit to subsist, create or agree to create any other security interest or third party right in or over the Pledged Shares, except (i) as permitted in advance by the Pledgee (which permission may for the avoidance of doubt be granted in the Credit Agreement) and (ii) as long as no right of realisation under Section 5.1 is in effect, the Pledgor may sell, transfer or otherwise dispose of all or substantially all of the Pledged Shares to the Parent or any subsidiary of the Parent so long as such Pledged Shares continue to be subject to a first ranking pledge (erstrangiges Pfandrecht) to the Pledgee and the new shareholder assumes the obligations of the Pledgor as pledgor under this Agreement.
7.2	Notification of changes in shareholding

The Pledgor shall promptly notify the Pledgee, in writing of any change in the shareholding in or capital of the Company on any encumbrance over the Pledged Shares (or parts of them) not permitted in advance by the Pledgee .

7.3	Pledgee’s right of participation in shareholders’ meeting

The Pledgee or, as the case may be, its proxy or any other person designated by the Pledgee, shall be allowed to participate in all shareholders’ meetings of the Company as attendants without power to vote.

7.4	Change of address

The Pledgor will furnish to the Pledgee as soon as possible and in any event at least 7 days prior to the occurrence of any change in the address of a Pledgor’s location, notice in writing of such change.

7.5	Subscription of future shares

In the event of any increase in the capital of the Company, the Pledgor shall not allow, without the prior written consent of the Pledgee, any other party, except for the Parent or any subsidiary of the Parent, to subscribe for any future shares if such subscription were to result in a decrease that would lead to the Pledgee holding pledges over less than 100% of the shares in the Company and not defeat, impair or circumvent in any material way the rights of the Pledgee created hereunder.

7.6	Additional declarations

Insofar as additional declarations or actions are necessary for the creation of the Pledges (or any of them) in favour of the Pledgee, the Pledgor shall at the Pledgee’s request make such declarations and undertake such actions at the Pledgor’s costs and expenses.
8.	DURATION AND INDEPENDENCE
8.1	Duration

This Agreement shall remain in full force and effect until the full and complete satisfaction of the Secured Obligations.

8.2	Continuing Security

This Agreement shall create a continuing security and no change or amendment whatsoever to the Credit Agreement or the Guaranty (French Obligations) or to any document or agreement related thereto shall affect the validity or the scope of this Agreement nor the obligations which are imposed on any Pledgor pursuant to it, provided that the obligations secured hereby do not cease to exist.

8.3	Independence

This Agreement is independent from any other security or guaranty which may have been or will be granted to the Pledgee with respect to any of the Secured Obligations. None of such other security granted under the other Security Documents entered into to secure the Secured Obligations shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Agreement.
9.	RELEASE OF SECURITY
9.1	Release of the Pledged Shares
a)	Upon the repayment in full of the French Term Loans and the complete and irrevocable satisfaction of the Secured Obligations then due and payable, the security granted hereby will automatically terminate as a matter of German law, all rights to the Pledged Shares as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the Pledgor and the Pledgee will as soon as reasonably practicable declare the release of the Pledged Shares (Pfandfreigabe) to the Pledgor as a matter of record (der Ordnung halber). For the avoidance of doubt, the Parties are aware that upon full and complete satisfaction of the Secured Obligations the Pledges, due to their accessory nature (Akzessorietät) cease to exist by operation of German mandatory law.

b)	At any time before the security granted hereunder terminates, the Pledgee may, at written request of the Pledgor, (i) release any Pledged Shares (but not all or substantially all the Pledged Shares) with the prior written consent of the required lenders or (ii) release all or substantially all the Pledges Shares with the prior written consent of all the lenders.

c)	The Pledgee will, at the Pledgor’s expense, execute and deliver such other documents as any Pledgor shall reasonably request to evidence the termination of this security or release of any Pledged Shares, as the case may be.
9.2	Security limit

At any time when the total value of the aggregate security granted to secure the Secured Obligations (the “Security”) which can be expected to be realized in the event of an enforcement the Security (realisierbarer Wert) exceeds 110% of the Secured Obligations (the “Limit”) not only temporarily, the Pledgee shall on demand of the Pledgor release such part of the Security (Sicherheitenfreigabe) as the Pledgee may in their reasonable discretion determine so as to reduce the realizable value of the Security to the Limit.
10.	PARTIAL INVALIDITY; WAIVER
10.1	Invalidity

If any provision of this Agreement should be or become invalid or unenforceable in whole or in part, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be deemed replaced by that provision which best meets the intent and the economic purpose of the void or unenforceable provision. This shall also apply to a contractual gap in this Agreement (vertragliche Lücke).

10.2	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Pledgee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.
11.	AMENDMENT, WAIVER
Any changes, amendments, variations or waivers to this Agreement including this Clause 12 shall be made only with the agreement of the Pledgor and the Pledgee in writing, unless notarial form by operation of law is required.
12.	NOTICES
12.1	Communications writing

Any communication in connection with this Agreement must be in writing and, unless otherwise stated, may be given in person, by post or fax.

12.2	Contact details

The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

in case of the Pledgor:

Address:	Mirion Technologies (SYNODYS) S.A.

[•]

[•],[•],

Attention:	[•]

Telephone:	[•]

Fax number:	[•]

E-mail:	[•]

in case of the Company:

Address:	Mirion Technologies (MGPI H&B) GmbH
Landsberger Str. 328a
80687 München

Attention:	[•]

Telephone:	[•]

Fax number:	[•]

E-mail:	[•]

in case of the Pledgee:

Address:	J.P. MORGAN EUROPE LIMITED
[125 London Wall,
London, EC2Y 5AJ] [Drafting Note: pls. confirm]

Attention:	[Alastair A. Stevenson] [Drafting Note pls. confirm]

Telephone:	[•]

Fax number:	[•]

E-mail:	[•]
or any substitute address, fax number, telex number or department or officer as the Party may notify to the Pledgee (or the Pledgee may notify to the Pledgor, if any changes are made by the Pledgee) by not less than 7 days’ notice.
13.	LANGUAGE
(a)	Any notice given in connection with this Agreement must be in English.

(b)	Any other document provided in connection with this Agreement must be:
(i)	in English; or

(ii)	if not in English and if so requested by the Pledgee, accompanied by an English translation. In this case, the English translation will prevail unless the document is a statutory or other official document.

14.	APPPLICABLE LAW; JURISDICTION
14.1	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

14.2	German Courts

Without prejudice to Clause 14.4, the courts of Frankfurt am Main, Germany, shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

14.3	Convenient Forum

The parties agree that the court of Frankfurt am Main, Germany, is the most appropriate and convenient court to settle disputes between them and, accordingly, that they will not argue to the contrary.

14.4	Non-Exclusive Jurisdiction

This Clause is for the benefit of the Pledgee only. As a result the Pledgee shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Pledgee may take concurrent proceedings in any number of jurisdictions.
The Notary advised the persons appearing
that a pledge is a security instrument of strictly accessory nature (which means that it comes into legal existence only if, to the extent that, and as long as, the underlying secured claims do in fact exist, and that the owners of the secured claims and the pledgee must be identical);
that there is no bona fide creation, acquisition nor ranking of a pledge of shares (which means that the pledgee is not protected if the shares purported to be pledged do not exist, have been previously transferred to a third party, or have been previously encumbered for the benefit of a third party); and
that the English original version of this Agreement will not be acceptable for enforcement but will have to be translated, by a certified translator, into German for such purposes.
The persons appearing instructed the Notary to notify the Company of the execution of this notarial deed pursuant to section 1280 of the BGB by delivery of a certified copy of this notarial deed.
IN WITNESS THEREOF this notarial deed has been read aloud to the persons appearing and was confirmed and approved by the persons appearing. The persons appearing then signed this notarial deed. All this was done at the day here below written in the presence of me, the Notary Public, who also signed this notarial deed and affixed my official Seal.
City, this [•] day of month 2010 (two thousand and ten)